As filed with the Securities and Exchange Commission on December 5, 2019

Registration Statement No. 333-234705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBS AG

(Exact Name of Registrant

as Specified in Its Charter)

Switzerland	6021	98-0186363
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial classification Code Number)	(IRS Employer Identification No.)

Bahnhofstrasse 45, CH-8001 Zurich,

Switzerland, +41-44-234 11 11 and

Aeschenvorstadt 1, CH-4051 Basel,

Switzerland, +41-61-288 20 20

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

David Kelly, Esq.

600 Washington Boulevard, Connecticut 06901 • Telephone: 203-719-3000

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

Copies to:

Rebecca J. Simmons, Esq.

Catherine M. Clarkin, Esq.

Sullivan & Cromwell LLP

125 Broad Street • New York, NY 10004-2498 • 212-558-4000

Approximate date of commencement of proposed sale to the public: Upon the settlements of the exchange offers described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933:

Emerging growth company	☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
ETRACS Alerian MLP Index ETN Series B due July 18, 2042	4,200,000 securities	$12.44	$52,248,000	$6,781.79
2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041	1,950,000 securities	$14.50	$28,275,000	$3,670.10
ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041	1,005,000 securities	$20.02	$20,120,100	$2,611.59
ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043	2,450,000 securities	$13.89	$34,030,500	$4,417.16
ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039	651,320 securities	$14.47	$9,424,600.40	$1,223.31
ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040	17,150,000 securities	$17.63	$302,354,500	$39,245.61
ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042	N/A	N/A	N/A	N/A
ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038	2,301,410 securities	$14.12	$32,495,909.20	$4,217.97
Total			$478,948,609.60	$62,167.53

(1)

UBS AG previously registered 19,800,000 securities of ETRACS Alerian MLP Index ETN Series B due July 18, 2042, 13,100,000 securities of 2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041, 4,355,000 securities of ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041, 17,000,000 securities of ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043, 2,788,680 securities of ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039, 51,100,000 securities of ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040, 30,246,500 securities of ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042, and 4,728,590 securities of ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038, with its initial filing of the Form F-4 on November 14, 2019 (File No. 333-234705) (the “Initial Form F-4”). UBS AG is registering herewith an additional number of securities of each series of notes to account for additional Series A ETNs (as defined herein) that may be outstanding prior to the expiration of the exchange offers.

(2)

Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices for the applicable series of Series A securities to be received by the registrant in the exchange offer as reported on NYSE Arca on December 3, 2019.

(3)	Calculated in accordance with Rule 457(f)(1) of the Securities Act.

(4)	UBS AG previously paid $287,931.08 with the Initial Form F-4, and is paying $62,167.53 herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may change. We may not settle the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2019

PRELIMINARY PROSPECTUS

UBS AG

Offers to Exchange

All Outstanding Notes of the Series Specified Below

Final Expiration Date: 5:00 p.m., New York City Time, May 1, 2020, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the eight (8) series of UBS AG Exchange Traded Access Securities (the “ETNs”) described in the below table, which are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A” (collectively, the “Series A ETNs”) co-obligated by UBS AG and UBS Switzerland AG, for the applicable corresponding ETNs which are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” (collectively, the “Series B ETNs”) issued by UBS AG, as sole obligor, as described herein, on a 1-for-1 basis.

Aggregate Number of Securities Outstanding as of December 2, 2019(1)	Title of Series A ETNs	CUSIP No. of Series A ETNs	Ticker Symbols of Series A ETNs(2)	Title of Series B ETNs Being Offered	CUSIP No. of Series B ETNs	Ticker Symbols of Series B ETNs(3)

17,900,000	ETRACS Alerian MLP Index ETN due July 18, 2042	90267B682	AMU	ETRACS Alerian MLP Index ETN, Series B due July 18, 2042	90274D374	AMUB

13,100,000	2xLeveraged Long ETRACS linked to the Wells Fargo Business Development Company Index due May 24, 2041	90267B765	BDCL	2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041	90274D424	LBDC

4,355,000	ETRACS linked to the Wells Fargo Business Development Company Index due April 26, 2041	902641588	BDCS	ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041	90274D416	BDCZ

17,000,000	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043	90270L842	CEFL	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043	90269A468	CEFZ

2,938,680	ETRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039	902641679	DJCI	ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039	90269A450	DJCB

46,850,000	ETRACS linked to the Alerian MLP Infrastructure Index due April 2, 2040	902641646	MLPI	ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040	90274D382	MLPB

30,240,000	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042	90269A302	MORL	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042	90274D432	MRRL

4,728,590	ETRACS linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return due April 5, 2038	902641778	UCI	ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038	90274D390	UCIB

(1)

We have registered an amount of Series B ETNs that is more than the number of Series A ETNs currently outstanding to account for potential additional Series A ETN issuances prior to the Final Expiration Date (as defined herein) of the exchange offers.

(2)	Each series of Series A ETNs is currently listed on NYSE Arca.
(3)	Each series of Series B ETNs is currently listed on NYSE Arca.

(cover continued on next page)

In exchange for each Series A ETN that is validly tendered prior to 5:00 p.m., New York City time, on an Applicable Exchange Date (as defined below) (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date) and not validly withdrawn prior to 5:00 p.m., New York City time, on such Applicable Exchange Date, holders will receive one Series B ETN ($25.00 stated principal amount) as set forth in the corresponding row in the table above (the “Exchange Consideration”).

Tenders of Series A ETNs in connection with any of the exchange offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which such Series A ETNs are validly tendered. Following each Applicable Exchange Date, Series A ETNs that were tendered in the preceding Exchange Period (as defined below) may not be validly withdrawn unless UBS AG is otherwise required by law to permit withdrawal.

The economic terms of each Series B ETN issued in exchange for a Series A ETN are intended to be identical, except UBS Switzerland AG is a co-obligor of the Series A ETNs but is not a co-obligor of the Series B ETNs. The Series B ETNs therefore do not benefit from any co-obligation of UBS Switzerland AG (the “UBS Switzerland Co-obligation”). On any Business Day, the accrued coupon amount on any series of coupon paying Series A ETNs will equal the accrued coupon amount on the corresponding series of Series B ETN. Holders of any series of coupon paying Series A ETNs on the applicable coupon record date will receive the coupon payment payable on such series of Series A ETNs on the applicable coupon payment date, even if such holder has exchanged such series of Series A ETNs prior to the applicable coupon payment date. Holders that exchange their coupon paying Series A ETNs into a corresponding Series B ETN will receive coupon payments payable on such Series B ETN if they held such Series B ETN on the applicable coupon record date. The exchange offers will expire at 5:00 p.m., New York City time, on May 1, 2020, unless extended (the “Final Expiration Date”). You may withdraw tendered Series A ETNs at any time prior to 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which you validly tendered your Series A ETNs.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers.” We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”). All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by each Applicable Exchange Date.

Subject to applicable law, each exchange offer is being made independently of the other exchange offers. In the event that any of the conditions to the exchange offers, as discussed under “The Exchange Offers—Conditions to the Exchange Offers,” are not satisfied prior to an Applicable Exchange Date, we reserve the right to terminate or withdraw each exchange offer independently of the other exchange offers, as described in this prospectus. We reserve the right to amend each exchange offer independently of the other exchange offers at any time and from time to time, as described in this prospectus.

We plan to issue the Series B ETNs promptly on or about the second business day following each Applicable Exchange Date (each such day, a “Settlement Date”).

THIS PROSPECTUS SETS FORTH DETAILS COMMON TO EACH OF THE EXCHANGE OFFERS AND TO ALL SERIES OF SERIES B ETNS. ADDITIONAL DETAILS RELEVANT TO EACH SERIES B ETN ARE SET FORTH IN THE ANNEXES ATTACHED HERETO.

An investment in these Securities involves risks. Prior to participating in any of the exchange offers and investing in the Series B ETNs, please see the section entitled “Risk Factors” beginning on page 18 of this prospectus for a discussion of the risks that you should consider. An additional discussion of the risk factors specific to each series of Series B ETNs is set forth in Annexes A—H to this prospectus, as applicable. Additionally, for a discussion of important business and financial risks relating to UBS, please see “Risk Factors” in Part I, Item 3D of our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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None of UBS AG, the exchange agent, the information agent, or the trustee under the indentures governing the Series B ETNs or the dealer manager makes any recommendation as to whether holders of Series A ETNs should exchange their Series A ETNs in the exchange offers.

The communication of this prospectus and any other document or materials relating to the issue of the Series B ETNs offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and materials are not being distributed to, and must not be directed at, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”)), or who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, this prospectus and the Series B ETNs offered hereby are only available to, and any investment or investment activity to which this prospectus and any other document or materials relating to the issue of the Series B ETNs offered hereby relates, will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

This prospectus and any other document or materials relating to the issue of the Series B ETNs offered hereby is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Series B ETNs are not intended to be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series B ETNs and otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to a retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The dealer manager for the exchange offers for the Series A ETNs is:

UBS Securities LLC

The date of this prospectus is December     , 2019

PROSPECTUS

ANNEXES

i

ABOUT THIS PROSPECTUS

References in this prospectus to “UBS AG,” the “Company,” “we,” “us,” and “our” refer to UBS AG on a parent only basis. When we refer to “UBS AG consolidated” we mean UBS AG and its consolidated subsidiaries. When we refer to “UBS” or “Group,” we mean UBS Group AG and its consolidated subsidiaries. Certain disclosures contained herein are presented for UBS Group AG and its consolidated subsidiaries. The information presented does not differ materially from UBS AG and its consolidated subsidiaries.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers, you should read this prospectus (including the Annexes hereto, as applicable) and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$” and “dollars” are to the currency of the United States. The financial information presented in this prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide you without charge upon your request, a copy of any documents that we incorporate by reference, other than exhibits to those documents that are not specifically incorporated by reference into those documents. You may request a copy of this prospectus and any of the documents incorporated by reference into this prospectus or other information concerning UBS AG, without charge, by written or telephonic request directed to:

UBS AG

Investor Relations

Bahnhofstrasse 45

P.O. Box

CH-8098 Zurich

Switzerland

Phone: +41-44-234 41 00

Fax: +41-44-234 34 15

E-mail: investorrelations@ubs.com

Internet: www.ubs.com/investors

To receive timely delivery of the documents prior to the Final Expiration Date, you should make your request no later than April 17, 2020.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the Annexes attached hereto), any prospectus supplements, and the documents incorporated by reference herein contain statements that constitute “forward-looking statements,” including but not limited to management’s outlook for UBS’s financial performance and statements relating to the anticipated effect of transactions and strategic initiatives on UBS’s business and future development. While these forward-looking statements represent UBS’s judgments and expectations concerning the matters described, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from UBS’s expectations. These factors include, but are not limited to: (1) the degree to which UBS is successful in the ongoing execution of its strategic plans, including its cost reduction and efficiency initiatives and its ability to manage its levels of risk-weighted assets (RWA) and leverage ratio denominator (LRD), including to counteract regulatory-driven increases, liquidity coverage ratio and other financial resources, and the degree to which UBS is successful in implementing changes to its businesses to meet changing market, regulatory and other conditions; (2) the continuing low or negative interest rate environment in Switzerland and other jurisdictions, developments in the macroeconomic climate and in the markets in which UBS operates or to which it is exposed, including movements in securities prices or liquidity, credit spreads, and currency exchange rates, and the effects of economic conditions, market developments, and geopolitical tensions on the financial position or creditworthiness of UBS’s clients and counterparties as well as on client sentiment and levels of activity; (3) changes in the availability of capital and funding, including any changes in UBS’s credit spreads and ratings, as well as availability and cost of funding to meet requirements for debt eligible for total loss-absorbing capacity (TLAC); (4) changes in or the implementation of financial legislation and regulation in Switzerland, the US, the UK, the European Union and other financial centers that have imposed, or resulted in, or may do so in the future, more stringent or entity-specific capital, TLAC, leverage ratio, liquidity and funding requirements, incremental tax requirements, additional levies, limitations on permitted activities, constraints on remuneration, constraints on transfers of capital and liquidity and sharing of operational costs across the Group or other measures, and the effect these will or would have on UBS’s business activities; (5) the degree to which UBS is successful in implementing further changes to its legal structure to improve its resolvability and meet related regulatory requirements and the potential need to make further changes to the legal structure or booking model of UBS Group in response to legal and regulatory requirements, to proposals in Switzerland and other jurisdictions for mandatory structural reform of banks or systemically important institutions or to other external developments, and the extent to which such changes will have the intended effects; (6) UBS’s ability to maintain and improve its systems and controls for the detection and prevention of money laundering and compliance with sanctions to meet evolving regulatory requirements and expectations, in particular in the US; (7) the uncertainty arising from the timing and nature of the UK’s exit from the EU; (8) changes in UBS’s competitive position, including whether differences in regulatory capital and other requirements among the major financial centers will adversely affect UBS’s ability to compete in certain lines of business; (9) changes in the standards of conduct applicable to UBS’s businesses that may result from new regulation or new enforcement of existing standards, including recently enacted and proposed measures to impose new and enhanced duties when interacting with customers and in the execution and handling of customer transactions; (10) the liability to which UBS may be exposed, or possible constraints or sanctions that regulatory authorities might impose on UBS, due to litigation, contractual claims and regulatory investigations, including the potential for disqualification from certain businesses, potentially large fines or monetary penalties, or the loss of licenses or privileges as a result of regulatory or other governmental sanctions, as well as the effect that litigation, regulatory and similar matters have on the operational risk component of our RWA as well as the amount of capital available for return to shareholders; (11) the effects on UBS’s cross-border banking business of tax or regulatory developments and of possible changes in UBS’s policies and practices relating to this business; (12) UBS’s ability to retain and attract the employees necessary to generate revenues and to manage, support and control its businesses, which may be affected by competitive factors; (13) changes in accounting or tax standards or policies, and determinations or interpretations affecting the recognition of gain or loss, the valuation of goodwill, the recognition of deferred tax assets and other matters; (14) UBS’s ability to implement new technologies and business methods, including digital services and technologies and ability to successfully compete with both existing and new financial service providers, some of which may not be regulated to the same extent; (15) limitations on the effectiveness of UBS’s internal processes for risk management, risk control, measurement and modeling, and of financial models generally; (16) the occurrence of operational failures, such as fraud, misconduct, unauthorized trading, financial crime, cyber-attacks, and systems failures; (17) restrictions on the ability of UBS Group AG to make payments or distributions, including due to restrictions on the ability of its subsidiaries to make loans or distributions, directly or indirectly, or, in the case of financial difficulties, due to the exercise by FINMA or the regulators of UBS’s operations in other countries of their broad statutory powers in relation to protective measures, restructuring and liquidation proceedings; (18) the degree to which changes in regulation, capital or legal structure, financial results or other factors, may affect UBS’s ability to maintain its stated capital return objective; and (19) the effect that these or other factors or unanticipated events may have on our reputation and the additional consequences that this may have on our business and performance. The sequence in which the factors above are presented is not indicative of their likelihood of occurrence or the potential magnitude of their consequences. Our business and financial performance could be affected by other factors identified in our past and future filings and reports, including those filed with the SEC. More detailed information about those factors is set forth in documents furnished by UBS and filings made by UBS with the SEC, including UBS’s Annual Report on Form 20-F for the year ended December 31, 2018.

UBS is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

UBS AG files periodic reports and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about UBS AG and other issuers like UBS AG that file electronically with the SEC.

We have filed a registration statement under the Securities Act of 1933 on Form F-4 with the SEC covering the securities. For further information about the securities and UBS, you should review the registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement.

INCORPORATION OF CERTAIN INFORMATION ABOUT UBS AG

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that:

•	The incorporated documents are considered part of this prospectus.

•	We can disclose important information to you by referring you to those documents.

•	Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference in this prospectus:

•	UBS AG’s Annual Report on Form 20-F for the year ended December 31, 2018, which UBS AG filed with the SEC on March 15, 2019 (“Annual Report 2018”); and

•

UBS AG’s Reports of Foreign Issuer on Form 6-K, which UBS AG filed with the SEC on January 22, 2019 (only first report filed on such date), February 20, 2019, February 25, 2019, March 13, 2019, March 15, 2019 (only first , second and sixth reports filed on such date), March 19, 2019, March 26, 2019, March 27, 2019, April 1, 2019 (first, second and third reports filed on such date), April 10, 2019 (first and second reports filed on such date), April 17, 2019 , April 25, 2019 (only first report filed on such date), April 30, 2019 (first and second reports filed on such date), May 1, 2019, May 8, 2019, May 14, 2019, May 15, 2019, June 17, 2019, June 18, 2019, June 26, 2019, June 28, 2019, July 3, 2019, July 8, 2019, July 17, 2019, July 23, 2019 (only first report filed on such date), July 26, 2019 (only first and third reports filed on such date), August 2, 2019, August 21, 2019, August 29, 2019, September 18, 2019 , October 22, 2019 (only first report filed on such date), October 25, 2019 (first and second report filed on such date) and October 29, 2019 (first and second report filed on such date).

All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You (including any beneficial owner) may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

UBS AG

Investor Relations

Bahnhofstrasse 45

P.O. Box

CH-8098 Zurich

Switzerland

Phone: +41-44-234 41 00

Fax: +41-44-234 34 15

E-mail: investorrelations@ubs.com

Internet: www.ubs.com/investors

v

Summary

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the exchange offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information About UBS AG.”

UBS

Overview

UBS provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the Group is comprised of the Corporate Center and the business divisions: Global Wealth Management, Personal & Corporate Banking, Asset Management and the Investment Bank. UBS’s strategy is centered on its leading global wealth management business and its premier universal bank in Switzerland, which are enhanced by Asset Management and the Investment Bank. UBS focuses on businesses that, in its opinion, have a strong competitive position in their targeted markets, are capital efficient, and have an attractive long-term structural growth or profitability outlook.

On September 30, 2019, the UBS AG consolidated common equity tier 1 capital ratio1 was 13.3%, invested assets stood at $3,422 billion and equity attributable to UBS AG shareholders was $54,613 million. On the same date, UBS AG consolidated employed 47,180 people2.

For further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, see “Where You Can Find More Information.”

Business Overview

UBS operates as a group with the business divisions (Global Wealth Management, Personal & Corporate Banking, Asset Management and the Investment Bank) and a Corporate Center. Each of the business divisions and the Corporate Center are described below. A description of the Group’s strategy can be found under “Our strategy” in the “Our strategy, business model and environment” section of the Annual Report 2018. A description of the businesses, strategies, clients, organizational structures, products and services of the business divisions and the Corporate Center can also be found in the “Our strategy, business model and environment” section of the Annual Report 2018.

Global Wealth Management

On February 1, 2018, Wealth Management and Wealth Management Americas were combined into the unified business division Global Wealth Management. Global Wealth Management provides comprehensive advice and tailored financial services to wealthy private clients around the world. Its clients benefit from the full spectrum of resources that UBS as a global firm can offer, including investment management, wealth planning, banking and lending and corporate finance advice. Global Wealth Management’s model gives clients access to a wide range of products from the world’s leading third-party institutions that complement its own products.

[1]

All figures based on the Swiss systemically relevant bank framework as of January 1, 2020. Refer to the “Capital Management” section of the Annual Report 2018, and the other UBS reports incorporated herein, for more information.

[2]	Full-time equivalents.

Personal & Corporate Banking

Personal & Corporate Banking provides comprehensive financial products and services to private, corporate and institutional clients in Switzerland and is among the leading players in the private and corporate loan market in Switzerland, with a well-collateralized and conservatively managed lending portfolio. Its business is central to UBS’s universal bank delivery model in Switzerland. Personal & Corporate Banking works with the wealth management, investment bank and asset management businesses to ensure that clients receive the best products and solutions for their specific financial needs. Personal & Corporate Banking is also an important source of growth for other business divisions in Switzerland through client referrals. In addition, Personal & Corporate Banking manages a substantial part of UBS’s Swiss infrastructure and banking products platform, both of which are leveraged across the Group.

Asset Management

Asset Management provides investment management products and services, platform solutions and advisory support to institutions, wholesale intermediaries and wealth management clients around the world, with an onshore presence in 23 countries. Asset Management’s global investment capabilities include all major traditional and alternative asset classes.

Investment Bank

The Investment Bank is present in over 33 countries, with principal offices in all major financial centers, providing investment advice, financial solutions and capital markets access. It serves corporate, institutional and wealth management clients across the globe and partners with UBS’s wealth management, personal and corporate banking and asset management businesses. The business division is organized into Corporate Client Solutions, Investor Client Services, and Research and UBS Evidence Lab Innovations.

Corporate Center

Corporate Center is comprised of Services, Group Asset and Liability Management (“Group ALM”) and Non-core and Legacy Portfolio. Services consists of the Group Chief Operating Officer area (Group Corporate Services, Group Human Resources, Group Operations, Group Sourcing and Group Technology), Group Finance (excluding Group ALM), Group Legal, Group Risk Control, Group Communications and Branding, Group Compliance, Regulatory and Governance, and UBS in society. Group ALM manages the structural risks of UBS’s balance sheet, including interest rate risk in the banking book, currency risk and collateral risk, as well as the risks associated with the Group’s liquidity and funding portfolios. Group ALM also seeks to optimize the Group’s financial performance by matching assets and liabilities within the context of the Group’s liquidity, funding and capital targets and constraints. Group ALM serves all business divisions and other Corporate Center units through three main risk management areas, and its risk management is fully integrated into the Group’s risk governance framework. Non-core and Legacy Portfolio manages legacy positions from businesses exited by the Investment Bank, and is overseen by a committee chaired by the Group Chief Risk Officer.

Corporate Information

The legal and commercial name of the company is UBS AG. The company was incorporated under the name SBC AG on February 28, 1978, for an unlimited duration and entered in the Commercial Register of Canton Basel-City on that day. On December 8, 1997, the company changed its name to UBS AG. The company in its present form was created on June 29, 1998, by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basel-City. The registration number is CHE-101.329.561.

UBS AG is incorporated and domiciled in Switzerland and operates under art. 620ff. of the Swiss Code of Obligations as an Aktiengesellschaft, a corporation limited by shares.

According to article 2 of the articles of association of UBS AG dated April 26, 2018 (“Articles of Association”), the purpose of UBS AG is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad. UBS AG may establish branches and representative offices as well as banks, finance companies and other enterprises of any kind in Switzerland and abroad, hold equity interests in these companies, and conduct their management. UBS AG is authorized to acquire, mortgage and sell real estate and building rights in Switzerland and abroad. UBS AG may borrow and invest money on the capital markets. UBS AG is part of the group of companies controlled by the group parent company UBS Group AG. It may promote the interests of the group parent company or other group companies. It may provide loans, guarantees and other kinds of financing and security for group companies.

The addresses and telephone numbers of UBS AG’s two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8001 Zurich, Switzerland, telephone +41 44 234 1111; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41 61 288 5050.

Measures to Modify Legal Structure

Since 2014, UBS has undertaken a series of measures to improve the resolvability of the Group in response to too big to fail requirements in Switzerland and recovery and resolution regulation in other countries in which the Group operates.

In December 2014, UBS Group AG became the holding company of the UBS Group.

In June 2015, UBS AG transferred its Personal & Corporate Banking and Wealth Management businesses booked in Switzerland to UBS Switzerland AG, a banking subsidiary of UBS AG in Switzerland and we implemented a more self-sufficient business and operating model for UBS Limited, our investment banking subsidiary in the U.K. Also in 2015, we established UBS Business Solutions AG as a direct subsidiary of UBS Group AG to act as the Group service company and transferred the ownership of the majority of our existing service subsidiaries outside the U.S. to UBS Business Solutions AG. As of January 1, 2017, UBS completed the transfer of the shared service employees in the U.S. to the U.S. service company, UBS Business Solutions US LLC, a subsidiary of UBS AG. In the second quarter of 2017, UBS transferred shared services functions in Switzerland from UBS AG to UBS Business Solutions AG. UBS expects to complete the transfer of shared services functions in the U.K. in the fourth quarter of 2017.

As of July 1, 2016, UBS Americas Holding LLC was designated as an intermediate holding company for UBS’s U.S. subsidiaries as required under the enhanced prudential standards regulations pursuant to the Dodd-Frank Act. UBS Americas Holding LLC holds all of UBS’s U.S. subsidiaries and is subject to U.S. capital requirements, governance requirements and other prudential regulation.

In addition, UBS transferred the majority of the operating subsidiaries of Asset Management to UBS Asset Management AG during 2016. Furthermore, UBS merged its Wealth Management subsidiaries in Italy, Luxembourg (including its branches in Austria, Denmark and Sweden), the Netherlands and Spain into UBS Europe SE, to establish UBS’s new European legal entity which is headquartered in Frankfurt, Germany.

UBS established UBS Group Funding (Switzerland) AG in 2016 as a wholly owned direct subsidiary of UBS Group AG to issue loss-absorbing additional tier 1 (AT1) capital instruments and total loss-absorbing capacity (TLAC)-eligible senior unsecured debt, which are guaranteed by UBS Group AG. In the first half of 2017, UBS transferred then outstanding TLAC-eligible senior unsecured debt to UBS Group Funding (Switzerland) AG as the issuer.

Effective March 1, 2019, UBS Limited was merged into UBS Europe SE. Following this merger, UBS Europe SE is subject to direct supervision by the European Central Bank and is considered a significant regulated subsidiary.

UBS continues to consider further changes to the Group’s legal structure in response to regulatory requirements and other external developments, including the anticipated exit of the United Kingdom from the European Union. Such changes may include further consolidation of operating subsidiaries in the EU and adjustments to the booking entity or location of products and services.

For more information, refer to the “Our evolution” section of the Annual Report 2018, which is incorporated by reference into this prospectus, and to discussions of further updates contained in any subsequent report UBS files with or submits to the SEC on or after the date of this prospectus and prior to the termination of this offering that is incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as described above under “Incorporation of Certain Information About UBS AG.”

Questions and Answers about the Exchange Offers

Q:	Why is UBS making the exchange offers?

A:

UBS is conducting the exchange offers in order to reduce the intercompany exposures of UBS Switzerland AG to UBS AG in line with regulatory recovery and resolution guidance. UBS AG is offering holders of the Series A ETNs the ability to exchange their Series A ETNs on a 1-for-1 basis for the corresponding series of Series B ETNs (as designated in the table below) that do not have the UBS Switzerland Co- obligation, but are otherwise intended to have the same economic terms as the corresponding Series A ETNs for which they are being exchanged.

Q:	What will I receive if I tender my Series A ETNs in the exchange offers?

A:

Subject to the conditions described in this prospectus, each Series A ETN of an applicable series that is validly tendered prior to 5:00 p.m., New York City time, on an Applicable Exchange Date (and in any event not later than 5:00 p.m. on the Final Expiration Date), and not validly withdrawn prior to 5:00 p.m., New York City time, on such Applicable Exchange Date, will be eligible to receive a Series B ETN of the corresponding series (as designated in the table below) on a 1-for-1 basis. The Series B ETNs are intended to have the same economic terms as the corresponding Series A ETNs for which they are being exchanged, except for the lack of UBS Switzerland Co-obligation.

Specifically, in exchange for each $25.00 stated principal amount of Series A ETNs (i.e. 1 Series A ETN security) of any series that is validly tendered prior to 5:00 p.m., New York City time, on an Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date), and not validly withdrawn prior to 5:00 p.m., New York City time, on such Applicable Exchange Date, holders will receive the Exchange Consideration of $25.00 stated principal amount of Series B ETNs (i.e., Series B ETN security) of the corresponding series (as designated in the table below).

The Series B ETNs will be issued under and governed by the terms of our indenture (the “Series B Indenture”), dated as of June 12, 2015, between UBS AG and U.S. Bank Trust, National Association, as trustee (the “Trustee”), described under “Description of the Series B ETNs.”

The Series B ETNs will be issued in denominations of $25.00 stated principal amount per security. See “Description of the Series B ETNs—Form, exchange and transfer of Series B ETNs.”

Any holder of Series A ETNs located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

Each series of coupon paying Series A ETNs has the same economic terms, including the same coupon record date and coupon payment date, as the applicable Series B ETNs for which it is being exchanged. Accordingly, on any business day, the accrued coupon amounts on each corresponding pair of Series A ETNs and Series B ETNs are identical. Holders will receive payment for accrued but unpaid coupon payments (where applicable) on either the Series A ETNs or the Series B ETNs for which they are exchanged, depending on which securities such holder holds on the applicable coupon record date.

Title of Series of Series A ETN to be Exchanged (collectively, the “Series A ETNs”)		Title of Series of Series B ETN to be received in exchange for corresponding Series A ETN validly tendered in the Exchange Offer (collectively, the “Series B ETNs”)

ETRACS Alerian MLP Index ETN due July 18, 2042 (Ticker: AMU)	g	ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (Ticker: (AMUB)

2xLeveraged Long ETRACS linked to the Wells Fargo Business Development Company Index due May 24, 2041 (Ticker: BDCL)	g	2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041 (Ticker: LBDC)

ETRACS linked to the Wells Fargo Business Development Company Index due April 26, 2041 (Ticker: BDCS)	g	ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041 (Ticker: BDCZ)

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043 (Ticker: CEFL)	g	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (Ticker: CEFZ)

ETRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039 (Ticker: DJCI)	g	ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039 (Ticker: DJCB)

ETRACS linked to the Alerian MLP Infrastructure Index ETN April 2, 2040 (Ticker: MLPI)	g	ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040 (Ticker: MLPB)

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042 (Ticker: MORL)	g	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042 (Ticker: MRRL)

ETRACS linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN due April 5, 2038 (Ticker: UCI)	g	ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038 (Ticker: UCIB)

Q:	What are the consequences of not participating in the exchange offers?

A:

If you do not exchange your Series A ETNs for Series B ETNs of the corresponding series (as designated in the table above) in the exchange offers, you will not receive the Exchange Consideration and you will continue to hold your Series A ETNs.

Immediately following the Final Expiration Date, we intend to suspend sales of Series A ETNs from inventory. Any suspension of sales of Series A ETNs from inventory may affect the liquidity of the market for Series A ETNs, potentially leading to insufficient supply and may cause the market price of the Series A ETNs to increase or decrease. See “Risk Factors—Risks Relating to the Exchange Offers—UBS expect to suspend sales of Series A ETNs from inventory immediately following the Final Expiration Date” beginning on page 18 of this prospectus.

Within several months following the Final Expiration Date, we expect to exercise our contractual call right to redeem all remaining, unexchanged Series A ETNs, pursuant to the terms of each series of Series A ETN. Following the redemption of all remaining unexchanged Series A ETNs of a given series, no further securities of that series will remain outstanding and such series will cease to be listed on NYSE Arca. In addition, we retain the right under the terms of each series of Series A ETNs to delist the Series A ETNs from NYSE Arca at any time, including prior to exercising our contractual call right as described above.

Over the course of the exchange offers, as settlements occur on the applicable Settlement Dates, we expect that increasingly fewer securities of the Series A ETNs will remain outstanding. This will likely result in a less liquid market for the remaining unexchanged Series A ETNs.

Q:	Are any further actions proposed following completion of the exchange offers?

A:	We expect to take the following actions following completion of the exchange offers:

•	Suspend further sales of Series A ETNs from inventory;

•	Exercise our contractual call right to redeem all remaining, unexchanged Series A ETNs pursuant to the terms of each series of Series A ETNs; and

•	Prior to or following exercise of our contractual call right with respect to unexchanged Series A ETNs, potentially delist the Series A ETNs from NYSE Arca.

Q:	How do the Series A ETNs differ from the Series B ETNs to be issued in the exchange offers?

A:

The Series A ETNs were issued prior to June 12, 2015 and are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” UBS Switzerland AG is a co-obligor of such debt securities. The Series B ETNs are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Series B ETNs and has no liability with respect to the Series B ETNs. Unlike the Series A ETNs, if UBS AG fails to perform and observe every covenant of the Series B Indenture to be performed by UBS AG with respect to the Series B ETNs, holders of the Series B ETNs will have recourse only against UBS AG, and not against UBS Switzerland AG.

The Series B ETNs are intended to have the same economic terms as the applicable Series A ETNs for which they are being exchanged, except for the lack of the UBS Switzerland Co-obligation.

Q:	What is the ranking of the Series B ETNs?

A:	The Series B ETNs will be senior unsecured debt obligations of UBS AG and will rank equally with all other unsecured and unsubordinated indebtedness of UBS AG issued from time to time.

Q:	What are the conditions to the exchange offers?

A:

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers.” We may, at our option and sole discretion, waive any such conditions except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by each Applicable Exchange Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers—Conditions to the Exchange Offers.”

Q:	Will UBS AG accept all tenders of Series A ETNs?

A:

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers, we will accept for exchange any and all Series A ETNs that (i) have been validly tendered in the exchange offers before by 5:00 p.m., New York City time, on Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date) and (ii) have not been validly withdrawn by 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which a holder validly tendered its Series A ETNs, provided that any holder of Series A ETNs located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

Q:	What will UBS AG do with the Series A ETNs accepted for exchange in the exchange offers?

A:	The Series A ETNs tendered in connection with the exchange offers and accepted for exchange will eventually be cancelled.

Q:	When will UBS AG issue Series B ETNs?

A:

Assuming the conditions to the exchange offers are satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived, UBS AG will issue the Series B ETNs in book-entry form promptly on or about the second business day following each Applicable Exchange Date (each such day, a “Settlement Date”). The Settlement Date applicable to each holder of Series A ETNs will be determined by reference to the date upon which such holder validly tenders its Series A ETNs, as set forth below:

Exchange Date	Settlement Date

For Series A ETNs validly tendered on or after the date hereof but prior to 5:00 p.m., New York City time, on January 15, 2020 (the “First Exchange Date”) (the “First Exchange Period”)	January 17, 2020 (the “First Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the First Exchange Date but prior to 5:00 p.m., New York City time, on January 30, 2020 (the “Second Exchange Date”)

(the “Second Exchange Period”)

February 3, 2020 (the “Second Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Second Exchange Date but prior to 5:00 p.m., New York City time, on February 13, 2020 (the “Third Exchange Date”)

(the “Third Exchange Period”)

February 18, 2020 (the “Third Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Third Exchange Date but prior to 5:00 p.m., New York City time, on March 3, 2020 (the “Fourth Exchange Date”)

(the “Fourth Exchange Period”)

March 5, 2020 (the “Fourth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fourth Exchange Date but prior to 5:00 p.m., New York City time, on March 17, 2020 (the “Fifth Exchange Date”)

(the “Fifth Exchange Period”)

March 19, 2020 (the “Fifth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fifth Exchange Date but prior to 5:00 p.m., New York City time, on March 31, 2020 (the “Sixth Exchange Date”)

(the “Sixth Exchange Period”)

April 2, 2020 (the “Sixth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Sixth Exchange Date but prior to 5:00 p.m., New York City time, on April 16, 2020 (the “Seventh Exchange Date”)

(the “Seventh Exchange Period”)

April 20, 2020 (the “Seventh Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Seventh Exchange Date but prior to 5:00 p.m., New York City time, on the Final Expiration Date

(the “Final Exchange Period”)

May 5, 2020 (the “Final Settlement Date”)

The First Exchange Period, Second Exchange Period, Third Exchange Period, Fourth Exchange Period, Fifth Exchange Period, Sixth Exchange Period, Seventh Exchange Period and the Final Exchange Period are each referred to herein as an “Exchange Period” and together as the “Exchange Periods.”

The First Exchange Date, Second Exchange Date, Third Exchange Date, Fourth Exchange Date, Fifth Exchange Date, Sixth Exchange Date, Seventh Exchange Date and the Final Expiration Date are each referred to herein as an “Applicable Exchange Date.”

Q:	When will the exchange offers expire?

A:

Each exchange offer will expire at 5:00 p.m., New York City time, on May 1, 2020, unless we, in our sole discretion, extend the applicable exchange offer, in which case the Final Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers—Final Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my Series A ETNs?

A:

Tenders of Series A ETNs in connection with any of the exchange offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which such Series A ETNs are validly tendered.

Following each Applicable Exchange Date, Series A ETNs that were tendered in the preceding Exchange Period may not be validly withdrawn unless UBS AG is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Series A ETNs tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers—Withdrawal of Tenders.”

For example, Series A ETNs validly tendered in the First Exchange Period may be withdrawn at any time prior to 5:00 p.m., New York City time, on the First Exchange Date. Following the First Exchange Date, any Series A ETNs validly tendered in the First Exchange Period but not withdrawn prior to 5:00 p.m., New York City time, on the First Exchange Date may no longer be validly withdrawn, unless UBS AG is otherwise required by law to permit such withdrawal. Similarly, Series A ETNs validly tendered in the Second Exchange Period may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Second Exchange Date. Following the Second Exchange Date, any Series A ETNs validly tendered in the Second Exchange Period but not withdrawn prior to 5:00 p.m., New York City time, on the Second Exchange Date may no longer be validly withdrawn, unless UBS AG is otherwise required by law to permit such withdrawal.

Q:	Can I sell my Series A ETNs in the secondary market after I tender them for exchange?

A:

No. Once you have validly tendered your Series A ETNs you will not be able to trade those securities in the secondary market. In order to transact in such Series A ETNs you would first need to contact your broker and validly withdraw your tender.

Q:

How do I exchange my Series A ETNs if I am a beneficial owner of Series A ETNs held in book entry form by a custodian bank, depositary, broker, trust company or other nominee? Do I need to act or will someone act on my behalf?

A:

Currently, all of the Series A ETNs are held in book-entry form and can only be tendered by following the procedures described under “The Exchange Offers—Procedures for Tendering Series A ETNs—Series A ETNs Held with DTC by a DTC Participant.” However, any beneficial owner of Series A ETNs who wishes to participate in the exchange offer should contact the registered holder, broker, dealer, commercial bank, trust company or other nominee promptly and instruct it to tender on the owner’s behalf. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before the Applicable Exchange Date, in order for such entity to tender Series A ETNs on your behalf on or prior to 5:00 p.m., New York City time, on the Applicable Exchange Date, in accordance with the terms of the exchange offers.

Beneficial owners wishing to participate in the exchange offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers.

Q:	Will I have to pay any fees or commissions if I tender my Series A ETNs for exchange in the exchange offers?

A:

You will not be required to pay any fees or commissions to UBS AG, the exchange agent or the information agent in connection with the exchange offers. If your Series A ETNs are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Series A ETNs on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	What are the tax implications of tendering my Series A ETNs for exchange in the exchange offers?

A:

UBS AG has been advised by its tax counsel, Sullivan & Cromwell LLP, that holders that exchange their Series A ETNs for Series B ETNs in the exchange offers should not recognize a gain or loss for U.S. federal income tax purposes as a result of the exchange. Holders should review the tax discussion beginning on page 51 under the heading “Material U.S. Federal Income Tax Considerations.” UBS AG is not providing tax advice to holders of Series A ETNs that participate in the exchange offers and you should consult with your tax advisor regarding the tax treatment of the exchange.

Q:	Will the Series B ETNs be listed on an exchange?

A:

The Series B ETNs are listed on NYSE Arca under the symbols set forth in the table below. There can be no assurance that an active secondary market will develop or continue over time; if it does, we expect that investors will purchase and sell the Series B ETNs primarily in this secondary market.

Title of Series B ETNs	Symbol

ETRACS Alerian MLP Index ETN Series B due July 18, 2042	“AMUB”

2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041	“LBDC”

ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041	“BDCZ”

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043	“CEFZ”

ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039	“DJCB”

ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040	“MLPB”

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042	“MRRL”

ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038	“UCIB”

Q:	Is any recommendation being made with respect to the exchange offers?

A:

None of UBS AG, the dealer manager, the exchange agent, the information agent or the trustee under the Series A Indenture (defined below) or the Series B Indenture, or any other person, makes any recommendation in connection with the exchange offers as to whether any holder of Series A ETNs should tender or refrain from tendering all or any portion of that holder’s Series A ETNs, and no one has been authorized by any of them to make such a recommendation.

Q:	To whom should I direct any questions?

A:

Questions concerning the terms of the exchange offers, tender procedures and requests for additional copies of this prospectus and the letter of instruction should be directed to the information agent and the exchange agent:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Bank and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (800) 591-8269

ubs@dfking.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus, the applicable Annex(es) hereto, and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

No Appraisal or Dissenter Rights

Holders of the Series A ETNs do not have any appraisal rights or dissenters’ rights under New York law, the law governing the indenture dated as of November 21, 2000, between UBS AG and U.S. Bank Trust National Association, as trustee (as amended and supplemented, including by the Fifth Supplemental Indenture to the Debt Indenture, dated as of June 12, 2015, among UBS AG, UBS Switzerland AG and U.S. Bank Trust National Association, as trustee) (the “Series A Indenture”) and the Series A ETNs, or under the terms of the Series A Indenture in connection with the exchange offers. See “The Exchange Offers—Absence of Dissenters’ Rights.”

Risk Factors

Tendering your Series A ETNs in the exchange offers and investing in the Series B ETNs involves risks that a potential investor should carefully evaluate prior to participating in the exchange offers and making such an investment in the Series B ETNs. See “Risk Factors” beginning on page 18 of this prospectus.

In addition, each series of Series B ETNs is subject to risks specific to that series, including risk factors based primarily on the underlying Index to which it is linked and the payment terms of such securities. The risk factors specific to each series of Series B ETNs are set forth in Annexes A—H hereto, as applicable.

THE EXCHANGE OFFERS

Offeror	UBS AG

The Exchange Offers	Upon the terms and subject to the conditions set forth in this prospectus and the related letter of instruction, UBS AG is offering to exchange any and all of each series of outstanding Series A ETNs listed on the front cover of this prospectus for the applicable corresponding series of Series B ETNs. The Series B ETNs are intended to have the same economic terms as the applicable Series A ETNs for which they are being exchanged, except for the lack of the UBS Switzerland Co-obligation. See “The Exchange Offers—Terms of the Exchange Offers.”

Exchange Offers Independent of One Another	Subject to applicable law, each exchange offer is being made independently of the other exchange offers. In the event that any of the conditions to the exchange offers (described below) are not satisfied prior to an Applicable Exchange Date, we reserve the right to terminate or withdraw each exchange offer independently of the other exchange offers, as described in this prospectus. We reserve the right to amend each exchange offer independently of the other exchange offers at any time and from time to time, as described in this prospectus.

Procedures for Participation in the Exchange Offers	If you wish to participate in an exchange offer you must cause the book-entry transfer of your Series A ETNs to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer by way of an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the letter of instruction.

You should contact your broker, dealer, commercial bank, trust company or other nominee if you wish to tender your Series A ETNs in the exchange offers. See “The Exchange Offers—Procedures for Tendering Series A ETNs.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the exchange offers. You must tender your Series A ETNs by the Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date) in order to participate in the exchange offers.

Exchange Consideration	In exchange for each $25.00 stated principal amount of Series A ETNs (i.e. 1 Series A ETN security), respectively, that is validly tendered prior to 5:00 p.m., New York City time, on an Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date) and not validly withdrawn prior to 5:00 p.m., New York City time, on such Applicable Exchange Date, holders will receive $25.00 stated principal amount of the corresponding Series B ETNs (i.e. 1 Series B ETN security) (the “Exchange Consideration”).

Any holder of the Series A ETNs located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

Settlement and Issue of Series B ETNs	Assuming the conditions to the exchange offers are satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived, UBS AG will issue the Series B ETNs in book-entry form promptly on or about the second business day following each Applicable Exchange Date (each such day, a “Settlement Date”). The Settlement Date applicable to each holder of Series A ETNs will be determined by reference to the date upon which such holder validly tenders its Series A ETNs, as set forth below:

Exchange Date	Settlement Date

For Series A ETNs validly tendered on or after the date hereof but prior to 5:00 p.m., New York City time, on January 15, 2020 (the “First Exchange Date”) (the “First Exchange Period”)	January 17, 2020 (the “First Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the First Exchange Date but prior to 5:00 p.m., New York City time, on January 30, 2020 (the “Second Exchange Date”)

(the “Second Exchange Period”)

February 3, 2020 (the “Second Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Second Exchange Date but prior to 5:00 p.m., New York City time, on February 13, 2020 (the “Third Exchange Date”)

(the “Third Exchange Period”)

February 18, 2020 (the “Third Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Third Exchange Date but prior to 5:00 p.m., New York City time, on March 3, 2020 (the “Fourth Exchange Date”)

(the “Fourth Exchange Period”)

March 5, 2020 (the “Fourth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fourth Exchange Date but prior to 5:00 p.m., New York City time, on March 17, 2020 (the “Fifth Exchange Date”)

(the “Fifth Exchange Period”)

March 19, 2020 (the “Fifth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fifth Exchange Date but prior to 5:00 p.m., New York City time, on March 31, 2020 (the “Sixth Exchange Date”)

(the “Sixth Exchange Period”)

April 2, 2020 (the “Sixth Settlement Date”)

Exchange Date	Settlement Date

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Sixth Exchange Date but prior to 5:00 p.m., New York City time, on April 16, 2020 (the “Seventh Exchange Date”)

(the “Seventh Exchange Period”)

April 20, 2020 (the “Seventh Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Seventh Exchange Date but prior to 5:00 p.m., New York City time, on the Final Expiration Date

(the “Final Exchange Period”)

May 5, 2020 (the “Final Settlement Date”)

See “The Exchange Offers—Acceptance of Series A ETNs for Exchange; Series B ETNs.”

Final Expiration Date	Each of the exchange offers will expire at 5:00 p.m., New York City time, on May 1, 2020, or a later date and time to which UBS AG extends it with respect to one or more series of Series A ETNs.

Withdrawal and Revocation	Tenders of Series A ETNs in connection with any of the exchange offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which such Series A ETNs are validly tendered. Following each Applicable Exchange Date, Series A ETNs that were tendered in the preceding Exchange Period may not be validly withdrawn unless UBS AG is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Series A ETNs tendered pursuant to that exchange offer will be promptly returned to the tendering holders.

For example, Series A ETNs validly tendered in the First Exchange Period may be withdrawn at any time prior to 5:00 p.m., New York City time, on the First Exchange Date. Following the First Exchange Date, any Series A ETNs validly tendered in the First Exchange Period but not withdrawn prior to 5:00 p.m., New York City time, on the First Exchange Date may no longer be validly withdrawn, unless UBS AG is otherwise required by law to permit such withdrawal. Similarly, Series A ETNs validly tendered in the Second Exchange Period may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Second Exchange Date. Following the Second Exchange Date, any Series A ETNs validly tendered in the Second Exchange Period but not withdrawn prior to 5:00 p.m., New York City time, on the Second Exchange Date may not be validly withdrawn, unless UBS AG is otherwise required by law to permit such withdrawal.

Your broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines and procedures for withdrawing your tender.

See “The Exchange Offers—Withdrawal of Tenders.”

Conditions	The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The

Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the registration statement of which this prospectus forms a part having been declared effective by the SEC. We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by each Applicable Exchange Date.

For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers—Conditions to the Exchange Offers.”

Acceptance of Series A ETNs and Delivery of Series B ETNs	Subject to the satisfaction or, where permitted, waiver of the conditions to the exchange offers, UBS AG will accept for exchange any and all Series A ETNs that are validly tendered prior to 5:00 p.m., New York City time, on an Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date) and not validly withdrawn prior to such Applicable Exchange Date; provided that any holder of Series A ETNs located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

The Series B ETNs issued pursuant to the exchange offers will be issued and delivered through the facilities of DTC promptly on the applicable Settlement Date. We will return to you any Series A ETNs that are not accepted for exchange for any reason without expense to you promptly after the Applicable Exchange Date. See “The Exchange Offers—Acceptance of Series A ETNs for Exchange; Series B ETNs.”

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the exchange offers; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Consequences of Not Exchanging Series A ETNs for Series B ETNs	If you do not exchange your Series A ETNs for Series B ETNs of the corresponding series in the exchange offers, you will not receive the Exchange Consideration and you will continue to hold your Series A ETNs.

Immediately following the Final Expiration Date, we intend to suspend sales of Series A ETNs from inventory. Any suspension of sales of Series A ETNs from inventory may affect the liquidity of the market for Series A ETNs, potentially leading to insufficient supply and may cause the market price of the Series A ETNs to increase or decrease. See “Risk Factors—Risks Relating to the Exchange Offers—UBS expects to suspend sales of Series A ETNs from inventory immediately following the Final Expiration Date” beginning on page 18 of this prospectus.

Within several months following the Final Expiration Date, we expect to exercise our contractual call right to redeem all remaining unexchanged Series A ETNs pursuant to the terms of each series of Series A ETNs. Following the redemption of all remaining unexchanged Series A ETNs of a given series, no further securities of that series will remain outstanding and such series will be cease to be listed on NYSE Arca. In addition, we retain the right under the terms of each series of Series A ETNs to delist the Series A ETNs from NYSE Arca at any time, including prior to exercising our contractual call right as described above.

Over the course of the exchange offers, as settlements occur on the applicable Settlement Dates, we expect that increasingly fewer securities of the Series A ETNs will remain outstanding. This will likely result in a less liquid market for the remaining unexchanged Series A ETNs.

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.

Exchange Agent, Information Agent and Dealer Manager	D.F. King & Co., Inc. is serving as the exchange agent and information agent for the exchange offers for the Series B ETNs (as the “exchange agent” and the “information agent”).

UBS Securities LLC is serving as the dealer manager for the exchange offers. The address and telephone number of the dealer manager is set forth on the back page of this prospectus.

We have other business relationships with the dealer manager, as described in “The Exchange Offers—Dealer Manager.”

No Recommendation	None of UBS AG, the dealer manager, the information agent, the exchange agent or the trustee under the Series A Indenture or the Series B Indenture makes any recommendation in connection with the exchange offers as to whether any holder of Series A ETNs should tender or refrain from tendering all or any portion of that holder’s Series A ETNs and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and investing in the Series B ETNs, please read the section entitled “Risk Factors” beginning on page 18 of this prospectus.

In addition, the risk factors specific to each series of Series B ETNs are set forth in Annexes A—H hereto, as applicable.

Further Information	Questions concerning the terms of the exchange offers, tender procedures and requests for additional copies of this prospectus and the letter of instruction should be directed to the information agent and the exchange agent at the address and telephone number set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

THE SERIES B ETNS

The following summary contains basic information about the various series of Series B ETNs. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Series B ETNs, see “Description of the Series B ETNs” and refer to Annexes A – H of this Prospectus for the applicable series of Series B ETNs (as set forth in the below table)

Issuer	UBS AG.

Securities Offered	We are offering up to a total of 172,826,500(1) Series B ETNs of the following series:

Title of Series B ETNs	Terms of Series B ETNs (Annex)

24,000,000 ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (Ticker: AMUB)	Annex A

15,050,000 2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041 (Ticker: LBDC)	Annex B

5,360,000 ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041 (Ticker: BDCZ)	Annex C

19,450,000 ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (Ticker: CEFZ)	Annex D

3,440,000 ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039 (Ticker: DJCB)	Annex E

68,250,000 ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040 (Ticker: MLPB)	Annex F

30,246,500 ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042 (Ticker: MRRL)	Annex G

7,030,000 ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038 (Ticker: UCIB)	Annex H

(1)

The amount of Series B ETNs being offered in the exchange offers exceeds the number of Series A ETNs currently outstanding to account for potential additional Series A ETN issuances prior to the Final Expiration Date of the exchange offer.

Denominations	UBS AG will issue the Series B ETNs in a stated principal amount of $25.00 per security.

Listing	The Series B ETNs are listed on NYSE Arca. There can be no assurance that an active secondary market will develop or continue over time; if it does, we expect that investors will purchase and sell the Series B ETNs primarily in this secondary market.

Form and Settlement	The Series B ETNs will be issued only in registered, book-entry form. There will be one or more Global Notes deposited with a common depositary for DTC for each series of Series B ETNs.

Further Issues	We may from time to time, without notice to, or the consent of, the holders of any Series B ETNs, create and issue further securities ranking equally and ratably with such series in all respects, or in all respects except for the payment of unpaid coupon amounts, if applicable, accruing prior to the issue date or except for the first coupon payment following the issue date of those further securities, if applicable. Any further securities will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Series B ETNs of the applicable series.

Governing Law	The Series B ETNs will be governed by the laws of the State of New York.

Trustee	The trustee for the Series B ETNs will be U.S. Bank Trust National Association.

RISK FACTORS

Tendering your Series A ETNs in the exchange offers and investing in the Series B ETNs involves a high degree of risk, including but not limited to the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report 2018 on Form 20-F for the fiscal year ended December 31, 2018, the risk factors specific to each series of Series B ETNs set forth in Annexes A—H hereto, as applicable, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below, in our Annual Report 2018 and in Annexes A—H are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the Series B ETNs could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to the Exchange Offers

Our board of directors has not made a recommendation as to whether you should tender your Series A ETNs in exchange for Series B ETNs in the exchange offers, and we have not obtained a third-party determination that the exchange offers are fair to holders of our Series A ETNs.

Our board of directors has not made, and will not make, any recommendation as to whether holders of Series A ETNs should tender their Series A ETNs in exchange for Series B ETNs pursuant to the exchange offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Series A ETNs for purposes of negotiating the terms of these exchange offers, or preparing a report or making any recommendation concerning the fairness of these exchange offers. Therefore, if you tender your Series A ETNs, you may not receive more than or as much value as if you chose to keep them. Holders of Series A ETNs must make their own independent decisions regarding their participation in the exchange offers.

Upon consummation of the exchange offers, holders who exchange Series A ETNs will lose their rights under such Series A ETNs.

If you tender Series A ETNs and your Series A ETNs are accepted for exchange pursuant to the exchange offers, you will lose all of your rights as a holder of the exchanged Series A ETNs, including, without limitation, your right to future coupon and principal payments with respect to the exchanged Series A ETNs. If you are the holder of record of Series A ETNs on any coupon record date prior to the relevant Settlement Date for your tendered Series A ETNs, you will be entitled to the coupon amount payable on such Series A ETNs on the applicable coupon payment date.

In particular, the Series A Indenture under which the Series A ETNs were issued contained a co-obligation by UBS Switzerland AG for the benefit of the holders of the Series A ETNs. The Series B Indenture under which the Series B ETNs will be issued does not contain such co-obligation and no UBS Switzerland co-obligation will be provided with respect to the Series B ETNs. See “—Risks Relating to the Series B ETNs—The Series B ETNs are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG” above for more information.

UBS expects to suspend sales of Series A ETNs from inventory immediately following the Final Expiration Date.

Immediately following the Final Expiration Date, UBS expects to suspend sales of Series A ETNs from inventory. Any suspension of sales of Series A ETNs from inventory may affect the liquidity of the market for Series A ETNs, potentially leading to insufficient supply and may cause the market price of the Series A ETNs to increase. Such an increase could represent a premium over the intraday indicative value of the Series A ETNs. In the event that UBS

Risk Factors

exercises its contractual call right, you will not receive any premium upon such redemption. Conversely, suspension of sales of Series A ETNs may also result in a significant reduction in the number of outstanding Series A ETNs if investors subsequently exercise their early redemption rights under the terms of the Series A ETNs. If the total number of outstanding Series A ETNs of a particular series falls to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Series A ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the early redemption right could result in the Series A ETNs trading in the secondary market at discounted prices below their intraday indicative value. Having to sell your Series A ETNs at a discounted market price below their intraday indicative value could lead to significant losses or the loss of your entire investment.

The liquidity of any trading market that currently exists for the Series A ETNs may be adversely affected by the exchange offers, and holders of Series A ETNs who fail to participate in the exchange offers may find it more difficult to sell their Series A ETNs after the exchange offers are completed.

To the extent that Series A ETNs are tendered and accepted for exchange pursuant to the exchange offers, the trading markets for the remaining Series A ETNs will become more limited or may cease to exist altogether. The market price for unexchanged Series A ETNs may be adversely affected and may not track the intraday indicative value of the applicable series of Series A ETNs. The reduced aggregate principal amount of Series A ETNs outstanding may also make the trading prices of the remaining Series A ETNs more volatile. In addition, within several months following the Final Expiration Date, we expect to exercise our contractual call right to redeem all remaining unexchanged Series A ETNs pursuant to the terms of each series of Series A ETNs. Following the redemption of all remaining unexchanged Series A ETNs of a given series, no further securities of that series will remain outstanding and such series will cease to be listed on NYSE Arca.

The exchange offers may be terminated, cancelled or delayed.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the registration statement on Form F-4 of which this prospectus forms a part having been declared effective.

We may, at our option and in our sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Even if the exchange offers are completed, the exchange offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Series B ETNs during which time those holders of the Series A ETNs will not be able to effect transfers of their Series A ETNs tendered for exchange.

The conditions to the exchange offers must be satisfied or, where permitted, waived at or by each Applicable Exchange Date (except for the condition that the registration statement on Form F-4 of which the prospectus forms a part has been declared effective by the SEC, which may not be waived). It is possible that the conditions to the exchange offers may be satisfied on one Applicable Exchange Date but not on a later Applicable Exchange Date.

In addition, subject to applicable law, we reserve the right to terminate, withdraw or amend each exchange offer independently of the other exchange offers at any time and from time to time, including after the First Settlement Date but prior to the Final Expiration Date, as described elsewhere in this prospectus.

You may not receive Series B ETNs in the exchange offers if the applicable procedures for the exchange offers are not followed.

We will issue the Series B ETNs in exchange for your Series A ETNs only if you tender your Series A ETNs and deliver properly completed documentation for the applicable exchange offer. You should contact your broker, dealer, commercial bank, trust company or other nominee if you wish to tender your Series A ETNs in the exchange offers.

Risk Factors

DTC participants must electronically transmit their acceptance of the exchange offer through DTC’s ATOP procedures and deliver any other required documents to the exchange agent before expiration of the exchange offers. See “The Exchange Offers—Procedures for Tendering Series A ETNs” for a description of the procedures to be followed to tender your Series A ETNs.

You should allow sufficient time to ensure delivery of the necessary documents. None of UBS AG, the exchange agent, the information agent, the dealer manager or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Series A ETNs for exchange.

Failure to complete any of the exchange offers successfully could negatively affect the prices of the applicable Series A ETNs.

Several conditions must be satisfied or waived in order to complete each of the exchange offers. The conditions to any of the exchange offers may not be satisfied, and if not satisfied or waived, to the extent that the conditions may be waived, such exchange offers may not occur or may be delayed. If the exchange offers are not completed or are delayed, the respective market prices of any or all of the series of Series A ETNs in such exchange offer may decline to the extent that the respective current market prices reflect an assumption that such exchange offers has been or will be completed.

Risks Relating to the Series B ETNs

The Series B ETNs are “indexed securities.” We use the term “indexed securities” to mean debt securities whose value is linked to an underlying index, including equity, commodity and credit indexed securities and equity, commodity, currency and credit linked securities. Indexed securities may present a high level of risk, and those who invest in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by an particular indexed security. Thus, if you propose to invest in the Series B ETNs, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read the sections titled “Material U.S. Federal Income Tax Consequences” in each Annex applicable to your series of Series B ETNs, for a discussion of U.S. tax matters.

We may engage in hedging activities that could adversely affect the Series B ETNs.

In order to hedge an exposure on a particular series of Series B ETN, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of a series of Series B ETNs. It is possible that we could achieve substantial returns from our hedging transactions while the value of such Series B ETN may decline.

Information about indices may not be indicative of future performance.

Historical information about the indices that underlie each series of Series B ETNs is included in the applicable Annex(es) hereto. Such information is furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant indices that may occur in the future.

We may have conflicts of interest regarding a series of Series B ETNs.

UBS Securities LLC and our other affiliates may have conflicts of interest with respect to one or more series of Series B ETNs. UBS Securities LLC and our other affiliates may engage in trading, including trading for hedging purposes,

Risk Factors

for their own accounts or for other accounts under their management, in Series B ETNs and in the securities, commodities or currencies or other instruments or measures on which those Series B ETNs are based or in other derivative instruments related to the underlying index or its component items. These trading activities could adversely affect the value of the Series B ETNs. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more series of Series B ETNs. By introducing competing products into the marketplace in this manner, we could adversely affect the value of the Series B ETNs.

UBS Securities LLC or another of our affiliates may serve as calculation agent for one or more series of Series B ETNs and may have considerable discretion in calculating the amounts payable in respect of those securities. To the extent that UBS Securities LLC or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of the Series B ETNs based on the index or the rate of return on the security.

Credit of UBS AG.

The Series B ETNs are senior unsecured debt obligations of the issuer, UBS AG, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Series B ETNs, including any payment at maturity or call, or upon early redemption or acceleration (if applicable), depends on the ability of UBS AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS AG will affect the market value, if any, of the Series B ETNs prior to maturity or call, or upon early redemption or acceleration (if applicable). In addition, in the event UBS AG were to default on its obligations, you may not receive any amounts owed to you under the terms of the Series B ETNs and you could lose your entire investment.

Changes in our credit rating may affect the market value of the Series B ETNs.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Series B ETNs. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Series B ETNs. Any decline in our credit rating is likely to adversely affect the market value of the Series B ETNs. However, because the return on the Series B ETNs is dependent upon certain factors in addition to our ability to pay our obligations on the Series B ETNs, an improvement in our credit ratings will not reduce the other investment risks related to the Series B ETNs. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Series B ETNs.

The Series B ETNs are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (E-TRACS) issued prior June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A” (the “Series A MTN Program”). UBS Switzerland AG is a co-obligor of such debt securities. However, the Series B ETNs are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Series B ETNs and has no liability with respect to the Series B ETNs. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Series B ETNs, holders of the Series B ETNs will have recourse only against UBS AG, and not against UBS Switzerland AG.

Difference between the Series B ETNs and bank deposits.

An investment in the Series B ETNs may give rise to higher yields than a bank deposit placed with UBS AG or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Series B ETNs carries risks which are very different from the risk profile of a UBS Bank Deposit. The Series B ETNs are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the

Risk Factors

Series B ETNs may have no established trading market when issued, and one may never develop. Investments in the Series B ETNs do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Series B ETNs in the worst case scenario could lose their entire investment. Further, if UBS AG experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Series B ETNs may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

There may not be an active trading market in the Series B ETNs; sales in the secondary market may result in significant losses.

Each series of Series B ETNs is listed on NYSE Arca. However, we are not required to maintain any listing of the Series B ETNs on NYSE Arca or any other exchange. Certain affiliates of UBS AG may engage in limited purchase and resale transactions in the Series B ETNs of any series, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market for the Series B ETNs will develop or continue over time, however if an active secondary market develops and continues, we expect that investors will purchase and sell the Series B ETNs primarily in this secondary market. Even if an active secondary market for the Series B ETNs of a particular series develops or continues, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Series B ETNs in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Series B ETNs and you may suffer significant losses.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Series B ETNs. Any such research, opinions or recommendations could affect the level of the assets underlying the index, the index or the market value of the Series B ETNs.

UBS AG and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Series B ETNs, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Series B ETNs. UBS AG and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Series B ETNs. Any research, opinions or recommendations expressed by UBS AG or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Series B ETNs and the indices to which the Series B ETNs are linked.

Our offering of the Series B ETNs does not constitute a recommendation of the underlying index or the assets underlying the index.

You should not take our offering of the Series B ETNs as an expression of our views about how the index to which the series of Series B ETNs is linked will perform in the future or as a recommendation to invest in the relevant index or the assets underlying such index, including through an investment in the Series B ETNs. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Series B ETNs, including positions in constituent securities included in the relevant index. You should undertake an independent determination of whether an investment in the Series B ETNs is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

The business activities of UBS AG or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Series B ETNs, including acting as Security Calculation Agent in connection with certain series of the Series B ETNs and as Dealer Manager in

Risk Factors

connection with the exchange offers. As noted above, UBS AG and its affiliates expect to engage in trading activities related to the indices and the assets underlying the indices to which the Series B ETNs are linked, that are not for the account of holders of the Series B ETNs or on their behalf. These trading activities may present a conflict between the holders’ interest in the Series B ETNs and the interests UBS AG and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the relevant index, could have an adverse impact on the market value of the Series B ETNs.

If UBS AG experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS AG, which proceedings or measures may have a material adverse effect on the terms and market value of the Series B ETNs and/or the ability of UBS AG to make payments thereunder.

FINMA has broad statutory powers to take measures and actions in relation to UBS AG if (i) it concludes that there is justified concern that UBS AG is over-indebted or has serious liquidity problems or (ii) UBS AG fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS AG. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS AG’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS AG and the holders of Series B ETNs) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS AG is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS AG is a party, (c) the conversion of UBS AG’s debt and/or other obligations, including its obligations under the Series B ETNs, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS AG (a “write-off”), including its obligations under the Series B ETNs. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Series B ETNs) may only take place after (i) all debt instruments issued by UBS AG qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS AG has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS AG could provide that the claims under or in connection with the Series B ETNs will be partially or fully converted into equity or written-off, while preserving other obligations of UBS AG that rank pari passu with, or even junior to, UBS AG’s obligations under the Series B ETNs. Consequently, holders of Series B ETNs may lose all or some of their investment in the Series B ETNs. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS AG), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Series B ETNs or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

USE OF PROCEEDS

We will not receive any proceeds from the exchanges of the Series B ETNs for the Series A ETNs pursuant to the exchange offers. In exchange for issuing the Series B ETNs we will receive the tendered Series A ETNs. The Series A ETNs surrendered in connection with the exchange offers will be cancelled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

UBS is conducting the exchange offers in order to reduce the intercompany exposures of UBS Switzerland AG to UBS AG in line with regulatory recovery and resolution guidance. UBS AG is offering holders of the Series A ETNs the ability to exchange their Series A ETNs on a 1-for-1 basis for the corresponding series of Series B ETNs (as designated in the table below) that do not have the UBS Switzerland Co-obligation, but are otherwise intended to have the same economic terms as the corresponding Series A ETNs for which they are being exchanged.

Terms of the Exchange Offers

In the exchange offers, we are offering in exchange for a holder’s outstanding Series A ETNs the following Series B ETNs on a 1-for-1 basis:

Aggregate Number of Securities Outstanding as of December 2, 2019(1)	Title of Series A ETNs	CUSIP No. of Series A ETNs	Ticker Symbols of Series A ETNs	Title of Series B ETNs Being Offered	CUSIP No. of Series B ETNs Being Offered	Ticker Symbols of Series B ETNs Being Offered
17,900,000	ETRACS Alerian MLP Index ETN due July 18, 2042	90267B682	AMU	ETRACS Alerian MLP Index ETN, Series B due July 18, 2042	90274D374	AMUB

13,100,000	2xLeveraged Long ETRACS linked to the Wells Fargo Business Development Company Index due May 24, 2041	90267B765	BDCL	2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041	90274D424	LBDC

4,355,000	ETRACS linked to the Wells Fargo Business Development Company Index due April 26, 2041	902641588	BDCS	ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041	90274D416	BDCZ

17,000,000	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043	90270L842	CEFL	ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043	90269A468	CEFZ

2,938,680	ETRACS linked to the Bloomberg Commodity Index Total Return due October 31, 2039	902641679	DJCI	ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039	90269A450	DJCB

46,850,000	ETRACS linked to the Alerian MLP Infrastructure Index due April 2, 2040	902641646	MLPI	ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040	90274D382	MLPB

30,240,000	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042	90269A302	MORL	ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042	90274D432	MRRL

4,728,590	ETRACS linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return due April 5, 2038	902641778	UCI	ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038	90274D390	UCIB
(1)

We have registered an amount of Series B ETNs that is more than the number of Series A ETNs currently outstanding to account for potential additional Series A ETN issuances prior to the Final Expiration Date of the exchange offers.

The Exchange Offers

Specifically, in exchange for each $25.00 stated principal amount of Series A ETNs (i.e. 1 Series A ETN security) of any series that is validly tendered prior to 5:00 p.m., New York City time, on an Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date), and not validly withdrawn prior to 5:00 p.m., New York City time, on such Applicable Expiration Date, holders will receive the Exchange Consideration of $25.00 stated principal amount of Series B ETNs (i.e. 1 Series B ETN security) of the corresponding series.

Subject to applicable law, each exchange offer is being made independently of the other exchange offers. In the event that any of the conditions to the exchange offers (as described below) are not satisfied prior to an Applicable Exchange Date, we reserve the right to terminate or withdraw each exchange offer independently of the other exchange offers, as described in this prospectus. We reserve the right to amend each exchange offer independently of the other exchange offers at any time and from time to time, as described in this prospectus.

Any holder of Series A ETNs located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the applicable exchange offer. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person that is not a qualified investor as defined in the Prospectus Regulation.

The economic terms, including the coupon record dates and coupon payment dates (where applicable), of each series of Series B ETNs to be issued by UBS AG in the exchange offers will be the same as those of the corresponding series of Series A ETNs to be exchanged, except for the lack of the UBS Switzerland Co-obligation. Accordingly, on any Business Day, the accrued coupon amount on each corresponding pair of Series A ETNs and Series B ETNs are identical. Holders will receive payment for accrued but unpaid coupon payments (where applicable) on either the Series A ETNs or the Series B ETNs for which they are exchanged, depending on which securities such holder holds on the applicable coupon record date.

Each series of Series B ETNs is a new series of debt securities that will be issued under our Series B Indenture. The terms of the Series B ETNs will include those expressly set forth in such notes, the Series B Indenture and those made part of the Series B Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the conditions discussed under “—Conditions to the Exchange Offers.” We may, at our option and sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by each Applicable Exchange Date. For information about other conditions to our obligations to complete the exchange offers, see “—Conditions to the Exchange Offers.”

Conditions to the Exchange Offers

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions: (a) the registration statement of which this prospectus forms a part having been declared effective by the SEC and (b) the following statements being true:

(1) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers or the exchange of Series A ETNs for Series B ETNs of the corresponding series under an exchange offer, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•

challenges the exchange offers or the exchange of Series A ETNs for Series B ETNs of the corresponding series under an exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers or the exchange of Series A ETNs for Series B ETNs of the corresponding series under an exchange offer; or

The Exchange Offers

•

in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of UBS AG and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to UBS AG of the exchange offers or the exchange of Series A ETNs for Series B ETNs of the corresponding series under an exchange offer, or might be material to holders of Series A ETNs in deciding whether to accept the exchange offers;

(2) None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•	any material adverse change in the United States’ securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) The trustee under the Indenture has not objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers or the exchange of Series A ETNs for Series B ETNs of the corresponding series under an exchange offer, nor has the trustee taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers or the exchange of the Series A ETNs for Series B ETNs of the corresponding series under an exchange offer.

All of these conditions are for our sole benefit and, except as set forth below, may be waived by us, in whole or in part in our sole discretion. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Series A ETNs to challenge such determination in a court of competent jurisdiction. We may, at our option and in our sole discretion, waive any such conditions except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. All conditions to the exchange offers must be satisfied or, where permitted, waived, at or by each Applicable Exchange Date.

If any of these conditions is not satisfied with respect to any or all series of the Series A ETNs, we may, at any time before the Applicable Exchange Date:

(1) terminate any one or more of the exchange offers and promptly return all tendered Series A ETNs of such series to the holders thereof (whether or not we terminate the other exchange offers);

(2) modify, extend or otherwise amend any one or more of the exchange offers and retain all tendered Series A ETNs of such series until the next Applicable Exchange Date, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders” and “—Final Expiration Date; Extensions; Amendments”); or

(3) waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the exchange offers and accept all Series A ETNs tendered and not previously validly withdrawn with respect to any or all series of Series A ETNs.

Final Expiration Date; Extensions; Amendments

The Final Expiration Date for the exchange offers shall be 5:00 p.m., New York City time, on May 1, 2020, subject to our right to extend that date and time with respect to one or more series of Series A ETNs in our sole discretion, in which case the Final Expiration Date shall be the latest date and time to which we have extended the exchange offer of the applicable series.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the exchange offers for each series of Series A ETNs to:

(1)	delay accepting any validly tendered Series A ETNs,

The Exchange Offers

(2)	extend any of the exchange offers, or

(3)	terminate or amend any of the exchange offers, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the exchange offers will be disseminated promptly in accordance with Rule 13e-4(e)(3) under the Exchange Act. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers will remain open following material changes in the terms of the exchange offers or in the information concerning the exchange offers will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 5:00 p.m., New York City time, on the business day immediately following the previously scheduled Final Expiration Date.

If the terms of the exchange offers are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Series A ETNs, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Series A ETNs of such amendment, and will extend the relevant exchange offers as well as extend the withdrawal deadline, or if the Final Expiration Date has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Series A ETNs, if the exchange offers would otherwise expire during such time period.

Subject to applicable law, each exchange offer is being made independently of the other exchange offers. In the event that any of the conditions to the exchange offers (as described above) are not satisfied prior to an Applicable Exchange Date, we reserve the right to terminate or withdraw each exchange offer independently of the other exchange offers, as described in this prospectus. We reserve the right to amend each exchange offer independently of the other exchange offers at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of a Series A ETN by a holder that is not validly withdrawn prior to 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which such Series A ETNs are validly tendered, will constitute a binding agreement between that holder and UBS AG, upon the terms and subject to the conditions of the relevant exchange offer and the letter of instruction, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of Series A ETNs will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Series A ETNs, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

Holders of the Series A ETNs do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Series A Indenture and the Series A ETNs, or under the terms of the Series A Indenture in connection with the exchange offers.

Acceptance of Series A ETNs for Exchange; Series B ETNs

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue Series B ETNs in book-entry form in connection with the exchange offers promptly on each Settlement Date, as applicable based on the date on which such Series A ETNs are tendered (in exchange for Series A ETNs that are properly tendered (and not validly withdrawn) before the Applicable Exchange Date, and accepted for exchange). The Settlement Date applicable

The Exchange Offers

to each holder of Series A ETNs will be determined by reference to the date upon which such holder validly tenders its Series A ETNs, as set forth below:

Exchange Date	Settlement Date

For Series A ETNs validly tendered on or after the date hereof but prior to 5:00 p.m., New York City time, on January 15, 2020 (the “First Exchange Date”) (the “First Exchange Period”)	January 17, 2020 (the “First Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the First Exchange Date but prior to 5:00 p.m., New York City time, on January 30, 2020 (the “Second Exchange Date”)

(the “Second Exchange Period”)

February 3, 2020 (the “Second Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Second Exchange Date but prior to 5:00 p.m., New York City time, on February 13, 2020 (the “Third Exchange Date”)

(the “Third Exchange Period”)

February 18, 2020 (the “Third Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Third Exchange Date but prior to 5:00 p.m., New York City time, on March 3, 2020 (the “Fourth Exchange Date”)

(the “Fourth Exchange Period”)

March 5, 2020 (the “Fourth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fourth Exchange Date but prior to 5:00 p.m., New York City time, on March 17, 2020 (the “Fifth Exchange Date”)

(the “Fifth Exchange Period”)

March 19, 2020 (the “Fifth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Fifth Exchange Date but prior to 5:00 p.m., New York City time, on March 31, 2020 (the “Sixth Exchange Date”)

(the “Sixth Exchange Period”)

April 2, 2020 (the “Sixth Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Sixth Exchange Date but prior to 5:00 p.m., New York City time, on April 16, 2020 (the “Seventh Exchange Date”)

(the “Seventh Exchange Period”)

April 20, 2020 (the “Seventh Settlement Date”)

For Series A ETNs validly tendered at or after 5:00 p.m., New York City time, on the Seventh Exchange Date but prior to 5:00 p.m., New York City time, on the Final Expiration Date

(the “Final Exchange Period”)

May 5, 2020 (the “Final Settlement Date”)

The First Exchange Period, Second Exchange Period, Third Exchange Period, Fourth Exchange Period, Fifth Exchange Period, Sixth Exchange Period, Seventh Exchange Period and the Final Exchange Period are each referred to herein as an “Exchange Period” and together as the “Exchange Periods.”

The First Exchange Date, Second Exchange Date, Third Exchange Date, Fourth Exchange Date, Fifth Exchange Date, Sixth Exchange Date, Seventh Exchange Date and the Final Expiration Date are each referred to herein as an “Applicable Exchange Date.”

We will be deemed to have accepted validly tendered Series A ETNs if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Series B ETNs in

The Exchange Offers

connection with the exchange of Series A ETNs accepted by us will be made by the exchange agent on the applicable Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Series A ETNs for the purpose of receiving Series A ETNs from, and transmitting Series B ETNs to, such holders. If any tendered Series A ETNs are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Series A ETNs are withdrawn prior to 5:00 p.m., New York City time, on the Applicable Exchange Date, such unaccepted or withdrawn Series A ETNs will be returned without expense to the tendering holder promptly after such Applicable Exchange Date.

Procedures for Tendering Series A ETNs

If you hold Series A ETNs and wish to have those notes exchanged for Series B ETNs in the exchange offer, you must validly tender (or cause the valid tender of) your Series A ETNs using the ATOP procedures described in this prospectus and in the accompanying letter of instruction.

The procedures by which you may tender or cause to be tendered Series A ETNs will depend upon the manner in which you hold the Series A ETNs, as described below.

Series A ETNs Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Series A ETNs credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Series A ETNs as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Series A ETNs credited to their accounts. Within two business days after the date of this prospectus, the exchange agent for the Series A ETNs, D.F. King & Co., Inc., as the exchange agent, will establish accounts with respect to the Series A ETNs at DTC for purposes of the exchange offers.

Any DTC participant may tender Series A ETNs by effecting a book-entry transfer of the Series A ETNs to be tendered in the exchange offers into the account of the exchange agent at DTC and electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer, and delivering any other required documents to the exchange agent, before the Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date).

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Series A ETNs that the participant has received and agrees to be bound by the terms of the letter of instruction and that UBS AG may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to 5:00 p.m., New York City time, on the Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date). If the ATOP procedures are not completed prior to 5:00 p.m., New York City time, on the Applicable Exchange Date immediately following the date on which the Series A ETNs are tendered, then those Series A ETNs will not be accepted for exchange in the preceding Exchange Period and will instead be deemed tendered in the next Exchange Period and the issue of corresponding series of Series B ETNs will occur on the Settlement Date referable to such next Exchange Period. If the ATOP procedures are not completed prior to 5:00 p.m., New York City time, on the Final Expiration Date, the Series A ETNs will not be accepted for exchange and will be returned without expense to the tendering holder promptly after the Applicable Exchange Date.

Series A ETNs Held Through a Nominee by a Beneficial Owner

Currently, all of the Series A ETNs are held in book-entry form and can only be tendered by following the procedures described under “—Series A ETNs Held with DTC by a DTC Participant.” However, any beneficial owner whose

The Exchange Offers

Series A ETNs are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before an Applicable Exchange Date, in order for such entity to tender Series A ETNs on your behalf on or prior to 5:00 p.m., New York City time, on the Applicable Exchange Date, in accordance with the terms of the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers. Accordingly, beneficial owners wishing to participate in the exchange offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers.

Letter of Instruction

Subject to and effective upon the acceptance for exchange and issuance of Series B ETNs in exchange for Series A ETNs tendered, by agreeing to the terms of the letter of instruction pursuant to an agent’s message a tendering holder of Series A ETNs:

•

irrevocably sells, assigns and transfers to or upon the order of UBS AG all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Series A ETNs tendered thereby;

•	represents and warrants that the Series A ETNs tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•

irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Series A ETNs (with full knowledge that the exchange agent also acts as the agent of UBS AG), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Series A ETNs tendered to be assigned, transferred and exchanged in the exchange offers;

•

will, upon request, execute and deliver any additional documents deemed by the exchange agent or UBS AG to be necessary or desirable to complete the sale, assignment and transfer of the Series A ETNs tendered;

•

the undersigned acknowledges that none of UBS AG, the dealer manager, the exchange agent, the information agent or the trustee under the Series A Indenture or the Series B Indenture, or any person acting on behalf of any of the foregoing, has made any statement, representation, or warranty, express or implied, to it with respect to UBS AG or the offer or sale of any Series B ETNs, other than the information included in the Prospectus (as supplemented to the Applicable Exchange Date applicable to each holder);

•

acknowledges that it (a) is not resident and/or located in any Member State of the EEA, or if resident and located in any Member State of the EEA, it is not a retail investor; for these purposes, “retail investor” means a person who is one (or more) of: (1) a retail client as defined in point (11) of Article 4(1) of MiFID II, (2) a customer within the meaning of Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (3) a person that is not a qualified investor as defined in the Prospectus Regulation; and (b) is acting for its own account, or, if it is acting as agent, each principal it is acting for is not a retail investor;

•

acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Order; or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the exchange offers in, from or otherwise involving the United Kingdom; and

The Exchange Offers

•

will be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire or hold the Series B ETNs constitutes assets of any (a) employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plan, individual retirement account or other arrangement that is subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), (c) plan subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), or (d) entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements or (ii) the acquisition and holding of the Series B ETNs by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions.

Withdrawal of Tenders

Tenders of Series A ETNs in connection with any of the exchange offers may be withdrawn at any time prior to 5:00 p.m., New York City time, on the next Applicable Exchange Date immediately following the date on which such Series A ETNs are validly tendered. Following each Applicable Exchange Date, Series A ETNs that were tendered in the preceding Exchange Period may not be validly withdrawn unless UBS AG is otherwise required by law to permit such withdrawal.

For example, Series A ETNs validly tendered in the First Exchange Period may be withdrawn at any time prior to 5:00 p.m., New York City time, on the First Exchange Date. Following the First Exchange Date, any Series A ETNs tendered in the First Exchange Period but not withdrawn prior to 5:00 p.m., New York City time, on the First Exchange Date may no longer be validly withdrawn, unless UBS AG is otherwise required by law to permit such withdrawal. Similarly, Series A ETNs tendered in the Second Exchange Period may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Second Exchange Date. Following the Second Exchange Date, any Series A ETNs tendered in the Second Exchange Period but not withdrawn prior to 5:00 p.m., New York City time, on the Second Exchange Date may no longer be validly withdrawn, unless UBS AG is otherwise required by law to permit such withdrawal.

Beneficial owners desiring to withdraw Series A ETNs previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Series A ETNs. In order to withdraw Series A ETNs previously tendered, a DTC participant may, prior to 5:00 p.m., New York City time, on the Applicable Exchange Date (and in any event not later than 5:00 p.m., New York City time, on the Final Expiration Date), withdraw its instruction previously transmitted through ATOP by complying with DTC’s procedures for withdrawal of tenders. A withdrawal may be effected by a properly submitted “Request Message” through ATOP, which must:

•	contain the name and number of the DTC participant whose name appears on the security position listing as the owner of such tendered Series A ETNs;

•	contain a description of the series of Series A ETNs to be withdrawn, and the number of securities of each series of Series A ETNs subject to the withdrawal request; and

•	be signed by such DTC participant in the same manner as the participant’s name is listed in the applicable agent’s message.

A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

Withdrawals of tenders of Series A ETNs may not be rescinded and any Series A ETNs withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Series A ETNs, however, may be re-tendered by following the procedures described above at any time prior to 5:00 p.m., New York City time, on the Final Expiration Date of the applicable exchange offer.

The Exchange Offers

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series A ETNs in connection with the exchange offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Series A ETNs in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of instruction) will be final and binding on all parties. None of UBS AG, its subsidiaries, the exchange agent, the information agent, the dealer manager, the trustee under the Series A Indenture, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Series A ETNs involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by us, in whole or in part, in our sole discretion, except that we may not waive the condition that the registration statement of which this prospectus forms a part be declared effective by the SEC). Series A ETNs received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Series A ETNs by crediting an account maintained at DTC, as applicable, designated by such participant, in either case promptly after the Applicable Exchange Date immediately following the date on which such Series A ETNs were tendered, or the withdrawal or termination of the applicable exchange offer.

We may also in the future seek to acquire untendered Series A ETNs in open-market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these exchange offers. Within several months following the Final Expiration Date, we expect to exercise our contractual call right to redeem all remaining unexchanged Series A ETNs pursuant to the terms of each series of Series A ETNs. Following the redemption of all remaining unexchanged Series A ETNs of a given series, no further securities of that series will remain outstanding and such series will cease to be listed on NYSE Arca.

Exchange Agent

D.F. King & Co., Inc., the exchange agent, has been appointed as the exchange agent for the exchange offers for the Series A ETNs. D.F. King & Co., Inc., may contact holders of Series A ETNs by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers to beneficial holders. All correspondence in connection with the exchange offers for the Series A ETNs should be sent or delivered by each holder of Series A ETNs, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to D.F. King & Co., Inc. at the address and telephone number set forth on the back cover page of this prospectus.

We will pay the exchange agent’s reasonable and customary fees for its services and will reimburse the exchange agent for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers for the Series A ETNs, and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of instruction should be directed to the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus.

Dealer Manager

UBS Securities LLC is acting as dealer manager in connection with the exchange offers for the Series A ETNs. The dealer manager may contact holders of Series A ETNs by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers to beneficial holders. Questions regarding the terms of the exchange offers may be directed to the dealer

The Exchange Offers

manager at its address and telephone numbers listed on the back cover page of this prospectus. At any given time, the dealer manager may trade the Series A ETNs or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the Series A ETNs. The dealer manager and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders with respect to the Series A ETNs will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer manager, as well as by officers and other employees of UBS AG and its affiliates.

Tendering holders of Series A ETNs will not be required to pay any fee or commission to the dealer manager. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE SERIES B ETNS AND THE SERIES A ETNS

The following is a summary of the material terms of the Series B ETNs and the Series A ETNs that differ. This summary does not purport to be complete and is qualified in its entirety by reference to the Series B Indenture and the Series A Indenture, which govern the Series B ETNs and the Series A ETNs, respectively. Copies of those indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

The Series B ETNs are intended to have the same economic terms as the applicable Series A ETNs for which they are being exchanged, except for the lack of the UBS Switzerland Co-obligation.

The Series A ETNs were issued prior to June 12, 2015 and are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” The Series A ETNs were issued under and are governed by the Series A Indenture. UBS Switzerland AG is a co-obligor of the Series A ETNs. As a result, if UBS AG fails to perform and observe every covenant of the Series A Indenture to be performed or observed by UBS AG with respect to the Series A ETNs, holders of the Series A ETNs have recourse against both UBS AG and UBS Switzerland AG.

The Series B ETNs are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 12, 2015. The Series B ETNs were issued under and are governed by the Series B Indenture. As a result, UBS Switzerland AG is not a co-obligor of the Series B ETNs and has no liability with respect to the Series B ETNs. If UBS AG fails to perform and observe every covenant of the Series B Indenture to be performed or observed by UBS AG with respect to the Series B ETNs, holders of the Series B ETNs have recourse only against UBS AG, and not against UBS Switzerland AG.

DESCRIPTION OF THE SERIES B ETNS

For purposes of this section entitled “Description of the Series B ETNs” references to UBS, “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In particular, the Series B ETNs are obligations solely of UBS AG, and not any of its subsidiaries, including, without limitation, UBS Switzerland AG. Also, in this section, references to “holders” and “you” mean those who own Series B ETNs registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in Series B ETNs registered in street name or in Series B ETNs issued in book-entry form through one or more depositaries. Owners of beneficial interests in the Series B ETNs should read the section below entitled “Legal Ownership and Book-Entry Issuance.” The following is a summary of the material provisions of the Series B Indenture. Because this is a summary, it may not contain all the information that is important to you. You should read the Series B Indenture in its entirety. See “Where You Can Find More Information.”

The specific terms of each series of Series B ETNs are described in the sections entitled “Specific Terms of the Securities” in each of the corresponding Annexes A – H hereto, as applicable. The specific terms of each series of Series B ETNs described in the applicable Annexes to this Prospectus modify or supplement those described below and, if the terms described there are inconsistent with the terms described here, the terms described there are controlling. Holders should read the Annex relevant to their series of Series B ETNs.

Title of Series B ETNs	Terms of Series B ETNs (Annex)

ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (Ticker: AMUB)	Annex A

2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041 (Ticker: LBDC)	Annex B

ETRACS Wells Fargo Business Development Company Index ETN Series B due April 26, 2041 (Ticker: BDCZ)	Annex C

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (Ticker: CEFZ)	Annex D

ETRACS Bloomberg Commodity Index Total Return ETN Series B due October 31, 2039 (Ticker: DJCB)	Annex E

ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040 (Ticker: MLPB)	Annex F

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042 (Ticker: MRRL)	Annex G

ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038 (Ticker: UCIB)	Annex H

The Series B Indenture

As required by U.S. federal law for publicly offered bonds and notes, the Series B ETNs are governed by a document called an indenture. The Series B Indenture is a contract between us and U.S. Bank Trust National Association, which acts as trustee.

The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, remedies and waiver of default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “—Our relationship with the Trustee” below for more information about the trustee.

Description of the Series B ETNs

We may issue many series of Series B ETNs under the Series B Indenture

We may issue as many distinct series of Series B ETNs under the Series B Indenture as we wish. This section summarizes terms of the Series B ETNs that apply generally to all series. The provisions of the Series B Indenture allow us not only to issue Series B ETNs with terms different from those of Series B ETNs previously issued under the Series B Indenture, but also to “reopen” a previous issue of a series of Series B ETNs and issue additional Series B ETNs of that series. Most of the financial and other specific terms of your series, will be described in the Annex(es) applicable to your series of Series B ETNs, which accompany this prospectus. Those terms may vary from the terms described here.

We may issue Series B ETNs separately or together with other Series B ETNs.

As you read this section, please remember that the specific terms of your Series B ETNs as described in the annex(es) applicable to your series of Series B ETNs will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the Annex(es) applicable to your series of Series B ETNs and this prospectus, the specific terms set forth in the relevant Annex(es) will control. Thus, the statements we make in this section may not apply to your series of Series B ETNs.

When we refer to a series of debt securities, we mean a series issued under the Series B Indenture. When we refer to the applicable Annex(es), we mean the Annex(es) to this prospectus describing the specific terms of the applicable series of Series B ETNs that you will receive in exchange for the corresponding series of Series A ETNs in the exchange offer. The terms used in the Annex(es) applicable to your series of Series B ETNs will have the meanings described in this prospectus, unless otherwise specified.

The Series B ETNs we issue to you will be part of the series of debt securities referred to as our “medium-term notes, Series B.” The Series B notes are a single distinct series under the Series B Indenture, and we may issue Series B notes in such amounts, at such times and on such terms as we wish. The Series B notes will differ from one another, and from any other series, in their terms, but all of the Series B notes together will constitute a single series for all purposes under the Series B Indenture pursuant to which they will be issued.

Amounts that we may issue

The Series B Indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We have already issued Series B notes, many of which are currently outstanding. We intend to issue additional Series B notes, and may issue additional Series B notes at any time, without your consent and without notifying you. We may also issue debt securities and other securities at any time without your consent and without notifying you.

The Series B Indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a Series B ETN means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a Series B ETN is its face amount.

The term “stated maturity” with respect to any Series B ETN means the day on which the principal amount of your Series B ETN is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the Series B ETN. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

Description of the Series B ETNs

When we refer to the “stated maturity” or the “maturity” of a Series B ETN without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This section is only a summary

The Series B Indenture and its associated documents, including your series of Series B ETNs, contain the full legal text governing the matters described in this section and the Annex(es) applicable to your series of Series B ETNs. We have filed a copy of the Series B Indenture with the SEC as an exhibit to our registration statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

This section and the Annex(es) applicable to your series of Series B ETNs summarize all the material terms of the Series B Indenture and your series of Series B ETNs. They do not, however, describe every aspect of the Series B Indenture and your series of Series B ETNs. For example, in this section and the Annex(es) applicable to your series of Series B ETNs, we use terms that have been given special meaning in the Series B Indenture, but we describe the meaning of only the more important of those terms.

Governing law

The Series B Indenture is, and the Series B ETNs will be, governed by New York law.

Redemption and Repayment

Your Series B ETNs will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your Series B ETNs. In addition, we will not be entitled to redeem your Series B ETN before its stated maturity (except for certain tax reasons, as described below) unless the Annex(es) applicable to your series of Series B ETNs specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your Series B ETN from you, before its stated maturity, unless the Annex(es) applicable to your series of Series B ETNs specifies one or more repayment dates.

If the Annex(es) applicable to your series of Series B ETNs specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your Series B ETN. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of Series B ETNs during those periods will apply.

If the Annex(es) applicable to your series of Series B ETNs specifies one or more redemption dates, your Series B ETN will be redeemable at our option on any of those dates. If the Annex(es) applicable to your series of Series B ETNs specifies a redemption commencement date, your Series B ETN will be redeemable at our option at any time on or after that date. If we redeem your Series B ETN, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your Series B ETN is redeemed.

If the Annex(es) applicable to your series of Series B ETNs specifies a repayment date, your Series B ETN will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date. If we exercise an option to redeem any series B ETN, we will give the trustee and the holders written notice of the principal amount of the Series B ETN to be redeemed, not less than 5 business days nor more than 60 days before the applicable redemption date unless otherwise specified in the Annex(es) applicable to your series of Series B ETNs. We will give the notice in the manner described below in “—Notices.”

If a Series B ETN represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from

Description of the Series B ETNs

their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase Series B ETNs from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Series B ETNs that we or they purchase may, at our discretion, be held, resold or cancelled.

Optional Tax Redemption

In addition to the situations described above under “—Redemption and Repayment,” we also have the option to redeem the Series B ETNs in two situations described below, unless otherwise indicated in the Annex(es) applicable to your series of Series B ETNs. The redemption price for the Series B ETNs will be equal to the principal amount of the Series B ETNs being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the Series B ETNs unless otherwise specified in the Annex(es) applicable to your series of Series B ETNs.

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The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under “—Payment of Additional Amounts.”

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the Annex(es) applicable to your series of Series B ETNs and in a relevant jurisdiction, as defined in “—Payment of Additional Amounts” below. If UBS is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

•

The second situation is where a person located outside of a relevant jurisdiction into which UBS is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the Series B ETNs even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

A relevant jurisdiction may require UBS to withhold amounts from payments on the principal or interest on a Series B ETN for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, UBS may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

By relevant jurisdiction, we mean Switzerland or a jurisdiction in which the UBS branch through which the Series B ETNs are issued is located. UBS will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a Series B ETN, if such payment can be made without such deduction or withholding by any other paying agent, or in respect of taxes or other governmental charges that would not have been imposed but for

•	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the Series B ETN and the receipt of payments on it;

•	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

Description of the Series B ETNs

•

a failure to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the European Union);

•

any taxes which would not have been imposed but for your presentation, or a presentation on your behalf, of a Series B ETN payment on a date more than 15 days after the date on which such payment on the Series B ETN becomes due and payable or on which the payment is duly provided for, whichever occurs later; or

•	any combination of the items listed above.

In addition, no additional amounts will be required to be paid on account of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS is organized. The Annex(es) applicable to your series of Series B ETNs may describe additional circumstances in which UBS would not be required to pay additional amounts.

Mergers and similar transactions

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell our assets substantially as an entirety to another firm. With regard to any series of Series B ETNs, we may not take any of these actions, however, unless all the following conditions are met:

•

If the successor firm in the transaction is not UBS, the successor firm must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the Series B Indenture. The successor firm must be organized under the laws of Switzerland.

•

Immediately after the transaction, no default under the Series B ETNs of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, remedies and waiver of default.”

If the conditions described above are satisfied with respect to the Series B ETNs of any series, we will not need to obtain the approval of the holders of those Series B ETNs in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor firm is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to the Series B ETNs.

Default, remedies and waiver of default

You will have special rights if an event of default with respect to your series of Series B ETNs occurs and is not cured, as described in this subsection.

Description of the Series B ETNs

Events of default

Unless the Annex(es) applicable to your series of Series B ETNs says otherwise, when we refer to an event of default with respect to any series of Series B ETNs, we mean any of the following:

•	We do not pay the principal or any premium (including delivering any security or other property deliverable) on any Series B ETN of that series at its maturity;

•	We do not pay interest on any Series B ETNs of that series within 30 days after it becomes due and payable;

•	We do not deposit a sinking fund payment with regard to any Series B ETNs of that series on its due date, but only if the payment is required in the Annex applicable to that series of Series B ETNs;

•

We remain in breach of any other covenant we make in the Series B Indenture for the benefit of the Series B ETNs of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of not less than 10% in principal amount of the relevant series of Series B ETNs then outstanding;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS occur; or

•	If the Annex(es) applicable to your series of Series B ETNs states that any additional event of default applies to your series, that event of default occurs.

Remedies if an event of default occurs

If an event of default has occurred with respect to any series of Series B ETNs and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all Series B ETNs of that series then outstanding may declare the entire principal amount of the Series B ETNs of that series to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS, the entire principal amount of the Series B ETNs of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of Series B ETNs. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the Series B ETNs of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. The trustee will be obligated to use those of its rights and powers under the Series B Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the Series B Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all Series B ETNs of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the Series B Indenture with respect to the Series B ETNs of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any Series B ETN, all of the following must occur:

•	The holder of your Series B ETN must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of not less than 25% in principal amount of all Series B ETNs of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action.

Description of the Series B ETNs

•	The trustee must not have taken action for 60 days after the above steps have been taken.

•

During those 60 days, the holders of a majority in principal amount of the Series B ETNs of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all Series B ETNs of your series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your Series B ETN on or after its due date.

Waiver of default

The holders of not less than a majority in principal amount of the Series B ETNs of any series may waive a default for all Series B ETNs of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your Series B ETN, however, without the approval of the particular holder of that Series B ETN.

We will give the trustee information about defaults annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the Series B Indenture and the Series B ETNs, or else specifying any default under the Series B ETNs.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity of the Series B ETNs. Book-entry and other indirect owners are described below under “Legal Ownership and Book Entry Issuance.”

Modification and waiver of covenants

There are three types of changes we can make to the Series B Indenture and the Series B ETNs of any series.

Changes requiring each holder’s approval

First, there are changes that cannot be made without the approval of each holder of a Series B ETN affected by the change. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a Series B ETN;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a Series B ETN;

•	permit redemption of a Series B ETN if not previously permitted;

•	impair any right a holder may have to require repayment of his or her Series B ETN;

•	impair any right that a holder of an indexed or any other Series B ETN may have to exchange or convert the Series B ETN for or into securities or other property;

•	change the currency of any payment on a Series B ETN other than as permitted by the Series B ETN;

•	change the place of payment on a Series B ETN, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on his or her Series B ETN;

•

reduce the percentage in principal amount of the Series B ETNs of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the Series B Indenture or those Series B ETNs;

•

reduce the percentage in principal amount of the Series B ETNs of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the Series B Indenture or to waive defaults; and

Description of the Series B ETNs

•

change the provisions of the Series B Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected Series B ETN.

Changes not requiring approval of holders

The second type of change does not require any approval by holders of the Series B ETNs of an affected series. This type of change is limited to clarifications and changes that would not adversely affect the Series B ETNs of that series in any material respect. We also do not need any approval to make changes that affect only Series B ETNs to be issued under the Series B Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular Series B ETN, even if they affect other Series B ETNs. In those cases, we do not need to obtain the approval of the holder of the unaffected Series B ETN; we need only obtain any required approvals from the holders of the affected debt Series B ETNs.

Changes requiring majority approval

Any other change to the Series B Indenture and the Series B ETNs would require the following approval:

•	If the change affects only the Series B ETNs of a particular series, it must be approved by the holders of 66 2⁄3% in principal amount of the Series B ETNs of that series.

•

If the change affects the Series B ETNs of more than one series of Series B ETNs issued under the Series B Indenture, it must be approved by the holders of 66 2⁄3% in principal amount of all series affected by the change, with the Series B ETNs of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

•	In each case, the required approval must be given by written consent.

Majority approval would be required for us to obtain a waiver of any of our covenants in the Series B Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and similar transactions.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular Series B ETN, or in the Series B Indenture as it affects that Series B ETN, that we cannot change without the approval of the holder of that Series B ETN as described above under “—Changes requiring each holder’s approval,” unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Series B Indenture or the Series B ETNs or request a waiver.

Special rules for action by holders

When holders take any action under the Series B Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only outstanding Series B ETNs are eligible

Only holders of outstanding Series B ETNs of the applicable series will be eligible to participate in any action by holders of Series B ETNs of that series. Also, we will count only outstanding Series B ETNs in determining whether the various percentage requirements for taking action have been met. For these purposes, a Series B ETN will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption; or

Description of the Series B ETNs

•	if we or one of our affiliates, such as UBS Securities LLC or UBS Financial Services Inc., is the beneficial owner.

Determining record dates for action by holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Series B Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global Series B ETNs may differ from those for other debt securities.

Form, exchange and transfer of Series B ETNs

We will issue each Series B ETN in global—i.e., book-entry—form only, unless we specify otherwise in the Annex(es) applicable to your series of Series B ETNs. Series B ETNs in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the Series B ETNs represented by the global security. Those who own beneficial interests in a global Series B ETN will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book Entry Issuance.” Unless we specify otherwise in the Annex(es) applicable to your series of Series B ETNs, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all Series B ETNs in global form.

In addition, we will generally issue each Series B ETN in registered form, without coupons, unless we specify otherwise in the Annex(es) applicable to your series of Series B ETNs. If we issue a Series B ETN in bearer form, the Annex(es) applicable to your series of Series B ETNs will describe the provisions that would apply to that security.

If a Series B ETN is issued as a global Series B ETN, only the depositary—e.g., DTC—will be entitled to transfer and exchange the Series B ETN or exercise any other rights of a holder as described in this subsection, since the depositary will be the sole holder of the Series B ETN.

If any Series B ETNs cease to be issued in global form, then unless we indicate otherwise in the Annex(es) applicable to your series of Series B ETNs, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $25.00 stated principal amount per security.

Holders may exchange their Series B ETNs for Series B ETNs of smaller denominations (subject to the limit above) or combined into fewer Series B ETNs of larger denominations, as long as the total principal amount is not changed. You may not exchange your Series B ETNs for securities of a different series or having different terms, unless the Annex(es) applicable to your series of Series B ETNs says you may.

Holders may exchange or transfer their Series B ETNs at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated Series B ETNs at that office. We have appointed the trustee to act as our agent for registering Series B ETNs in the names of holders and transferring and replacing Series B ETNs. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their Series B ETNs, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or

Description of the Series B ETNs

exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any Series B ETNs.

If we have designated additional transfer agents for your Series B ETNs, they will be named in the Annex(es) applicable to your series of Series B ETNs. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the Series B ETNs of any series are redeemable and we redeem less than all those Series B ETNs, we may block the transfer or exchange of those Series B ETNs during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing or during any other period specified in the Annex(es) applicable to your series of Series B ETNs, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any Series B ETN selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Series B ETN being partially redeemed.

The rules for exchange described above apply to exchanges of Series B ETNs for other Series B ETNs of the same series and kind. If a Series B ETN is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the Annex(es) applicable to your series of Series B ETNs.

Payment mechanics for Series B ETNs

Who receives payments

If interest is due on a Series B ETN on an interest payment date, we will pay the interest to the person in whose name the Series B ETN is registered at the close of business on the regular record date described below relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the Series B ETN. If principal or another amount besides interest is due on a Series B ETN at maturity, we will pay the amount to the holder of the Series B ETN against surrender of the Series B ETN at a proper place of payment (or, in the case of a global Series B ETN, in accordance with the applicable policies of the depositary).

Business Days

The term “business day” means, for any Series B ETN, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in the Annex(es) applicable to your series of Series B ETNs.

How will we make payments due in U.S. dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Series B ETNs. We will make payments on a global Series B ETN in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the Series B ETN. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book Entry Issuance—What is a Global Security?”

Payments on Non-Global Series B ETNs. We will make payments on a Series B ETN in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the Series B ETN. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Description of the Series B ETNs

Alternatively, if a non-global Series B ETN has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the Series B ETN by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the Series B ETN is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their Series B ETNs.

Payment when offices are closed

If any payment is due on a Series B ETN on a day that is not a business day, we will make the payment on the next day that is a business day. Unless specified otherwise in the Annex(es) applicable to your series of Series B ETNs, payments postponed to the next business day in this situation will be treated under the Series B Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any Series B ETN or the Series B Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Paying agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices Series B ETNs in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Settlement mechanics

The settlement mechanics applicable to Series B ETNs calling for physical settlement will be described in the Annex(es) applicable to your series of Series B ETNs.

Unclaimed payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global Series B ETN will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of Series B ETNs not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Description of the Series B ETNs

Our relationship with the trustee

U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association holds Series B ETNs issued by us and serves as trustee or agent with regard to other obligations of UBS or its subsidiaries.

U.S. Bank Trust National Association is serving as the trustee for the Series B ETNs and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

U.S. Bank Trust National Association’s address is 100 Wall Street, Suite 1600, New York, NY 10005.

LEGAL OWNERSHIP AND BOOK ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each Series B ETN in registered form will be represented by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the Series B Indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the Trustee under the Series B Indenture and the obligations, if any, of any other third parties employed by us or the Trustee under the Series B Indenture, run only to the holders of the

Legal Ownership and Book Entry Issuance

securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the Series B Indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Series B Indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this section, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section, we mean the Series B ETNs in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

The depositary for each series of securities will be The Depository Trust Company, New York, New York, which is known as “DTC.”

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

The Series B ETNs will be issued in global form only and will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Legal Ownership and Book Entry Issuance

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest, as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

The Series B ETNs are issued only in the form of a global security. Investors should therefore be aware of the following:

•

An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the Trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the Trustee also do not supervise the depositary in any way.

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if an event of default under the Series B Indenture has occurred with regard to the Series B ETNs and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the Trustee is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

We believe, and intend to take the position, that the exchange of Series A ETNs for Series B ETNs should not be treated as a disposition of the Series A ETNs for U.S. federal income tax purposes and you should accordingly not recognize gain or loss for U.S. federal income tax purposes in connection with such an exchange. If this treatment is respected for tax purposes, your tax basis and holding period in the Series B ETNs will be the same as your tax basis and holding period in the Series A ETNs, and you will be subject to U.S. tax in respect of the Series B ETNs in the same manner as in respect of the Series A ETNs.

It is possible that the Internal Revenue Service (“IRS”) could successfully assert that the exchange of Series A ETNs for Series B ETNs should be treated as a taxable disposition of the Series A ETNs for U.S. federal income tax purposes, in which case you would generally recognize gain or loss for U.S. federal income tax purposes in connection with the exchange.

In addition, as discussed in the offering documents for certain of the Series A ETNs, a non-U.S. holder (as defined in the Annexes hereto) of certain Series A ETNs will generally be subject to the Section 871(m) withholding tax unless the holder acquired the Series A ETN before January 1, 2017 (a “grandfathered ETN”). Because we believe that an exchange of Series A ETNs for Series B ETNs should not be treated as a disposition of the Series A ETNs for tax purposes, we believe that a non-U.S. holder of a grandfathered ETN should likewise be grandfathered from the Section 871(m) tax in respect of Series B ETNs that it receives in exchange for a grandfathered ETN. However, as discussed above, it is possible that the IRS could successfully assert that the exchange of Series A ETNs for Series B ETNs should be treated as a taxable disposition of the Series A ETNs for U.S. federal income tax purposes, in which case a non-U.S. holder that exchanges a grandfathered ETN for a Series B ETN would no longer be exempt from the Section 871(m) tax. In addition, even if a non-U.S. holder should be treated as grandfathered from the Section 871(m) tax in respect of a Series B ETN that it receives in exchange for a grandfathered ETN, it is possible that a withholding agent will be unable to identify which Series B ETNs are exempt from the Section 871(m) withholding tax (because it may be unable to identify the holder’s acquisition date for the corresponding Series A ETN), in which case the withholding agent may impose the Section 871(m) tax in respect of all Series B ETNs that are held by a non-U.S. holder. The non-U.S. holder could then claim a refund of the withholding tax, although the procedures to do so may be cumbersome.

Holders of the Series A ETNs that participate in the exchange should consult their tax advisors regarding the U.S. federal income tax treatment of the exchange as well as the tax consequences to them under any state, local or non-U.S. tax jurisdiction.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the Series B ETNs or the possession, circulation or distribution of this prospectus or any material relating to us, the Series A ETNs or the Series B ETNs in any jurisdiction where action for that purpose is required. Accordingly, the Series B ETNs offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Series A ETNs or Series B ETNs in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer manager and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The Series B ETNs will be issued in denominations of $25.00 stated principal amount per security.

VALIDITY OF NOTES

The Series B ETNs are being passed upon for UBS AG by Sullivan & Cromwell LLP, New York, New York as to matters of New York law and by Homburger AG as to matters of Swiss law.

EXPERTS

Ernst & Young Ltd, independent registered public accounting firm, has audited UBS’s consolidated financial statements included in UBS’s Annual Report on Form 20-F for the year ended December 31, 2018, and the effectiveness of UBS’s internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference herein. UBS’s financial statements are incorporated by reference in reliance on Ernst & Young Ltd’s reports, given on their authority as experts in accounting and auditing.

Annex A

ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (“AMUB”)

A

ETRACS Alerian MLP Index ETN Series B* due July 18, 2042

The ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (the “Securities”) are senior unsecured debt securities issued by UBS that provide exposure to potential price appreciation in the Alerian MLP Index (the “Index”), subject to an Accrued Tracking Fee (as described below) based on a Quarterly Tracking Fee of 0.20% (equivalent to 0.80% per annum). Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Accrued Tracking Fee, as described herein. You will receive a cash payment upon early redemption based on the performance of the Index less the Accrued Tracking Fee and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee.

The Securities do not guarantee any return of your initial investment. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index as measured by the VWAP Level (calculated as described herein) declines or does not increase by an amount sufficient to offset the Accrued Tracking Fee and the Redemption Fee Amount, if applicable. Any payment on the Securities at maturity or upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investment in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on July 18, 2042.

➢	The Securities do not guarantee any return of principal and, although they may pay a quarterly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢

The Accrued Tracking Fee based on a Quarterly Tracking Fee of 0.20% (equivalent to 0.80% per annum) will diminish the value of the Securities by reducing the amount of any quarterly coupon payment, cash payment at maturity or upon exercise by UBS of its call right or upon early redemption, as described herein, and any such payments may be zero.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the performance of the Index at the end of the applicable measurement period and reduced by the Accrued Tracking Fee, as described herein, and any such payments may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the performance of the Index on the Redemption Measurement Date, less the Redemption Fee Amount and the Accrued Tracking Fee, as described herein.

See “Risk Factors” beginning on page A-18 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

Initial Term:	Approximately 26.75 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date or the UBS Call Right, each as described below.

Maturity Date:	July 18, 2042, subject to adjustment.

Stated Principal Amount:	$25.00 per Security.

Underlying Index:	The Alerian MLP Index measures the composite performance of energy infrastructure master limited partnerships (“MLPs”), and is calculated by S&P Dow Jones Indices using a capped, float-adjusted, capitalization-weighted methodology. We refer to the MLPs included in the Index as the “Index constituents.” The Index constituents earn the majority of their cash flow from qualifying activities involving energy commodities, which include gathering and processing, liquefaction, pipeline transportation, rail terminaling, and storage. For a detailed description of the Index, see “Alerian MLP Index” beginning on page A-30.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the VWAP Level (calculated by the VWAP Calculation Agent as described herein), and not by the closing level of the Index.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page A-39, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Cash Settlement Amount.

Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date, commencing on December 8, 2015, subject to adjustment. The final Coupon Payment Date will be the Maturity Date.

Quarterly Tracking Fee:	The Accrued Tracking Fee is based on the Quarterly Tracking Fee, which is, as of any date of determination, an amount per Security equal to the product of (i) 0.20% (equivalent to 0.80% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Current Indicative Value:	The “Current Indicative Value” as determined by the Security Calculation Agent means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP Level as of such date and the denominator of which is equal to the Initial VWAP Level. As of December 2, 2019, the Current Indicative Value was $12.5851, however, the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

Payment at Maturity; Cash Settlement Amount:	For each Security, unless earlier redeemed or called, you will receive at maturity a cash payment equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the Redemption Measurement Date, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the Redemption Measurement Date, minus (e) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” UBS has determined to offer all holders of the Securities the option, upon

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*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “UBS AG Exchange Traded Access Securities (ETRACS) Alerian MLP Index ETN due July 18, 2042” (the “Series A AMU ETRACS”), except for the lack of the co-obligation of UBS Switzerland AG.

early redemption and solely for purposes of determining the Redemption Amount, but not for any other purpose, to elect that the Index Performance Ratio (which is used to determine the Redemption Amount) be calculated using the Index Closing Level on the Redemption Valuation Date instead of the Final VWAP Level. If the redeeming holder so elects, the Index Performance Ratio will be calculated, for purposes of determining the Redemption Amount, as:

Index Closing Level on the Redemption Measurement Date

Initial VWAP Level

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

Redemption Fee Amount:	0.125% of the Current Indicative Value

UBS Call Right:	On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.”

Index Performance Ratio:	On any Index Business Day: Final VWAP Level Initial VWAP Level

Index Closing Level	The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

Initial VWAP Level:	396.997, the VWAP Level on July 17, 2012, as determined by the VWAP Calculation Agent.

Final VWAP Level:	As determined by the VWAP Calculation Agent, the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or on any Redemption Measurement Date, as applicable.

VWAP Level:	On any Index Business Day, as calculated by the VWAP Calculation Agent, (1) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published unit weighting of that Index constituent as of such date, divided by (2) the Index Divisor as of such date. As of October 7, 2015, the VWAP Level was 340.761..

VWAP:	With respect to each Index constituent, as of any date of determination, the volume-weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the Primary Exchange for each Index constituent.

VWAP Calculation Agent:	New York Stock Exchange (“NYSE”)

Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Index — Index Equations.”

Security Calculation Agent:	UBS Securities LLC

Index Calculation Agent:	S&P Dow Jones Indices (“S&P”)

Calculation Date:	July 9, 2042, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

Listing:	The Securities are listed on NYSE Arca under the symbol “AMUB.” There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

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Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (i) the Stated Principal Amount multiplied by the Index Performance Ratio calculated using the levels of the Index instead of VWAP Levels as of such time, less (ii) the Accrued Tracking Fee as of such time and date assuming such time and date is the Redemption Measurement Date, plus (iii) assuming such time and date is the Redemption Measurement Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

Indicative Value Symbol of the Securities:

The closing indicative value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

AMUBIV <INDEX> (Bloomberg); ^AMUB-IV (Yahoo! Finance)

Intraday Indicative Value of the Index:	On each Index Business Day, NYSE Arca, or a successor Index Calculation Agent, will calculate and publish the “intraday indicative value of the Index” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMZ.”

Accrued Tracking Fee:

(1) The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the Quarterly Tracking Fee calculated as of the first Coupon Valuation Date. (For the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding August 17, 2015.)

(2) The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first and last Coupon Valuation Dates is an amount equal to the Quarterly Tracking Fee calculated as of such Coupon Valuation Date, plus the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(3) The Accrued Tracking Fee with respect to the last Coupon Valuation Date is an amount equal to (a) the product of (i) the Quarterly Tracking Fee as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 90, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(4) The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Quarterly Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 90, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

(5) The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) a product of (i) the Quarterly Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus (b) the Adjusted Tracking Fee Shortfall, if any.

Reference Distribution Amount:	The Reference Distribution Amount means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding August 17, 2015 to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to a cash distribution for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Tracking Fee Shortfall:	To the extent the Reference Distribution Amount on any Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date.

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Stub Reference Distribution Amount:	The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5 ths, 3/5 ths, 2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or the Call Measurement Period.

Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Initial VWAP Level divided by 25.

Adjusted Coupon Amount:	With respect to any Redemption Measurement Date or Call Valuation Date, as applicable, a coupon payment, if any, in an amount in cash equal to the excess, if any, of the Adjusted Reference Distribution Amount, calculated as of such Redemption Measurement Date or Call Valuation Date, as applicable, over the Adjusted Tracking Fee, calculated as of such Redemption Measurement Date or Call Valuation Date.

Adjusted Reference Distribution Amount:	As of any Redemption Measurement Date or the Call Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Measurement Date occurs prior to the first Coupon Valuation Date, the period from and excluding August 17, 2015) to and including such Redemption Measurement Date or Call Valuation Date.

Adjusted Tracking Fee:	As of any Redemption Measurement Date occurring prior to the first Coupon Valuation Date, an amount equal to the product of (i) the Quarterly Tracking Fee as of such Redemption Measurement Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding August 17, 2015 to and including such Redemption Measurement Date, and the denominator of which is 90.

As of any Redemption Measurement Date, or the Call Valuation Date, as applicable, occurring on or after the first Coupon Valuation Date, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Quarterly Tracking Fee as of such Redemption Measurement Date or Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Measurement Date or Call Valuation Date, and the denominator of which is 90.

Adjusted Tracking Fee Shortfall:	To the extent that the Adjusted Reference Distribution Amount, calculated on any Redemption Measurement Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee, calculated on such Redemption Measurement Date or Call Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount.

Related Definitions:

See “Specific Terms of the Securities — Coupon Payment” beginning on page A-39 for the definitions of “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date” and “ex-dividend date.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page A-41 for the definitions of “Final Measurement Period,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page A-44 for the definitions of “Redemption Notice Date,” “Redemption Date” and “Redemption Measurement Date.”

See “Specific Terms of the Securities — UBS Call Right” beginning on page A-47 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

CUSIP Number:	90274D374

ISIN Number:	US90274D3742

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus

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Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Annex is accurate as of any date other than the date on the front of the document.

i

Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- Who calculates and publishes the VWAP Level?

- What are the tax consequences?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the Alerian MLP Index (the “Index”), reduced by the Accrued Tracking Fee. The Securities may pay a quarterly coupon during their term.

The Underlying Index

The Index measures the composite performance of energy infrastructure MLPs, and is calculated by S&P using a capped, float-adjusted, capitalization-weighted methodology. The Index constituents earn the majority of their cash flow from qualifying midstream activities involving energy commodities. The following Energy MLP Classification Standard (EMCS(SM)) activities are considered qualifying activities for purposes of the Index: gathering and processing, liquefaction, pipeline transportation, rail terminaling, and storage. For a detailed description of the Index, see “Alerian MLP Index” beginning on page A-30.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the VWAP Level (calculated by the VWAP Calculation Agent as described herein), and not by the closing level of the Index.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, you will receive a cash payment based on the performance of the Index, reduced by the Accrued Tracking Fee.

At maturity, you will receive a cash payment equal to:

(a) the product of

(i) the Stated Principal Amount and

(ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount, minus

(c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS”) does not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, Stub Reference Distribution Amount and/ or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may lose some or all of your investment at maturity. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level, as described herein.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page A-41.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any coupon payments will be reduced by the Accrued Tracking Fee. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and a Tracking Fee Shortfall, as described herein, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page A-39.

UBS Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page A-41.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page A-44.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final VWAP Level compared to the VWAP Level at the time you acquired your Series A AMU ETRACS) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, as applicable, and/or any Adjusted Coupon Amount you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by e-mail no later than 12:00 noon, New York City time, on the applicable Redemption Notice Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page A-46, and “Description of the Series B ETNs — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page A-18.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, will reduce your final payment. If the increase in the level of the Index (as measured by the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS), is insufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable (less any Coupon Amounts, Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may lose some or all of your investment at maturity or call, or upon early redemption. In addition, Coupon Amounts, if any, will be reduced by the Accrued Tracking Fee.

➢

The payment on the Securities is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the Securities — Your payment at maturity or call, or upon early redemption, is linked to the performance of the VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or call, or upon early redemption of your Securities, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

Potential over-concentration in a particular industry — There is only one industry — energy — related to the Index constituents. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy industry.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Tracking Fee. Similarly, you will not receive a Coupon Payment on a Redemption Date or the Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, and in the case of a redemption, the Redemption Fee Amount. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A AMU ETRACS exchange less than all of their Series A AMU ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A AMU ETRACS do not exchange their Series A ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities, nor will you know at the time of such request whether the Redemption Amount would be greater if the Index Performance Ratio were calculated using the Final VWAP Level or using the Index Closing Level. You will not be able to rescind your election to redeem your Securities, or, if applicable, your election to have the Index Performance Ratio calculated using the Index Closing Level instead of the Final VWAP Level, after your redemption notice is received by UBS or after you indicate to UBS which alternative you elect to calculate the Index Performance Ratio, respectively. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Measurement Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS call right — UBS may elect to redeem all outstanding Securities on any Business Day, as described under “Specific Terms of the Securities — UBS Call Right” beginning on page A-47. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢

You seek an investment with a return linked to the performance of the Index, which will provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

➢

You believe the level of the Index, as measured by the VWAP Level, will increase during the term of the Securities by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly.

➢	You are willing to accept the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You seek the potential for current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢

You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to energy MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

➢

You believe that the level of the Index, as measured by the VWAP Level, will decline during the term of the Securities or the level of the Index, as measured by the VWAP Level, will not increase by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount you may be entitled to receive.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You are not willing to be exposed to the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in energy MLPs, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek a regularly scheduled fixed interest payment on your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by S&P and disseminated by the NYSE approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 5:30 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “AMZ.” Index levels can also be obtained from the official website of Alerian, www.alerian.com. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Redemption Measurement Date or Call Valuation Date, as the case may be.

Who calculates and publishes the VWAP Level?

The VWAP Level, which is calculated based on the information published by S&P as described in the paragraph above, is published and disseminated by the NYSE.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid

Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates, and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder’s holding period in the Securities exceeds one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that is primarily comprised of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If your Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased the Series A AMU ETRACS that you exchanged for your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC and UBS Financial Services Inc. are affiliates of UBS and, as such, each has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC and UBS Financial Services Inc. are not permitted to sell Securities in this offering to an account over which they exercise discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five (5) quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.4764	0.0503	0.4764	0.4261	0
Quarter 2	24.50	0.3256	0.0490	0.0490	0.2766	0
Quarter 3	25.75	0.0000	0.0515	0.0515	0.0000	0.0515
Quarter 4	25.00	0.0165	0.0500	0.1015	0.0000	0.0850
Quarter 5	26.05	0.5076	0.0521	0.1371	0.3705	0

*	Assuming that the total number of calendar days in each quarter is 90.

Hypothetical Payment at Maturity or Call, or Upon Early Redemption

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or Upon Early Redemption — Examples

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the VWAP Level increases at a constant rate of 1% per year through maturity (Example 1), as well as examples in which the VWAP Level decreases at a constant rate of 1% per year through maturity (Example 2). In addition, Example 3 shows the VWAP Level increasing by 1% per year for the first 15 years and then decreasing by 1% per year for the next 15 years, whereas Example 4 shows the reverse scenario of the VWAP Level decreasing by 1% per year for the first 15 years, and then increasing by 1% per year for the next 15 years. Although, for illustrative purposes only, the examples below show hypothetical performance of the Securities over a period of 30 years, the Securities mature on July 18, 2042 and accordingly there is a remaining term of only approximately 22.75 years from the date of this Annex. For ease of analysis and presentation, the following examples assume that the term of the Securities is 30 years, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Tracking Fee takes into account the performance of the Index, as measured by the VWAP Level, the absolute level of the Accrued Tracking Fee is dependent on

Hypothetical Examples

the path taken by the VWAP Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 30 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Example 1 — VWAP Level increases at a constant rate of 1% per year through maturity.

Assumptions:

Annualized Tracking Fee:	0.80% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	380.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	383.80	$25.25	$0.2020	$0.2020	$25.05	$25.02
2	387.64	$25.50	$0.2040	$0.4060	$25.10	$25.07
3	391.51	$25.76	$0.2061	$0.6121	$25.15	$25.11
4	395.43	$26.02	$0.2081	$0.8202	$25.19	$25.16
5	399.38	$26.28	$0.2102	$1.0304	$25.24	$25.21
6	403.38	$26.54	$0.2123	$1.2427	$25.30	$25.26
7	407.41	$26.80	$0.2144	$1.4571	$25.35	$25.31
8	411.49	$27.07	$0.2166	$1.6737	$25.40	$25.37
9	415.60	$27.34	$0.2187	$1.8924	$25.45	$25.42
10	419.76	$27.62	$0.2209	$2.1134	$25.50	$25.47
11	423.95	$27.89	$0.2231	$2.3365	$25.56	$25.52
12	428.19	$28.17	$0.2254	$2.5619	$25.61	$25.58
13	432.48	$28.45	$0.2276	$2.7895	$25.66	$25.63
14	436.80	$28.74	$0.2299	$3.0194	$25.72	$25.69
15	441.17	$29.02	$0.2322	$3.2516	$25.77	$25.74
16	445.58	$29.31	$0.2345	$3.4861	$25.83	$25.80
17	450.04	$29.61	$0.2369	$3.7229	$25.88	$25.85
18	454.54	$29.90	$0.2392	$3.9622	$25.94	$25.91
19	459.08	$30.20	$0.2416	$4.2038	$26.00	$25.97
20	463.67	$30.50	$0.2440	$4.4478	$26.06	$26.02
21	468.31	$30.81	$0.2465	$4.6943	$26.12	$26.08
22	472.99	$31.12	$0.2489	$4.9433	$26.17	$26.14
23	477.72	$31.43	$0.2514	$5.1947	$26.23	$26.20
24	482.50	$31.74	$0.2539	$5.4486	$26.29	$26.26
25	487.32	$32.06	$0.2565	$5.7051	$26.36	$26.32
26	492.20	$32.38	$0.2591	$5.9642	$26.42	$26.38
27	497.12	$32.71	$0.2616	$6.2258	$26.48	$26.45
28	502.09	$33.03	$0.2643	$6.4901	$26.54	$26.51
29	507.11	$33.36	$0.2669	$6.7570	$26.61	$26.57
30	512.18	$33.70	$0.2696	$7.0265	$26.67	$26.64

Hypothetical Examples

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year, plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	34.78%
Annual VWAP Return	1.00%
Annual Return on Securities**	0.21%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — VWAP Level decreases at a constant rate of 1% per year through maturity.

Assumptions:

Annualized Tracking Fee:	0.80% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	380.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	376.20	$24.75	$0.1980	$0.1980	$24.55	$24.52
2	372.44	$24.50	$0.1960	$0.3940	$24.11	$24.08
3	368.71	$24.26	$0.1941	$0.5881	$23.67	$23.64
4	365.03	$24.01	$0.1921	$0.7802	$23.23	$23.21
5	361.38	$23.77	$0.1902	$0.9704	$22.80	$22.78
6	357.76	$23.54	$0.1883	$1.1587	$22.38	$22.35
7	354.18	$23.30	$0.1864	$1.3451	$21.96	$21.93
8	350.64	$23.07	$0.1845	$1.5297	$21.54	$21.51
9	347.14	$22.84	$0.1827	$1.7124	$21.13	$21.10
10	343.67	$22.61	$0.1809	$1.8932	$20.72	$20.69
11	340.23	$22.38	$0.1791	$2.0723	$20.31	$20.29
12	336.83	$22.16	$0.1773	$2.2496	$19.91	$19.89
13	333.46	$21.94	$0.1755	$2.4251	$19.51	$19.49
14	330.12	$21.72	$0.1737	$2.5988	$19.12	$19.10
15	326.82	$21.50	$0.1720	$2.7708	$18.73	$18.71
16	323.55	$21.29	$0.1703	$2.9411	$18.35	$18.32
17	320.32	$21.07	$0.1686	$3.1097	$17.96	$17.94
18	317.12	$20.86	$0.1669	$3.2766	$17.59	$17.56
19	313.94	$20.65	$0.1652	$3.4419	$17.21	$17.19
20	310.80	$20.45	$0.1636	$3.6054	$16.84	$16.82
21	307.70	$20.24	$0.1619	$3.7674	$16.48	$16.46
22	304.62	$20.04	$0.1603	$3.9277	$16.11	$16.09
23	301.57	$19.84	$0.1587	$4.0864	$15.75	$15.73
24	298.56	$19.64	$0.1571	$4.2436	$15.40	$15.38
25	295.57	$19.45	$0.1556	$4.3991	$15.05	$15.03
26	292.62	$19.25	$0.1540	$4.5531	$14.70	$14.68
27	289.69	$19.06	$0.1525	$4.7056	$14.35	$14.34
28	286.79	$18.87	$0.1509	$4.8566	$14.01	$13.99
29	283.93	$18.68	$0.1494	$5.0060	$13.67	$13.66
30	281.09	$18.49	$0.1479	$5.1539	$13.34	$13.32

Hypothetical Examples

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year, plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	-26.03%
Annual VWAP Return	-1.00%
Annual Return on Securities	-2.08%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — VWAP Level increases by 1% per year for the first 15 years and then decreases by 1% per year for the next 15 years.

Assumptions:

Annualized Tracking Fee:	0.80% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	380.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	383.80	$25.25	$0.2020	$0.2020	$25.05	$25.02
2	387.64	$25.50	$0.2040	$0.4060	$25.10	$25.07
3	391.51	$25.76	$0.2061	$0.6121	$25.15	$25.11
4	395.43	$26.02	$0.2081	$0.8202	$25.19	$25.16
5	399.38	$26.28	$0.2102	$1.0304	$25.24	$25.21
6	403.38	$26.54	$0.2123	$1.2427	$25.30	$25.26
7	407.41	$26.80	$0.2144	$1.4571	$25.35	$25.31
8	411.49	$27.07	$0.2166	$1.6737	$25.40	$25.37
9	415.60	$27.34	$0.2187	$1.8924	$25.45	$25.42
10	419.76	$27.62	$0.2209	$2.1134	$25.50	$25.47
11	423.95	$27.89	$0.2231	$2.3365	$25.56	$25.52
12	428.19	$28.17	$0.2254	$2.5619	$25.61	$25.58
13	432.48	$28.45	$0.2276	$2.7895	$25.66	$25.63
14	436.80	$28.74	$0.2299	$3.0194	$25.72	$25.69
15	441.17	$29.02	$0.2322	$3.2516	$25.77	$25.74
16	436.76	$28.73	$0.2299	$3.4814	$25.25	$25.22
17	432.39	$28.45	$0.2276	$3.7090	$24.74	$24.71
18	428.07	$28.16	$0.2253	$3.9343	$24.23	$24.20
19	423.78	$27.88	$0.2230	$4.1574	$23.72	$23.69
20	419.55	$27.60	$0.2208	$4.3782	$23.22	$23.19
21	415.35	$27.33	$0.2186	$4.5968	$22.73	$22.70
22	411.20	$27.05	$0.2164	$4.8132	$22.24	$22.21
23	407.09	$26.78	$0.2143	$5.0275	$21.75	$21.73
24	403.01	$26.51	$0.2121	$5.2396	$21.27	$21.25
25	398.98	$26.25	$0.2100	$5.4496	$20.80	$20.77
26	394.99	$25.99	$0.2079	$5.6575	$20.33	$20.30
27	391.04	$25.73	$0.2058	$5.8633	$19.86	$19.84
28	387.13	$25.47	$0.2038	$6.0670	$19.40	$19.38
29	383.26	$25.21	$0.2017	$6.2687	$18.95	$18.92
30	379.43	$24.96	$0.1997	$6.4684	$18.49	$18.47

Hypothetical Examples

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year, plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	-0.15%
Annual VWAP Return	-0.01%
Annual Return on Securities	-1.00%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — VWAP Level decreases by 1% per year for the first 15 years, and then increases by 1% per year for the next 15 years.

Assumptions:

Annualized Tracking Fee:	0.80% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	380.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	376.20	$24.75	$0.1980	$0.1980	$24.55	$24.52
2	372.44	$24.50	$0.1960	$0.3940	$24.11	$24.08
3	368.71	$24.26	$0.1941	$0.5881	$23.67	$23.64
4	365.03	$24.01	$0.1921	$0.7802	$23.23	$23.21
5	361.38	$23.77	$0.1902	$0.9704	$22.80	$22.78
6	357.76	$23.54	$0.1883	$1.1587	$22.38	$22.35
7	354.18	$23.30	$0.1864	$1.3451	$21.96	$21.93
8	350.64	$23.07	$0.1845	$1.5297	$21.54	$21.51
9	347.14	$22.84	$0.1827	$1.7124	$21.13	$21.10
10	343.67	$22.61	$0.1809	$1.8932	$20.72	$20.69
11	340.23	$22.38	$0.1791	$2.0723	$20.31	$20.29
12	336.83	$22.16	$0.1773	$2.2496	$19.91	$19.89
13	333.46	$21.94	$0.1755	$2.4251	$19.51	$19.49
14	330.12	$21.72	$0.1737	$2.5988	$19.12	$19.10
15	326.82	$21.50	$0.1720	$2.7708	$18.73	$18.71
16	330.09	$21.72	$0.1737	$2.9446	$18.77	$18.75
17	333.39	$21.93	$0.1755	$3.1200	$18.81	$18.79
18	336.73	$22.15	$0.1772	$3.2973	$18.86	$18.83
19	340.09	$22.37	$0.1790	$3.4763	$18.90	$18.87
20	343.49	$22.60	$0.1808	$3.6571	$18.94	$18.92
21	346.93	$22.82	$0.1826	$3.8396	$18.98	$18.96
22	350.40	$23.05	$0.1844	$4.0241	$19.03	$19.00
23	353.90	$23.28	$0.1863	$4.2103	$19.07	$19.05
24	357.44	$23.52	$0.1881	$4.3985	$19.12	$19.09
25	361.02	$23.75	$0.1900	$4.5885	$19.16	$19.14
26	364.63	$23.99	$0.1919	$4.7804	$19.21	$19.18
27	368.27	$24.23	$0.1938	$4.9742	$19.25	$19.23
28	371.95	$24.47	$0.1958	$5.1700	$19.30	$19.28
29	375.67	$24.72	$0.1977	$5.3677	$19.35	$19.32
30	379.43	$24.96	$0.1997	$5.5674	$19.40	$19.37

Hypothetical Examples

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year, plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	-0.15%
Annual VWAP Return	-0.01%
Annual Return on Securities	-0.85%

**	Assumes that the Securities were redeemed.

You may receive Coupon Amounts during the term of the Securities, a Stub Reference Distribution Amount at maturity or call, or an Adjusted Coupon Amount upon call or early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, or any Adjusted Coupon Amount you may be entitled to receive upon call or early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid upon maturity or call, or any Adjusted Coupon Amount were payable upon call or early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount and/or the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual VWAP Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the VWAP Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the actual Final VWAP Level, the Accrued Tracking Fee and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call or any Adjusted Coupon Amount is payable upon call or early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the VWAP Level, on any Index Business Day, the Final VWAP Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the VWAP Level, which is intended to track performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the energy market to which the MLPs that constitute the Index are tied and other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risks Relating to Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or early redemption, nor do they pay interest or guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or early redemption will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount. Any Coupon Amount will be reduced by the Accrued Tracking Fee, which includes any applicable Tracking Fee Shortfall. In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The payment on the Securities is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the Securities.

The Securities are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. Your payment at maturity or call, or upon early redemption, is linked to the performance of the VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level, and the absolute level of the Accrued Tracking Fee is dependent on the path taken by the VWAP Level to arrive at its ending level on any date of determination. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or call, or upon early redemption of your Securities, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index. Because the VWAP Level will not necessarily correlate with the closing levels or intraday indicative values of the Index, the payment at maturity or call, or upon redemption, will not be the same as investing in a debt security with a payment at maturity or call, or upon redemption, linked to the performance of the Index as measured using closing levels or intraday indicative values. In particular, the official Index closing level may vary significantly, on a cumulative basis over the term of the Securities, from the VWAP Level. Please see “Alerian MLP Index” below for information relating to the historical performance of the Index. Historical performance is not necessarily indicative of future performance.

Risk Factors

In addition, the intraday indicative value of the Securities calculated and published by the NYSE will be based on the intraday indicative values of the Index instead of the VWAP Levels of the Index. Because the intraday indicative value of the Securities may vary significantly from the VWAP Levels and the Final VWAP Level, the payment at maturity or call, or upon early redemption of your Securities, may be significantly different than the payment you would receive if such payment is determined by reference to the intraday indicative value of the Securities.

You are not guaranteed any coupon payments.

The Accrued Fees will reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than or equal to the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period.

Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount, calculated as of the Redemption Measurement Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Redemption Fee Amount, calculated as of the Redemption Measurement Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Redemption Amount or the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, as applicable.

The Final VWAP Level may be less than the VWAP Level on the Maturity Date, Redemption Date or Call Settlement Date, or at other times during the term of the Securities.

The VWAP Level on the Maturity Date, a Redemption Date or Call Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period, the Redemption Measurement Date or the Call Measurement Period, as applicable, could be higher than the Final VWAP Level, because the Final VWAP Level is calculated based on the VWAP Levels measured on each Index Business Day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, as applicable. This difference could be particularly large if there is a significant increase in the VWAP Level after the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, as applicable, or if there is a significant decrease in the VWAP Level around the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, as applicable. Significant volatility in the VWAP Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the VWAP Level following the relevant valuation period or date.

Risk Factors

Even if the Final VWAP Level is greater than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may receive less than your initial investment in the Series A AMU ETRACS due to the Accrued Tracking Fee and/ or the Redemption Fee Amount.

If any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Quarterly Tracking Fee (equivalent to 0.80% per annum multiplied by the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the applicable Cash Settlement Amount. If the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS, decreases or even if the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS, increases, but does not increase sufficiently during the relevant period to offset the negative effect of any Accrued Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than the amount of your initial investment in the Series A AMU ETRACS at maturity or call, or upon early redemption of your Securities. The Initial VWAP Level of 396.997 was determined by the VWAP Calculation Agent as of July 17, 2012, several years before the Initial Trade Date of the Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the applicable Redemption Notice Date. If we do not receive your notice of redemption by 12:00 noon, New York City time, or the confirmation of redemption by 5:00 p.m., New York City time, on the applicable Redemption Notice Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page A-44 for more information.

You will not know the Redemption Amount, including whether the Redemption Amount would be greater if the Index Performance Ratio were calculated using the Final VWAP Level or using the Index Closing Level, at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities, nor will you know at the time of such request whether the Redemption Amount would be greater if the Index Performance Ratio were calculated using the Final VWAP Level or using the Index Closing Level. Your notice to us to redeem your Securities, including any election to have the Index Performance Ratio calculated using the Index Closing Level instead of the Final VWAP Level, is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the applicable Redemption Notice Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Notice Date is the Index Business Day on which such notice and confirmation are received by us. You will not know the

Risk Factors

Redemption Amount until after the Redemption Measurement Date, which is the Index Business Day following the Redemption Notice Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Measurement Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Measurement Date.

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the performance of the Index measured using any method other than average VWAP Levels, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, which are costs the Index constituents do not have. Furthermore, if the level of the Index or the VWAP Level increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Quarterly Tracking Fee and any Tracking Fee Shortfall, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments” beginning on page A-60.

You have no interests in any of the Index constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index constituent. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index constituents. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index constituents. The value of a Security will reflect transaction costs and fees that the Index constituents do not have.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the Final Valuation Date when the Security Calculation Agent will determine your payment at maturity (or the relevant measurement date or period if the Securities are subject to a call or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level or VWAP Level of the Index) and of options or other financial instruments relating to the Index;

➢	the market prices of the Index constituents;

➢	the dividend or distribution rate paid by the Index constituents;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues and sales of the Securities and any suspensions or limit on such activity;

Risk Factors

➢	the amount of the Accrued Tracking Fee and whether there is any Tracking Fee Shortfall; interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect markets generally;

➢	supply and demand in the listed and over-the-counter derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2015 and may continue to issue, offer and sell Securities from time to time , through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A AMU ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Business Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the stated principal amount or the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

Risk Factors

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, as discussed above, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday value of the Securities, there is no guarantee that it will continue to do so in the future.

S&P may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index.

The Securities are listed on NYSE Arca. S&P, the Index Calculation Agent, is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If S&P discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor (as defined below) and S&P may adjust the Index in a way that affects the VWAP Level, and neither the Index Sponsor nor S&P has any obligation to consider your interests.

S&P is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the equity securities underlying the Index constituents or make other methodological changes that could change the VWAP Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor S&P has any obligation to consider your interests in calculating or revising the Index. See “Alerian MLP Index.”

Risk Factors

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the VWAP Level or the Final VWAP Level are not available because of a market disruption event or for any other reason, the VWAP Calculation Agent — which will initially be the NYSE — will make a good faith estimate in its sole discretion of the Final VWAP Level that would have prevailed in the absence of the market disruption event. If the VWAP Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Final VWAP Level is required to be determined, the VWAP Calculation Agent will instead make a good faith estimate in its sole discretion of the Final VWAP Level by reference to a group of master limited partnerships that each earn the majority of their EBITDA from transportation, storage, processing or production of energy commodities, or indices, and a computation methodology that the VWAP Calculation Agent determines will as closely as reasonably possible replicate the Index.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on June 1, 2006, and therefore has a limited history. S&P has calculated the returns that hypothetically might have been generated had the Index been created in the past, but those calculations are subject to many limitations. Unlike historical performance, such calculations do not reflect actual trading, liquidity constraints, fees, and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data, assumptions or estimates might result in materially different hypothetical performance.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index or the past estimated historical performance of the Index. The performance of the Index constituents will determine the VWAP Level on any date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the VWAP Level will rise or fall.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with

Risk Factors

returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the VWAP Level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the VWAP Level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities therefore could adversely affect the payment at maturity or call or upon early redemption of the Securities.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “Alerian MLP Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” beginning on page A-50 and “Specific Terms of the Securities — Security Calculation Agent” on page A-49. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this Annex. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index constituent, or any other force majeure event will not have an adverse or distortive effect on the value of the Index or VWAP Level or the manner in which it is calculated and, therefore, may have an adverse impact on the value of the Securities. An Index constituent MLP may also be removed from the Index, as described under “Alerian MLP Index — Index Rebalancings.”

Risk Factors

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page A-49. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Call Measurement Period or the Final Measurement Period, or on the Redemption Measurement Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Final VWAP Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Final VWAP Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date. If such a postponement occurs, then the Security Calculation Agent will instead use the VWAP Level of the Index on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, the Call Measurement Period or Redemption Measurement Date for the Securities be postponed by more than three (3) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three (3) Index Business Days. If the Final Measurement Period, the Call Measurement Period, or Redemption Measurement Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Redemption Measurement Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, then the VWAP Calculation Agent will make a good faith estimate in its sole discretion of the VWAP Level of the Index that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

The Index constituents are concentrated in the energy industry.

As of the date of this Annex, most of the Index constituents represent MLPs that have been issued by companies engaged in the energy industry, including the oil and gas sector. In addition, many of the MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. In addition the MLPs in the energy industry are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting master limited partnerships generally;

Risk Factors

➢	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index constituents to decline during the term of the Securities.

Energy MLP market risks may affect the trading value of the Securities and the amount you will receive at maturity.

We expect that the Index and the VWAP Level will fluctuate in accordance with changes in the financial condition of the Index constituents and certain other factors. The financial condition of the Index constituents may become impaired or the general condition of the energy MLP market may deteriorate, either of which may cause a decrease in the level of the Index or the VWAP Level and thus in the value of the Securities. Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index constituents change. Investor perceptions of the Index constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index and the VWAP Level are expected to fluctuate until the Maturity Date.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the VWAP Level may be adjusted in the event that the VWAP Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituents. Any such Index calculation disruption events may have an adverse impact on the level of the Index or VWAP Level or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day through and including the Maturity Date, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns.

Risk Factors

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount and the Stub Reference Distribution Amount as ordinary income, despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally be able to currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

Furthermore, it is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that primarily consists of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If your Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased the Series A AMU ETNs that you exchanged for your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is also possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this Annex. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market”

Risk Factors

basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities Will Be Subject to Adverse U.S. Federal Income Tax Consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” below, we intend to take the position that non-U.S. holders of Securities will generally be subject to withholding tax with respect to each Coupon Amount and Stub Reference Distribution Amount that it receives with respect to the Securities.

There are alternative treatments of the Securities that could result in other adverse U.S. federal income tax consequences for non-U.S. holders (including the potential need to file U.S. tax returns).

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders.” Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Alerian MLP Index

We have derived all information contained in this Annex regarding the Alerian MLP Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by GKD Index Partners, LLC (“Alerian” or the “Index Sponsor”), an affiliate of SteelPath Capital, and S&P. We make no representation or warranty as to the accuracy or completeness of such information. The Alerian MLP Index is calculated, maintained and published by S&P in consultation with the Index Sponsor. Neither the Index Sponsor nor S&P has any obligation to continue to publish, and may discontinue the publication of, Alerian MLP Index.

The Alerian MLP Index (the “Index”) is a price-only index calculated on a real-time basis beginning when the first traded price of any of the Index constituents is received by S&P. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “AMZ.”

The Securities are linked to the performance, measured by reference to its VWAP Level, of the Alerian MLP Index.

Introduction

The Index measures the composite performance of energy infrastructure MLPs, and is calculated by S&P using a capped, float-adjusted, capitalization-weighted methodology. The Index constituents earn the majority of their cash flow from qualifying activities involving energy commodities, which include the following Energy MLP Classification Standard (EMCS(SM)) activities: gathering and processing, liquefaction, pipeline transportation, rail terminaling, and storage. As of December 2, 2019, there were 32 Index constituents.

The Index is disseminated real-time on a price-return basis through ticker AMZ. Index values, yields, constituents, and announcements regarding rebalancings can be found at www.alerian.com. Information contained in the Alerian website is not incorporated by reference in, and should not be considered a part of, this Annex or of the accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of information contained on the website of Alerian.

Documents Used to Calculate the Index

The following documents are used to calculate the units outstanding and investable weight factors of the constituents of the Index (AMZ):

➢	Constituent press releases

➢	Annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-K, 20-F)

➢	Quarterly reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-Q, 6-K)

➢	Certain registration statements pursuant to Rules 415 and 462 of the Securities Act of 1933 (S-1, S-3)

➢	Prospectuses and prospectus supplements pursuant to Rule 424(b)

➢	Proxy statements pursuant to Section 14(a) of the Securities Exchange Act of 1934 (DEF 14A)

➢	Current reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (8-K, 6-K)

The following documents are not used in the aforementioned calculations:

➢	Schedules (13D, 13G) pursuant to the Securities Exchange Act of 1934

Alerian MLP Index

➢	Forms pursuant to Section 16(a) of the Securities Exchange Act of 1934

➢	Certain registration statements pursuant to the Securities Act of 1933 (S-8)

Units Outstanding

Units included in the calculation of units outstanding include, but are not limited to, common units, subordinated units, special class units and paid-in-kind units. Units excluded from the calculation of units outstanding are general partner (“GP”) units, management incentive units, and tradable, non-common units.

The number of units outstanding generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release or Securities and Exchange Commission document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected in a constituent’s units outstanding. (The word “reflected” here means for Index share calculation and constituent selection purposes only. Changes to units outstanding and IWFs (as defined below), as it relates to calculating the Index, only occur after market close on rebalancing dates, stock dividends and splits excepted.)

Qualifying Transaction	Reflected in Units Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity (“PIPEs”)*	Time of closing
Unit repurchases	Earlier of time of press release or current report
At-the-market (“ATM”) equity offerings	As reported in periodic reports, prospectuses, or proxies

*

Unregistered common units: Unless a lock-up period has been specified, common units issued in a “private investment in public equity” transaction are considered to be freely tradable upon the earlier of (a) the effectiveness date of the accompanying SEC registration statement or (b) 180 days after the transaction closes pursuant to SEC Rule 144.

Investable Weight Factors

A constituent’s investable weight factor (“IWF”) has two (2) components:

➢	Numerator

➢	Units outstanding

The numerator is equal to the number of tradable units and is calculated as follows:

Units outstanding, minus non-common units, minus unregistered common units, minus insider-owned common units.

Insider-owned common units: For the purposes of this calculation, insider-owned common units are those which are included in “Security Ownership of Certain Beneficial Owners and Management” of a constituent’s latest annual report or proxy. This number is frequently expressed as, or is similar to, “All directors and named executive officers as a group,” plus common units owned by GPs and/or persons or entities with board representation. Though insiders file Forms (4) and Schedules (13) to indicate changes to their ownership position between annual reports and proxies, they are not factored into the calculation. Other documents (e.g., press releases, 8-Ks, and prospectus supplements) indicating changes to ownership by a GP are factored into the calculation immediately.

Alerian MLP Index

The IWF is then calculated as follows:

Numerator/Units outstanding

Constituent Criteria

A company or partnership must meet the following criteria in order to be eligible for addition to the Index. (A constituent is removed on the immediately upcoming quarterly rebalancing date if it fails to meet all of these criteria.)

➢	Be a publicly traded partnership or limited liability company (“LLC”).

➢

Earn the majority of its cash flow from qualifying activities involving energy commodities. (The following Energy MLP Classification Standard (EMCS(SM)) activities are considered qualifying, and can be found at alerian.com: gathering and processing, liquefaction, pipeline transportation, rail terminaling, and storage. Majority of cash flow is calculated on a trailing-four-quarter basis using a company’s reported business segments. Exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition. Cash flow from a partnership’s GP interest or incentive distribution rights in another publicly traded partnership or LLC is zeroed for the purposes of this determination.)

➢	Have a market capitalization of at least $75 million.

Publicly traded preferred units and institutional shares are not eligible for Index inclusion. A non-constituent will only be added to the Index during the (a) quarterly rebalancing process if it meets all criteria, or (b) special rebalancing process if it (i) is acquiring the constituent that is being removed, and (ii) meets all criteria. Constituents will only be removed from the Index for failing to meet criteria during the quarterly rebalancing process.

These criteria are reviewed regularly to ensure consistency with industry trends.

Index Equations

The Index is calculated by S&P Dow Jones Indices as follows:

➢	[Initial Divisor] = [Index Market Capitalization on December 29, 1995] / 100

➢	[Index Value] = [Index Market Capitalization] / Divisor

➢	[Post-Rebalance Divisor] = [Post-Rebalance Index Market Capitalization] / [Pre-Rebalance Index Value]

Index Rebalancings

Index rebalancings fall into two groups: quarterly rebalancings and special rebalancings. Quarterly rebalancings occur on the third Friday of each March, June, September, and December, and are effective at the open of the next trading day. In the event that the major U.S. exchanges are closed on the third Friday of March, June, September, or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions, and deletions are compiled and analyzed as of 4:00 p.m., Eastern Standard Time, on the last trading day of February, May, August, and November. The Index shares of each constituent are then calculated according to the capping system described below, and assigned after market close on the quarterly rebalancing date. Since Index shares are assigned based on prices on the last trading day of February, May, August, and November, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.

Alerian MLP Index

After market close on the last trading day of February, May, August, and November, the post-rebalancing constituents are weighted and ranked by market capitalization. If the weight of the largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. After this distribution, if the weight of the next largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. This process is repeated until none of the remaining constituents has a weight that exceeds 10%.

Special rebalancings are triggered by corporate actions and will be implemented as practically as possible on a case-by-case basis. Generally, in a merger between two or more Index constituents, the special rebalancing will take place one trading day after the constituent’s issuance of a press release indicating all needed merger votes have passed. If the stock is delisted before market open on the first trading day after all needed merger votes have passed, the delisted security will trade at the conversion price, including any cash consideration. Only the units outstanding and IWFs of the surviving constituents in a merger will be updated to reflect the latest information available. Data are analyzed as of 4:00 p.m., Eastern Standard Time, two (2) trading days prior to the last required merger vote. Index shares are then calculated to the weighting scheme above and assigned after market close on the rebalancing date.

Treatment of Distributions

The Index is a price-return index that does not account for cash distributions. The total-return index accounts for cash distributions by reinvesting them across the index after market close on the ex-dividend date.

Base Date

The base date for the Index is December 29, 1995, with a base value of 100.

Announcements

Constituent changes related to quarterly rebalancings will be announced at 8:30 a.m. Eastern Standard Time on the second Friday of March, June, September, and December. Constituent changes related to special rebalancings resulting from mergers will be announced at 8:30 a.m. Eastern Standard Time on the last trading day prior to the last required merger vote. Constituent changes related to special rebalancings resulting from other types of delistings will be handled on a case-by-case basis. Index methodology changes, if any, will be announced after market close on the last trading day of the month. Announcements can be found on the Index Sponsor’s website, www.alerian.com.

Holiday Schedule

The Index is calculated when U.S. equity markets are open.

Index Governance

An independent advisory board of energy infrastructure and MLP executives, legal partners, and senior financial professionals reviews all methodology modifications and constituent changes to ensure that they are made objectively and without bias. The board is comprised of a minimum of five (5) members, all of whom must be independent. The CEO of Alerian presents to the board on a quarterly basis, on the third Thursday of each January, April, July, and October. Information regarding methodology modifications and constituent changes is considered to be material and can have an impact on the market. Consequently, all board discussions are confidential. Alerian believes that this process leads to unmatched independence and attention to detail in MLP and energy infrastructure indexing.

Alerian MLP Index

Data Integrity

Alerian uses various quality assurance tools to monitor and maintain the accuracy of its data. While Alerian makes efforts to ensure data integrity, there is no guarantee against error. Adjustments to incorrect data will be handled on a case-by-case basis depending on the significance of the error and the feasibility of correction. Incorrect intraday ticks of the Index resulting from data errors will not be corrected.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

Alerian MLP Index, Alerian MLP Total Return Index and AMZ are trademarks of GKD Index Partners, LLC d/b/a Alerian, and their use is granted under a license from GKD Index Partners, LLC d/b/a Alerian.

All disclosures contained in this Annex regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor in consultation with Alerian. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100.00 on December 29, 1995, which is referred to as the “Index commencement date.” The Index Sponsor began calculating the Index on June 1, 2006. Therefore, the historical information for the period from the Index commencement date until June 1, 2006 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after June 1, 2006 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

Alerian MLP Index

The table below shows the estimated historical and historical performance of the Index from December 29, 1995 through December 2, 2019.

The tables below are based on the price return and total return of the Index, not VWAP levels.

Estimated Historical and Historical Results for the

period December 29, 1995 through December 2, 2019

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
1995	100.00		100.00
1995	108.14	8.14%	116.60	16.60%
1997	126.80	17.26%	147.15	26.20%
1998	114.72	-9.53%	142.76	-2.99%
1999	98.64	-14.01%	131.60	-7.82%
2000	131.08	32.88%	191.75	45.71%
2001	176.27	34.47%	275.61	43.73%
2002	158.64	-10.00%	266.35	-3.36%
2003	214.26	35.06%	384.99	44.54%
2004	234.67	9.53%	449.17	16.67%
2005	237.41	1.17%	477.56	6.32%
2006	282.93	19.17%	602.06	26.07%
2007	301.13	6.43%	678.64	12.72%
2008	176.29	-41.46%	428.12	-36.92%
2009	285.39	61.88%	755.26	76.41%
2010	363.55	27.39%	1026.04	35.85%
2011	389.93	7.26%	1168.41	13.88%
2012	385.09	-1.24%	1224.48	4.80%
2013	463.80	20.44%	1562.21	27.58%
2014	459.40	-0.95%	1637.25	4.80%
2015	289.76	-36.92%	1103.67	-32.59%
2016	316.10	9.09%	1305.71	18.31%
2017	275.10	-12.97%	1220.58	-6.52%
2018	222.76	-19.03%	1069.00	-12.42%
2019 (through 12/02/2019)	199.27	-10.54%	1040.19	-2.70%

Alerian MLP Index

Estimated Historical or Historical Performance

Is Not Indicative of Future Results.

The table below shows the estimated historical and historical performance of the total return of the Index from December 29, 1995 through December 2, 2019 in comparison with the total returns of the Alerian MLP Infrastructure Index, the S&P 500® Index, the S&P 500® Utilities Index and the Bloomberg Commodity IndexSM. The data in the table below consists of estimated historical data for the period from December 29, 1995 until June 1, 2006 and actual historical data which is limited to the period from June 1, 2006 through December 2, 2019.

	Index*	Alerian MLP Infrastructure Index	S&P 500® Index	S&P 500® Utilities Index	Bloomberg Commodity IndexSM
Total Return	940.19%	1893.86%	696.28%	547.87%	26.11%
Annualized Return	10.28%	13.31%	9.05%	8.12%	0.97%

Estimated historical and historical results for the period from December 29, 1995 through December 2, 2019.

*	The data for the Index for the period prior to its inception on June 1, 2006 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of December 2, 2019 and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the pro forma and historical performance of the Index from December 29, 1995 to December 2, 2019. The graph below is based on the total returns of the Index, the Alerian MLP Infrastructure Index, the S&P 500® Index, the S&P 500® Utilities Index and the Bloomberg Commodity IndexSM, not VWAP levels.

Valuation of the Index and the Securities

The VWAP Level, which is used to calculate the payment on the Securities at maturity or call or upon early redemption, is calculated by the VWAP Calculation Agent, which is the NYSE. The calculation of the VWAP Level is different from the calculation of the closing level of the Index and the intraday indicative value of the Securities. Please see “Risk Factors — The payment on the Securities is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the Securities” for more information.

Intraday Index Values

On each Index Business Day, S&P, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMZ.” The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index. In addition, the intraday indicative value of the Index does not necessarily track the VWAP Level used to determine your payment at maturity or call, or upon early redemption. Consequently, the return on the Securities will not be the same as investing in a debt security with a payment at maturity or upon redemption linked to the performance of the Index measured by closing levels or intraday indicative values.

S&P is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources S&P deems reliable, but S&P and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. S&P makes no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. S&P, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of S&P, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. S&P shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. S&P is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published by Bloomberg (based in part on information provided by S&P) or a successor via the facilities on the Consolidated Tape Association under the symbol “AMUBIV.” In connection with your Securities, we use the term “indicative value” to refer to

Valuation of the Index and the Securities

the value at a given time and date equal to (i) Stated Principal Amount multiplied by the Index Performance Ratio calculated using the levels of the Index instead of VWAP Levels as of such time, less (ii) the Accrued Tracking Fee as of such time and date assuming such time and date is the Redemption Measurement Date, plus (iii) assuming such time and date is the Redemption Measurement Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by S&P will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015, between us and U.S. Bank Trust National Association, as trustee.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance of the VWAP Level calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under “— Early Redemption at the Option of the Holders.”

The Securities may pay a cash coupon during their term.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount, if any, will be included in the Cash Settlement Amount.

Specific Terms of the Securities

The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be December 8, 2015.

The “Coupon Record Date” means the ninth (9th) Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first (1st) Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second (2nd) Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the fifteenth (15th) of February, May, August and November of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation Date will be November 16, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding August 17, 2015 to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Initial VWAP Level divided by 25.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

The “Quarterly Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.20% (equivalent to 0.80% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Specific Terms of the Securities

The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP Level (as defined under “— Cash Settlement Amount at Maturity”) as of such date and the denominator of which is equal to the Initial VWAP Level. As of December 2, 2019, the Current Indicative Value was $12.5851, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

The “Accrued Tracking Fee” is:

(1)

with respect to the first Coupon Valuation Date, an amount equal to the Quarterly Tracking Fee calculated as of the first Coupon Valuation Date (for the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding August 17, 2015);

(2)

with respect to any Coupon Valuation Date, other than the first and last Coupon Valuation Dates, an amount equal to the Quarterly Tracking Fee as of such Coupon Valuation Date, plus the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any; and

(3)	with respect to the last Coupon Valuation Date, an amount equal to

(a)	the product of

(i)	the Quarterly Tracking Fee as of such Coupon Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 90, plus

(b)

the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Cash Settlement Amount, as described below.

The calculation of the Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

Cash Settlement Amount at Maturity

The “Maturity Date” is July 18, 2042, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount, minus

(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

Specific Terms of the Securities

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index increases (as measured by the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS), such increase may be insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, Stub Reference Distribution Amount and/ or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may lose some or all of your investment at maturity.

The “Stated Principal Amount” of each Security is $25.00.

The “Index Performance Ratio” on any Index Business Day is calculated as follows:

  Final VWAP Level

Initial VWAP Level

The “VWAP” with respect to each Index constituent, as of any date of determination, is the volume-weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the Primary Exchange for each Index constituent. For information about how the VWAP will be calculated to the extent a Disrupted Day exists with respect to an Index constituent, please see “— Market Disruption Event.”

The “Initial VWAP Level” is 396.997, the VWAP Level on July 17, 2012, as determined by the VWAP Calculation Agent. See “— VWAP Calculation Agent” below.

The “Final VWAP Level,” as determined by the VWAP Calculation Agent, will be the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period or on any applicable Redemption Measurement Date, as applicable.

The “VWAP Level,” as determined by the VWAP Calculation Agent as of any Index Business Day, is equal to (1) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published unit weighting of that Index constituent as of such date divided by (2) the Index Divisor as of such date, or expressed as a formula, as follows:

VWAP Level =	n
S(VWAPi,t*Wi,t)
i=1
Index Divisort

where:

n is the number of Index constituents;

VWAPi,t is the VWAP of Index constituent i as of Index Business Day t;

Wi, t is the published unit weighting of Index constituent i as of Index Business Day t; and

Index Divisor t is the Index Divisor as of Index Business Day t.

As of October 7, 2015, the VWAP Level was 340.761.

Specific Terms of the Securities

The “Index Divisor,” as of any date of determination, is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Index — Index Equations” on page A-32.

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to

(a)	the product of

(i)	the Quarterly Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 90, plus

(b)	the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or the Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5 ths, 3/5 ths, 2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or the Call Measurement Period.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.

The “Calculation Date” means July 9, 2042, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading such Index constituent or such constituent underlying a successor index.

Specific Terms of the Securities

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the applicable Redemption Notice Date, provided that you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption Notice Date” will be the date that the applicable Redemption Notice and Redemption Confirmation are delivered. If such Redemption Notice or Redemption Confirmation is delivered on a day that is not an Index Business Day, then the Redemption Notice Date shall be the next Index Business Day. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Measurement Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Measurement Date with respect to any of the Index constituents, such Redemption Measurement Date may be postponed as described under “— Market Disruption Event.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Notice Date, subject to adjustments as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the Redemption Measurement Date, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Measurement Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Adjusted Tracking Fee Shortfall, if any, minus

(e)	the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” We have determined to offer all holders of the Securities the option, upon early redemption and solely for purposes of determining the Redemption

Specific Terms of the Securities

Amount, but not for any other purpose, to elect that the Index Performance Ratio (which is used to calculate the Redemption Amount) be calculated using the Index Closing Level on the Redemption Measurement Date instead of the Final VWAP Level. If the redeeming holder so elects, the Index Performance Ratio will be calculated, for purposes of determining the Redemption Amount, as:

Index Closing Level on the Redemption Measurement Date

Initial VWAP Level

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Measurement Date.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final VWAP Level as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, as applicable, and/or any Adjusted Coupon Amount you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may lose some or all of your investment upon early redemption.

The “Adjusted Coupon Amount,” with respect to any Redemption Measurement Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of such Redemption Measurement Date, and the Adjusted Tracking Fee, calculated as of such Redemption Measurement Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Redemption Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of Redemption Amount.

The “Adjusted Reference Distribution Amount,” as of any Redemption Measurement Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Measurement Date occurs prior to the first Coupon Valuation Date, the period from and excluding the immediately preceding Coupon Valuation Date) to and including such Redemption Measurement Date.

The “Adjusted Tracking Fee” is:

(1)	as of any Redemption Measurement Date occurring prior to the first Coupon Valuation Date, an amount equal to the product of

(i)	the Quarterly Tracking Fee as of such Redemption Measurement Date and

(ii)	a fraction, the numerator of which is the total number of calendar days from and excluding August 17, 2015 to and including such Redemption Measurement Date, and the denominator of which is 90; and

Specific Terms of the Securities

(2)	as of any Redemption Measurement Date occurring on or after the first Coupon Valuation Date, an amount equal to

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus

(b)	the product of

(i)	the Quarterly Tracking Fee as of such Redemption Measurement Date and

(ii)	a fraction, the numerator of which is the total number of calendar days from and excluding August 17, 2015 to and including such Redemption Measurement Date, and the denominator of which is 90.

The “Adjusted Tracking Fee Shortfall,” as of any Redemption Measurement Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Measurement Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Measurement Date.

The “Redemption Fee Amount” means an amount equal to 0.125% of the Current Indicative Value.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “— UBS Call Right.”

We discuss redemption in the accompanying prospectus under “Description of the Series B ETNs — Redemption and Repayment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this Annex as Attachment A, to UBS via e-mail no later than 12:00 noon, New York City time, on the applicable Redemption Notice Date. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this Annex as Attachment B;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via facsimile in the specified form by 5:00 p.m., New York City time on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Measurement Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon, New York City time, on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through

Specific Terms of the Securities

which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon, New York City time, or your confirmation of redemption after 5:00 p.m., New York City time, on the applicable Redemption Notice Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

(e)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the last Business Day of the week in which the call notice is issued, generally Friday, subject to a minimum five (5) calendar day period commencing on the date of the issuance of the call notice and ending on the related Call Valuation Date. If UBS issues a call notice on a Friday, the related Call Valuation Date will fall on the following Friday. The Call Settlement Date will be the third Business Day following the last Index Business Day in the Call Measurement Period.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

Specific Terms of the Securities

The “Call Measurement Period” means the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A AMU ETRACS, is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A AMU ETRACS, you may lose some or all of your investment upon a call.

The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to

(a)	the product of

(i)	the Quarterly Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period, and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus

(b)	the Adjusted Tracking Fee Shortfall (as defined below), if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation Date, and the Adjusted Tracking Fee (as defined in the preceding paragraph), calculated as of such Call Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Call Settlement Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall (as defined below) will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date.

The “Adjusted Tracking Fee” is:

as of the Call Valuation Date, an amount equal to

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, plus

(b)	the product of

(i)	the Quarterly Tracking Fee as of such Call Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Call Valuation Date, and the denominator of which is 90.

Specific Terms of the Securities

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Call Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders” beginning on page A-44.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Current Indicative Value, Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day, Exchange Business Day or Index Business Day. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. The holder of the Securities shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

VWAP Calculation Agent

The NYSE will on each day that is not a Disrupted Day (as defined below) act as the VWAP Calculation Agent. The VWAP Calculation Agent will determine the VWAP of any Index constituent, the VWAP

Specific Terms of the Securities

Level and the Final VWAP Level on any Index Business Day on which such VWAP, VWAP Level and Final VWAP Level are to be determined during the term of the Securities. The VWAP Calculation Agent determined the Initial VWAP Level of 396.997 as of July 17, 2012. All determinations made by the VWAP Calculation Agent will be at the sole discretion of the VWAP Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different VWAP Calculation Agent from time to time without your consent and without notifying you.

All calculations with respect to the VWAP of any Index constituent, any VWAP Level and the Final VWAP Level will be rounded to the nearest thousandth, with five ten-thousandths rounded upward (e.g., .8765 would be rounded to .877).

Market Disruption Event

To the extent a Disrupted Day (as defined below) exists with respect to an Index constituent on an Averaging Date (as defined below) or on a Redemption Measurement Date, the VWAP and published unit weighting with respect to such Index constituent (and only with respect to such Index constituent) for such Averaging Date or Redemption Measurement Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a Disrupted Day (the “Deferred Averaging Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the VWAP of a particular Index constituent being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the VWAP Levels on the Index Business Days during the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP and the published unit weighting with respect to such Index constituent for such Deferred Averaging Date to the calculation of the VWAP Level (i) on the date(s) of the original disruption with respect to such Index constituent and (ii) such Averaging Date. For example, if the Final Measurement Period or the Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the VWAP Levels on June 6, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016, but no other Market Disruption Event during the Final Measurement Period or the Call Measurement Period, as applicable, then the VWAP for such disrupted Index constituent on June 7, 2016 will be used more than once to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the VWAP for such disrupted Index constituent on June 7, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10, 2016.

If the Redemption Measurement Date for purposes of calculating a Redemption Amount is based on the VWAP Level on June 6, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016, then the VWAP for such disrupted Index constituent on June 7, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, with respect to any Index constituent occurring more than three (3) Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or is a Disrupted Day with respect to such Index constituent, the Security Calculation Agent or one of its affiliates will determine the VWAP

Specific Terms of the Securities

and unit weighting with respect to any Index constituent required to be determined for the purpose of calculating the applicable VWAP Level based on its good faith estimate of the VWAP and unit weighting of each such Index constituent that would have prevailed on the Primary Exchange on such third Index Business Day but for such suspension or limitation.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as described herein.

A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to have a material effect on the VWAP Level.

With respect to an Index constituent, a “Market Disruption Event” means:

(a)	the occurrence or existence of a condition specified below:

(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index constituent, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options contracts related to the Index constituent, whether by reason of movements in price exceeding limits permitted by such Related Exchange or otherwise, or

(iii)

any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Security Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for, the relevant Index constituent or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the relevant Index constituent; or

(b)

the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day;

in each case determined by the Security Calculation Agent in its sole discretion; and

(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Securities.

For purposes of the above definition:

(a)

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or Related Exchange, and

(b)

for purposes of clause (a) above, limitations pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

Specific Terms of the Securities

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four (4) Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in Stated Principal Amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the “Medium-Term Notes, Series B” after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Default, Remedies and Waiver of Default” and “Description of Series B ETNs — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount in U.S. dollars for the principal of the Securities, as determined by the Security Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

Specific Terms of the Securities

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third (3rd) Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third (3rd) Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:

➢	A-1 or higher by S&P or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If S&P discontinues publication of or otherwise fails to publish the Index, or S&P does not make the Index constituents, their unit weighting and/or the Index Divisor available to the VWAP Calculation Agent, and the Index Sponsor, S&P or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index and for which the Index constituents, their unit weighting, and/or the Index Divisor are available to the VWAP Calculation Agent (such index being referred to herein as a “successor index”), then the VWAP Level for such successor index will be determined by the VWAP Calculation Agent by reference to the sum of the

Specific Terms of the Securities

products of the VWAPs of the components underlying such successor index on the Primary Exchanges and each such component’s respective weighting within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the dates and at the times as of which the VWAP Levels for such successor index are to be determined.

Upon any selection by the Security Calculation Agent of a successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If S&P discontinues publication of the Index or does not make the Index constituents, their unit weightings and/or Index Divisor available to the VWAP Calculation Agent prior to, and such discontinuation or unavailability is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP Level is to be determined, then the Security Calculation Agent will determine the relevant VWAP Levels using the VWAP and published unit weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “Alerian MLP Index — Index Rebalancings.” In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the VWAP Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the VWAP Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a VWAP level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the VWAP Levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Final VWAP Level, the Current Indicative Value, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, based on the relevant VWAP Levels calculated by the VWAP Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the VWAP Level of the Index or such successor index to be a fraction of what it

Specific Terms of the Securities

would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a VWAP Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2015 and we will issue additional Securities to holders of Series A AMU ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A AMU ETRACS. In addition, the discussion below assumes that the exchange of Series A AMU ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus..

In addition, this discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally be able to currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the price you paid for the Series A AMU ETRACS that you exchanged for the Securities. Such gain or loss should generally be long-term capital gain or loss if you have a holding period in your Securities that is greater than one year. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If your Securities are subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax

Material U.S. Federal Income Tax Consequences

liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased the Series A AMU ETRACS that you exchanged for your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the long-term capital gain for the Pass-Thru Index Constituents should be determined under Section 1260 of the Code in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, redemption or maturity of a Security would be subject to potential recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the Pass-Thru Index Constituents on the date you purchased the Series A AMU ETRACS that you exchanged for your Securities and rebalanced your portfolio as and when the Index rebalanced.

In addition, in the case of an index of partnerships, it is unclear whether the Excess Gain Amount should be based on the aggregate of the Pass-Thru Index Constituents or on each Pass-Thru Index Constituent individually. If the determination must be based on each underlying Pass-Thru Index Constituent, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Whether you will realize capital gain in excess of any net underlying long-term capital gain for purposes of Section 1260 of the Code will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of distributions that are made by each Pass-Thru Index Constituent (and thus the corresponding Coupon Amount) and the amount of ordinary income that is allocated to a direct investor in each Pass-Thru Index Constituent.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that an investor would recognize upon a sale of a direct interest in each Pass-Thru Index Constituent in respect of any “Section 751 assets” that are held by the Pass-Thru Index Constituent. You should be aware that some of the Pass-Thru Index Constituents could have a significant amount of “Section 751 assets” which could cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Pass-Thru Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 of the Code to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what

Material U.S. Federal Income Tax Consequences

extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned the Index Constituent Securities. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. Further, if the Securities are characterized in accordance with this alternative treatment under state or local law, you could be required to file state and local tax returns on account of your deemed ownership interest of the Index Constituent Securities and pay tax accordingly.

If the Securities are treated in the manner described in the preceding paragraph, you would be required to treat the Accrued Tracking Fee as amounts of expense. In such a case, the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amounts would generally correspondingly increase the ordinary income that you recognize in respect of your Securities.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an

Material U.S. Federal Income Tax Consequences

instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult

Material U.S. Federal Income Tax Consequences

with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

Due to the uncertainty regarding the tax characterization of the Securities, there is substantial uncertainty regarding the tax treatment of non-United States holders. Given this uncertainty, we intend to withhold 30% of any Coupon Amounts and the Stub Reference Distribution Amount, if any, paid to non-United States holders for which we are the withholding agent, unless (i) that income is effectively connected with your conduct of a trade or business in the United States (in which case, in order to avoid withholding, you will be required to provide a properly executed IRS Form W-8ECI) or (ii) the Coupon Amounts are eligible for a reduced withholding tax rate under an applicable treaty under any possible characterization of the Coupon Amounts.

Section 871(m). Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities and that were issued on or after January 1, 2017. However, the regulations only apply to a contract that is issued before January 1, 2021 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. Although the Section 871(m) tax generally only applies to contracts that reference shares of a U.S. corporation, the Section 871(m) regulations provide that a transaction that references certain

Material U.S. Federal Income Tax Consequences

partnerships that hold significant investments in shares of a U.S. corporation (“Covered Partnerships”) will be treated as referencing the shares owned by the Covered Partnerships. We anticipate that some of the Index Constituent Securities will be Covered Partnerships.

However, the Section 871(m) regulations provide that instruments that, when issued, reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe, and we currently intend to take the position for tax purposes, that the Index should be treated as a qualified index for each of the 2017, 2018 and 2019 calendar years. Accordingly, we believe, and intend to take the position, that Securities that are issued hereunder should generally not be subject to the Section 871(m) withholding tax. However, the Index’s qualification as a qualified index is not entirely clear and it is possible that the IRS could successfully assert that the Index is not a qualified index, in which case the Securities will be treated as subject to Section 871(m) withholding unless you can demonstrate that you received the Securities in exchange for Series A AMU ETRACS that were issued prior to January 1, 2017. Furthermore, the Index will not be a qualified index with respect to a particular non-U.S. holder if the non-U.S. holder holds a short position in respect of 5% or more of the Index Component Securities and such short position is held in connection with its ownership of the Securities. Moreover, even if the Index is currently a qualified index, it is possible that the Index will not constitute a qualified index in future years in which we issue (or are deemed to issue for tax purposes) additional Securities. In such a case, withholding agents may be unable to distinguish between Securities that are subject to Section 871(m) and Securities that are not subject to Section 871(m) and thus may treat all of the outstanding Securities as subject to Section 871(m) withholding.

However, even if the Securities are subject to Section 871(m) withholding, we believe that the 30% withholding tax described above should generally equal or exceed the Section 871(m) withholding tax, and therefore, subject to the discussion below, no additional U.S. withholding tax should be required under Section 871(m) in respect of payments on the Securities. Nevertheless, in certain cases, the application of Section 871(m) to the Securities could increase a non-U.S. holder’s substantive U.S. federal income tax liability with respect to the Securities. For example, a non-U.S. holder that sells Securities between Coupon Payment Dates could be subject to additional U.S. withholding tax under Section 871(m) in respect of any dividends that were received by the Covered Partnerships in the Index, in each case since the last Coupon Payment Date for the Securities. Additionally, Section 871(m) may limit a non-U.S. holder’s ability to claim a refund in respect of any U.S. withholding tax that is imposed with respect to the Securities.

In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to the 30% withholding tax on the Coupon Amounts, in which case the application of Section 871(m) to the Securities could significantly increase a non-U.S. holder’s tax liability in respect of the Securities. This risk will be increased if a withholding agent elects to impose Section 871(m) withholding on the date that an underlying dividend is paid (or at the close of an applicable quarter), rather than imposing the tax on a payment date with respect to the Securities. In addition, if a withholding agent makes this election, it may collect the tax from other assets that the non-U.S. holder has in its custody. A non-U.S. holder should consult its tax advisor regarding this risk.

Furthermore, while the Securities should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements, any payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements.

Material U.S. Federal Income Tax Consequences

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Alternative Treatments. Certain alternative characterizations of the Securities could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the Securities could be treated as directly owning the Index Constituent Securities. If the Securities are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business as a result of its ownership of the Securities. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on all or a portion of any income that it recognizes as a result of its investment in the Securities. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax.

FIRPTA. In addition, even if holders of the Securities are not treated as owning the Index Constituent Securities, if a non-U.S. holder owns or is treated as owning more than 5% of the Securities (or if the Securities are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its Securities could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, early redemption or maturity of a Security that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax. Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90274D374

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Measurement Date: [            ], 20[     ]**

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon, New York City time, on the applicable Redemption Notice Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m., New York City time on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Measurement Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon, New York City time, on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Redemption Notice Date and through the Redemption Measurement Date.

*	Subject to adjustment as described in the Annex.

A-A-1

ATTACHMENT B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[        ] Medium-Term Notes, Series B, ETRACS due July 18, 2042, CUSIP No. 90274D374, redeemable for a cash amount based on the Alerian MLP Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the Annex and accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Measurement Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Measurement Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:
DTC # (and any relevant sub-account):
Contact Name:
Telephone:
E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirements in its absolute discretion.

*	Subject to adjustment as described in the Annex.

A-B-1

Annex B

2xLeveraged Long ETRACS Wells Fargo Business Development Company Index ETN Series B due May 24, 2041 (“LBDC”)

B

2×Leveraged Long ETRACS Wells Fargo® Business Development Company Index ETN Series B* due May 24, 2041

The 2×Leveraged Long ETRACS Wells Fargo® Business Development Company Index ETN Series B due May 24, 2041 (the “Securities”) are senior unsecured debt securities issued by UBS AG (UBS) that provide a monthly compounded two times leveraged long exposure to the performance of the Wells Fargo® Business Development Company Index (the “Index”), reduced by the Accrued Fees (as described below). Investing in the Securities involves significant risks. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, compounded monthly performance of the Index. You will receive a cash payment at maturity, acceleration or upon exercise by UBS of its call right, based on the compounded leveraged monthly performance of the Index less the Accrued Fees. You will receive a cash payment upon early redemption based on the compounded leveraged monthly performance of the Index less the Accrued Fees and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term. For any securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You may lose some or all of your principal if you invest in the Securities. If the compounded leveraged monthly return of the Index (calculated as described herein) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts or any Stub Reference Distribution Amount), you may lose some or all of your investment. Any payment on the Securities at maturity or upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investment in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on May 24, 2041.

➢	The initial issuance of the Securities traded on October 8, 2015 and settled on October 14, 2015.

➢	The Securities do not guarantee any return of principal and, although they may pay a quarterly coupon payment, there is no guaranteed or fixed coupon or interest amount during their term.

➢

The Securities are intended to provide a two times leveraged long exposure to the compounded monthly performance of the Index which tracks the overall performance of all business development companies listed on NYSE, NYSE AMEX or NASDAQ and that satisfy specified market capitalization and other eligibility requirements, and you should expect the trading price and Current Principal Amount of the Securities to be volatile.

➢	An Accrued Tracking Fee (based on an Annual Tracking Fee of 0.85% per annum of the Current Indicative Value) and Accrued Financing Charges are deducted from the Coupon Amount on a quarterly basis.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Current Principal Amount of the Securities at the end of the Call Measurement Period, and any such payment may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Current Principal Amount on the Redemption Valuation Date, less the Redemption Fee, as described herein.

➢

If at any time the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 30% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Risk Factors” beginning on page B-17 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

Initial Term:	Approximately 25.5 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date, the UBS Call Right or acceleration upon minimum indicative value or Intraday Index Value, each as described below.

Maturity Date:	May 24, 2041, subject to adjustment

Stated Principal Amount:	$25.00 per Security

Underlying Index:	The return on the Securities is linked to the performance of the Wells Fargo® Business Development Company Index, measured by reference to the Index Closing Level. The Index is intended to measure the performance of all business development companies listed on the New York Stock Exchange (“NYSE”), NYSE AMEX or The Nasdaq Stock Market, Inc. that satisfy specified market capitalization and other eligibility requirements. The “Index Sponsor” is Wells Fargo Securities, LLC. For a detailed description of the Index, see “Wells Fargo® Business Development Company Index” beginning on page B-32.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page B-42, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Fees. The final Coupon Amount will be included in the Cash Settlement Amount at maturity if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Coupon Payment Dates:	The fifteenth (15th) Index Business Day following each Coupon Valuation Date, commencing on January 22, 2016 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Accrued Fees:	As of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date, (ii) the Accrued Financing Charge as of such date, and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee, which is an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Current Indicative Value:	The Current Indicative Value is an amount per Security equal to the product of (a) the Current Principal Amount and (b) the Index Factor as of such date, using the Index Closing Level on such date as the Index Valuation Level. As of December 2, 2019, the Current Indicative Value was $14.5993, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

Payment at Maturity; Cash Settlement Amount:	For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus (b) the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any, minus (d) the Accrued Fees as of the last Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” you may redeem your Securities as described herein. Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the Redemption Valuation Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

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*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “UBS AG 2xLeveraged Long Exchange Traded Access Securities (ETRACS) Linked to the Wells Fargo® Business Development Company Index due May 24, 2041” (the “Series ABDC ETRACS”), except for the lack of the co-obligation of UBS Switzerland AG.

Redemption Fee Amount:	As of any date of determination, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the Redemption Valuation Date.
UBS Call Right:	On any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any, minus (d) the Accrued Fees as of the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

Acceleration upon Minimum Indicative Value or Intraday Index Value; Acceleration Amount:	If, at any time, (1) the indicative value for the Securities on any Index Business Day equals $5.00 or less or (2) the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or the Intraday Index Value would increase from the -30% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Measurement Period, if any, minus (d) the Accrued Fees as of the last Index Business Day in the Acceleration Measurement Period. If the minimum indicative value or Intraday Index Value threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Measurement Period. The indicative value for the Securities and the Intraday Index Value will be calculated as described under “Valuation of the Index and the Securities.”

Index Factor:	1 + (2 × Index Performance Ratio)

Index Performance Ratio:	On any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable:

Index Valuation Level – Monthly Initial Closing Level Monthly Initial Closing Level

Current Principal Amount:	For the period from October 8, 2015 to October 31, 2015 (such period, the “initial calendar month”), the Current Principal Amount was equal to $14.8921 per Security. For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date

Monthly Initial Closing Level:	For the initial calendar month, 701.08, the Index Closing Level on September 30, 2015 as reported on the New York Stock Exchange and Bloomberg L.P. (“Bloomberg”). For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

Monthly Reset Date:	For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on November 1, 2015 and ending on May 1, 2041, subject to adjustment; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

Monthly Valuation Date:	For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2015 and ending on April 30, 2041, subject to adjustment.

Index Valuation Level:	As determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the

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Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date; provided that if the Redemption Valuation Date falls in the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to but excluding the date of determination plus (ii) the number of Index Business Days from and including the date of determination to and including the last Index Business Day in the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.
Index Closing Level:	The closing level of the Index as reported on the New York Stock Exchange and Bloomberg.

Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Wells Fargo® Business Development Company Index — Calculation of the Index” beginning on page B-33.

Security Calculation Agent:	UBS Securities LLC

Calculation Date:	May 8, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Listing:	The Securities are listed on NYSE Arca under the symbol “LBDC”. There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (a) the Current Principal Amount multiplied by the Index Factor (calculated using the Intraday Index Value as of such time as the Index Valuation Level), plus (b) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (d) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date. The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.

Indicative Value Symbol of the Securities:	The closing indicative value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

LBDCIV <INDEX> (Bloomberg); ^LBDC-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “WFBDCPX”.

Accrued Tracking Fee:	The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, September 30, 2015 to, and including, the first Coupon Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of such Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, is equal to the product of: (a) the Annual Tracking Fee calculated as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including (i) the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or (ii) the Redemption Valuation Date (or if the Acceleration Date or Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015), as applicable, and the denominator of which is 365.

Accrued Financing Charge:	On the first Coupon Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, September 30, 2015 to, and including, the first Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

On any subsequent Coupon Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the then-current Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

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The Accrued Financing Charge as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date (or, if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, starting from, but excluding, September 30, 2015) to, and including, such last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or the Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

Financing Level:	The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

Financing Rate:	The Financing Rate will equal the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.
Reference Distribution Amount:	The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date, and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.
Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Fee Shortfall:	To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Fees on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Fees and the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Fees for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Stub Reference Distribution Amount:	The “Stub Reference Distribution Amount” means, as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or such Redemption Valuation Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period, Call Measurement Period and Acceleration Measurement Period. For purposes of calculating the Stub Reference Distribution Amount, if a Redemption Valuation Date occurs during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, the Reference Holder will be deemed to hold only the fraction of the shares (as referenced in the preceding sentence) of each Index constituent it would otherwise hold on that Redemption Valuation Date and on each preceding Index Business Day

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during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to two times (i) the published unit weighting of that Index constituent as of that date, as described under “Wells Fargo® Business Development Index — Calculation of the Index,” divided by (ii) the product of (a) the Divisor as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page B-42 for the definitions of “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date,” “ex-dividend date” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page B-45 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page B-47 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS Call Right” beginning on page B-50 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page B-52 for the definition of “Acceleration Measurement Period.”

CUSIP Number:	90274D424

ISIN Number:	US 90274D4245

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation EU 2017/1129. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Annex is accurate as of any date other than the date on the front of the document.

i

SUMMARY

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured debt securities issued by UBS AG (UBS) that provide a monthly compounded two times leveraged long exposure to the performance of the Wells Fargo® Business Development Company Index (the “Index”), reduced by the Accrued Fees. The Securities may pay a quarterly coupon during their term.

The Underlying Index

The Index is intended to measure the performance of all business development companies listed on the NYSE, NYSE AMEX (“NYSE AMEX”) or The Nasdaq Stock Market, Inc. (“NASDAQ”) that satisfy specified market capitalization and other eligibility requirements. We refer to the business development companies (“BDCs”) included in the Wells Fargo® Business Development Company Index as the “Index constituents.” The Index is a proprietary index of the Index Sponsor. The Index is a registered trademark of Wells Fargo & Company and is used under a license with UBS. For a detailed description of the Index, see “Wells Fargo® Business Development Company Index” beginning on page B-32.

Leveraged Returns

The Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the equity securities of the Index constituents. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed- upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the equity securities of the Index constituents, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the equity securities of the Index constituents on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charge,” which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, call, acceleration or redemption, the investment in the equity securities of the Index constituents is notionally sold at the then-current values of the equity securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration or early redemption, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies. In order to mitigate the risk to UBS that the value of the equity securities of the Index constituents is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of the Securities is provided for under the “Acceleration upon Minimum Indicative Value or Intraday Index Value” provisions hereunder. The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period. The Accrued Financing Charge will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity”.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, you will receive a cash payment per Security based on the two times leveraged performance of the Index reduced by the Accrued Fees and, if applicable, a Redemption Fee.

Positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges. Because the Current Principal Amount is reset each month, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date of the Securities to the Maturity Date. Instead, the amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed in each month on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration, and consequently, how the Current Principal Amount has been reset in each month. In particular, significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Initially, the Current Principal Amount was equal to $14.8921 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount.

For example, if for August the Current Principal Amount is $20.00 and the Index Factor as of the Monthly Valuation Date for August is equal to 0.90, the Current Principal Amount for September will equal $18.00. Subsequently, the Index Factor as of the Monthly Valuation Date for September will be applied to the Current Principal Amount for September to derive the Current Principal Amount for October.

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $14.8921, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $14.8921. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

At maturity, you will receive a cash payment equal to:

(a) the product of:

(i) the Current Principal Amount and

(ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any, minus

(d) the Accrued Fees as of the last Index Business Day in the Final Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any final Coupon Amount and any Stub Reference Distribution Amount you may be entitled to receive as of the last Index Business Day in the Final Measurement Period) or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at maturity. As a result of compounding, the performance of the Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page B-45.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any Coupon Amounts will be reduced by the Accrued Fees. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Fees, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Fees on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Fees and the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Fees for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount. See “Specific Terms of the Securities — Coupon Payment” beginning on page B-42.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page B-42.

UBS’s Call Right

On any Exchange Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page B-45.

Acceleration Upon Minimum Indicative Value or Intraday Index Value

If, at any time, (1) the indicative value for the Securities on any Index Business Day equals $5.00 or less or (2) the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or the Intraday Index Value would increase from the -30% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero. The intraday indicative value of the Securities and the Intraday Index Value is calculated as described under “Valuation of the Index and the Securities.”

If the minimum indicative value or Intraday Index Value threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Measurement Period. UBS will provide notice to the holders of the Securities that the minimum indicative value or Intraday Index Value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page B-52.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date. If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015 and the last Redemption Date will be May 20, 2041. In addition, if a call notice has been issued or if the acceleration has been triggered, the last Redemption Valuation Date is the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders — Redemption Requirements,” are delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page B-55.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page B-47.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page B-50 and “Description of the Series B ETNs — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page B-17.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to two times any monthly decline in the level of the Index. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee Amount, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at maturity or call, or upon early redemption or acceleration. In addition, Coupon Amounts, if any, will be reduced by the Accrued Fees. See “Risk Factors.” You are not guaranteed any coupon payments.”

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Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Securities for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee Amount, if any. In particular, significant adverse monthly performances of your Securities may not be offset by subsequent beneficial monthly performances of equal magnitude.

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Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee Amount, if any.

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Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged monthly return on the Index as measured by the Index Closing Level, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituents or the markets generally.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption or acceleration. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

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A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that the holders of Series A BDC ETRACS exchange less than all of their Series A BDC ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A BDC ETRACS do not exchange their Series A BDC ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

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Limited performance history — The return on the Securities is linked to the performance of the Index, which was launched on January 28, 2011. As a result, the Index has a limited performance history, and the future performance of the Index is uncertain. Estimated historical data prior to January 28, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the common stock of the business development companies included in the Index. No future performance of the Index can be predicted based on the estimated historical or the historical returns described in this Annex.

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Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

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Potential automatic acceleration — In the event the indicative value of the Securities is equal to $5.00 or less on any Index Business Day or the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during trading on one or more Index Business Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Index Business Days during the Acceleration Measurement Period.

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You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Fees. In addition, any Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

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UBS’s call right — UBS may elect to redeem all outstanding Securities at any time on any Exchange Business Day, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page B-50. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

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You seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts, which are dependent on distributions made with respect to the Index constituents.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you intend to actively monitor and manage your investment.

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You believe the monthly compounded two times leveraged long return of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount will be sufficient to offset the negative effect of the Accrued Fees and any Redemption Fee Amount.

➢	You are willing to hold securities that have a long-term maturity.

➢

You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly and understand that you may not receive any distributions during the term of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on any Exchange Business Day.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

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You do not seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts, which are dependent on distributions made with respect to the Index constituents.

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You do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

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You do not believe the monthly compounded two times leveraged long return of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount will be sufficient to offset the negative effect of the Accrued Fees and any Redemption Fee Amount.

➢	You are not willing to hold securities that have a long-term maturity.

➢

You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly and you seek an investment that guarantees distributions during the term of the Securities.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on any Exchange Business Day.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by NYSE AMEX and disseminated by the NYSE AMEX approximately every fifteen (15) seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “WFBDCPX”. The historical performance of the Index is not indicative of the future performance of the Index or the Securities or the level of the Index during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, or on the applicable Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series

A BDC ETRACS that you exchange for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

HYPOTHETICAL EXAMPLES

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Fees calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the Securities.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Fees (excluding Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Fees as of the applicable Coupon Valuation Date*	Coupon Amount	Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.9528	0.0527	0.0527	0.9001	0
Quarter 2	24.50	0.6512	0.0513	0.0513	0.5999	0
Quarter 3	25.75	0.0000	0.0540	0.0540	0.0000	0.0540
Quarter 4	25.00	0.0330	0.0524	0.1064	0.0000	0.0734
Quarter 5	26.05	1.0152	0.0546	0.1280	0.8872	0

*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the Index Closing Level increases at a constant rate of 1.25% per month for twelve months (Example 1), as well as examples in which the Index Closing Level decreases at a constant rate of 1.25% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 1.25% per month for the first six months and then decreasing by 1.25% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 1.25% per month for the first six months, and then increasing by 1.25% per month for the next six months. For ease of analysis and presentation, the following examples assume that the term of the Securities is twelve months, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call, or upon early redemption, and that no acceleration upon minimum indicative value or Intraday Index Value has occurred. The Financing Rate is assumed to be 0.258%. These examples highlight the effect of the two times leverage and monthly compounding, and the impact of the Accrued Fees on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Fees take into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/365)	(Cumulative Total of E + G)	(F-H)	(I- Redemption Fee Amount)
1	906.19	0.0125	1.03	0.0054	$25.63	$0.0179	$0.0233	$25.60	$25.57
2	917.51	0.0125	1.03	0.0055	$26.27	$0.0183	$0.0471	$26.22	$26.19
3	928.98	0.0125	1.03	0.0056	$26.92	$0.0188	$0.0716	$26.85	$26.82
4	940.60	0.0125	1.03	0.0058	$27.60	$0.0193	$0.0966	$27.50	$27.46
5	952.35	0.0125	1.03	0.0059	$28.29	$0.0198	$0.1223	$28.16	$28.13
6	964.26	0.0125	1.03	0.0061	$28.99	$0.0203	$0.1486	$28.84	$28.81
7	976.31	0.0125	1.03	0.0062	$29.72	$0.0208	$0.1756	$29.54	$29.50
8	988.52	0.0125	1.03	0.0064	$30.46	$0.0213	$0.2033	$30.26	$30.22
9	1000.87	0.0125	1.03	0.0065	$31.22	$0.0218	$0.2316	$30.99	$30.95
10	1013.38	0.0125	1.03	0.0067	$32.00	$0.0224	$0.2607	$31.74	$31.70
11	1026.05	0.0125	1.03	0.0069	$32.80	$0.0229	$0.2905	$32.51	$32.47
12	1038.88	0.0125	1.03	0.0070	$33.62	$0.0235	$0.3210	$33.30	$33.26

*	Also known as the Financing Level.
**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.
***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.
****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	16.08%
Return on Securities*****	33.04%

*****	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/365)	(Cumulative Total of E + G)	(F-H)	(I- Redemption Fee Amount)
1	883.81	-0.0125	0.975	0.0054	$24.38	$0.0170	$0.0224	$24.35	$24.32
2	872.76	-0.0125	0.975	0.0052	$23.77	$0.0166	$0.0442	$23.72	$23.69
3	861.86	-0.0125	0.975	0.0051	$23.17	$0.0162	$0.0655	$23.11	$23.08
4	851.08	-0.0125	0.975	0.0050	$22.59	$0.0158	$0.0863	$22.51	$22.48
5	840.44	-0.0125	0.975	0.0048	$22.03	$0.0154	$0.1065	$21.92	$21.89
6	829.94	-0.0125	0.975	0.0047	$21.48	$0.0150	$0.1262	$21.35	$21.32
7	819.56	-0.0125	0.975	0.0046	$20.94	$0.0146	$0.1455	$20.79	$20.77
8	809.32	-0.0125	0.975	0.0045	$20.42	$0.0143	$0.1642	$20.25	$20.23
9	799.20	-0.0125	0.975	0.0044	$19.91	$0.0139	$0.1825	$19.72	$19.70
10	789.21	-0.0125	0.975	0.0043	$19.41	$0.0136	$0.2004	$19.21	$19.18
11	779.35	-0.0125	0.975	0.0042	$18.92	$0.0132	$0.2177	$18.71	$18.68
12	769.61	-0.0125	0.975	0.0041	$18.45	$0.0129	$0.2347	$18.22	$18.19

*	Also known as the Financing Level.
**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.
***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.
****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	-14.01%
Return on Securities*****	-27.83%

*****	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index increases by 1.25% per month for the first six months and then decreases by 1.25% per month for the next six months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+ (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/365)	(Cumulative Total of E + G)	(F-H)	(I- Redemption Fee Amount)
1	906.19	0.0125	1.025	0.0054	$25.63	$0.0179	$0.0233	$25.60	$25.57
2	917.51	0.0125	1.025	0.0055	$26.27	$0.0183	$0.0471	$26.22	$26.19
3	928.98	0.0125	1.025	0.0056	$26.92	$0.0188	$0.0716	$26.85	$26.82
4	940.60	0.0125	1.025	0.0058	$27.60	$0.0193	$0.0966	$27.50	$27.46
5	952.35	0.0125	1.025	0.0059	$28.29	$0.0198	$0.1223	$28.16	$28.13
6	964.26	0.0125	1.025	0.0061	$28.99	$0.0203	$0.1486	$28.84	$28.81
7	952.20	-0.0125	0.975	0.0062	$28.27	$0.0197	$0.1746	$28.09	$28.06
8	940.30	-0.0125	0.975	0.0061	$27.56	$0.0193	$0.1999	$27.36	$27.33
9	928.55	-0.0125	0.975	0.0059	$26.87	$0.0188	$0.2246	$26.65	$26.61
10	916.94	-0.0125	0.975	0.0058	$26.20	$0.0183	$0.2487	$25.95	$25.92
11	905.48	-0.0125	0.975	0.0056	$25.55	$0.0178	$0.2721	$25.27	$25.24
12	894.16	-0.0125	0.975	0.0055	$24.91	$0.0174	$0.2950	$24.61	$24.58

*	Also known as the Financing Level.
**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.
***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.
****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	-0.09%
Return on Securities*****	-1.68%

***** Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index decreases by 1.25% per month for the first six months and then increases by 1.25% per month for the next six months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/ 365)	(Cumulative Total of E + G)	(F-H)	(I- Redemption Fee Amount)
1	883.81	-0.0125	0.975	0.0054	$24.38	$0.0170	$0.0224	$24.35	$24.32
2	872.76	-0.0125	0.975	0.0052	$23.77	$0.0166	$0.0442	$23.72	$23.69
3	861.86	-0.0125	0.975	0.0051	$23.17	$0.0162	$0.0655	$23.11	$23.08
4	851.08	-0.0125	0.975	0.0050	$22.59	$0.0158	$0.0863	$22.51	$22.48
5	840.44	-0.0125	0.975	0.0048	$22.03	$0.0154	$0.1065	$21.92	$21.89
6	829.94	-0.0125	0.975	0.0047	$21.48	$0.0150	$0.1262	$21.35	$21.32
7	840.31	0.0125	1.025	0.0046	$22.01	$0.0154	$0.1462	$21.87	$21.84
8	850.82	0.0125	1.025	0.0047	$22.56	$0.0158	$0.1667	$22.40	$22.37
9	861.45	0.0125	1.025	0.0048	$23.13	$0.0162	$0.1877	$22.94	$22.91
10	872.22	0.0125	1.025	0.0050	$23.71	$0.0166	$0.2092	$23.50	$23.47
11	883.12	0.0125	1.025	0.0051	$24.30	$0.0170	$0.2313	$24.07	$24.04
12	894.16	0.0125	1.025	0.0052	$24.91	$0.0174	$0.2539	$24.65	$24.62

*	Also known as the Financing Level.
**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.
***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.
****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	-0.09%
Return on Securities*****	-1.51%

***** Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities and a Stub Reference Distribution Amount at maturity or call, or upon early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, or upon early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid at maturity or call, or upon early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Fees would have been offset in calculating the Coupon Amounts, and/or the Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts would have been increased by the Stub Reference Distribution Amount). If any distributions were paid by the Index constituents during the term of the Securities, those distributions would also offset the Accrued Fees, even if those distributions were not sufficient to cause a Coupon Amount to be paid.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption or acceleration, as the case may be, and the rate of return on the Securities will depend on the actual Index Valuation Level, the Accrued Fees and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call, or upon early redemption or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, the relevant Redemption Date or Acceleration Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

RISK FACTORS

Your investment in the Securities involves significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will decline based on two times any adverse, monthly leveraged performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risk Factors – Risks Relating to the Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or upon acceleration or early redemption, nor do they guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based on the compounded leveraged monthly performance of the Index, and will be reduced by the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Even if the Index Valuation Level of the Index at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you acquired your Series A BDC ETRACS, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon redemption or acceleration, is dependent upon the month-over-month compounded leveraged performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to Accrued Fees, even if the Index Valuation Level of the Index at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you acquired your Series A BDC ETRACS, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The Accrued Fees will also reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. See “— You are not guaranteed any coupon payments.” In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the product of the Current Principal Amount and the Index Factor as of the Redemption Valuation Date. Further, the increase of the applicable Index Valuation Level relative to the Index Closing Level at the time you acquired your Series A BDC ETRACS may not be enough to offset prior months of adverse monthly performance, which could have reduced the Current Principal Amount below its value at the time you acquired your Series A BDC ETRACS. Similarly, any beneficial movement of the Index Closing Level during a month will not be

Risk Factors

reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. In particular, the Securities are only intended for investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and are only for investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly leveraged investment results generally.

Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity, call or acceleration, or upon an earlier redemption, will be contingent upon the compounded leveraged monthly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call or acceleration, or upon an earlier redemption, your initial investment or any return on that investment. Significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your Securities to changes in the Index Closing Level.

Because the Securities are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date, as compared to the most recent Monthly Initial Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity, acceleration, call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

If the Index Closing Level as of any Monthly Valuation Date declines as compared to the most recent Monthly Initial Closing Level such that the Current Principal Amount decreases to a degree such that the indicative value of the Securities falls below $5.00, your Securities will be automatically accelerated, as described in more detail under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page B-52. Because of the leverage component of the Securities, the indicative value of the Securities may fall below $5.00, and an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the Securities were not leveraged.

In addition, the calculation of the number of units of each Index constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page B-42. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Risk Factors

Due to the effect of monthly compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index.

Due to the effect of monthly compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

The Accrued Financing Charge may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought an alternative investment or sought to borrow funds at a similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Risks of Investing in BDCs.

The Index is intended to track the performance of all BDCs that are listed on the NYSE, NYSE AMEX or NASDAQ and that satisfy specified market capitalization and other eligibility requirements, as described under “Wells Fargo® Business Development Company Index” below. BDCs are a form of publicly traded company that generally invest in less mature, small- and medium-capitalization companies and thinly traded securities issued by such companies. BDCs may engage in investment strategies, such as the use of leverage, that magnifies the gains and losses invested and increases the risks associated with investing in BDCs. In addition, investing in small- and medium-capitalization companies may be more volatile than investing in large-capitalization companies since they have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in

Risk Factors

securities of larger companies, which may affect the market prices of BDCs and thus the return on the Securities. While the BDCs that comprise the Index are expected to generate income in the form of dividends, certain BDCs during certain periods of time may not generate such income, which will affect the Coupon Amount you may receive on each Coupon Payment Date.

Changes in the LIBOR rate may affect the value of your Securities.

Your payment at maturity or call, or upon acceleration or redemption, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is based, in part, on the three month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charge will increase, which will reduce the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

On July 27, 2017, the UK Financial Conduct Authority (“FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected. Further, uncertainty as to the extent and manner in which the United Kingdom government’s recommendations following its review of LIBOR will continue to be adopted and the timing of such changes may adversely affect the current trading market for your Securities and the value of your Securities.

You are not guaranteed any coupon payments.

The Accrued Fees will reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than or equal to the Accrued Fees, calculated as of the corresponding Coupon Valuation Date. The resulting Fee Shortfall, which is the difference between the Accrued Fees and the Reference Distribution Amount, will be included in the Accrued Fees for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. Distributions, if any, by the Index constituents may be minimal or even zero in any given period, which would cause the Fee Shortfall to increase. The Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Fees as of the last Index Business Day in the Final Measurement Period.

The Index Valuation Level as of the last Index Business Day of the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period, Call

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Measurement Period or Acceleration Measurement Period, as applicable, could be higher than the Index Valuation Level as of the last Index Business Day of the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, because such Index Valuation Level is calculated based on the Index Closing Levels measured on each Index Business Day in the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. This difference could be particularly large if there is a significant decrease in the Index Closing Levels during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

As described in more detail under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page B-52, in the event the indicative value of the Securities equals $5.00 or less on any Index Business Day or the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during one or more Index Business Days during the Acceleration Measurement Period. It is possible that the market prices of the relevant Index constituents, and therefore the Index Closing Level, may vary significantly between the Acceleration Date and the time the Acceleration Amount is calculated, including potentially as a result of our trading activities during this period. As a result, depending on the level of the Index on such Index Business Days, you may lose some or all of your investment in the Securities. The Securities will be automatically accelerated and redeemed even if the indicative value on that Index Business Day or any subsequent Index Business Day would exceed $5.00 or if the Intraday Index Value increases from the -30% level, as compared to the previous Monthly Valuation Date. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the Securities.

In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level, even if such increase occurs prior to the Acceleration Settlement Date. Instead, you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein, which payment may be equal to zero.

Upon acceleration, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Acceleration Amount you receive will likely be significantly less than the Stated Principal Amount of the Securities and, if the Index Closing Level continues to decrease precipitously from the Acceleration Date to the last Index Business Day of the Acceleration Measurement Period, may be equal to zero. An acceleration upon minimum indicative value or Intraday Index Value may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities. In addition, if you do not elect to redeem your Securities on or before the fourth Index Business Day of the Acceleration Measurement Period, you will not be able to do so and will instead receive the Acceleration Amount, calculated as described in “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page B-52.

Risk Factors

If the Securities are automatically accelerated and mandatorily redeemed, the Acceleration Amount you receive on the Acceleration Settlement Date may be less than the Redemption Amount you would have received if you had chosen to redeem your Securities prior to the final Redemption Date.

In the event of an acceleration, the final day on which you may elect to redeem your Securities will be the fourth Index Business Day of the Acceleration Measurement Period, and the final Redemption Valuation Date will be the fifth Index Business Day of the Acceleration Measurement Period. As described in more detail under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page B-47, the Redemption Amount will be calculated based in part upon the Index Valuation Level, which is calculated differently with respect to a Redemption Valuation Date that falls within the Acceleration Measurement Period from how it is calculated for purposes of the Acceleration Amount. This difference means that Index Closing Levels on Business Days that fall after the Redemption Valuation Date will not be taken into account when calculating the Index Valuation Level for purposes of the Redemption Amount. As a result, if the Index Closing Levels during the portion of the Acceleration Measurement Period that occurs after the Redemption Valuation Date are lower than the Index Closing Levels during the portion of the Acceleration Measurement Period that occurs on or before the Redemption Valuation Date, the Redemption Amount will be greater than the Acceleration Amount.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page B-47 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Risk Factors

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the two times leveraged long performance of the Index, compounded monthly, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Fees and any Redemption Fee Amount, which are costs the Index constituents do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by the twice the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The IRS could possibly assert, however, that you should be treated as owning such BDCs for U.S. federal income tax purposes. See “Supplemental U.S. Tax Considerations — Alternative Treatments.”

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant valuation date or period if the Securities are subject to a call, early redemption or acceleration). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

➢

the market prices of the Index constituents, which may be affected by, among other things, regulatory and tax developments affecting BDCs generally and the Index constituents specifically, competition among both BDCs and other lenders, the ability of the Index constituents to retain key management personnel, their ability to raise additional capital and borrowers’ ability to meet their obligations to the Index constituents;

➢	the dividend or distribution rate paid by the Index constituents;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Fees and whether there is any Fee Shortfall;

➢

economic, financial, political, regulatory, geographical, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect market prices or volatility generally;

➢	supply and demand in the listed and over-the-counter equity derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

Risk Factors

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2015 and may continue to issue, offer and sell Securities from time to time , through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A BDC ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Exchange Business Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount or at the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of

Risk Factors

the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Further, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities, there is no guarantee that it will continue to do so in the future.

NYSE AMEX may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day official closing value of the Index.

The Securities are listed on NYSE Arca. NYSE AMEX, the Index Calculation Agent, is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If NYSE AMEX discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Wells Fargo Securities, LLC (the “Index Sponsor”) and NYSE AMEX may adjust the Index in a way that affects the Index Closing Level, and neither the Index Sponsor nor NYSE AMEX has any obligation to consider your interests as a holder of the Securities.

NYSE AMEX is responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the equity securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, NYSE AMEX may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor NYSE AMEX has any obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “Wells Fargo® Business Development Company Index.”

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation

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Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Valuation Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Index Valuation Level by reference to a group of business development companies that are registered with the Securities and Exchange Commission and have elected to be regulated as a BDC under the Investment Company Act of 1940, and a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index. See “Wells Fargo® Business Development Company Index — Index Eligibility.”

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on January 28, 2011, and therefore has a limited history. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call, or upon early redemption or acceleration, may bear little relation to the historical performance of the Index or the past estimated historical performance of the Index. The performance of the Index constituents will determine the Index Valuation Level on any date of determination or the Index Closing Level at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other

Risk Factors

businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities could adversely affect the level of the Index and, therefore, the indicative value of the Securities, which could trigger an acceleration upon minimum indicative value or Intraday Index Value. In addition, we would expect to continue to engage in these activities during the Acceleration Measurement Period; accordingly, these activities could have an adverse effect on the Acceleration Amount. Furthermore, any of these activities, if occurring during the Final Measurement Period, Acceleration Measurement Period or Call Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption or acceleration.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “Wells Fargo® Business Development Company Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity or call, or upon early redemption or acceleration. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity or call, or upon early redemption or acceleration will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page B-55 and “Specific Terms of the Securities — Security Calculation Agent” on page B-54. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this Annex. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of the Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have an adverse impact on the value of the Securities.

An Index constituent may also be removed from the Index, as described under “Wells Fargo® Business Development Company Index — Index Rebalancings.”

Risk Factors

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption or acceleration. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page B-54. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Acceleration Measurement Period, the Call Measurement Period or the Final Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable measurement period.

The determination of the Index Valuation Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the last Index Business Day of Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Redemption Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the last Index Business Day of the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final Index Business Day in the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing on any Monthly Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Exchange Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Exchange Business Day. In no event, however, will the Monthly Valuation Date for the Securities be postponed by more than three

Risk Factors

Index Business Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three Exchange Business Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Exchange Business Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Exchange Business Day through and including the Maturity Date, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index constituents.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index constituents. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of such distributions may be attributable to (i) distributions on an Index constituent that a direct investor would treat as “qualified dividends” or a “capital gain dividend” that may be taxed at long-term capital gains rates, and (ii) distributions on an Index constituent for which a direct corporate investor would receive a dividends received deduction. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index constituents.

It is likely that ownership of Securities will be treated as a “constructive ownership transaction” which is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand

Risk Factors

that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A BDC ETRACs that you exchanged for the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities

It is also possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this Annex. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities will be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” below, the Reference Distribution Amount that is attributable to each Coupon Amount and Stub Reference Distribution Amount (i.e., the Coupon Amount or Stub Reference Distribution Amount plus the applicable Accrued Tracking Fee) that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) should be treated as a dividend

Risk Factors

equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the distribution is attributable to a distribution by an Index constituent that is treated as a return of capital distribution that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (b) the distribution is attributable to a “capital gain dividend” that is distributed by a RIC that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (c) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty, (d) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI) or (e) the holder received the Securities in exchange for Series A BDC ETRACS that were issued prior to January 1, 2017 and the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may not have the information necessary to determine whether a distribution would be exempt from tax if received directly by a non-U.S. holder when it is required to impose the Section 871(m) withholding amount, and it therefore may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder. Furthermore, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A BDCS ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

WELLS FARGO® BUSINESS DEVELOPMENT COMPANY INDEX

We have derived all information contained in this Annex regarding the Wells Fargo® Business Development Company Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by Wells Fargo Securities, LLC (“Wells Fargo Securities” or the “Index Sponsor”) and NYSE AMEX. We make no representation or warranty as to the accuracy or completeness of such information. The composition of the Index is determined by the Index Sponsor and the Index Value is calculated and published by NYSE AMEX. Neither the Index Sponsor nor NYSE AMEX has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index is intended to measure the performance of all business development companies (“BDC”) that are listed on the NYSE, NYSE AMEX or NASDAQ and that satisfy specified market capitalization and other eligibility requirements.

To qualify as a BDC, the company must be registered with the Securities and Exchange Commission (“SEC”) and have elected to be regulated as a BDC under the Investment Company Act of 1940 (“1940 Act”).

The Index is a float-adjusted, capitalization-weighted index of all applicable NYSE, NYSE AMEX or NASDAQ-listed BDCs that have a market capitalization of at least $100 million at the time of inclusion. Float is determined by subtracting shares held by insiders and “related shareholders.” Related shareholders include employee stock ownership plans, employee stock ownership trusts, qualifying employee share ownership trusts, employee benefit trusts, government-owned interests, venture capital investors and owners investing other than as part of active money management. Market capitalization is determined based on the total number of common equity shares outstanding of the issuer, regardless of whether shares are held by insiders or related shareholders, multiplied by the public share price.

The Index composition is determined by the Index Sponsor, and the Index value is calculated by the NYSE AMEX based on trading pricing of the BDCs on the NYSE, NYSE AMEX or NASDAQ and not on net asset values published by the BDCs. The Index was comprised of 45 BDCs as of December 2, 2019.

Constituent Criteria

To be considered for inclusion in the Index, an issuer must meet certain regulatory, listing and market capitalization requirements described below. The Index Sponsor reviews the Index composition quarterly and adjusts the composition as required on each quarterly rebalancing date. Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below under “— Extraordinary Events”.

Regulatory Requirement. To be eligible for inclusion in the Index, a BDC must be registered with the SEC and have elected to be regulated as a BDC under the 1940 Act. BDCs are a form of publicly traded venture capital fund in the United States created by statute in 1980. Like mutual funds, BDCs typically pay little to no corporate income tax because they must distribute at least 90 percent of their net investment income and capital gains (as well as losses) as taxable dividends to investors. Investors in BDCs pay management fees to investment advisers for the BDCs, which are deducted from assets in the BDC by the investment adviser typically on a quarterly basis. These fees may or may not be reflected in the price of the BDC shares.

Wells Fargo® Business Development Company Index

Listing Requirement. Issuers included in the Index must have common stock listed on the NYSE, NYSE AMEX or NASDAQ and meet all the listing requirements of the applicable exchange.

To be included in the Index, a class of securities must have been listed on the applicable U.S. exchange for at least 30 days immediately before any evaluation date to be considered for inclusion in the Index. There is no guideline requirement with respect to any minimum amount of trading volume.

Market Capitalization Requirement. Issuers must have a market capitalization (calculated as described below) greater than $100 million on the evaluation date for inclusion or to remain in the Index. Issuers included in the Index on the evaluation date must have an average market capitalization greater than $75 million for at least 30 trading days before the evaluation date to remain in the Index. For purposes of inclusion in the Index, an issuer’s market capitalization is computed based on the combined market capitalization of all listed common share classes, including holdings by insiders and related shareholders. For any evaluation date, the market capitalization for a common share class will equal the number of shares outstanding on that date times the security’s last sale price on its primary U.S. exchange.

Once the market capitalization is determined, each listed common share class of an eligible issuer will be included in the Index separately. For example, if an issuer has two listed share classes consisting of Class A, with 10 million shares at $10 per share, and Class B, with 20 million shares at $10 per share, the issuer’s market capitalization for purposes of the market capitalization requirement is $300 million. Class A and Class B would be included in the Index separately, with Class A having a lower weight than Class B due to its smaller market capitalization. (As described below under “— Calculation of the Index,” market capitalization is used to determine which issuers are included in the Index. After the eligible issuers are selected, the composition of the Index is determined on a float-adjusted basis in accordance with the methodology described below, including capping participation in the Index to 10% per BDC issuer.)

The Strategic Indexing group of the Index Sponsor may adjust the 100% market capitalization eligibility standards in the future to raise or lower the threshold for inclusion in the Index. Any such adjustment will be publicly announced by the Index Sponsor or one or more of its affiliates.

Due to the limited number of BDCs in existence, the market capitalization requirement was not applied in determining the historical index composition and return.

Calculation of the Index

The NYSE AMEX, formerly the American Stock Exchange LLC, serves as the calculation agent for the Wells Fargo® Business Development Company Index. The value of the Index will be disseminated by NYSE AMEX every 15 seconds between the hours of approximately 9:30 a.m. and 4:15 p.m. EST/EDT under the ticker symbol “WFBDCPX”.

The Index is calculated using a float-adjusted, market capitalization weighting methodology, based on a pool of securities identified by the Index Sponsor and confirmed by the Wells Fargo Index Review Committee (the “Index Review Committee”), which has responsibility for overseeing all of the indices sponsored and maintained by the Index Sponsor. NYSE AMEX will calculate the market capitalization values for each class of securities included in the Index based on publicly available information and then compare the market capitalization of each class to the aggregate market capitalization of all classes of securities comprising the Index as of the Quarterly Rebalance Date (as defined below) or the date of a rebalancing pursuant to an Extraordinary Event (as defined below) in order to determine the weighting for each class of securities in the Index. Market capitalization weights of the Index constituents are

Wells Fargo® Business Development Company Index

evaluated and, as necessary, adjusted on Quarterly Rebalancing Dates and at any time a rebalancing due to an Extraordinary Event occurs. Market capitalization weights are adjusted by float, so that only outstanding shares held by entities other than insiders and related shareholders are factored into the calculation. In addition, the Index is adjusted so that no one issuer constitutes over 10% of the Index.

To the extent that the Index Sponsor or NYSE AMEX discovers an error in a calculation, NYSE AMEX will use its best efforts to re-calculate the market capitalization and Index values as promptly as practicable after the error is discovered. The Index Review Committee will periodically review Index calculations to try to ensure that errors, if any, are promptly caught and conveyed to the NYSE AMEX for correction. The Index Sponsor will also monitor the publicly available pricing and market capitalization data on which it and NYSE AMEX rely in connection with maintenance and calculation of the Index, respectively, to check for inaccuracies.

As a capitalization-weighted index, the Index reflects changes in the capitalization, or market value, of the issuers included in the Index relative to their capitalization on a base date. The current Index value is calculated by adding the market values of the securities included in the Index, which are derived by multiplying the last sales price of each security on its primary U.S. exchange by the number of free-float shares of that security, as determined by the NYSE AMEX (i.e., total outstanding shares less shares held by insiders and related shareholders). If no last sale price for a security is available, the most recent traded price for that security as reported on Reuters, or another equivalent financial news reporting service, will be used to calculate the Index. Float adjustment excludes shareholdings and share classes that are not generally available to public investors, such as shares that are offered only to insiders or related shareholders.

The total market value of all securities included in the Index is then divided by a divisor that takes account of corporate actions (the “Divisor”). To prevent the Index level from changing as a result of these actions, corporate actions that affect the total market value of the Index, as well as the addition and deletion of securities, require an adjustment to the Divisor. All Divisor adjustments are made after the closing of trading and after the calculation of the closing level of the Index.

Some corporate actions, like stock splits, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require adjustments to the Divisor. Any adjustments, if they occur, are made in the sole discretion of the NYSE AMEX in accordance with its general policies regarding capitalization-weighted indices, and may include adjustments to the Divisor following quarterly reviews in order to permit continuity of Index value should certain components no longer qualify for inclusion.

After completion of these calculations, the Index is adjusted to reduce and reallocate issuer concentrations. Issuers may not constitute more than 10% of the Index.

Index Rebalancings

The Index is rebalanced quarterly as of the close of business on the final NYSE AMEX trading day of each fiscal quarter (the “Quarterly Rebalance Date”). The Index Review Committee will review index constituents quarterly to verify that each constituent security complies with the index rules set forth herein.

Following a review, all securities already included in the Index that continue to meet the eligibility criteria remain in the Index and all other securities that meet all eligibility criteria are added to the Index.

The Index Review Committee will review Index constituents periodically in addition to the quarterly review date to verify that each constituent security complies with the Index methodology.

Wells Fargo® Business Development Company Index

Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below under “— Extraordinary Events.” An Extraordinary Event may result in the removal of a non-compliant security, or portion thereof, and/or a re-weighting of the Index. The Index Sponsor will notify NYSE AMEX of any Extraordinary Event as soon as possible following any rebalancing.

Extraordinary Events

The following events, and any similar event that, in the judgment of the Index Review Committee, changes that character of the underlying security such that, in the discretion of the Index Review Committee, the security should be added or no longer be eligible for inclusion in the Index (“Other Material Events”) will give rise to a re-balancing and evaluation by the Index Review Committee of the eligibility of constituent securities for inclusion in the Index.

Mergers, Acquisitions and Spin-offs: In the case of a spin-off, the new security will be added to the Index if it meets all the requirements for a new component. If the merged, acquired or spun-off issuer is not (in the judgment of the strategic indexing group of the Index Sponsor or the Index Review Committee) a qualifying BDC, the issuer will not be included in the Index.

Delisting: If a current Index constituent is delisted from the NYSE, NYSE AMEX or NASDAQ the security will be removed as promptly as practicable from the Index.

Bankruptcy or Suspension or Revocation of Registration: If an issuer of a current Index constituent declares bankruptcy or its registration or the registration of any of its classes of common securities is revoked or suspended by the SEC, then the issuer and all of its share classes will be removed as promptly as practicable from the Index.

Revocation or Withdrawal of BDC Election: If an issuer of a current Index constituent withdraws its election, or the SEC revokes the issuer’s election to be regulated as a BDC under the 1940 Act, all of the applicable share classes will be removed as promptly as practicable from the Index.

Other Material Events

The Index Review Committee will review all material changes made to constituent securities in the Index in order to determine whether the securities continue to satisfy eligibility criteria. In addition, the Index Review Committee may, but is not required to, remove securities from the Index upon a material event relating to the security or its issuer that, in its judgment could adversely impact the tax treatment to a U.S. tax payer holder or the ability of NYSE AMEX to value the security. The Index Review Committee would also re-evaluate the composition of the Index in the event that the SEC were to change the rules relating to the qualification for BDC status.

Special Circumstances

Except as provided below, if on any trading day NYSE AMEX fails to take action to calculate the Index, for any reason, the Index will not be calculated for that day. If one or more events occur on any trading day that impede NYSE AMEX’s ability to calculate the Index (e.g., a labor strike, a blackout, a computer malfunction, a natural disaster, such as a flood, etc.), NYSE AMEX will use its reasonable efforts to calculate and publish the Index performance information for the trading day but there will be no guarantee of a reasonable valuation until the effects of such event have dissipated. Should NYSE AMEX be unable to calculate the Index for a period greater than five (5) consecutive trading days, the Index Review Committee, or its designated delegates, may calculate the Index based on information from such

Wells Fargo® Business Development Company Index

sources as the Index Sponsor determines are accurate and reasonable, including the Index Sponsor’s own trading desks and Research Department. The Index Sponsor may, but will have no obligation to, calculate or disseminate Index performance should NYSE AMEX be unable to do so. A “trading day” is a day on which the NYSE AMEX is generally open for trading, including for a shortened session.

Late Adjustments and Corrections

If the Index Sponsor or NYSE AMEX becomes aware of any error that has or could have a material effect on the Index, they will use reasonable efforts to rebalance the Index or to cause NYSE AMEX to re-calculate the Index as promptly as practicable following discovery of the error.

Base Date

The base date for the Index is September 30, 2004, with a base value of 1,000.

Dissemination of Index Information

Adjustments to constituent securities determined by the Index Review Committee will be provided to NYSE AMEX no later than five (5) trading days prior to a Quarterly Rebalancing Date and immediately upon the occurrence of any Extraordinary Events. NYSE AMEX will make this information publicly available via the NYSE AMEX website on the rebalance date. Until its publication by NYSE AMEX, the information (both additions and deletions as well as securities whose weighting in the Index will be adjusted) will be treated by the Index Sponsor and the Index Review Committee as confidential information and access will be restricted to employees on the Index Review Committee and their staff, communication to any sales or trading personnel within or outside of the Index Sponsor regarding the choices will be strictly prohibited and such personnel will be prohibited from trading in such securities for their personal accounts or their families’ accounts. The Compliance Department of the Index Sponsor will monitor the Index Review Committee and related personnel for compliance with the firm’s Chinese Wall policies and procedures.

Holiday Schedule

The Index is calculated when U.S. equity markets are open.

Index Review Committee

The Index Review Committee will meet each calendar month to review and rebalance the Index, review Rebalancing Events, and ensure the Index is in compliance with the Index methodology. The Index Review Committee may also meet more frequently as deemed necessary or appropriate in its sole discretion. The Index Review Committee may amend the Index methodology from time to time as it deems appropriate in its sole discretion, provided that it will publish all of the changes publicly at least five (5) trading days prior to implementation. The Index Review Committee may appoint a new calculation agent provided that it provides notice of such appointment at least five (5) trading days prior to implementation. The Index Review Committee generally includes members of the Index Sponsor’s Research Department and Compliance Department, among others.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

Wells Fargo® Business Development Company Index and WFBDCPX are trademarks of Wells Fargo & Company and their use is granted under a license from Wells Fargo & Company.

Wells Fargo® Business Development Company Index

All disclosures contained in this Annex regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The Securities are not issued, guaranteed, sponsored or advised by Wells Fargo & Company, the Index Sponsor or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Securities or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the Securities. Wells Fargo’s only relationship to the issuer of the Securities is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the Securities. Wells Fargo has no obligation to take into consideration the Securities or investors in the Securities when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the Securities.

WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN, AND NONE OF THEM SHALL HAVE ANY LIABILITY FOR ANY ERRORS OR OMISSIONS THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY INVESTORS OR ANY OTHER PERSON FROM THE USE OF THE INDEX OR OF ANY DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR LOST PROFITS (EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA CONTAINED THEREIN.

NYSE AMEX is not affiliated with UBS or the Index Sponsor and does not approve, endorse, review or recommend the Index Sponsor, UBS or the Securities.

The Securities are based on the Index, and the value of the Index is derived from sources deemed reliable, but NYSE AMEX and its suppliers do not guarantee the correctness or completeness of the Index, their values or other information furnished in connection with the Index Name. NYSE AMEX shall have no liability for any errors or omissions in the calculation or value of the Index. NYSE AMEX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF UBS’S PRODUCTS, OR FOR ANY OTHER USE. NYSE AMEX MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING CALCULATION OF THE INDEX, THE INDEX VALUE OR ANY DATA INCLUDED THEREIN.

Wells Fargo® Business Development Company Index

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1,000 on September 30, 2004 (the “Index commencement date”). The Index Sponsor began publishing data on the Index on January 28, 2011. Therefore, the estimated historical information for the period from September 30, 2004 until January 28, 2011 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after January 28, 2011 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 31, 2004 through December 2, 2019.

Estimated Historical and Historical Results for

the period December 31, 2004 through December 2, 2019

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2004	1069.54		1082.22
2005	1083.41	1.30%	1159.71	7.16%
2006	1309.90	20.91%	1501.67	29.49%
2007	1039.57	-20.64%	1288.91	-14.17%
2008	502.56	-51.66%	708.00	-45.07%
2009	617.04	22.78%	1010.90	42.78%
2010	863.69	39.97%	1526.40	50.99%
2011	719.26	-16.72%	1416.87	-7.18%
2012	890.52	23.81%	1905.36	34.48%
2013	956.07	7.36%	2216.45	16.33%
2014	810.52	-15.22%	2043.82	-7.79%
2015	710.30	-12.36%	1959.66	-4.12%
2016	803.39	13.11%	2438.19	24.42%
2017	732.59	-8.81%	2440.29	0.09%
2018	623.33	-14.91%	2279.84	-6.58%
2019 (through 12/02/2019)	724.75	16.27%	2860.93	25.49%

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporates distributions made by each Index constituent during such period into the value of the Index.

Wells Fargo® Business Development Company Index

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical and historical performance of the total return of the Index from September 30, 2004 through December 2, 2019 in comparison with the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index. Actual historical data is limited to the period from January 28, 2011 through December 2, 2019.

	Index*	S&P 500® Index	S&P 500® Financials Index	S&P Listed Private Equity Index
Total Return	186.09%	282.82%	79.48%	212.81%
Annualized Return	7.17%	9.25%	3.93%	7.80%

*	The data for the Index for the period prior to its inception on January 28, 2011 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of December 2, 2019, and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the total return of the Index from September 30, 2004 to December 2, 2019.

The graph below is based on the total return of the Index and the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index.

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index. While the Coupon Amount of the Securities, if any, will reflect the cash distributions that a hypothetical holder of the Index constituents would be entitled to receive during the relevant period, any Coupon Amount will be reduced by the Accrued Fees. As a result, the return on the Securities will always be lower than the total returns on a direct investment in the Index constituents.

VALUATION OF THE INDEX AND THE SECURITIES

Intraday Index Values

On each Index Business Day, NYSE AMEX, or a successor Index Calculation Agent, will calculate and publish the Intraday Index Value every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “WFBDCPX”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the Intraday Index Value.

NYSE AMEX is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources NYSE AMEX deems reliable, but NYSE AMEX and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. NYSE AMEX makes no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. NYSE AMEX makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. NYSE AMEX, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of NYSE AMEX, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. NYSE AMEX shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. NYSE AMEX is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from NYSE AMEX may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Value published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE AMEX and published to Bloomberg (based in part on information provided by NYSE AMEX) or a successor under the symbol “LBDCIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the Intraday Index Value as of such time as the Index Valuation Level, plus (ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus (iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value.” It is not intended as a price or quotation, or as an offer or

Valuation of the Index and the Securities

solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by NYSE AMEX will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE AMEX’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption or acceleration.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

We describe the terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of Holders.” If the amount as calculated is equal to or less than zero, the payment at Redemption Amount will be zero and you will not receive a cash payment.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Fees, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Fees on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Fees and the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Fees and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. The final Coupon Amount, if any, will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Specific Terms of the Securities

The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be January 22, 2016.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation Date will be December 30, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date, and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to two times (i) the published unit weighting of that Index constituent as of that date, as described under “Wells Fargo® Business Development Index — Calculation of the Index”, divided by (ii) the product of (a) the Divisor as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

Specific Terms of the Securities

The “Accrued Fees” will be calculated as of any Coupon Valuation Date as the sum of (i) the Accrued Tracking Fee as of that Coupon Valuation Date, (ii) the Accrued Financing Charge as of that Coupon Valuation Date and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

The calculation of the Accrued Fees also takes into account the performance of the Index, as measured by the Index Closing Level.

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

The “Accrued Financing Charge” is:

(1)

with respect to the first Coupon Valuation Date, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, September 30, 2015 to, and including, the first Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360;

(2)

with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the then-current Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Financing Rate” will equal the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Current Indicative Value,” as determined by the Security Calculation Agent as of any date of determination, an amount per Security, equal to the product of (i) the Current Principal Amount and (ii) the Index Factor (as defined under “— Cash Settlement at Maturity”) of such date, using the Index Closing Level of such date as the Index Valuation Level. As of December 2, 2019, the Current Indicative Value was $14.5993, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

The “Accrued Tracking Fee” is:

(1)

with respect to the first Coupon Valuation Date, an amount equal to the product of (i) the Annual Tracking Fee calculated as of the first Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, September 30, 2015 to, and including such Coupon Valuation Date, and the denominator of which is 365 (for the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding September 30, 2015);

Specific Terms of the Securities

(2)	with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to the product of:

(a)	the Annual Tracking Fee as of such Coupon Valuation Date and

(b)

a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365.

Cash Settlement Amount at Maturity

The “Maturity Date” will be May 24, 2041, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Final Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any final Coupon Amount or any Stub Reference Distribution Amount you may be entitled to receive as of the last Index Business Day in the Final Measurement Period) or if the compounded leveraged monthly return the Index is negative, you may lose some or all of your investment at maturity.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

For the period from October 8, 2015 to October 31, 2015 (such period, the “initial calendar month”), the Current Principal Amount will equal $14.8921 per Security. For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date

For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on November 1, 2015 and ending on May 1, 2041, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

Specific Terms of the Securities

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2015 and ending on April 30, 2041, subject to adjustment as described under “— Market Disruption Event.”

The Index Factor will be calculated as follows:

1 + (2 × Index Performance Ratio)

The Index Performance Ratio as of the last Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on any Monthly Valuation Date or any Redemption Valuation Date, as applicable, will be:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

As determined by the Security Calculation Agent, the “Index Valuation Level” as of the last Index Business Day of the Final Measurement Period is the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period.

The “Monthly Initial Closing Level” for the initial calendar month was 701.08, the Index Closing Level on September 30, 2015. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The “Final Measurement Period” means the ten Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Accrued Fees” will be calculated as of the last Index Business Day in the Final Measurement Period as the sum of (i) the Accrued Tracking Fee as of the last Index Business day in the Final Measurement Period, (ii) the Accrued Financing Charge as of the last Index Business day in the Final Measurement Period and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including such last Index Business Day in the Final Measurement Period, times (ii) the Financing Rate as of such date, divided by (b) 360. The “Maturity Date” will be May 24, 2041, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

Specific Terms of the Securities

The “Stub Reference Distribution Amount” means, as of the last Index Business Day during the Final Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day during the Final Measurement Period; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day during the Final Measurement Period, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently NYSE AMEX.

The “Calculation Date” means May 8, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading and is also a valid settlement date.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading for such Index constituent or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount, the Call Settlement Amount or the Acceleration Amount. For the definition of the terms relevant to early redemption, call or acceleration, please refer to “— Early Redemption at the Option of the Holders”, “— UBS’s Call Right” or “— Acceleration Upon Minimum Indicative Value or Intraday Index Value.”

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the Securities to have us redeem your Securities on any Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on any Business Day, provided that you request that we redeem a minimum

Specific Terms of the Securities

of 50,000 Securities. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable Redemption Notice and Redemption Confirmation are delivered. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015. The final Redemption Date will be May 18, 2041; provided that, if a call notice has been issued or if an acceleration upon minimum indicative value or Intraday Index Value has been triggered, the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the Redemption Valuation Date, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, minus

(d)	the Accrued Fees as of the Redemption Valuation Date, minus

(e)	the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment upon early redemption.

Specific Terms of the Securities

The “Stub Reference Distribution Amount” means, as of the Redemption Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the Redemption Valuation Date; provided, for the purposes of calculating the Stub Reference Distribution Amount during the period on or after the Calculation Date, a call notice has been issued or acceleration upon minimum indicative value or Intraday Index Value has been triggered, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths and three-tenths of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh and eighth Index Business Day, respectively, in the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. For purposes of calculating the Stub Reference Distribution Amount, if a Redemption Valuation Date occurs during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, the Reference Holder will be deemed to hold only the fraction of the shares (as referenced in the preceding sentence) of each Index constituent it would otherwise hold on that Redemption Valuation Date and on each preceding Index Business Day during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The Accrued Fees will be calculated as of any Redemption Date as the sum of (i) the Accrued Tracking Fee as of that Redemption Valuation Date, (ii) the Accrued Financing Charge as of that Redemption Valuation Date and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The “Accrued Tracking Fee” as of the Redemption Valuation Date is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the Redemption Valuation Date, and the denominator of which is 365.

The “Accrued Financing Charge” as of the Redemption Valuation Date is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to, and including such Redemption Valuation Date, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Redemption Fee Amount” means, as of any date of determination, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the Redemption Valuation Date.

We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Redemption and Payment.”

The “Redemption Valuation Date” is the first Index Business Day following the date that a notice of redemption and confirmation of redemption, each as described under “— Redemption Procedures,” are

Specific Terms of the Securities

delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “— Market Disruption Event.”

The “Redemption Date” is the third Business Day following the Redemption Valuation Date.

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Some of the defined terms used in this section have different applications when used in determining the Cash Settlement Amount, the Call Settlement Amount or the Acceleration Amount. For the definition of the terms relevant to maturity, call or acceleration, please refer to “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” or “— Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on pages B-45, B-50 and B-52, respectively.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this Annex as Attachment A, to UBS via email no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this Annex as Attachment B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities, such redemption to occur on any

Specific Terms of the Securities

Exchange Business Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Call Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Call Measurement Period.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the fifth Business Day following the calendar day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the ten (10) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment at call. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the last Index Business Day in the Call Measurement Period) or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at call.

The “Accrued Fees” will be calculated as of the last Index Business Day in the Call Measurement Period as the sum of (i) the Accrued Tracking Fee as of the last Index Business day in the Call Measurement Period, (ii) the Accrued Financing Charge as of the last Index Business day in the Call Measurement Period and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

Specific Terms of the Securities

The “Accrued Tracking Fee” as of the last Index Business Day in the Call Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including such last Index Business Day in the Call Measurement Period, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Call Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day in the Call Measurement Period; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day of the Call Measurement Period, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day in such Call Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

Some of the defined terms used in this section have different applications when used in determining the Cash Settlement Amount, the Redemption Amount or the Acceleration Amount. For the definition of the terms relevant to maturity, early redemption or acceleration, please refer to “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” or “— Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on pages B-45, B-47 and B-52, respectively.

Acceleration Upon Minimum Indicative Value or Intraday Index Value

If, at any time, (1) the indicative value on any Index Business Day equals $5.00 or less or (2) the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or the Intraday Index Value would increase from the -30% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Acceleration Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

Specific Terms of the Securities

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Acceleration Measurement Period.

We refer to this cash payment as the “Acceleration Amount.” If the minimum indicative value or Intraday Index Value threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

The “Accrued Fees” will be calculated as of the last Index Business Day in the Acceleration Measurement Period as the sum of (i) the Accrued Tracking Fee as of the last Index Business day in the Acceleration Measurement Period, (ii) the Accrued Financing Charge as of the last Index Business day in the Acceleration Measurement Period and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The “Accrued Tracking Fee” as of the last Index Business Day in the Acceleration Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Acceleration Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the last Index Business Day in the Acceleration Measurement Period, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Index Business Day in the Acceleration Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015) to, and including, such last Index Business Day in the Acceleration Measurement Period, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Acceleration Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the last Index Business Day in the Acceleration Measurement Period; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day of the Acceleration Measurement Period, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day in such Acceleration Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The “Acceleration Measurement Period” will be the ten (10) Index Business Days from, but excluding, the Acceleration Date, subject to adjustment as described under “— Market Disruption Event.”

Specific Terms of the Securities

The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Measurement Period.

Subject to the prior verification by the Security Calculation Agent that the indicative value on Intraday Index Value of $5.00 or less was accurately calculated by the NYSE or that the decrease in the Intraday Index Value of 30% from the most recent Monthly Initial Closing Level was accurately calculated by the Index Calculation Agent, as applicable, UBS must provide notice to the holders of the Securities that the minimum indicative value or Intraday Index Value threshold, as applicable, has been breached not less than five (5) calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities and the Intraday Index Value of the Index are calculated see “Valuation of the Index and the Securities.”

Some of the defined terms used in this section have different applications when used in determining the Cash Settlement Amount, the Call Settlement Amount or the Redemption Amount. For the definition of the terms relevant to maturity, call or early redemption, please refer to “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” or “— UBS’s Call Right” beginning on pages B-45, B-47 and B-50, respectively.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount (after the initial calendar month), the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Annual Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, upon redemption, if applicable, the Call Valuation Date, the Call Measurement Period, Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted, the Acceleration Measurement Period, the Coupon Ex-Dates, the Coupon Record Dates, the Coupon Amount, and whether any day is a Business Day, Index Business Day or Exchange Business Day. The Security Calculation Agent determined the Current Principal Amount for the initial calendar month of $14.8921 per Security. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption or acceleration, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Accrued Tracking Fee, the

Specific Terms of the Securities

Accrued Financing Charge, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Acceleration Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate Stated Principal Amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Valuation Date, the Index Closing Level for such Averaging Date or Redemption Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on the Index Business Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Call Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Call Measurement Period then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14. The same approach would be applied if there is a Market Disruption Event during the Final Measurement Period or Acceleration Measurement Period.

If the Redemption Valuation Date for purposes of calculating a Redemption Amount is based on the Index Closing Level on October 3, 2016 and there is a Market Disruption Event with respect to the Index on October 3, 2016, then the Index Closing Level on October 4, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date or the Redemption Valuation Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as described herein.

Specific Terms of the Securities

Notwithstanding the occurrence of one or more of the events below, which may, in the Security Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Security Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day

Specific Terms of the Securities

immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of the Series B ETNs — Default, Remedies and Waiver of Default” and “Description of the Series B ETNs — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

Specific Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuation of the Index; Alteration of Method of Calculation

If NYSE AMEX discontinues publication of or otherwise fails to publish the Index, and the Index Sponsor, NYSE AMEX or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level for such successor index will be determined by the Security Calculation Agent by reference to the successor index on the dates and at the times as of which the Index Closing Levels for such successor index are to be determined.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If NYSE AMEX discontinues publication of the Index prior to, and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “Wells Fargo® Business Development Company Index — Index Rebalancings.” In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Specific Terms of the Securities

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Accrued Tracking Fee, the Annual Tracking Fee, the Coupon Amount, if any, that we will pay you on the Coupon Payment Date, the Reference Distribution Amount, the Stub Reference Distribution Amount, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption or acceleration will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities — Payment When Offices Are Closed” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date.

Specific Terms of the Securities

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of the Series B ETNs — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2015 and we will issue additional Securities to holders of Series A BDC ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A BDC ETRACS. In addition, the discussion below assumes that the exchange of Series A BDC ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion only applies to you if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have a holding period in the Securities that is greater than one year. In general, your tax basis in your Securities will be equal to the price you paid for the Series A BDC ETRACS that you exchanged for the Securities. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are

Material U.S. Federal Income Tax Consequences

pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain (the “Underlying LTCG Amount”) that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A BDC ETRACs that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder has a holding period in the Securities that is greater than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

In addition, it is not clear whether your Underlying LTCG Amount should include any qualified dividend income (“QDI”) that you would have recognized if you had directly held the Pass-Thru Index Constituent. If QDI is included in such amount then it is likely that the Excess Gain Amount with respect to a Pass-Thru Index Constituent will be zero unless the amount of such QDI and “capital gain dividends” in respect of the Pass-Thru Index Constituent is less than the short-term capital gain that (as discussed in the prior paragraph) a direct holder of the Pass-Thru Index Constituents would have recognized upon a rebalancing of the Index.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities

Material U.S. Federal Income Tax Consequences

should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Accrued Financing Charges as interest expenses and the Accrued Tracking Fee as amounts of expense. In such a case, (i) the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors, and (ii) the Accrued Financing Charges would be treated as interest payments that are subject to the general limitations on interest deductions. Such amounts would generally correspondingly increase the ordinary income that you recognize in respect of your Securities. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates or as eligible for the dividends received deduction in the case of a corporate investor.

Even if you are not treated as owning the Index constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Material U.S. Federal Income Tax Consequences

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax exempt investor unless such holder has incurred “debt financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index constituents. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Material U.S. Federal Income Tax Consequences

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017. The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index constituents , which are U.S. corporations, for Section 871(m) purposes.

As noted above, Section 871(m) does not apply to contracts that were issued prior to January 1, 2017. Accordingly, Section 871(m) withholding should not apply to a holder that received the Securities in exchange for Series A BDC ETRACS that were issued prior to January 1, 2017 if the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A BDC ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017. In addition, some of the Series A BDC ETRACS were issued on or after January 1, 2017, and therefore a holder that acquired Series A BDC ETRACS on or after January 1, 2017 will be unable to demonstrate that its Series A BDC ETRACS were issued prior to January 1, 2017. Accordingly, non-U.S. holders should assume that withholding agents will generally treat the Securities as subject to Section 871(m) withholding. The discussion below applies to Securities that are not grandfathered from Section 871(m) under the rules described above.

Under Section 871(m), the Reference Distribution Amount that is attributable to each Coupon Amount and Stub Reference Distribution Amount (i.e., the Coupon Amount or Stub Reference Distribution Amount plus the applicable Accrued Tracking Fee) that is distributed to a non-U.S. holder will be subject to a 30% withholding tax (subject to reduction under an applicable tax treaty) to the extent of the portion of such distribution that is attributable to dividends that were paid on the Index constituents that would be subject to withholding tax if they were distributed directly to the non-U.S. holder. Distributions

Material U.S. Federal Income Tax Consequences

that are paid on an Index constituent to a non-U.S. holder would generally be subject to withholding tax unless such distribution is treated as a return of capital distribution that is not treated as a dividend for tax purposes or is treated as a “capital gain dividend” that is distributed by a RIC that is not subject to withholding tax. Accordingly, unless one of the exceptions described above or a tax treaty apply, each Coupon Amount and Stub Reference Distribution Amount (including an amount received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that is distributed to a non-U.S. holder will be subject to a 30% withholding tax under Section 871(m). In addition, a withholding agent may not have the information necessary when it is required to impose the Section 871(m) withholding amount to determine whether a portion of a distribution on the Securities is attributable to a distribution that would be a capital gain dividend or return of capital distribution that would be exempt from tax if received directly by a non-U.S. holder. Accordingly, a withholding agent may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder.

The Section 871(m) tax described above will also apply (subject to exceptions described above) to amounts received upon a sale of Securities that are attributable to an accrued but unpaid Coupon Amount on the Securities.

A non-U.S. holder may be entitled claim a refund to the extent that the Section 871(m) tax is not due under one of the exceptions described above. If a non-U.S. holder is entitled to a reduced rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index constituent, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90274D424

[BODY OF EMAIL]

Name of broker: [                ]

Name of beneficial holder: [                ]

Number of Securities to be redeemed: [                ]

Applicable Redemption Valuation Date: [                ], 20[    ]*

Broker Contact Name: [                ]

Broker Telephone #: [                ]

Broker DTC # (and any relevant sub-account): [                ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the Annex.

B-A-1

ATTACHMENT B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[        ] Medium-Term Notes, Series B, Exchange Traded Access Securities due May 24, 2041, CUSIP No. 90274D424, redeemable for a cash amount based on the performance of the Wells Fargo® Business Development Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify],* with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the Annex and accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours, [NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.

*	Subject to adjustment as described in the Annex.

B-B-1

Annex C

ETRACS WELLS FARGO BUSINESS DEVELOPMENT COMPANY INDEX ETN SERIES B DUE APRIL 26, 2041 (“BDCZ”)

C

ETRACS Wells Fargo® Business Development Company Index ETN Series B* due April 26, 2041

The ETRACS Wells Fargo® Business Development Company Index ETN Series B due April 26, 2041 (the “Securities”) are senior unsecured debt securities issued by UBS AG (UBS) that provide exposure to the performance of the Wells Fargo® Business Development Company Index (the “Index”), reduced by an Accrued Tracking Fee (as described below) based on an Annual Tracking Fee of 0.85% per annum. Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Accrued Tracking Fee, as described herein. You will receive a cash payment upon early redemption based on the performance of the Index less the Accrued Tracking Fee and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You may lose some or all of your principal if you invest in the Securities. If the level of the Index declines or does not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, you will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right. Any payment on the Securities at maturity or upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only be knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investment in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on April 26, 2041.

➢	The Securities do not guarantee any return of principal and, although they may pay a quarterly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢	The Accrued Tracking Fee based on an Annual Tracking Fee of 0.85% will reduce the amount of any quarterly coupon payment you may receive, and any such payments may be zero.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the performance of the Index at the end of the Final Measurement Period or the Call Measurement Period, as applicable and reduced by the Accrued Tracking Fee, as described herein, any such payments may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the performance of the Index on the Redemption Valuation Date, less the Adjusted Tracking Fee Shortfall, if any, and the Redemption Fee Amount, as described herein.

See “Risk Factors” beginning on page C-15 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

Initial Term:	Approximately 25.5 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date or the UBS Call Right, each as described below.

Maturity Date:	April 26, 2041, subject to adjustment

Stated Principal Amount:	$25.00 per Security

Underlying Index:	The return on the Securities is linked to the performance of the Wells Fargo® Business Development Company Index. The Index is intended to measure the performance of all business development companies listed on the New York Stock Exchange (“NYSE”), NYSE AMEX or The NASDAQ Stock Market, Inc. that satisfy specified market capitalization and other eligibility requirements. The “Index Sponsor” is Wells Fargo Securities, LLC. For a detailed description of the Index, see “Wells Fargo® Business Development Company Index” beginning on page C-26.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page C-36, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Tracking Fee. The final Coupon Amount will be included in the Cash Settlement Amount at maturity.

Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date, commencing on January 22, 2016 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee, which is, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Current Indicative Value:	As determined by the Security Calculation Agent as of any date of determination, an amount per Security, equal to the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of such date, using the Index Closing Level on such date as the Final Index Level. As of December 2, 2019, the Current Indicative Value was $20.0403, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

Payment at Maturity; Cash Settlement Amount:	For each Security, unless earlier redeemed or called, you will receive at maturity a cash payment equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:	Subject to the minimum redemption amount of 50,000 Securities and to your compliance with the procedures described under “Specific Terms of the Securities —Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the Redemption Valuation Date, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus (e) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any date of determination, an amount per Security equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

(cover continued on next page)

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “UBS AG Exchange Traded Access Securities (ETRACS) Linked to the Wells Fargo® Business Development Company Index due April 26, 2041” (the “Series A BDCS ETRACS”), except for the lack of the co-obligation of UBS Switzerland AG.

UBS Call Right:	On any Exchange Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.”

Index Performance Ratio:	On any Index Business Day:

Final Index Level Initial Index Level

Initial Index Level:	904.113 which was the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the ten Index Business Days from and including April 27, 2011 as determined by the Security Calculation Agent.

Final Index Level:	As determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or the Index Closing Level on any Redemption Valuation Date; provided that if the Redemption Valuation Date falls in the Call Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Final Index Level on any date of determination during the Call Measurement Period or the Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation Date or the Calculation Date, as applicable, to but excluding the date of determination, plus (ii) the number of Index Business Days from and including the date of determination to and including the last Index Business Day in the Call Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

Index Closing Level:	The closing level of the Index as reported on the New York Stock Exchange and Bloomberg L.P.

Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Wells Fargo® Business Development Company Index — Calculation of the Index” beginning on page C-27.

Security Calculation Agent:	UBS Securities LLC

Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently NYSE AMEX.

Calculation Date:	April 9, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

Listing:	The Securities are listed on NYSE Arca under the symbol “BDCZ.” There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (i) Stated Principal Amount, times the Index Performance Ratio calculated using the intraday indicative value of the Index as of such time, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, plus (iii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

Indicative Value Symbol of the Securities:	The closing indicative value of the Securities and the intraday indicative value of the Index will be published on each Index Business Day under the ticker symbols:

BDCZIV <INDEX> (Bloomberg); ^BDCZ-IV (Yahoo! Finance)

Intraday Indicative Value of the Index:	On each Index Business Day, NYSE AMEX, or a successor Index Calculation Agent, will calculate and publish the “intraday indicative value of the Index” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “WFBDCPX.”

(cover continued on next page)

Accrued Tracking Fee:

(1)  The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015 to and including the first Coupon Valuation Date, and the denominator of which is 365. (For the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding September 30, 2015.)

(2)  The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first Coupon Valuation Date is an amount equal to (a) the product of (i) the Annual Tracking Fee as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(3)  The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

(4)  The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

Reference Distribution Amount:	The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Tracking Fee Shortfall:	To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date.

Stub Reference Distribution Amount:	The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

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Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, as described under “Wells Fargo® Business Development Index — Calculation of the Index,” divided by (ii) the product of (a) the Divisor as of that date and (b) the Initial Index Level divided by 25.

Adjusted Coupon Amount:	With respect to any Redemption Valuation Date or Call Valuation Date, as applicable, the Adjusted Coupon Amount is a coupon payment, if any, in an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date or Call Valuation Date, as applicable, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date or Call Valuation Date, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date or Call Valuation Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date or Call Valuation Date.

Adjusted Reference Distribution Amount:	As of any Redemption Valuation Date, or the Call Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015) to and including such Redemption Valuation Date, or the Call Valuation Date.

Adjusted Tracking Fee:	As of any Redemption Valuation Date occurring prior to the first Coupon Valuation Date, an amount equal to the product of (a) the Annual Tracking Fee as of such Redemption Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015 to and including such Redemption Valuation Date, and the denominator of which is 365.

As of the Call Valuation Date, or any Redemption Valuation Date occurring on or after the first Coupon Valuation Date, as applicable, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, plus (b) the product of (i) the Annual Tracking Fee as of such Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date, and the denominator of which is 365.

Adjusted Tracking Fee Shortfall:	To the extent that the Adjusted Reference Distribution Amount, calculated on any Redemption Valuation Date, or the Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee, calculated on such Redemption Valuation Date or Call Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page C-36 for the definitions of “Coupon Payment Date,” “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date,” “ex-dividend date” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page C-38 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page beginning on page C-41 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page C-43 for the definitions of “Call Settlement Date,” “Call Measurement Period” and “Call Valuation Date.”

CUSIP Number:	90274D416

ISIN Number:	US90274D4161

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Annex is accurate as of any date other than the date on the front of the document.

i

SUMMARY

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the Wells Fargo® Business Development Company Index (the “Index”). The return of the Index is measured by the Final Index Level as compared to the Initial Index Level, which are determined by the Security Calculation Agent as described below, reduced by the Accrued Tracking Fee. The Securities may pay a Coupon Amount based on distributions made with respect to the Index constituents as discussed below.

The Underlying Index

The Index is intended to measure the performance of all business development companies listed on the New York Stock Exchange (“NYSE”), NYSE AMEX or The Nasdaq Stock Market, Inc. (“NASDAQ”) that satisfy specified market capitalization and other eligibility requirements. We refer to the business development companies (“BDCs”) included in the Wells Fargo® Business Development Company Index as the “Index constituents.” The Index is a proprietary index of Wells Fargo Securities, LLC. The Index is a registered trademark of Wells Fargo & Company and is used under a license with UBS. For a detailed description of the Index, see “Wells Fargo® Business Development Company Index” beginning on page C-26.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, you will receive a cash payment based on the performance of the Index reduced by Accrued Tracking Fee and, if applicable, a Redemption Fee Amount.

At maturity, you will receive a cash payment equal to:

(a) the product of

(i) the Stated Principal Amount and

(ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount, minus

(c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the level of the Index declines (as measured by the Final Index Level as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS). The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the level of the Index (as measured by the Final Index Level as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final Index Level is less than the level of the Index at the time you acquired your Series A BDCS ETRACS, you may lose some or all of your investment at maturity.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page C-38.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any Coupon Amounts will be reduced by the Accrued Tracking Fee. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page C-36.

UBS’s Call Right

On any Exchange Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page C-43.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date through and including April 18, 2041, subject to a minimum redemption amount of at least 50,000 Securities. In addition, if a call notice has been issued, the last Redemption Valuation Date is the fifth Index Business Day prior to the Call Settlement Date in connection with the call notice. (See “Specific Terms of the Securities — UBS’s Call Right” beginning on page C-43). The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders — Redemption Requirements,” are delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page C-46.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page C-41.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final Index Level, as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, and/or any Adjusted Coupon Amount you may be entitled to receive), you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page C-43 and “Description of the the Series B ETNs — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page C-15.

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You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, will reduce your final payment. If the increase in the level of the Index (as measured by the Final Index Level, as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS) is insufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final Index Level is less than the level of the Index at the time you acquired your Series A BDCS ETRACS, you may lose some or all of your investment at maturity or call, or upon early redemption. In addition, Coupon Amounts, if any, will be reduced by the Accrued Tracking Fee. See “Risk Factors — You are not guaranteed any coupon payments.”

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Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituents or the markets generally.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

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You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Tracking Fee. Similarly, you will not receive a Coupon Payment on a Redemption Date or the Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, and in the case of a redemption, the Redemption Fee Amount. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

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A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A BDCS ETRACS exchange less than all of their Series A BDCS ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A BDCS ETRACS do not exchange their Series A BDCS ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

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Limited performance history — The return on the Securities is linked to the performance of the Index, which was launched on January 28, 2011. As a result, the Index has a limited performance history, and it is uncertain how the Index will perform. Estimated historical data prior to January 28, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the common stock of the business development companies included in the Index. No future performance of the Index can be predicted based on the estimated historical or the historical returns described in this Annex.

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Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your

Securities for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

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Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

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You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Tracking Fee. Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee and, as applicable, the Redemption Fee Amount. In addition, any Tracking Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

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UBS’s Call Right — UBS may elect to redeem all outstanding Securities at any time on any Exchange Business Day through and including the Maturity Date, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page C-43. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

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You seek an investment with a return linked to the performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

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You believe the level of the Index will increase during the term of the Securities by an amount sufficient to offset the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on any Exchange Business Day through and including the Maturity Date.

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You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly and understand that you may not receive any distributions during the term of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

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You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

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You believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on any Exchange Business Day through and including the Maturity Date.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek fixed current income from your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by NYSE AMEX and disseminated by the NYSE AMEX approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “WFBDCPX.” The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index during the Final Measurement Period or Call Measurement Period or on the applicable Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased the Series A BDCS ETRACS that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC or UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

HYPOTHETICAL EXAMPLES

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the Securities.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Fees Tracking Fee (excluding Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Tracking Fees (including Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.4764	0.0527	0.0527	0.4237	0
Quarter 2	24.50	0.3256	0.0513	0.0513	0.2743	0
Quarter 3	25.75	0.0000	0.0540	0.0540	0.0000	0.0540
Quarter 4	25.00	0.0165	0.0524	0.1064	0.0000	0.0899
Quarter 5	26.05	0.5076	0.0546	0.1445	0.3631	0

*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the level of the Index increases at a constant rate of 1% per year through maturity (Example 1), as well as examples in which the level of the Index decreases at a constant rate of 1% per year through maturity (Example 2). In addition, Example 3 shows the level of the Index increasing by 1% per year for the first 15 years and then decreasing by 1% per year for the next 15 years, whereas Example 4 shows the reverse scenario of the level of the Index decreasing by 1% per year for the first 15 years, and then increasing by 1% per year for the next 15 years. Although, for illustrative purposes only, the examples below show the hypothetical performance of the Securities of a period of 30 years, the Securities mature on April 26, 2041 and accordingly there is a remaining term of only approximately 21.5 years from the date of this Annex. For ease of analysis and presentation, the following examples assume that the term of the Securities is 30 years, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Tracking Fee takes into

Hypothetical Examples

account the performance of the Index, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the level of the Index to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 30 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Example 1 — The level of the Index increases at a constant rate of 1% per year through maturity.

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F – Redemption Fee Amount
1	951.42	$25.25	$0.2146	$0.2146	$25.04	$25.00
2	960.93	$25.50	$0.2168	$0.4314	$25.07	$25.04
3	970.54	$25.76	$0.2189	$0.6503	$25.11	$25.08
4	980.25	$26.02	$0.2211	$0.8715	$25.14	$25.11
5	990.05	$26.28	$0.2233	$1.0948	$25.18	$25.15
6	999.95	$26.54	$0.2256	$1.3204	$25.22	$25.19
7	1009.95	$26.80	$0.2278	$1.5482	$25.26	$25.22
8	1020.05	$27.07	$0.2301	$1.7783	$25.29	$25.26
9	1030.25	$27.34	$0.2324	$2.0107	$25.33	$25.30
10	1040.55	$27.62	$0.2347	$2.2455	$25.37	$25.34
11	1050.96	$27.89	$0.2371	$2.4825	$25.41	$25.38
12	1061.47	$28.17	$0.2395	$2.7220	$25.45	$25.42
13	1072.08	$28.45	$0.2418	$2.9638	$25.49	$25.46
14	1082.80	$28.74	$0.2443	$3.2081	$25.53	$25.50
15	1093.63	$29.02	$0.2467	$3.4548	$25.57	$25.54
16	1104.57	$29.31	$0.2492	$3.7040	$25.61	$25.58
17	1115.61	$29.61	$0.2517	$3.9556	$25.65	$25.62
18	1126.77	$29.90	$0.2542	$4.2098	$25.69	$25.66
19	1138.04	$30.20	$0.2567	$4.4665	$25.74	$25.70
20	1149.42	$30.50	$0.2593	$4.7258	$25.78	$25.75
21	1160.91	$30.81	$0.2619	$4.9877	$25.82	$25.79
22	1172.52	$31.12	$0.2645	$5.2522	$25.87	$25.83
23	1184.25	$31.43	$0.2671	$5.5194	$25.91	$25.88
24	1196.09	$31.74	$0.2698	$5.7892	$25.95	$25.92
25	1208.05	$32.06	$0.2725	$6.0617	$26.00	$25.97
26	1220.13	$32.38	$0.2752	$6.3369	$26.04	$26.01
27	1232.33	$32.71	$0.2780	$6.6149	$26.09	$26.06
28	1244.66	$33.03	$0.2808	$6.8957	$26.14	$26.10
29	1257.10	$33.36	$0.2836	$7.1793	$26.18	$26.15
30	1269.67	$33.70	$0.2864	$7.4657	$26.23	$26.20

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	34.78%
Annual Index Return	1.00%
Annual Return on Securities**	0.16%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 1% per year through maturity).

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F – Redemption Fee Amount
1	932.58	$24.75	$0.2104	$0.2104	$24.54	$24.51
2	923.25	$24.50	$0.2083	$0.4186	$24.08	$24.05
3	914.02	$24.26	$0.2062	$0.6248	$23.63	$23.60
4	904.88	$24.01	$0.2041	$0.8290	$23.19	$23.16
5	895.83	$23.77	$0.2021	$1.0310	$22.74	$22.72
6	886.87	$23.54	$0.2001	$1.2311	$22.31	$22.28
7	878.01	$23.30	$0.1981	$1.4292	$21.87	$21.85
8	869.23	$23.07	$0.1961	$1.6253	$21.44	$21.42
9	860.53	$22.84	$0.1941	$1.8194	$21.02	$20.99
10	851.93	$22.61	$0.1922	$2.0116	$20.60	$20.57
11	843.41	$22.38	$0.1903	$2.2018	$20.18	$20.16
12	834.97	$22.16	$0.1884	$2.3902	$19.77	$19.74
13	826.62	$21.94	$0.1865	$2.5767	$19.36	$19.34
14	818.36	$21.72	$0.1846	$2.7613	$18.96	$18.93
15	810.17	$21.50	$0.1828	$2.9440	$18.56	$18.53
16	802.07	$21.29	$0.1809	$3.1250	$18.16	$18.14
17	794.05	$21.07	$0.1791	$3.3041	$17.77	$17.75
18	786.11	$20.86	$0.1773	$3.4814	$17.38	$17.36
19	778.25	$20.65	$0.1756	$3.6570	$17.00	$16.98
20	770.47	$20.45	$0.1738	$3.8308	$16.62	$16.60
21	762.76	$20.24	$0.1721	$4.0028	$16.24	$16.22
22	755.14	$20.04	$0.1703	$4.1732	$15.87	$15.85
23	747.58	$19.84	$0.1686	$4.3418	$15.50	$15.48
24	740.11	$19.64	$0.1670	$4.5088	$15.13	$15.11
25	732.71	$19.45	$0.1653	$4.6741	$14.77	$14.75
26	725.38	$19.25	$0.1636	$4.8377	$14.41	$14.40
27	718.13	$19.06	$0.1620	$4.9997	$14.06	$14.04
28	710.95	$18.87	$0.1604	$5.1601	$13.71	$13.69
29	703.84	$18.68	$0.1588	$5.3189	$13.36	$13.34
30	696.80	$18.49	$0.1572	$5.4761	$13.02	$13.00

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	-26.03%
Annual Index Return	-1.00%
Annual Return on Securities**	-2.16%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index increases by 1% per year for the first 15 years and then decreases by 1% per year for the next 15 years.

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F – Redemption Fee Amount
1	951.42	$25.25	$0.2146	$0.2146	$25.04	$25.00
2	960.93	$25.50	$0.2168	$0.4314	$25.07	$25.04
3	970.54	$25.76	$0.2189	$0.6503	$25.11	$25.08
4	980.25	$26.02	$0.2211	$0.8715	$25.14	$25.11
5	990.05	$26.28	$0.2233	$1.0948	$25.18	$25.15
6	999.95	$26.54	$0.2256	$1.3204	$25.22	$25.19
7	1009.95	$26.80	$0.2278	$1.5482	$25.26	$25.22
8	1020.05	$27.07	$0.2301	$1.7783	$25.29	$25.26
9	1030.25	$27.34	$0.2324	$2.0107	$25.33	$25.30
10	1040.55	$27.62	$0.2347	$2.2455	$25.37	$25.34
11	1050.96	$27.89	$0.2371	$2.4825	$25.41	$25.38
12	1061.47	$28.17	$0.2395	$2.7220	$25.45	$25.42
13	1072.08	$28.45	$0.2418	$2.9638	$25.49	$25.46
14	1082.80	$28.74	$0.2443	$3.2081	$25.53	$25.50
15	1093.63	$29.02	$0.2467	$3.4548	$25.57	$25.54
16	1082.70	$28.73	$0.2442	$3.6990	$25.03	$25.00
17	1071.87	$28.45	$0.2418	$3.9408	$24.51	$24.48
18	1061.15	$28.16	$0.2394	$4.1802	$23.98	$23.95
19	1050.54	$27.88	$0.2370	$4.4172	$23.46	$23.43
20	1040.03	$27.60	$0.2346	$4.6518	$22.95	$22.92
21	1029.63	$27.33	$0.2323	$4.8841	$22.44	$22.41
22	1019.34	$27.05	$0.2299	$5.1140	$21.94	$21.91
23	1009.14	$26.78	$0.2276	$5.3417	$21.44	$21.41
24	999.05	$26.51	$0.2254	$5.5670	$20.95	$20.92
25	989.06	$26.25	$0.2231	$5.7902	$20.46	$20.43
26	979.17	$25.99	$0.2209	$6.0110	$19.98	$19.95
27	969.38	$25.73	$0.2187	$6.2297	$19.50	$19.47
28	959.69	$25.47	$0.2165	$6.4462	$19.02	$19.00
29	950.09	$25.21	$0.2143	$6.6605	$18.55	$18.53
30	940.59	$24.96	$0.2122	$6.8727	$18.09	$18.07

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	-0.15%
Annual Index Return	-0.01%
Annual Return on Securities**	-1.08%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index decreases by 1% per year for the first 15 years, and then increases by 1% per year for the next 15 years.

Assumptions:

Annual Tracking Fee	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	942.00
Redemption Fee Amount:	0.125% of the Current Indicative Value

Year End	Index Level	Current Indicative Value	Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal × (B/Initial Index Level)	C × Annual Tracking Fee	Cumulative Total of D*	C - E	F – Redemption Fee Amount
1	932.58	$24.75	$0.2104	$0.2104	$24.54	$24.51
2	923.25	$24.50	$0.2083	$0.4186	$24.08	$24.05
3	914.02	$24.26	$0.2062	$0.6248	$23.63	$23.60
4	904.88	$24.01	$0.2041	$0.8290	$23.19	$23.16
5	895.83	$23.77	$0.2021	$1.0310	$22.74	$22.72
6	886.87	$23.54	$0.2001	$1.2311	$22.31	$22.28
7	878.01	$23.30	$0.1981	$1.4292	$21.87	$21.85
8	869.23	$23.07	$0.1961	$1.6253	$21.44	$21.42
9	860.53	$22.84	$0.1941	$1.8194	$21.02	$20.99
10	851.93	$22.61	$0.1922	$2.0116	$20.60	$20.57
11	843.41	$22.38	$0.1903	$2.2018	$20.18	$20.16
12	834.97	$22.16	$0.1884	$2.3902	$19.77	$19.74
13	826.62	$21.94	$0.1865	$2.5767	$19.36	$19.34
14	818.36	$21.72	$0.1846	$2.7613	$18.96	$18.93
15	810.17	$21.50	$0.1828	$2.9440	$18.56	$18.53
16	818.28	$21.72	$0.1846	$3.1286	$18.59	$18.56
17	826.46	$21.93	$0.1864	$3.3150	$18.62	$18.60
18	834.72	$22.15	$0.1883	$3.5033	$18.65	$18.63
19	843.07	$22.37	$0.1902	$3.6935	$18.68	$18.66
20	851.50	$22.60	$0.1921	$3.8856	$18.71	$18.69
21	860.02	$22.82	$0.1940	$4.0796	$18.74	$18.72
22	868.62	$23.05	$0.1959	$4.2756	$18.78	$18.75
23	877.30	$23.28	$0.1979	$4.4735	$18.81	$18.79
24	886.08	$23.52	$0.1999	$4.6734	$18.84	$18.82
25	894.94	$23.75	$0.2019	$4.8752	$18.88	$18.85
26	903.89	$23.99	$0.2039	$5.0791	$18.91	$18.89
27	912.93	$24.23	$0.2059	$5.2851	$18.94	$18.92
28	922.05	$24.47	$0.2080	$5.4931	$18.98	$18.95
29	931.28	$24.72	$0.2101	$5.7032	$19.01	$18.99
30	940.59	$24.96	$0.2122	$5.9153	$19.05	$19.02

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the Annual Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the Annual Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the Annual Tracking Fees for all previous years).

Cumulative Index Return	-0.15%
Annual Index Return	-0.01%
Annual Return on Securities**	-0.91%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities, a Stub Reference Distribution Amount at maturity or call, or an Adjusted Coupon Amount upon call or early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call or any Adjusted Coupon Amount you may be entitled to receive upon call or early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid upon maturity or call, or any Adjusted Coupon Amount was payable upon call or early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount and/or the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount). If any distributions were paid by the Index constituents during the term of the Securities, those distributions would also offset the Accrued Tracking Fee, even if those distributions were not sufficient to cause a Coupon Amount to be paid.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the actual Final Index Level, the Accrued Tracking Fee and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call or any Adjusted Coupon Amount is payable upon call or early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day, the Final Index Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

RISK FACTORS

Your investment in the Securities involves significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. As described in more detail below, the trading price of the Securities may decline considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call or early redemption, nor do they guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount. Any Coupon Amount will be reduced by the Accrued Tracking Fee, which includes any applicable Tracking Fee Shortfall. In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

You may lose some or all of your principal and, even if the Final Index Level is greater than the level of the Index at the time you acquired your Series A BDCS ETRACS, you may receive less than your initial investment in the Securities due to the negative effect of the Accrued Tracking Fee and/or the Redemption Fee Amount.

The Securities are fully exposed to any decline in the level of the Index. If the level of the Index declines, you may lose some or all of your investment at maturity or call, or upon early redemption. The Accrued Tracking Fee takes into account the performance of the Index, as measured by the Index Closing Level, and the absolute level of the Accrued Tracking Fee is dependent on the path taken by the Index Closing Level to arrive at its ending level on any date of determination. In addition, if any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Annual Tracking Fee (equivalent to 0.85% per annum times the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount, applied on the Redemption Valuation Date, equal to the product of (i) 0.125% and (ii) the Current Indicative Value as of the immediately preceding Index Business Day. If the Final Index Level, as compared to level of the Index at the time you acquired your Series A BDCS ETRACS, decreases or even if the Final Index Level, as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS, increases, but does not increase sufficiently during the relevant period to offset, together with any Coupon Amount, the negative effect of any Accrued Tracking Fee and/or any

Risk Factors

applicable Redemption Fee Amount, you will receive less than the amount of your initial investment in the Series A BDCS ETRACS, or possibly zero, at maturity or call, or upon early redemption of your Securities. The Initial Index Level of 904.113 was based on the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the ten (10) Index Business Days from and including April 27, 2011, several years before the Initial Trade Date of the Securities.

You are not guaranteed any coupon payments.

The Accrued Fees will reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than or equal to the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. Distributions, if any, by the Index constituents may be minimal or even zero in any given period, which would cause the Tracking Fee Shortfall to increase. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period.

Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount, calculated as of the Redemption Valuation Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Redemption Fee Amount, calculated as of the Redemption Valuation Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Accrued Tracking Fee as of the Redemption Valuation Date or the last Index Business Day in the Call Measurement Period.

The Initial Index Level may be higher than the Index Closing Level at other times during the term of the Securities.

The Index Closing Level at other times during the term of the Securities could be lower than the Initial Index Level. This difference could be particularly large if there is a significant decrease in the Index Closing Level, or if there is significant volatility in the Index Closing Levels during the term of the Securities.

The Final Index Level may be less than the Index Closing Level on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date or Call Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period or Call Measurement Period, as applicable, could be higher than the Final Index Level, because the Final Index Level is calculated based on the Index levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Final Measurement Period or Call Measurement Period, as applicable, or if there is a significant decrease in the Index Closing Level around the Final Measurement Period or Call Measurement Period, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index following the relevant Measurement Period or date of determination.

Risk Factors

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon, New York City time, or the confirmation of redemption by 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page C-41 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the performance of the Index measured using any method other than average Index Closing Levels, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, which are costs the Index constituents do not have. Furthermore, if the level of the Index increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Annual Tracking Fee and any Tracking Fee Shortfall, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.” Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index constituents. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents.

Risk Factors

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant measurement date or period if the Securities are subject to a call or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

➢

the market prices of the Index constituents, which may be affected by, among other things, regulatory and tax developments affecting BDCs generally and the Index constituents specifically; competition among both RDCs and other lenders; the ability of the Index constituents to retain key management personnel; their ability to raise additional capital; and borrowers’ ability to meet their obligations to the Index constituents;

➢	the dividend or distribution rate paid by the Index constituents;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issue and sales of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Tracking Fee and whether there is any Tracking Fee Shortfall;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect market prices or volatility generally;

➢	supply and demand in the listed and over-the-counter derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2015 and may continue to issue, offer and sell Securities from time to time , through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A BDCS ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary

Risk Factors

materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Business Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount or the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, as discussed above, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to

Risk Factors

making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities, there is no guarantee that it will continue to do so in the future.

NYSE AMEX may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day official closing value of the Index.

The Securities are listed on NYSE Arca. NYSE AMEX, the Index Calculation Agent, is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If NYSE AMEX discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Wells Fargo Securities, LLC (the “Index Sponsor”) and NYSE AMEX may adjust the Index in a way that affects the Index Closing Level, and neither the Index Sponsor nor NYSE AMEX has any obligation to consider your interests as a holder of the Securities.

NYSE AMEX is responsible for calculating and publishing the Index. The Index Sponsor can add, delete or substitute the equity securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, NYSE AMEX may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor NYSE AMEX has any obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “Wells Fargo® Business Development Company Index.”

Changes that affect the composition, methodology, policies and calculation of the Index will affect the market value of the Securities and the Cash Settlement Amount, Call Settlement Amount or Redemption Amount.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level, the Initial Index Level, or the Final Index Level are not available because of a market disruption event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Initial Index Level or the Final Index Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Initial Index Level or the Final Index Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Initial Index Level or the Final Index Level by reference to a group of business development companies that are registered with the Securities and Exchange Commission and have elected to be regulated as a BDC under the Investment Company Act of 1940, and a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index. See “Wells Fargo® Business Development Company Index — Index Eligibility.”

Risk Factors

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on January 28, 2011, and therefore has a limited history. Limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date hereof, or the past estimated historical performance of the Index. The performance of the Index constituents will determine the Initial Index Level, or the Final Index Level on any given date of determination at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities therefore could adversely affect the payment at maturity or call or upon early redemption of the Securities.

Risk Factors

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “Wells Fargo® Business Development Company Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” beginning on page C-46 and “Specific Terms of the Securities — Security Calculation Agent” on page C-45. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this Annex. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, such events may have an adverse impact on the value of the Securities. An Index constituent may also be removed from the Index, as described under “Wells Fargo® Business Development Company Index — Index Rebalancings.”

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page C-45. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Call Measurement Period or the Final Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

The Security Calculation Agent can postpone the determination of the Initial Index Level or the Final Index Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Initial Index Level or the Final Index Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, the Call Measurement Period or the Redemption Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the Final Measurement Period, the Call Measurement Period, or the Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Exchange Business Day through and including the Maturity Date, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index constituents.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index constituents. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of

Risk Factors

such distributions may be attributable to (i) distributions on an Index constituent that a direct investor would treat as “qualified dividends” or a “capital gain dividend” that may be taxed at long-term capital gains rates, and (ii) distributions on an Index constituent for which a direct corporate investor would receive a dividends received deduction. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index constituent.

It is likely that ownership of Securities will be treated as a “constructive ownership transaction” which is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased the Series A BDCS ETRACS that you exchanged for the Securities and sold your interest in such Pass-Thru Index constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities

It is also possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this Annex. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Risk Factors

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities will be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, the Reference Distribution Amount that is attributable to each Coupon Amount and Stub Reference Distribution Amount (i.e., the Coupon Amount or Stub Reference Distribution Amount plus the applicable Accrued Tracking Fee) that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) should be treated as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the distribution is attributable to a distribution by an Index constituent that is treated as a return of capital distribution that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (b) the distribution is attributable to a “capital gain dividend” that is distributed by a RIC that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (c) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty, (d) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI) or (e) the holder received the Securities in exchange for Series A BDCS ETRACS that were issued prior to January 1, 2017 and the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may not have the information necessary to determine whether a distribution would be exempt from tax if received directly by a non-U.S. holder when it is required to impose the Section 871(m) withholding amount, and it therefore may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder. Furthermore, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A BDCS ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

WELLS FARGO® BUSINESS DEVELOPMENT COMPANY INDEX

We have derived all information contained in this Annex regarding the Wells Fargo® Business Development Company Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by Wells Fargo Securities, LLC (“Wells Fargo Securities” or the “Index Sponsor”) and NYSE AMEX. We make no representation or warranty as to the accuracy or completeness of such information. The composition of the Index is determined by the Index Sponsor and the Index Value is calculated and published by NYSE AMEX. Neither the Index Sponsor nor NYSE AMEX has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index is intended to measure the performance of all business development companies (“BDC”) that are listed on the NYSE, NYSE AMEX or NASDAQ and that satisfy specified market capitalization and other eligibility requirements.

To qualify as a BDC, the company must be registered with the Securities and Exchange Commission (“SEC”) and have elected to be regulated as a BDC under the Investment Company Act of 1940 (“1940 Act”).

The Index is a float-adjusted, capitalization-weighted index of all applicable NYSE, NYSE AMEX or NASDAQ-listed BDCs that have a market capitalization of at least $100 million at the time of inclusion. Float is determined by subtracting shares held by insiders and “related shareholders.” Related shareholders include employee stock ownership plans, employee stock ownership trusts, qualifying employee share ownership trusts, employee benefit trusts, government-owned interests, venture capital investors and owners investing other than as part of active money management. Market capitalization is determined based on the total number of common equity shares outstanding of the issuer, regardless of whether shares are held by insiders or related shareholders, multiplied by the public share price.

The Index composition is determined by the Index Sponsor, and the Index value is calculated by the NYSE AMEX based on trading pricing of the BDCs on the NYSE, NYSE AMEX or NASDAQ and not on net asset values published by the BDCs. The Index was comprised of 45 BDCs as of December 2, 2019.

Constituent Criteria

To be considered for inclusion in the Index, an issuer must meet certain regulatory, listing and market capitalization requirements described below. The Index Sponsor reviews the Index composition quarterly and adjusts the composition as required on each quarterly rebalancing date. Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below under “— Extraordinary Events.”

Regulatory Requirement. To be eligible for inclusion in the Index, a BDC must be registered with the SEC and have elected to be regulated as a BDC under the 1940 Act. BDCs are a form of publicly traded venture capital fund in the United States created by statute in 1980. Like mutual funds, BDCs typically pay little to no corporate income tax because they must distribute at least 90 percent of their net investment income and capital gains (as well as losses) as taxable dividends to investors. Investors in BDCs pay management fees to investment advisers for the BDCs, which are deducted from assets in the BDC by the investment adviser typically on a quarterly basis. These fees may or may not be reflected in the price of the BDC shares.

Wells Fargo® Business Development Company Index

Listing Requirement. Issuers included in the Index must have common stock listed on the NYSE, NYSE AMEX or NASDAQ and meet all the listing requirements of the applicable exchange.

To be included in the Index, a class of securities must have been listed on the applicable U.S. exchange for at least 30 days immediately before any evaluation date to be considered for inclusion in the Index. There is no guideline requirement with respect to any minimum amount of trading volume.

Market Capitalization Requirement. Issuers must have a market capitalization (calculated as described below) greater than $100 million on the evaluation date for inclusion or to remain in the Index. Issuers included in the Index on the evaluation date must have an average market capitalization greater than $75 million for at least 30 trading days before the evaluation date to remain in the Index. For purposes of inclusion in the Index, an issuer’s market capitalization is computed based on the combined market capitalization of all listed common share classes, including holdings by insiders and related shareholders. For any evaluation date, the market capitalization for a common share class will equal the number of shares outstanding on that date times the security’s last sale price on its primary U.S. exchange.

Once the market capitalization is determined, each listed common share class of an eligible issuer will be included in the Index separately. For example, if an issuer has two listed share classes consisting of Class A, with 10 million shares at $10 per share, and Class B, with 20 million shares at $10 per share, the issuer’s market capitalization for purposes of the market capitalization requirement is $300 million. Class A and Class B would be included in the Index separately, with Class A having a lower weight than Class B due to its smaller market capitalization. (As described below under “— Calculation of the Index,” market capitalization is used to determine which issuers are included in the Index. After the eligible issuers are selected, the composition of the Index is determined on a float-adjusted basis in accordance with the methodology described below, including capping participation in the Index to 10% per BDC issuer.)

The Strategic Indexing group of the Index Sponsor may adjust the 100% market capitalization eligibility standards in the future to raise or lower the threshold for inclusion in the Index. Any such adjustment will be publicly announced by the Index Sponsor or one or more of its affiliates.

Due to the limited number of BDCs in existence, the market capitalization requirement was not applied in determining the historical index composition and return.

Calculation of the Index

The NYSE AMEX, formerly the American Stock Exchange LLC, serves as the calculation agent for the Wells Fargo® Business Development Company Index. The value of the Index will be disseminated by NYSE AMEX every 15 seconds between the hours of approximately 9:30 a.m. and 4:15 p.m. EST/EDT under the ticker symbol “WFBDCPX.”

The Index is calculated using a float-adjusted, market capitalization weighting methodology, based on a pool of securities identified by the Index Sponsor and confirmed by the Wells Fargo Index Review Committee (the “Index Review Committee”), which has responsibility for overseeing all of the indices sponsored and maintained by the Index Sponsor. NYSE AMEX will calculate the market capitalization values for each class of securities included in the Index based on publicly available information and then compare the market capitalization of each class to the aggregate market capitalization of all classes of securities comprising the Index as of the Quarterly Rebalance Date (as defined below) or the date of a rebalancing pursuant to an Extraordinary Event (as defined below) in order to determine the weighting for each class of securities in the Index. Market capitalization weights of the Index constituents are

Wells Fargo® Business Development Company Index

evaluated and, as necessary, adjusted on Quarterly Rebalancing Dates and at any time a rebalancing due to an Extraordinary Event occurs. Market capitalization weights are adjusted by float, so that only outstanding shares held by entities other than insiders and related shareholders are factored into the calculation. In addition, the Index is adjusted so that no one issuer constitutes over 10% of the Index.

To the extent that the Index Sponsor or NYSE AMEX discovers an error in a calculation, NYSE AMEX will use its best efforts to re-calculate the market capitalization and Index values as promptly as practicable after the error is discovered. The Index Review Committee will periodically review Index calculations to try to ensure that errors, if any, are promptly caught and conveyed to the NYSE AMEX for correction. The Index Sponsor will also monitor the publicly available pricing and market capitalization data on which it and NYSE AMEX relies in connection with maintenance and calculation of the Index, respectively, to check for inaccuracies.

As a capitalization-weighted index, the Index reflects changes in the capitalization, or market value, of the issuers included in the Index relative to their capitalization on a base date. The current Index value is calculated by adding the market values of the securities included in the Index, which are derived by multiplying the last sales price of each security on its primary U.S. exchange by the number of free-float shares of that security, as determined by the NYSE AMEX (i.e., total outstanding shares less shares held by insiders and related shareholders). If no last sale price for a security is available, the most recent traded price for that security as reported on Reuters, or another equivalent financial news reporting service, will be used to calculate the Index. Float adjustment excludes shareholdings and share classes that are not generally available to public investors, such as shares that are offered only to insiders or related shareholders.

The total market value of all securities included in the Index is then divided by a divisor that takes account of corporate actions (the “Divisor”). To prevent the Index level from changing as a result of these actions, corporate actions that affect the total market value of the Index, as well as the addition and deletion of securities, require an adjustment to the Divisor. All Divisor adjustments are made after the closing of trading and after the calculation of the closing level of the Index.

Some corporate actions, like stock splits, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require adjustments to the Divisor. Any adjustments, if they occur, are made in the sole discretion of the NYSE AMEX in accordance with its general policies regarding capitalization-weighted indices, and may include adjustments to the Divisor following quarterly reviews in order to permit continuity of Index value should certain components no longer qualify for inclusion.

After completion of these calculations, the Index is adjusted to reduce and reallocate issuer concentrations. Issuers may not constitute more than 10% of the Index.

Index Rebalancings

The Index is rebalanced quarterly as of the close of business on the final NYSE AMEX trading day of each fiscal quarter (the “Quarterly Rebalance Date”). The Index Review Committee will review index constituents quarterly to verify that each constituent security complies with the index rules set forth herein.

Following a review, all securities already included in the Index that continue to meet the eligibility criteria remain in the Index and all other securities that meet all eligibility criteria are added to the Index.

The Index Review Committee will review Index constituents periodically in addition to the quarterly review date to verify that each constituent security complies with the Index methodology.

Wells Fargo® Business Development Company Index

Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below under “— Extraordinary Events.” An Extraordinary Event may result in the removal of a non-compliant security, or portion thereof, and/or a re-weighting of the Index. The Index Sponsor will notify NYSE AMEX of any Extraordinary Event as soon as possible following any rebalancing.

Extraordinary Events

The following events, and any similar event that, in the judgment of the Index Review Committee, changes that character of the underlying security such that, in the discretion of the Index Review Committee, the security should be added or no longer be eligible for inclusion in the Index (“Other Material Events”) will give rise to a re-balancing and evaluation by the Index Review Committee of the eligibility of constituent securities for inclusion in the Index.

Mergers, Acquisitions and Spin-offs: In the case of a spin-off, the new security will be added to the Index if it meets all the requirements for a new component. If the merged, acquired or spun-off issuer is not (in the judgment of the strategic indexing group of the Index Sponsor or the Index Review Committee) a qualifying BDC, the issuer will not be included in the Index.

Delisting: If a current index constituent is delisted from the NYSE, NYSE AMEX or NASDAQ the security will be removed as promptly as practicable from the Index.

Bankruptcy or Suspension or Revocation of Registration: If an issuer of a current Index constituent declares bankruptcy or its registration or the registration of any of its classes of common securities is revoked or suspended by the SEC, then the issuer and all of its share classes will be removed as promptly as practicable from the Index.

Revocation or Withdrawal of BDC Election: If an issuer of a current Index constituent withdraws its election, or the SEC revokes the issuer’s election to be regulated as a BDC under the 1940 Act, all of the applicable share classes will be removed as promptly as practicable from the Index.

Other Material Events

The Index Review Committee will review all material changes made to constituent securities in the Index in order to determine whether the securities continue to satisfy eligibility criteria. In addition, the Index Review Committee may, but is not required to, remove securities from the Index upon a material event relating to the security or its issuer that, in its judgment, could adversely impact the tax treatment to a U.S. tax payer holder or the ability of NYSE AMEX to value the security. The Index Review Committee would also re-evaluate the composition of the Index in the event that the SEC were to change the rules relating to the qualification for BDC status.

Special Circumstances

Except as provided below, if on any trading day NYSE AMEX fails to take action to calculate the Index, for any reason, the Index will not be calculated for that day. If one or more events occur on any trading day that impede NYSE AMEX’s ability to calculate the Index (e.g., a labor strike, a blackout, a computer malfunction, a natural disaster, such as a flood, etc.), NYSE AMEX will use its reasonable efforts to calculate and publish the Index performance information for the trading day but there will be no guarantee of a reasonable valuation until the effects of such event have dissipated. Should NYSE AMEX be unable to calculate the Index for a period greater than five (5) consecutive trading days, the Index Review Committee, or its designated delegates, may calculate the Index based on information from such

Wells Fargo® Business Development Company Index

sources as the Index Sponsor determines are accurate and reasonable, including the Index Sponsor’s own trading desks and Research Department. The Index Sponsor may, but will have no obligation to, calculate or disseminate Index performance should NYSE AMEX be unable to do so. A “trading day” is a day on which the NYSE AMEX is generally open for trading, including for a shortened session.

Late Adjustments and Corrections

If the Index Sponsor or NYSE AMEX becomes aware of any error that has or could have a material effect on the Index, they will use reasonable efforts to rebalance the Index or to cause NYSE AMEX to re-calculate the Index as promptly as practicable following discovery of the error.

Base Date

The base date for the Index is September 30, 2004, with a base value of 1,000.

Dissemination of Index Information

Adjustments to constituent securities determined by the Index Review Committee will be provided to NYSE AMEX no later than five (5) trading days prior to a Quarterly Rebalancing Date and immediately upon the occurrence of any Extraordinary Events. NYSE AMEX will make this information publicly available via the NYSE AMEX website on the rebalance date. Until its publication by NYSE AMEX, the information (both additions and deletions as well as securities whose weighting in the Index will be adjusted) will be treated by the Index Sponsor and the Index Review Committee as confidential information and access will be restricted to employees on the Index Review Committee and their staff, communication to any sales or trading personnel within or outside of the Index Sponsor regarding the choices will be strictly prohibited and such personnel will be prohibited from trading in such securities for their personal accounts or their families’ accounts. The Compliance Department of the Index Sponsor will monitor the Index Review Committee and related personnel for compliance with the firm’s Chinese Wall policies and procedures.

Holiday Schedule

The Index is calculated when U.S. equity markets are open.

Index Review Committee

The Index Review Committee will meet each calendar month to review and rebalance the Index, review Rebalancing Events, and ensure the Index is in compliance with the Index methodology. The Index Review Committee may also meet more frequently as deemed necessary or appropriate in its sole discretion. The Index Review Committee may amend the Index methodology from time to time as it deems appropriate in its sole discretion, provided that it will publish all of the changes publicly at least five (5) trading days prior to implementation. The Index Review Committee may appoint a new calculation agent provided that it provides notice of such appointment at least five (5) trading days prior to implementation. The Index Review Committee generally includes members of the Index Sponsor’s Research Department and Compliance Department, among others.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

Wells Fargo® Business Development Company Index and WFBDCPX are trademarks of Wells Fargo & Company and their use is granted under a license from Wells Fargo & Company.

Wells Fargo® Business Development Company Index

All disclosures contained in this Annex regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The Securities are not issued, guaranteed, sponsored or advised by Wells Fargo & Company, the Index Sponsor or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Securities or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the Securities. Wells Fargo’s only relationship to the issuer of the Securities is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the Securities. Wells Fargo has no obligation to take into consideration the Securities or investors in the Securities when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the Securities.

WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN AND NONE OF THEM SHALL HAVE ANY LIABILITY FOR ANY ERRORS OR OMISSIONS THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY INVESTORS OR ANY OTHER PERSON FROM THE USE OF THE INDEX OR OF ANY DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR LOST PROFITS (EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA CONTAINED THEREIN.

NYSE AMEX is not affiliated with UBS or the Index Sponsor and does not approve, endorse, review or recommend the Index Sponsor, UBS or the Securities.

The Securities are based on the Index, and the value of the Index is derived from sources deemed reliable, but NYSE AMEX and its suppliers do not guarantee the correctness or completeness of the Index, their values or other information furnished in connection with the Index Name. NYSE AMEX shall have no liability for any errors or omissions in the calculation or value of the Index. NYSE AMEX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF UBS’S PRODUCTS, OR FOR ANY OTHER USE. NYSE AMEX MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING CALCULATION OF THE INDEX, THE INDEX VALUE OR ANY DATA INCLUDED THEREIN.

Wells Fargo® Business Development Company Index

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1,000 on September 30, 2004 (the “Index commencement date”). The Index Sponsor began publishing data on the Index on January 28, 2011. Therefore, the estimated historical information for the period from September 30, 2004 until January 28, 2011 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after January 28, 2011 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 31, 2004 through December 2, 2019.

Estimated Historical and Historical Results for

the period December 31, 2004 through December 2, 2019

Year	Price Return		Total Return
	Ending Level	Annual Return	Ending Level	Annual Return
2004	1069.54		1082.22
2005	1083.41	1.30%	1159.71	7.16%
2006	1309.90	20.91%	1501.67	29.49%
2007	1039.57	-20.64%	1288.91	-14.17%
2008	502.56	-51.66%	708.00	-45.07%
2009	617.04	22.78%	1010.90	42.78%
2010	863.69	39.97%	1526.40	50.99%
2011	719.26	-16.72%	1416.87	-7.18%
2012	890.52	23.81%	1905.36	34.48%
2013	956.07	7.36%	2216.45	16.33%
2014	810.52	-15.22%	2043.82	-7.79%
2015	710.30	-12.36%	1959.66	-4.12%
2016	803.39	13.11%	2438.19	24.42%
2017	732.59	-8.81%	2440.29	0.09%
2018	623.33	-14.91%	2279.84	-6.58%
2019 (through 12/02/2019)	724.75	16.27%	2860.93	25.49%

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index.

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical and historical performance of the total return of the Index from September 30, 2004 through December 2, 2019 in comparison with the total returns of the

Wells Fargo® Business Development Company Index

S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index. Actual historical data is limited to the period from January 28, 2011 through December 2, 2019.

	Index*	S&P 500® Index	S&P 500® Financials Index	S&P Listed Private Equity Index
Total Return	186.09%	282.82%	79.48%	212.81%
Annualized Return	7.17%	9.25%	3.93%	7.80%

Estimated historical and historical results for the period from September 30, 2004 through December 2, 2019.

*	The data for the Index for the period prior to its inception on January 28, 2011 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of December 2, 2019, and is furnished as a matter of information only.

Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the total return of the Index from September 30, 2004 to December 2, 2019.

The graph below is based on the total return of the Index and the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index.

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index. While the Coupon Amount of the Securities, if any, will reflect the cash distributions that a hypothetical holder of the Index constituents would be entitled to receive during the relevant period, any Coupon Amount will be reduced by the Accrued Tracking Fee. As a result, the return on the Securities will always be lower than the total returns on a direct investment in the Index constituents.

VALUATION OF THE INDEX AND THE SECURITIES

Intraday Index Values

On each Index Business Day, NYSE AMEX, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “WFBDCPX.” The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

NYSE AMEX is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources NYSE AMEX deems reliable, but NYSE AMEX and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. NYSE AMEX makes no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. NYSE AMEX makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. NYSE AMEX, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of NYSE AMEX, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. NYSE AMEX shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. NYSE AMEX is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from NYSE AMEX may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE AMEX and published by Bloomberg (based in part on information provided by NYSE AMEX) or a successor under the symbol “BDCZIV.” In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Stated Principal Amount times the Index Performance Ratio calculated using the intraday indicative value of the Index as of such time and date, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, plus (iii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity

Valuation of the Index and the Securities

or bid-offer spreads. The levels of the Index provided by NYSE AMEX will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE AMEX’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. At maturity, you will receive a cash payment the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, as described under “— Cash Settlement Amount at Maturity.” We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.”

If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

The Securities may pay a cash coupon during their term.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between

Specific terms of the securities

the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount, if any, will be included in the Cash Settlement Amount.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be January 22, 2016.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation Date will be December 30, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, as described under “Wells Fargo® Business Development Index — Calculation of the Index,” divided by (ii) the product of (a) the Divisor as of that date and (b) the Initial Index Level divided by 25.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

Specific Terms of the Securities

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

The “Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount times (ii) the Index Performance Ratio (as defined under “— Cash Settlement Amount at Maturity”) as of such date, using the Index Closing Level on such date as the Final Index Level. As of December 2, 2019, the Current Indicative Value was $20.0403, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

The “Accrued Tracking Fee” is:

(1)	with respect to the first Coupon Valuation Date, an amount equal to the product of

(a)	the Annual Tracking Fee calculated as of the first Coupon Valuation Date, and

(b)

a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015 to and including such Coupon Valuation Date, and the denominator of which is 365 (for the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding September 30, 2015);

and

(2)	with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to

(a)	the product of

(i)	the Annual Tracking Fee as of such Coupon Valuation Date, and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365, plus

(b)

the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Cash Settlement Amount, as described below.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Index Closing Level.

Cash Settlement Amount at Maturity

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to

(a)	the product of

(i)	the Stated Principal Amount and

Specific Terms of the Securities

(ii)	the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount, minus

(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the level of the Index (as measured by the Final Index Level, as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive) or if the Final Index Level is less than the level of the Index at the time you acquired your Series A BDCS ETRACS, you may lose some or all of your investment at maturity.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

The Index Performance Ratio on any Index Business Day is calculated as follows:

Final Index Level

Initial Index Level

The “Initial Index Level,” was be 904.113, which was the arithmetic mean, as determined by the Security Calculation Agent, of the Index Closing Levels measured on each Index Business Day during the ten Index Business days from and including April 27, 2011.

As determined by the Security Calculation Agent, the “Final Index Level” is the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or the Index Closing Level on any Redemption Valuation Date; provided that if the Redemption Valuation Date falls in the Call Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Final Index Level on any date of determination during the Call Measurement Period or the Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation Date or the Calculation Date, as applicable, to but excluding the date of determination plus (ii) the number of Index Business Days from and including the date of determination to and including the last Index Business Day in the Call Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

Specific Terms of the Securities

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to

(a)	the product of

(i)	the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus

(b)	the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Index Closing Level.

The “Final Measurement Period” means the ten Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently NYSE AMEX.

The “Calculation Date” means April 9, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading and is also a valid settlement date.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading such Index constituent or such constituent underlying a successor index.

Specific Terms of the Securities

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the Securities to have us redeem your Securities on any Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on any Business Day, provided that you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable Redemption Notice and Redemption Confirmation are delivered. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015. The final Redemption Date will be April 18, 2041; provided that if a call notice has been issued, the last Redemption Valuation Date is the fifth Index Business Day prior to the Call Settlement Date in connection with the call notice. (See “Specific Terms of the Securities — UBS’s Call Right” beginning on page C-43). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the Redemption Valuation Date, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus

(e)	the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.”

For purposes of calculating the Redemption Amount, either the Adjusted Coupon Amount will be included or the Adjusted Tracking Fee Shortfall will be subtracted, but not both.

Specific Terms of the Securities

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final Index Level, as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, as applicable, and/or any Adjusted Coupon Amount you may be entitled to receive) or if the Final Index Level is less than the level of the Index at the time you acquired your Series A BDCS ETRACS, you may lose some or all of your investment upon early redemption.

The “Adjusted Coupon Amount,” with respect to any Redemption Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the applicable Redemption Valuation Date, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

The “Adjusted Reference Distribution Amount,” as of any Redemption Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015) to and including such Redemption Valuation Date.

The “Adjusted Tracking Fee” is:

(1)	as of any Redemption Valuation Date occurring prior to the first Coupon Valuation Date, an amount equal to the product of

(a)	the Annual Tracking Fee as of such Redemption Valuation Date and

(b)	a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015 to and including such Redemption Valuation Date, and the denominator of which is 365; and

(2)	as of the Call Valuation Date, or any Redemption Valuation Date occurring on or after the first Coupon Valuation Date, as applicable, an amount equal to

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, plus

(b)	the product of

(i)	the Annual Tracking Fee as of such Redemption Valuation Date or Call Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date or Call Valuation Date, and the denominator of which is 365.

Specific Terms of the Securities

The “Adjusted Tracking Fee Shortfall,” as of any Redemption Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

The “Redemption Fee Amount” means an amount equal to 0.125% of the Current Indicative Value.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “— UBS’s Call Right” beginning on page C-43.

We discuss redemption in the accompanying prospectus under “Description of the Series B ETNs — Redemption and Repayment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this Annex as Attachment A, to UBS via email no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this Annex as Attachment B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon, New York City time, on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon, New York City time, or your confirmation of redemption after 5:00 p.m., New York City time, on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Exchange

Specific Terms of the Securities

Business Day that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

(e)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the fifth Business Day following the calendar day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the ten Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Final Index Level, as compared to the level of the Index at the time you acquired your Series A BDCS ETRACS) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, you may be entitled to receive) or if the Final Index Level is less than the level of the Index at the time you acquired your Series A BDCS ETRACS, you may lose some or all of your investment upon a call.

The “Accrued Tracking Fee” as of the last Index Business Day in the Call Measurement Period is an amount equal to the product of

(a)	the product of

(i)	the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period, and

Specific Terms of the Securities

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus

(b)	the Adjusted Tracking Fee Shortfall (as defined below), if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the Index Closing Level.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation Date, and the Adjusted Tracking Fee (as defined below), calculated as of the Call Valuation Date, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, is greater than or equal to the Adjusted Tracking Fee, calculated as of the Call Valuation Date.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date.

The “Adjusted Tracking Fee” is, as of the Call Valuation Date, an amount equal to

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus

(b)	the product of

(i)	the Annual Tracking Fee as of such Call Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Call Valuation Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of the Call Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders” beginning on page C-41.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Current Indicative Value, the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon

Specific Terms of the Securities

Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day, Index Business Day or Exchange Business Day. The Security Calculation Agent determined the Initial Index Level of 904.113, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the ten Index Business days from and including April 27, 2011. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 76545 would be rounded up to 7655); and all dollar amounts paid on the aggregate stated principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Valuation Date, the Index Closing Level for such Averaging Date or Redemption Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on the Index Business Days during the Final Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Final Measurement Period or the Call Measurement Period, as applicable, then the Index Closing Level on October 4 will be used twice to calculate the Cash Settlement Amount or

Specific Terms of the Securities

Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14.

If the Redemption Valuation Date for purposes of calculating a Redemption Amount is based on the Index Closing Level on October 3, 2016 and there is a Market Disruption Event with respect to the Index on October 3, 2016, then the Index Closing Level on October 4, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Valuation Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Security Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Security Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

Specific Terms of the Securities

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Default, Remedies and Waiver of Default” and “Description of the Series B ETNs — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

Specific Terms of the Securities

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuation of the Index; Alteration of Method of Calculation

If NYSE AMEX discontinues publication of or otherwise fails to publish the Index, and the Index Sponsor, NYSE AMEX or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level for such successor index will be determined by the Security Calculation Agent by reference to the successor index on the dates and at the times as of which the Index Closing Levels for such successor index are to be determined.

Specific Terms of the Securities

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If NYSE AMEX discontinues publication of the Index prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “Wells Fargo® Business Development Company Index — Index Rebalancings.” In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Current Indicative Value, the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, or the Call Settlement Amount that we will pay you on the Call Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Specific Terms of the Securities

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of the Series B ETNs — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2015 and we will issue additional Securities to holders of Series A BDCS ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A BDCS ETRACS. In addition, the discussion below assumes that the exchange of Series A BDCS ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion only applies to you if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index constituents that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index constituents that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have a holding period in the Securities that is greater than one year. In general, your tax basis in your Securities will be equal to the price you paid for the Series A BDCS ETRACS that you exchanged for the Securities. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are

Material U.S. Federal Income Tax Consequences

pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain (the “Underlying LTCG Amount”) that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities) on the date that you purchased the Series A BDCS ETRACs that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder has a holding period in the Securities of more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

In addition, it is not clear whether your Underlying LTCG Amount should include any qualified dividend income (“QDI”) that you would have recognized if you had directly held the Pass-Thru Index Constituents. If QDI is included in such amount then it is likely that the Excess Gain Amount will be zero with respect to a Pass-Thru Index Constituent unless the amount of such QDI and “capital gain dividends” in respect of the Pass-Thru Index Constituent is less than the short-term capital gain that (as discussed in the prior paragraph) a direct holder of the Pass-Thru Index Constituents would have recognized upon a rebalancing of the Index.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities

Material U.S. Federal Income Tax Consequences

should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index constituents for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Accrued Tracking Fee as amounts of expense. In such a case, the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amounts would generally correspondingly increase the ordinary income that you recognize in respect of your Securities. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates or as eligible for the dividends received deduction in the case of a corporate investor.

Even if you are not treated as owning the Index constituents, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Material U.S. Federal Income Tax Consequences

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain

Material U.S. Federal Income Tax Consequences

from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017. The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index constituents, which are U.S. corporations, for Section 871(m) purposes.

As noted above, Section 871(m) does not apply to contracts that were issued prior to January 1, 2017. Accordingly, Section 871(m) withholding should not apply to a holder that received the Securities in exchange for Series A BDCS ETRACS that were issued prior to January 1, 2017 if the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A BDCS ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017. In addition, some of the Series A BDCS ETRACS were issued on or after January 1, 2017, and therefore a holder that acquired Series A BDCS ETRACS on or after January 1, 2017 will be unable to demonstrate that its Series A BDCS ETRACS were issued prior to January 1, 2017. Accordingly, non-U.S. holders should assume that withholding agents will generally treat the Securities as subject to Section 871(m) withholding. The discussion below applies to Securities that are not grandfathered from Section 871(m) under the rules described above.

Under Section 871(m), the Reference Distribution Amount that is attributable to each Coupon Amount and Stub Reference Distribution Amount (i.e., the Coupon Amount or Stub Reference Distribution Amount plus the applicable Accrued Tracking Fee) that is attributable to an accrued but unpaid Coupon Amount) that are distributed to a non-U.S. holder will be subject to a 30% withholding tax (subject to reduction under an applicable tax treaty) to the extent of the portion of such distribution that is attributable to dividends that were paid on the Index constituents that would be subject to withholding tax if they were distributed directly to the non-U.S. holder. Distributions that are paid on an Index constituent to a non-U.S. holder would generally be subject to withholding tax unless such distribution is treated as a return of capital distribution that is not treated as a dividend for tax purposes or is treated as a “capital gain dividend” that is distributed by a RIC that is not subject to withholding tax. Accordingly, unless one of the exceptions described above or a tax treaty apply, each Coupon Amount and Stub Reference Distribution Amount (including an amount received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that is distributed to a non-U.S. holder will be

Material U.S. Federal Income Tax Consequences

subject to a 30% withholding tax under Section 871(m). In addition, a withholding agent may not have the information necessary when it is required to impose the Section 871(m) withholding amount to determine whether a portion of a distribution on the Securities is attributable to a distribution that would be a capital gain dividend or return of capital distribution that would be exempt from tax if received directly by a non-U.S. holder. Accordingly, a withholding agent may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder.

A non-U.S. holder may be entitled claim a refund to the extent that the Section 871(m) tax is not due under one of the exceptions described above. If a non-U.S. holder is entitled to a reduced rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

The Section 871(m) tax described above will also apply (subject to the exceptions described above) to amounts received upon a sale of Securities that are attributable to an accrued but unpaid Coupon Amount on the Securities.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index constituent, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90274D416

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon, New York City time, on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m., New York City time, on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon, New York City time, on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factor — You will not know the Redemption Amount at the time you elect to request that we repurchase your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the Annex.

C-A-1

ATTACHMENT B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series B, Exchange Traded Access Securities due April 26, 2041, CUSIP No. 90274D416, redeemable for a cash amount based on the performance of the Wells Fargo® Business Development Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify],* with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the Annex and accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon, New York City time, on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m., New York City time, on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon, New York City time, on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

*	Subject to adjustment as described in the Annex.

C-B-1

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

C-B-2

Annex D

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (“CEFZ”)

D

ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B* due December 10, 2043

The ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (the “Securities”) are a series of Monthly Pay 2xLeveraged Exchange Traded Access Securities (ETRACS) linked to the price return version of the ISE High Income™ Index (the “Index”). The Securities are senior unsecured debt securities issued by UBS AG (“UBS”). The Securities provide a monthly compounded two times leveraged long exposure to the performance of the Index, reduced by the Accrued Fees, calculated as described herein. Investing in the Securities involves significant risks. The Securities will be two times leveraged with respect to the Index and, as a result, the Securities will benefit from two times any positive, but will be exposed to two times any negative, monthly compounded performance of the Index. The Securities may pay a monthly coupon during their term linked to two times the cash distributions, if any, on the Index Constituent Securities (as defined herein). However, if the Index Constituent Securities do not make any cash distributions, you will not receive a monthly coupon. You will receive a cash payment at maturity, upon acceleration or upon exercise by UBS of its Call Right based on the monthly compounded leveraged performance of the Index less the Accrued Fees, calculated as described herein. You will receive a cash payment upon early redemption based on the monthly compounded leveraged performance of the Index less the Accrued Fees and the Redemption Fee, calculated as described herein. In addition, for any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee. Payment at maturity or call, upon acceleration or upon early redemption will be subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption.

Investing in the Securities involves significant risks. You may lose some or all of your principal at maturity, early redemption, acceleration or upon exercise by UBS of its call right if the monthly compounded leveraged return of the Index is not sufficient to offset the negative effect of the Accrued Fees and, if applicable the Redemption Fee and the creation fee (as described above). The Securities do not guarantee any return of your principal and you may not receive any monthly coupon payment during the term of the Securities.

The Securities are intended to be trading tools for sophisticated investors as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a monthly basis (or shorter basis under circumstances described herein). Their performance over longer periods of time can differ significantly from their stated objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking monthly compounded leveraged long investment results. Investors should actively and continuously monitor their investments in the Securities, even intra-day. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on December 10, 2043.

➢	The initial issuance of the Securities traded on October 24, 2019 and settled on October 29, 2019.

➢	The Securities do not guarantee any return of principal and, although they may pay a monthly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢

The Securities are intended to provide a two times leveraged long exposure to the compounded monthly performance of the Index which tracks the overall performance of U.S. listed closed-end funds, and you should expect the trading price and Current Principal Amount of the Securities to be volatile.

➢

An Accrued Tracking Fee (based on an Annual Tracking Rate of 0.50% per annum of the Current Indicative Value) and Accrued Financing Charges are deducted from the Current Principal Amount on a monthly basis.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Current Principal Amount of the Securities at the end of the applicable Measurement Period, and any such payment may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Current Principal Amount on the Redemption Valuation Date, less the Redemption Fee, as described herein.

➢

If at any time the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Risk Factors” beginning on page D-18 of this Annex for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United Stated, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

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*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A debt securities entitled “ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043” (the “Series A CEFL ETRACS”), except for (i) the lack of the co-obligation of UBS Switzerland AG and (ii) the inclusion of certain mechanisms for determining LIBOR (defined below) in the event that LIBOR is discontinued.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 24, 2019

Initial Settlement Date:	October 29, 2019

Initial Term:	Approximately 24 years, ending on the Maturity Date, subject to your right to receive payment for your Securities upon redemption, acceleration upon minimum indicative value or exercise of the UBS Call Right, each as described below.

Maturity Date:	December 10, 2043, subject to adjustment

Stated Principal Amount:	$25.00 per Security

Index:	The return on the Securities is linked to the performance of the price return version of the ISE High Income™ Index. The Index measures the performance of 30 U.S. closed-end funds, as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent Security must be domiciled in the U.S., a closed-end fund registered as an investment company, listed on a registered U.S. securities exchange and satisfy minimum market capitalization and liquidity requirements. Each fund is then ranked according to fund yield, fund share price discount from/premium to net asset value and liquidity criteria. For a detailed description of the Index and its methodology, see “The ISE High Income™ Index” beginning on page D-43.

Index Sponsor / Index Calculation Agent:	The Index Sponsor is Solactive AG (formerly Structured Solutions AG) (“Solactive”) and the Index Calculation Agent is International Securities Exchange, LLC

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date, you will receive on each monthly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page D-55, the Coupon Amount will equal the sum of the cash distributions, if any, that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of such securities during the relevant period. The final Coupon Amount will be included in the Cash Settlement Amount at maturity if on the last Trading Day in the applicable Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Coupon Payment Dates:	The 15th Trading Day following each Coupon Valuation Date, commencing on November 20, 2019 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Initial Coupon Valuation Date:	October 30, 2019

Accrued Fees:	As of any date of determination means, the Accrued Tracking Fee + Accrued Financing Charges. The Accrued Fees on the Initial Trade Date were $0.0280, being the Accrued Fees applicable to the CEFL Series A ETRACS on October 24, 2019.

Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee which is, as of any date of determination, an amount per Security equal to the product of (i) the Annual Tracking Rate and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

Annual Tracking Rate:	0.50% per annum

Financing Spread (component of the Financing Rate):	0.40% per annum

Financing Rate:

The Financing Rate will equal the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent) (“LIBOR”), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. The Financing Rate on the Initial Trade Date was 2.50438%, being the Financing Rate applicable to the CEFL Series A ETRACS on October 24, 2019.

Notwithstanding the foregoing:

➢ If the Calculation Agent determines on the relevant determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate; and

➢ If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

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“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

Measurement Period:	References to a “Measurement Period” refer to the Acceleration Measurement Period, the Call Measurement Period, or the Final Measurement Period, as applicable.

Current Principal Amount:

For the period from the Initial Trade Date to the initial Monthly Valuation Date (such period, the “Initial Calendar Month”), the Current Principal Amount was $14.040445 per Security, being the Current Principal Amount of the Series A CEFL ETRACS on October 24, 2019. For each subsequent calendar month, the Current Principal Amount will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Fees on the applicable Monthly Valuation Date.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Current Indicative Value:	The “Current Indicative Value” means, as determined by the Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level on such date as the Index Valuation Level. As of December 2, 2019, the Current Indicative Value was $13.7202, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

Closing Indicative Value:	The Closing Indicative Value, as determined by the Security Calculation Agent, means the intraday indicative value calculated as of the close of business on a Trading Day. The Closing Indicative Value of the Securities on December 2, 2019 was $13.9839, however the Closing Indicative Value on the date that you acquire your Securities may be higher or lower.

Index Factor:	1 + (2 × Index Performance Ratio)

Index Performance Ratio:	On any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the applicable Measurement Period, as applicable:

Index Valuation Level — Monthly Initial Closing Level Monthly Initial Closing Level

Payment at Maturity; Cash Settlement Amount:

For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, plus

(b) the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Monthly Initial Closing Level for the Initial Calendar Month:	The Monthly Initial Closing Level for the Initial Calendar Month was 71.0420, the Index Closing Level on September 30, 2019. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

Monthly Reset Dates:	For each calendar month, the Monthly Reset Date is the first Trading Day of that month beginning on November 1, 2019 and ending on December 1, 2043, subject to adjustment.

Monthly Valuation Dates:	For each Monthly Reset Date, the Monthly Valuation Date is the last Trading Day of the previous calendar month, beginning on October 31, 2019 and ending on November 30, 2043, subject to adjustment.

Index Valuation Level:	As determined by the Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, provided that if the Redemption Valuation Date falls in any Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/t times (b) (i) the sum of the Index Closing Levels on each Trading Day from, and including, the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to, but excluding, the date of determination, plus (ii) the number of Trading Days from and including the date of determination to and including the last Trading Day in such Measurement Period, times the Index Closing Level on such date of determination. For purposes of this definition, “t” equals the number of Trading Days in the applicable Measurement Period.

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Index Closing Level:	The closing level of the Index as reported on Bloomberg L.P. (“Bloomberg”).

Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “The ISE High Income™ Index – Calculation of the Index” beginning on page D-47.

Early Redemption; Redemption Amount:

You may elect to require UBS to redeem your Securities, subject to a minimum redemption requirement amount of at least 50,000 Securities. Pursuant to your request, we will redeem your Securities on any Redemption Date. Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding such Redemption Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such Redemption Valuation Date, if any, minus

(d) the Accrued Fees as of such Redemption Valuation Date, minus

(e) the Redemption Fee.

We refer to this cash payment as the “Redemption Amount.”

To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities, however there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of such waiver.

Redemption Fee:	As of any date of determination, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date.

First Redemption Date:	October 30, 2019

Final Redemption Date:	December 3, 2043

UBS Call Right:	On any Trading Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, holders will receive per Security a cash payment (the “Call Settlement Amount”) (as defined below), which will be paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment to holders of Securities upon exercise of the Call Right will be zero.

Call Settlement Amount:

In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to:

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Call Settlement Amount.”

Acceleration Upon Minimum Indicative Value; Acceleration Amount:

If, at any time, the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of the Securities would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period) for a cash payment equal to the Acceleration Amount.

The “Acceleration Amount” will equal:

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day of such Measurement Period, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

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(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day. If the minimum indicative value threshold of the Securities has been breached, holders of the Securities will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of their investment in the Securities.

The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the applicable Measurement Period. The indicative value for the Securities and will be calculated as described under “Valuation of the Index and the Securities.”

Security Calculation Agent:	UBS Securities LLC.

Calculation Date:	December 1, 2043, unless that day is not a Trading Day, in which case the Calculation Date will be the next Trading Day, subject to adjustment.

Listing:	The Securities are listed on NYSE Arca under the symbol “CEFZ.” There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the Intraday Index Value as of such time, as the Index Valuation Level, plus (ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus (iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date. The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.

Indicative Value Symbol of the Securities:	CEFZIV (INDEX) (Bloomberg); ^CEFZ-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg and NYSE under the symbol “YLDA”.

Accrued Tracking Fee:

The Accrued Tracking Fee with respect to the initial Monthly Valuation Date is an amount equal to the product of: (a) the Annual Tracking Fee as of the initial Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, September 30, 2019, to, and including, the initial Monthly Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee with respect to any Monthly Valuation Date other than the initial Monthly Valuation Date is an amount equal to the product of: (a) the Annual Tracking Fee as of such Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such Monthly Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee as of the last Trading Day of the applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to the product of: (a) the Annual Tracking Fee calculated as of the last Trading Day of such Measurement Period, or as of such Redemption Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, (i) such last Trading Day of such Measurement Period, or (ii) such Redemption Valuation Date (or if the Acceleration Date or Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, September 30, 2019), as applicable, and the denominator of which is 365.

Accrued Financing Charge:

On the initial Monthly Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, September 30, 2019 to, and including, the initial Monthly Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

On any subsequent Monthly Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including, the then current Monthly Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

The Accrued Financing Charge as of the last Trading Day of the applicable Measurement Period, or as of any Redemption Valuation Date, as applicable, is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or, if the Redemption Valuation Date falls in the Initial Calendar Month, starting from, but excluding, September 30, 2019) to, and including, such last Trading Day in such Measurement Period, or such Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

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The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period.

Reference Distribution Amount:	(i) As of the first Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2019 to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of such securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. The Reference Distribution Amount on the Initial Trade Date was $0.1783, being the Reference Distribution Amount applicable to the CEFL Series A ETRACS on October 24, 2019.

Stub Reference Distribution Amount:

The “Stub Reference Distribution Amount” as of the last Trading Day in the applicable Measurement Period or as of the Redemption Valuation Date, as applicable, is an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if such Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from but excluding, September 30, 2019) to, and including, such last Trading Day of such Measurement Period or such Redemption Valuation Date, as applicable; provided that, for the purpose of calculating the Stub Reference Distribution Amount as of such last Trading Day of such Measurement Period, the Reference Holder will be deemed to hold on each Trading Day in such Measurement Period ((t-d)/t) of the shares of such securities it would otherwise hold on each of the Trading Days in such Measurement Period beginning on the second Trading Day in such Measurement Period until and including the final Trading Day in such Measurement Period. For purposes of this definition, d = the number of Trading Days that have occurred in the applicable Measurement Period. For purposes of this definition, “t” equals the number of Trading Days in the applicable Measurement Period. Such cash distributions may be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent and for any fees related to such cash distributions. In the event of such an adjustment, UBS would not be required to pay any of the additional amounts described in the accompanying prospectus under “Description of the Series B ETNs– Payment of Additional Amounts”.

Notwithstanding the foregoing, with respect to the cash distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that security as of that date, divided by (ii) the product of (a) the “Index Divisor” as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page D-55 for the definitions of “Coupon Record Date,” “Coupon Valuation Date,” “Coupon Ex-Date,” “record date” “ex-dividend date” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page D-57 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Calculation Date” and “Trading Day.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page D-60 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page D-62 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value” beginning on page D-63 for the definition of “Acceleration Measurement Period.”

Index Symbol:	YLDA (NYSE and Bloomberg)

CUSIP No.:	90269A468

ISIN No.:	US90269A4682

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PROHIBITION ON SALES TO EEA RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No. 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investors in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e. in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this Annex or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

i

Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

➢	What are the Securities and how do they work?

➢	How do you redeem your Securities?

➢	What are some of the risks of the Securities?

➢	Is this the right investment for you?

➢	Who calculates and publishes the Index?

➢	What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured debt securities issued by UBS that provide a monthly compounded two times leveraged long exposure to the performance of the Index, reduced by the Accrued Fees. The Securities may pay a monthly coupon during their term.

The Underlying Index

The Index is designed to track the performance of 30 U.S. closed-end funds, as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent Security must be domiciled in the U.S., a closed-end fund registered as an investment company, listed on a registered U.S. securities exchange and satisfy minimum market capitalization and liquidity requirements. Each fund is then ranked according to fund yield, fund share price discount from/premium to net asset value and liquidity criteria. For a detailed description of the Index, see “The ISE High Income™ Index” beginning on page D-43.

We refer to the qualifying U.S. closed-end funds included in the Index as the “Index Constituents” and the securities constituting the Index as the “Index Constituent Securities”.

Leveraged Returns

The Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., the Index Constituent Securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charge”, which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third party lender. Upon maturity or call, upon acceleration or upon early redemption, the investment in the Index Constituent Securities is notionally sold at the then-current values of the Index Constituent Securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration or early redemption, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies. In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of the Securities is provided for under the “Acceleration Upon Minimum Indicative Value” provisions hereunder.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period. The Accrued Financing Charge will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity”.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon acceleration or upon early redemption. Instead, you will receive a cash payment per Security based on the two times leveraged performance of the Index reduced by the Accrued Fees and, if applicable, a Redemption Fee.

Positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each month, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the Securities, the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed in each month on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration, and consequently, how the Current Principal Amount has been reset in each month. In particular, significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Initially, the Current Principal Amount was equal to $25.00 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount and subtracting the Accrued Fees, if any.

For example, if for August the Current Principal Amount is $20.00 and the Index Factor as of the Monthly Valuation Date for August is equal to 0.90 and the Accrued Fees are equal to $0.02, the Current Principal Amount for September will equal $17.98. Subsequently, the Index Factor and the Accrued Fees as of the Monthly Valuation Date for September will be applied to the Current Principal Amount for September to derive the Current Principal Amount for October.

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25.00, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal amount were reduced below $25.00. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

At maturity, you will receive a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day in the applicable Measurement Period, plus

(b)	the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index plus any Coupon Amounts is insufficient to offset the negative effect of the Accrued Fees, or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at maturity. As a result of compounding, the performance of the Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees. In addition, because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, the net negative effect of the Accrued Fees accumulates over time and the absolute level of the Accrued Fees are dependent on the path taken by the level of the Index over the term of the Securities.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page D-57.

Coupon Payments

The Securities may pay a monthly coupon during their term. For each Security you hold on the applicable Coupon Record Date, you may receive on each monthly Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). If the Reference Distribution Amount on such Coupon Valuation Date is equal to zero, you will not receive any Coupon Amount on the related Coupon Payment Date. Coupon Amounts will be paid in U.S. dollars. Coupon Amounts are not interest payments; the Securities do not accrue interest.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page D-55.

UBS’s Call Right

On any Trading Day through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page D-62.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of the Securities would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period) for a cash payment equal to the Acceleration Amount. If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero. The indicative value of the Securities is calculated as described under “Valuation of the Index and the Securities” beginning on page D-53.

If the minimum indicative value threshold of the Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the applicable Measurement Period. UBS will provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value” beginning on page D-63.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures”, you will receive payment for your Securities on the Redemption Date. The final Redemption Date will be December 3, 2043. In addition, if a call notice has been issued or if acceleration has been triggered with respect to the Securities, the last Redemption Valuation Date for the Securities will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of such waiver..

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page D-60.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount (less any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page D-62. and “Description of the Series B ETNs — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page D-18.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are exposed to two times any monthly decline in the level of the Index. If the monthly compounded leveraged return of the Index is insufficient to offset the combined negative effect of the Accrued Fees and Redemption Fee, if applicable (less any Coupon Amounts and the Stub Reference Distribution Amount, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment at maturity or call, or upon early redemption or acceleration.

➢

Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the

Securities for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant adverse monthly performances of your Securities may not be offset by subsequent beneficial monthly performances of equal magnitude.

➢

Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you may benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the monthly compounded leveraged return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index Constituent Securities or the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop or continue. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A CEFL ETRACS exchange less than all of their Series A CEFL ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A CEFL ETRACS do not exchange their Series A CEFL ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

➢

The Securities may not provide a hedge against price and/or value decreases or increases — The Securities may not provide a hedge against a decrease or increase in the price and/or value of any asset, sector or index.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount for your Securities is zero. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so Therefore, the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢

Potential automatic acceleration — In the event the indicative value of the Securities is equal to $5.00 or less on any Trading Day or decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the applicable Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the price of the Securities continues to decrease during trading on one or more Trading Days during such Measurement Period.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may redeem all outstanding Securities on any Trading Day through and including the Maturity Date, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page D-62. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index which will provide exposure to U.S. closed-end funds.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢

You believe the monthly compounded two times leveraged long performance of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount you may receive will be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable.

➢

You are willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly and understand that you may not receive any distributions during the term of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You understand and accept the risks associated with the fact that significant aspects of the tax treatment of the Securities are uncertain.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are willing to be exposed to the credit risk of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You do not seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index which will provide exposure to U.S. closed-end funds.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢

You do not believe the monthly compounded two times leveraged long performance of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount you may receive will be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable.

➢

You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly and you seek an investment that guarantees distributions during the term of the Securities.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You do not understand and do not accept the risks associated with the fact that significant aspects of the tax treatment of the Securities are uncertain.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not willing to be exposed to the credit risk of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by Solactive AG (the “Index Calculation Agent”) and is published by Bloomberg and NYSE approximately every 15 seconds (assuming that the level of such Index has changed within such 15-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily Index Closing Level is published at approximately 4:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from Bloomberg L.P. under the symbol “YLDA”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax

Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — Alternative Treatments”.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A CEFL ETRACS that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in any potential offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, any offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

The following five examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 3.00% per month for the first six months and then decreasing by 3.00% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 3.00% per month for the first six months, and then increasing by 3.00% per month for the next six months. Finally, Example 5 shows the Index Closing Level decreasing at a constant rate of 6.50% per month for twelve months and acceleration upon minimum indicative value occurring in month twelve when the indicative value of the Security falls below $5.00. For ease of analysis and presentation, the following five examples assume that the term of the Securities is twelve months, the last Trading Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the month end, no Coupon Amount has been paid during the term of the Securities, that no Stub Reference Distribution Amount was paid at maturity, call, upon acceleration or upon early redemption and that other than in Example 5, no acceleration upon minimum indicative value has occurred.

The following assumptions are used in each of the five examples:

➢	the initial level for the Index is 100;

➢	the Redemption Fee Rate is 0.125%;

➢	the Financing Rate (the Financing Spread plus three-month LIBOR) is 3.15%;

➢	the Current Principal Amount on the first day is $25.00; and

➢	the Annual Tracking Rate is 0.50%.

The examples highlight the effect of two times leverage and monthly compounding, and the impact of the Accrued Fees on the payment at maturity or call, or upon early redemption, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for Applicable Month***	Accrued Fees for Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+(2 x C))	(Previous Current Principal Amount Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I- Redemption Fee)
1	103.00	0.0300	1.060	0.0656	$26.50	$0.0109	$0.0765	$26.42	$26.39
2	106.09	0.0300	1.060	0.0694	$28.01	$0.0115	$0.0809	$27.93	$27.89
3	109.27	0.0300	1.060	0.0733	$29.60	$0.0122	$0.0855	$29.52	$29.48
4	112.55	0.0300	1.060	0.0775	$31.29	$0.0129	$0.0903	$31.20	$31.16
5	115.93	0.0300	1.060	0.0819	$33.07	$0.0136	$0.0955	$32.98	$32.93
6	119.41	0.0300	1.060	0.0866	$34.95	$0.0144	$0.1009	$34.85	$34.81
7	122.99	0.0300	1.060	0.0915	$36.94	$0.0152	$0.1067	$36.84	$36.79
8	126.68	0.0300	1.060	0.0967	$39.05	$0.0160	$0.1127	$38.94	$38.89
9	130.48	0.0300	1.060	0.1022	$41.27	$0.0170	$0.1192	$41.15	$41.10
10	134.39	0.0300	1.060	0.1080	$43.62	$0.0179	$0.1260	$43.50	$43.44
11	138.42	0.0300	1.060	0.1142	$46.10	$0.0189	$0.1331	$45.97	$45.91
12	142.58	0.0300	1.060	0.1207	$48.73	$0.0200	$0.1407	$48.59	$48.53

Cumulative Index Return:	42.58%
Return on Securities (assumes no early redemption):	94.36%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 2

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for Applicable Month***	Accrued Fees for Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+(2 x C))	(Previous Current Principal Amount Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I- Redemption Fee)
1	97.00	-0.0300	0.940	0.0656	$23.50	$0.0097	$0.0753	$23.42	$23.40
2	94.09	-0.0300	0.940	0.0615	$22.02	$0.0090	$0.0705	$21.95	$21.92
3	91.27	-0.0300	0.940	0.0576	$20.63	$0.0085	$0.0661	$20.57	$20.54
4	88.53	-0.0300	0.940	0.0540	$19.33	$0.0079	$0.0619	$19.27	$19.25
5	85.87	-0.0300	0.940	0.0506	$18.11	$0.0074	$0.0580	$18.06	$18.03
6	83.30	-0.0300	0.940	0.0474	$16.97	$0.0070	$0.0544	$16.92	$16.90
7	80.80	-0.0300	0.940	0.0444	$15.90	$0.0065	$0.0509	$15.85	$15.83
8	78.37	-0.0300	0.940	0.0416	$14.90	$0.0061	$0.0477	$14.85	$14.83
9	76.02	-0.0300	0.940	0.0390	$13.96	$0.0057	$0.0447	$13.92	$13.90
10	73.74	-0.0300	0.940	0.0365	$13.08	$0.0054	$0.0419	$13.04	$13.02
11	71.53	-0.0300	0.940	0.0342	$12.26	$0.0050	$0.0393	$12.22	$12.20
12	69.38	-0.0300	0.940	0.0321	$11.49	$0.0047	$0.0368	$11.45	$11.43

Cumulative Index Return:	-30.62%
Return on Securities (assumes no early redemption):	-54.21%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 3

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for Applicable Month***	Accrued Fees for Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+(2 x C))	(Previous Current Principal Amount Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I- Redemption Fee)
1	103.00	0.0300	1.060	0.0656	$26.50	$0.0109	$0.0765	$26.42	$26.39
2	106.09	0.0300	1.060	0.0694	$28.01	$0.0115	$0.0809	$27.93	$27.89
3	109.27	0.0300	1.060	0.0733	$29.60	$0.0122	$0.0855	$29.52	$29.48
4	112.55	0.0300	1.060	0.0775	$31.29	$0.0129	$0.0903	$31.20	$31.16
5	115.93	0.0300	1.060	0.0819	$33.07	$0.0136	$0.0955	$32.98	$32.93
6	119.41	0.0300	1.060	0.0866	$34.95	$0.0144	$0.1009	$34.85	$34.81
7	115.82	-0.0300	0.940	0.0915	$32.76	$0.0135	$0.1050	$32.66	$32.62
8	112.35	-0.0300	0.940	0.0857	$30.70	$0.0126	$0.0983	$30.60	$30.56
9	108.98	-0.0300	0.940	0.0803	$28.76	$0.0118	$0.0921	$28.67	$28.64
10	105.71	-0.0300	0.940	0.0753	$26.95	$0.0111	$0.0863	$26.86	$26.83
11	102.54	-0.0300	0.940	0.0705	$25.25	$0.0104	$0.0809	$25.17	$25.14
12	99.46	-0.0300	0.940	0.0661	$23.66	$0.0097	$0.0758	$23.59	$23.56

Cumulative Index Return:	-0.54%
Return on Securities (assumes no early redemption):	-5.66%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 4

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for Applicable Month***	Accrued Fees for Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+(2 x C))	(Previous Current Principal Amount Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I- Redemption Fee)
1	97.00	-0.0300	0.940	0.0656	$23.50	$0.0097	$0.0753	$23.42	$23.40
2	94.09	-0.0300	0.940	0.0615	$22.02	$0.0090	$0.0705	$21.95	$21.92
3	91.27	-0.0300	0.940	0.0576	$20.63	$0.0085	$0.0661	$20.57	$20.54
4	88.53	-0.0300	0.940	0.0540	$19.33	$0.0079	$0.0619	$19.27	$19.25
5	85.87	-0.0300	0.940	0.0506	$18.11	$0.0074	$0.0580	$18.06	$18.03
6	83.30	-0.0300	0.940	0.0474	$16.97	$0.0070	$0.0544	$16.92	$16.90
7	85.80	0.0300	1.060	0.0444	$17.93	$0.0074	$0.0518	$17.88	$17.86
8	88.37	0.0300	1.060	0.0469	$18.95	$0.0078	$0.0547	$18.90	$18.88
9	91.02	0.0300	1.060	0.0496	$20.03	$0.0082	$0.0578	$19.98	$19.95
10	93.75	0.0300	1.060	0.0524	$21.17	$0.0087	$0.0611	$21.11	$21.09
11	96.56	0.0300	1.060	0.0554	$22.38	$0.0092	$0.0646	$22.31	$22.29
12	99.46	0.0300	1.060	0.0586	$23.65	$0.0097	$0.0683	$23.59	$23.56

Cumulative Index Return:	-0.54%
Return on Securities (assumes no early redemption):	-5.66%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 5

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for Applicable Month***	Accrued Fees for Applicable Month	Current Principal Amount#^* ***	Redemption Amount	Acceleration Amount
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+(2 x C))	(Previous Current Principal Amount Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I- Redemption Fee)
1	93.50	-0.0650	0.870	0.0656	$21.75	$0.0089	$0.0746	$21.68	$21.65	N/A
2	87.42	-0.0650	0.870	0.0569	$18.86	$0.0077	$0.0646	$18.79	$18.77	N/A
3	81.74	-0.0650	0.870	0.0493	$16.35	$0.0067	$0.0561	$16.29	$16.27	N/A
4	76.43	-0.0650	0.870	0.0428	$14.18	$0.0058	$0.0486	$14.13	$14.11	N/A
5	71.46	-0.0650	0.870	0.0371	$12.29	$0.0051	$0.0421	$12.25	$12.23	N/A
6	66.81	-0.0650	0.870	0.0322	$10.66	$0.0044	$0.0365	$10.62	$10.61	N/A
7	62.47	-0.0650	0.870	0.0279	$9.24	$0.0038	$0.0317	$9.21	$9.20	N/A
8	58.41	-0.0650	0.870	0.0242	$8.01	$0.0033	$0.0275	$7.98	$7.97	N/A
9	54.61	-0.0650	0.870	0.0210	$6.95	$0.0029	$0.0238	$6.92	$6.91	N/A
10	51.06	-0.0650	0.870	0.0182	$6.02	$0.0025	$0.0206	$6.00	$5.99	N/A
11	47.74	-0.0650	0.870	0.0158	$5.22	$0.0021	$0.0179	$5.20	$5.20	N/A
12	44.64	-0.0650	0.870	0.0137	$4.53	$0.0019	$0.0155	N/A	N/A	$4.51

Cumulative Index Return:	-55.36%
Return on Securities:	-81.98%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

You may receive Coupon Amounts during the term of the Securities and a Stub Reference Distribution Amount at maturity, call, acceleration or upon early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Stub Reference Distribution Amount you may be entitled to receive at maturity, call, acceleration or upon early redemption. If any Stub Reference Distribution Amount was paid at maturity or call, or upon early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as the Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts would have been increased by the Stub Reference Distribution Amount). If any cash distributions were paid on the Index Constituent Securities during the term of the Securities, those distributions would also offset the Accrued Fees. As described herein, you may not receive any Coupon Amounts or a Stub Reference Distribution Amount, and you may lose some or all of your investment.

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Trading Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, upon acceleration or upon early redemption, as the case may be, and the rate of return on the Securities, will depend on the monthly compounded leveraged return of the Index, and, if positive, whether it will be sufficient to offset the negative effect of the Accrued Fees over the relevant period and, if applicable, the Redemption Fee, whether any Coupon Amounts were paid during the term of the Securities and whether any Stub Reference Distribution Amount is payable at maturity or call, or upon early redemption or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Trading Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual or expected future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the Index. The Securities are two times leveraged with respect to the Index and, as a result, may benefit from two times any beneficial, but will decline based on two times any negative, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index Constituent Securities are tied and events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities or in the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risk Factors — Risks Relating to the Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or upon acceleration or early redemption, nor do they guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based on the compounded leveraged monthly performance of the Index, and will be reduced by the Accrued Fees and, if applicable, the Redemption Fee Amount. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level, and the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level on any date of determination.

Even if the Index Valuation Level at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you acquired your Series A CEFL ETRACS, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon acceleration or upon early redemption, is dependent upon the month over month compounded levered performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to Accrued Fees, even if the Index Valuation Level at maturity or call, or upon acceleration or upon early redemption, has increased relative to the Index Closing Level at the time you acquired your Series A CEFL ETRACS, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The Accrued Fees will also reduce the Current Principal Amount. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor as of the applicable Redemption

Risk Factors

Valuation Date. Further, the increase of the applicable Index Valuation Level relative to the Index Closing Level at the time you acquired your Series A CEFL ETRACS may not be enough to offset prior months of adverse monthly performance, which could have reduced the Current Principal Amount below its value at the time you acquired your Series A CEFL ETRACS. Similarly, any beneficial movement of the Index Closing Level during a month will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. In particular, the Securities are only intended for investors who understand leverage risk and the consequences of seeking monthly compounded leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and are only for investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly compounded leveraged investment results generally.

Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity or call, or upon acceleration or upon early redemption, will be contingent upon the compounded leveraged monthly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call, or upon acceleration or upon early redemption, your initial investment back or any return on that investment. Significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your Securities to changes in the Index Closing Level.

Because the Securities are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity, acceleration, call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

Also, if the Index Closing Level as of any Monthly Valuation Date declines as compared to the most recent Monthly Initial Closing Level such that the Current Principal Amount decreases to a degree such that the indicative value of the Securities equals $5.00 or less or decrease 60% in value from the closing indicative value of the Securities on the previously Monthly Valuation Date, your Securities will be automatically accelerated, as described in more detail under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value” beginning on page D-63. Because of the leverage component of the Securities, the indicative value of the Securities may equal $5.00 or less, or decreases 60% in value from the closing indicative value on the previously Monthly Valuation Date, and therefore an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the Securities were not leveraged.

In addition, the calculation of the number of units of each Index constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms

Risk Factors

of the Securities — Coupon Payment” beginning on page D-55. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Due to the effect of monthly compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, causing the net negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index.

Due to the effect of monthly compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, causing the net negative effect of the Accrued Fees to accumulate over time. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is zero. There is no guarantee that the Index Constituents will pay any dividends during the period between Coupon Valuation Dates, or at any time during the term of the Securities. Coupon Amounts are not interest payments; the Securities do not accrue interest.

The Accrued Financing Charge may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought an alternative investment or sought to borrow funds at a similar rate from a third party to invest in the Securities. However, there

Risk Factors

is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Changes in the LIBOR rate and the potential phasing out of LIBOR after 2021 may affect the value of your Securities and if the Calculation Agent determines that LIBOR has been discontinued, the Calculation Agent will have significant discretion in determining a successor base rate.

Your payment at maturity or call, or upon acceleration or upon early redemption, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate increased by the Financing Spread. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charge will increase at a faster rate, which will reduce the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

On July 27, 2017, the UK Financial Conduct Authority (“FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected. Further, uncertainty as to the extent and manner in which the United Kingdom government’s recommendations following its review of LIBOR will continue to be adopted and the timing of such changes may adversely affect the current trading market for your Securities and the value of your Securities.

If the Calculation Agent determines that three-month U.S. Dollar LIBOR has been discontinued, then the Calculation Agent, which will be an affiliate of UBS, will determine whether to calculate the Accrued Financing Charges using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month U.S. Dollar LIBOR, provided that if the Calculation Agent determines there is an industry accepted successor base rate, the Calculation Agent will use that successor base rate. In such instances, the Calculation Agent in its sole discretion may determine the relevant methodology for calculating such substitute or successor base rate with respect to the calculation of the Accrued Financing Charges in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. Any of the foregoing determinations or actions by the Calculation Agent could result in increases to the Accrued Financing Charges which could adversely affect the return on, value of and market for the Securities.

Risk Factors

The Index Valuation Level as of the last Trading Day of the applicable Measurement Period may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities, including dates near the applicable Measurement Period could be higher than the Index Valuation Level as of the last Trading Day of such Measurement Period because such Index Valuation Level is calculated based on the Index Closing Levels measured on each Trading Day in such Measurement Period. This difference could be particularly large if there is a significant decrease in the Index Closing Levels during the applicable Measurement Period. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant Measurement Period or date of determination.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the indicative value for the Securities on any Trading Day equals $5.00 or less or decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date, all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS and holders of Securities will receive the Acceleration Amount as determined by the Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during one or more Trading Days during the Acceleration Measurement Period. It is possible that the market prices of the Index constituents, and therefore the Index Closing Level, may vary significantly between the Acceleration Date and the time the Acceleration Amount is calculated, including potentially as a result of our trading activities during this period. As a result, depending on the level of the Index on such Trading Days, you may lose some or all of your investment in the Securities. The Securities will be automatically accelerated and redeemed even if the indicative value on that Trading Day or any subsequent Trading Day would exceed $5.00 or increases from the -60% level, as compared to the previous Monthly Valuation Date. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the Securities.

In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level, even if such increase occurs prior to the Acceleration Settlement Date. Instead, you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein, which payment may be equal to zero.

Upon acceleration, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Acceleration Amount you receive will likely be significantly less than the Stated Principal Amount of the Securities and, if the Index Closing Level continues to decrease precipitously from the Acceleration Date to the last Trading Day of the Acceleration Measurement Period, may be equal to zero. An acceleration upon minimum indicative value may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities.

Risk Factors

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to receive payment for your Securities on any Redemption Date, unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only receive payment for your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective and you will not receive payment for your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page D-60 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Trading Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the first Trading Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituents or a security directly linked to the leveraged performance of the Index, and held such investment for a similar period. The value of a Security will reflect transaction costs and fees that the Index constituents do not have. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets monthly) and also includes the negative effect of the Accrued Fees and any Redemption Fee, which are costs the Index constituents do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by twice the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged monthly compounding. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index Constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

Risk Factors

You have no interests in any of the Index Constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent of the Index. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount, Acceleration Amount, Redemption Amount or Coupon Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Trading Day in the applicable Measurement Period, when the Calculation Agent will determine your payment at maturity (or the relevant Redemption Valuation Date or Measurement Period if the Securities are subject to a call, early redemption or acceleration). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

➢	the market prices of the Index Constituent Securities;

➢	the dividend or distribution rate paid by the Index Constituents;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	interest rates;

➢	the amount of the Accrued Fees;

➢

economic, financial, political, regulatory, geographical, judicial or other events that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect markets generally;

➢	supply and demand in the listed and over-the-counter derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2019 and may continue to issue, offer and sell Securities from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A CEFL ETRACS on a 1-for-1 basis in the Registered

Risk Factors

Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to receive payment for your Securities on any Redemption Date. Furthermore, on any Trading Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the stated principal amount or the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional securities at any time, which might result in the reduction of elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size

Risk Factors

requirement in order to exercise your early redemption right. The unavailability of the early redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities.

The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes, consequently reducing the Coupon Amount.

As discussed above, the Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the cash distributions, if any, on the Index Constituent Securities. Such cash distributions may be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent Security. Such taxes could reduce any potential Coupon Amount. In the event that the calculation of the Reference Distribution Amount or the Stub Reference Distribution Amount is affected by any applicable withholding taxes, UBS will not compensate for those withholding taxes by paying the additional amounts described in the accompanying prospectus under “Description of the Series B ETNs — Payment of Additional Amounts”.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value of the Index and the end-of-day official closing value of the Index.

The Securities are listed on NYSE Arca. The Index Calculation Agent will not be under any obligation to continue to calculate the Intraday Index Value of the Index and end-of-day official closing value of that Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Values related to the Index required to maintain any listing of the Securities on NYSE Arca. If the Securities later becomes delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor of the Index may adjust the Index in a way that affects the Index Closing Level. The Index Sponsor has no obligation to consider your interests as a holder of the Securities.

The Index Calculation Agent will be responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of securities included in the Index may affect the Index, as a newly added security may perform significantly better or worse than the security or securities it replaces. Additionally, the Index Sponsor or the Index Calculation Agent, as applicable, may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor the Index Calculation Agent will have any obligation to consider your interests as a holder of the Securities in calculating or revising the Index.

Changes that affect the composition methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the applicable Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may

Risk Factors

become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Valuation Level is required to be determined then the Calculation Agent will determine the Index Valuation Level using the level and published share weighting of each Index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “The ISE High Income™ Index” beginning on page D-43.

In addition, changes by the Index Sponsor of the Index of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on April 11, 2013, and therefore has no performance history prior to that date. Because the Index has no history prior to April 11, 2013, limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history. In addition, we are unable to provide hypothetical, or “back-tested”, Index returns; therefore you will not have any hypothetical data to consider when making an investment decision. The lack of hypothetical data may also make it difficult for you to evaluate the potential future performance of the Index.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon acceleration or upon early redemption, may bear little relation to the historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Valuation Level on any date of determination, or the Index Closing Level at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such securities or the Index may impair the market value of the Securities, could trigger an acceleration upon minimum indicative value and, upon the occurrence of an acceleration upon minimum indicative value, could adversely affect the Acceleration Amount.

UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on those securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of those securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling those Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with

Risk Factors

returns linked or related to changes in the performance of those securities or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituent Securities and/or the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to those securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of those Index Constituent Securities and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite the Index Constituent Securities or other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities could adversely affect the level of the Index and, therefore, the indicative value of the Securities, which could trigger an acceleration upon minimum indicative value of the Securities. In addition, we would expect to continue to engage in these activities during the Acceleration Measurement Period; accordingly, these activities could have an adverse effect on the Acceleration Amount for the Securities. Furthermore, any of these activities, if occurring during the applicable Measurement Period or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or redemption of any of the Securities.

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon acceleration or upon early redemption. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the Securities — Calculation Agent” on page D-65. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during the applicable Measurement Period or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the Securities, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable Measurement Period.

The determination of the Index Valuation Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the applicable Measurement Period or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the last Trading Day of the applicable Measurement Period or the Redemption Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date or the

Risk Factors

Maturity Date for the Securities could also be postponed, although not by more than three Trading Days. If the last Trading Day of the applicable Measurement Period or the Redemption Valuation Date, is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final Trading Day in the applicable Measurement Period or will be the Redemption Valuation Date, as applicable. If a market disruption event is occurring on the last possible day in the applicable Measurement Period or on the Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event”.

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on any Monthly Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Trading Day. In no event, however, will the Monthly Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three Trading Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Trading Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event”.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that a Market Disruption Event exists with respect to the Index. Any such Market Disruption Event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page D-66.

UBS may redeem the Securities prior to the Maturity Date.

On any Trading Day through and including the Maturity Date, UBS may redeem all, but not less than all, the outstanding Securities upon not less than eighteen calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements between UBS and the Index Sponsor in relation to the Index) and have no ability to control or predict its

Risk Factors

actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation or publication of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity or call, upon acceleration or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity or call, upon acceleration or upon early redemption will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” and “— Calculation Agent”. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of the Index or the Index Sponsor, including the publicly available information with respect to the Index Sponsor or the Index and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this Annex. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

Risks associated with closed-end funds.

Investments in closed-end funds involve certain risks. Because the Securities are linked to the performance of an index comprised solely of closed-end funds, you should carefully consider the following risks associated with investments in closed-end funds generally as well as the strategic risks and sector risks associated with investing in funds with specialized investment strategies, as described below.

The Index Constituent Securities may trade at fluctuating discounts from or premiums to their net asset values, and this may adversely affect your return.

Shares of closed-end funds typically trade in the open market at discounts from, or premiums to, their net asset value (“NAV”). The levels of such discounts and premiums may fluctuate significantly over time in response to supply and demand, which are influenced by various factors. The level of the Index, and thus the return on the Securities, will be adversely affected if the Index Constituent Securities experience decreases in premiums or increases in discounts, which is a separate risk from the risk of a decline in the value of the Securities due to decreases in the NAVs of the Index Constituent Securities.

The Index Constituent Securities are subject to market risk.

The prices of shares of closed-end funds are sensitive to general movements in the stock market. A drop in the stock market may depress the prices of shares of closed-end funds. Share prices, like other investments, may move up or down, sometimes rapidly and unpredictably. In addition, market prices of the shares of closed-end funds may be affected by investors’ perceptions regarding closed-end funds generally or their underlying investments. Events that have an adverse effect on the stock market as a whole could have a similarly adverse effect on the value of the Securities, and such adverse effects may not be predictable.

The Index Constituent Securities are subject to management risk.

The success of the strategy of any closed-end fund is subject to the ability of the fund manager to achieve the fund’s investment objective. The Index Constituent Securities may not be managed by individuals who are able to achieve their specified investment objectives, and even previously successful fund

Risk Factors

managers may be unable, due to general financial, economic and political conditions or due to other factors beyond their control, to achieve their investment objectives. Past success in meeting investment objectives does not necessarily indicate that the fund manager will be able to continue to do so. If the fund manager of one or more of the Index Constituents is unable to achieve the relevant fund’s investment objective, the NAV of the fund may decrease and the value of the Securities may be adversely affected.

Shares of closed-end funds do not assure dividend payments.

Closed-end funds do not guarantee the payment of dividends. Dividends are paid only when declared by the boards of directors of closed-end funds, and the level of dividends may vary over time. If an Index Constituent reduces or eliminates the level of its regular dividends, this may cause the market price of its shares, and therefore of the Securities, to fall.

Certain Index Constituents may be classified as “non-diversified.”

Certain closed-end funds, including some of the Index Constituents, may be classified as “non-diversified” under the Investment Company Act of 1940, as amended. A non-diversified fund has the ability to invest more of its assets in securities of a single issuer than if it were classified as a “diversified” fund, which may increase volatility. If the closed-end fund’s investment in an issuer represents a relatively significant percentage of the closed-end fund’s portfolio, the value of the portfolio will be more impacted by a loss on that investment than if the portfolio were more diversified. If the investments of the Index Constituent Securities are concentrated in a particular issuer or set of issuers that experiences a loss, the value of the Securities could be affected.

The value of a closed-end fund may not accurately track the value of the securities in which such closed-end fund invests.

Although the trading characteristics and valuations of a closed-end fund will usually mirror the characteristics and valuations of the securities in which such closed-end fund invests, its value may not accurately track the value of such securities. The value of a closed-end fund will also reflect transaction costs and fees that the closed-end fund constituents do not have. Accordingly, the performance of a closed-end fund may not be equal to the performance of the closed-end fund constituents during the term of the Securities.

The organizational documents of the closed-end funds underlying the Securities may contain anti-takeover provisions.

The organizational documents of certain of the Index Constituents may include provisions that could limit the ability of other entities or persons to acquire control of the relevant Index Constituent or to change the composition of its board. These provisions could limit the ability of shareholders to sell their shares at a premium to prevailing market prices by discouraging a third party from seeking to obtain control of the relevant Index Constituent.

The Index Constituent Securities are subject to portfolio turnover risk.

A closed-end fund may engage in portfolio trading. There are generally no limits on the rate of portfolio turnover. Higher turnover rates result in correspondingly greater brokerage commissions and other transactional expenses which are borne by the applicable closed-end fund, directly or through its investment in its underlying assets, which may adversely affect the value of the Securities. Higher turnover rates also may be more likely to generate capital gains that must be distributed to holders, either as a result of a closed-end fund’s receipt of capital gains from transactions or from other investments.

Risk Factors

Strategic risks associated with closed-end funds.

Closed-end funds employ various strategies to achieve their investment objectives. The following outlines the key risks of strategies pursued by closed-end funds.

Risks of leverage strategies.

The Index Constituents may be leveraged. Leverage magnifies both the potential for gain and the risk of loss. Leverage may result from ordinary borrowings or may be inherent in the structure of certain Index Constituent investments such as derivatives. If the prices of such investments decrease, or if the cost of borrowing exceeds any increase in such prices, the NAV of the relevant Index Constituent Security will decrease faster than if it had not used leverage. To repay borrowings, an Index Constituent may have to sell investments at a time and at a price that is unfavorable. An investment in securities of Index Constituents that use leverage may expose the Securities to higher volatility in the market value of such securities and the possibility that the Securities’ long-term returns on such securities will be diminished.

Risks of covered call writing strategies.

Many of the closed-end funds included in the Index engage in a strategy known as “covered call option writing,” which is designed to produce income from option premiums and offset a portion of a market decline in the underlying security. The writer (seller) of a covered call option forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but retains the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time at which it may be required to fulfill its obligation as writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. As a result, the Index Constituents that engage in covered call option writing may write options on securities that subsequently increase in value above the sum of the premium and the strike price of the call, which could cause such Index Constituents to receive a lower return on such securities than if they had not written such options.

Risks of investing in senior loans.

The Index is comprised of closed-end funds that may invest in senior loans. Investments in senior loans typically are below investment grade and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed, and such defaults could reduce the NAV of one or more Index Constituent Securities. In addition, an Index Constituent may have to sell securities at lower prices than it otherwise would to meet cash needs or it may have to maintain a greater portion of its assets in cash equivalents than it otherwise would because of impairments and limited liquidity of the collateral supporting a senior loan, which could negatively affect the Index Constituent’s performance and therefore, indirectly, negatively affect the value of the Securities.

Risks of investing in equity securities.

The Index is comprised of closed-end funds that invest in equities. Common stock holds the lowest priority in the capital structure of a company, and therefore takes the largest share of the company’s risk and its accompanying volatility. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock. Also, prices of common stocks are sensitive to general market movements. In addition, common stock does not assure dividend payments, and common stockholders have a right to receive dividends only after the company has provided for payment to its creditors, bondholders and preferred stockholders. Dividends are paid only when declared by an issuer’s board of directors, and the amount of any dividend may vary over time.

Risk Factors

Risks of investing in small- and medium-capitalization companies.

Some of the Index Constituents invest in small- and medium-capitalization companies. Such companies may be more volatile and more likely than large-capitalization companies to have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies.

Risks of investing in fixed income securities.

The Index is comprised of closed-end funds that may invest in fixed income securities, which may include investment grade and high yield municipal bonds, high yield corporate bonds and emerging market sovereign bonds. Investing in the Securities, which are linked to Index Constituents that may invest in fixed income securities, differs significantly from investing directly in bonds themselves and holding them until maturity since the values of the Index Constituent Securities fluctuate, at times significantly, during each Trading Day based upon the current market prices of the underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed income securities, including those underlying the Index Constituent Securities, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. To the extent that the Index Constituents invest in fixed income securities with a longer term remaining to maturity, the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Index Constituent Securities, will be increased. As a result, rising interest rates may cause the value of the bonds underlying the Index Constituent Securities, the Index Constituent Securities and, therefore, the Securities, to decline.

Interest rates are subject to volatility due to a variety of factors, including:

➢	sentiment regarding underlying strength in the U.S. and global economies;

➢	expectations regarding the level of price inflation;

➢	sentiment regarding credit quality in the U.S. and global credit markets;

➢	central bank policies regarding interest rates; and

➢	the performance of U.S. and foreign capital markets.

In addition, the prices of the Index Constituents that invest in fixed income securities may be significantly influenced by the creditworthiness of the issuers of the bonds. Such Index Constituents may have their credit ratings downgraded, including a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on a variety of bonds and, as a result, the prices of such bonds dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the Securities, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of the Index Constituent Securities and the Securities.

Risk Factors

Risks of investing in high yield bonds.

The Index is comprised of closed-end funds that may invest in U.S. dollar high yield corporate and municipal bonds and are therefore subject to high yield securities risk, which is the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or municipalities or by highly leveraged (indebted) firms or municipalities, which are generally less able than more financially stable firms or municipalities to make scheduled payments of interest and principal.

Risks of investing in preferred stock.

The Index is comprised of closed-end funds that may invest in preferred stock. Generally, preferred stockholders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred stock is subordinated to bonds and other debt instruments in a company’s capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on preferred stock typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred stock at any time. In the event an issuer of preferred stock experiences economic difficulties, the issuer’s preferred stock may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred stock may be subordinated to other securities of the same issuer. There is a chance that the issuer of preferred stock will default (fail to make scheduled dividend payments on the preferred stock or scheduled interest payments). In addition, because some preferred stock may pay dividends at a fixed rate, the market price can be sensitive to changes in interest rates in a manner similar to bonds — that is, as interest rates rise, the value of the preferred stock is likely to decline. To the extent that any Index Constituents invest a substantial portion of their assets in fixed rate preferred stock, rising interest rates may cause the value of such Index Constituents’ investments to decline significantly.

Risks of investing in convertible securities.

The Index is comprised of closed-end funds that may invest in convertible securities, which are bonds, debentures, notes, preferred securities or other securities that may be converted or exchanged (by the holder or the issuer) into shares of the underlying common stock (or cash or securities of equivalent value), either at a stated price or stated rate. Convertible securities have characteristics similar to both fixed income and equity securities. Generally, convertible securities are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, are senior in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. Because of the subordination feature, convertible securities are typically considered to be of lower quality than similar non-convertible securities.

Risks of investing in municipal bonds.

Closed-end funds may invest in municipal bonds. Municipal securities issuers may face local economic or business conditions (including bankruptcy) and litigation, legislation or other political events that could have a significant effect on the ability of the municipality to make payments on the interest or principal

Risk Factors

of its municipal bonds. In addition, because municipalities issue municipal securities to finance similar types of projects, such as education, healthcare, transportation, infrastructure and utility projects, conditions in those sectors can affect the overall municipal bond market. Furthermore, changes in the financial condition of one municipality may affect the overall municipal bond market.

Risks of investing in illiquid securities.

Closed-end funds are not limited in their ability to invest in illiquid securities, and as a result, some of the Index Constituents may invest all or a substantial portion of their net assets in illiquid securities. Securities with reduced liquidity involve greater risk than securities with more liquid markets. Market quotations for securities not traded on national exchanges may vary over time, and if the credit quality of a fixed-income security unexpectedly declines, secondary trading of that security may decline for a period of time. If an Index Constituent chooses to (or is forced to) liquidate illiquid portfolio assets during periods of infrequent trading, it may not receive full value for those assets.

Risk of investing in mortgage-backed and asset-backed securities.

The Index is comprised of closed-end funds that may invest in mortgage- and asset-backed securities. Investments in mortgage- and asset-backed securities are subject to prepayment or call risk, which is the risk that borrowers may prepay their loans at faster than expected rates. Such securities may be prepaid at a price less than the original purchase value. Certain mortgage- and asset-backed securities may be more volatile, less liquid and more difficult to value than traditional debt securities.

Mortgage and asset-backed securities have different risk characteristics from traditional debt securities. Although generally the value of fixed-income securities increases during periods of falling interest rates and decreases during periods of rising rates, this is not always the case with mortgage and asset-backed securities. This is due to the fact that principal may be prepaid at any time as well as other factors. Generally, prepayments will increase during a period of falling interest rates and decrease during a period of rising interest rates. The rate of prepayments also may be influenced by economic and other factors, such as changes in credit use and payment patterns. Mortgage- and asset-backed securities also involve the risk that various federal and state consumer laws and other legal, regulatory and economic factors may result in the collateral backing the securities being insufficient to support payment on the securities.

Derivatives risk.

Certain Index Constituents may invest in, or enter into, derivatives such as forward contracts, options, futures contracts, options on futures contracts and swap agreements. A derivative instrument often has risks similar to its underlying instrument and may have additional risks, including imperfect correlation between the value of the derivative and the underlying instrument, risks of default by the counterparty to certain derivative transactions, magnification of losses incurred due to changes in the market value of the securities, instruments, indices or interest rates to which the derivative relates, and risks that the derivative instruments may not be liquid.

Derivatives can be volatile, and may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Index Constituent Security’s performance. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. Successful use of derivatives is subject to the ability of the Index Constituent’s manager to predict correctly movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the derivatives.

Risk Factors

Risks associated with emerging market issuers.

Some of the Index Constituents invest in emerging markets, and therefore the Securities are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market issuers may be more volatile and may be affected by market developments differently than U.S. issuers. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market issuers. Economic, social, political, financial and military factors could, in turn, negatively affect such issuers’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market issuers or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.

Risks associated with foreign securities markets.

The Index is comprised of closed-end funds that may invest in stocks and bonds issued by foreign issuers. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. issuers involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. issuers, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. issuers than about those U.S. issuers that are subject to the reporting requirements of the SEC, and non-U.S. issuers are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting issuers. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. issuers or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Risks of investing in commodities or in securities linked to commodity prices.

The Securities are linked to closed-end funds that may invest in commodities, which may consist of futures contracts rather than physical commodities, or in securities linked to commodity prices. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise a portion of an Index Constituent’s portfolio approach expiration, they may be replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in December. This process is referred to as “rolling.”

Risk Factors

If the market for these contracts is in “backwardation,” which means the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is lower than the sale price of the October contract. Conversely, if the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is higher than the sale price of the October contract. The difference between the prices of the two contracts when they are rolled is sometimes referred to as a “roll yield,” and the change in price that contracts experience while they are components of the portfolio is sometimes referred to as a “spot return.” An investor in the Securities cannot receive either the roll yield or the spot return separately.

The presence of contango in the relevant futures market could result in negative roll yields, which could adversely affect the value of some of the Index Constituent Securities and therefore the Securities. Because of the potential effects of negative roll yields, it is possible for the value of the relevant Index Constituent Securities to decrease significantly over time even when the near-term or spot prices of the relevant commodity are stable or increasing. It is also possible, when near-term or spot prices of the relevant commodity are decreasing, for the value of the relevant Index Constituent Securities to decrease significantly over time even when some or all of the constituent commodities are experiencing backwardation.

In addition, trading in futures contracts is speculative and can be extremely volatile. Market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated, or unrealized); trade; fiscal monetary and exchange control programs; domestic and foreign political and economic events and policies; technological developments; changes in interest rates; and monetary and other governmental policies, action or inaction. These factors may affect the value of some of the Index Constituent Securities and of the Securities in varying ways, and different factors may cause the value of certain commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Currency exchange rate risk.

The Securities are linked to closed-end funds that invest in securities that are traded and quoted in foreign currencies on non-U.S. markets. Therefore, holders of the Securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which such closed-end funds may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. securities strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolios of such closed-end funds. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the securities in which such closed-end funds invest will be adversely affected and the value of the Securities may decrease.

Sector and industry concentration risks associated with closed-end funds.

The Securities will be more exposed to losses in a particular industry or sector to the extent that the Index Constituents concentrate their investments in such industry or sector. As a result, the Securities may be subject to loss due to adverse occurrences that affect such industries or sectors, even if general market conditions are favorable. The Index Constituent Securities will vary over time, and thus are not limited to the following particular sector and industries.

Risk Factors

Risks associated with the energy and natural resources industries.

Some of the Index Constituents invest in companies that are engaged in or exposed to the energy and natural resources industries, including the oil and gas sector. Equities in the energy and natural resources sectors are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting master limited partnerships generally;

➢	developments relating to energy conservation policies;

➢	regulatory changes affecting pipeline fees and other regulatory fees in the energy and natural resources sectors;

➢	changes in the relative prices of competing energy and natural resources products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy and natural resources products;

➢	decreased supply of products available to be transported, mined, processed, stored or distributed due to fewer discoveries of new reserves, short- or long-term supply disruptions, or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy or natural resources products;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy and natural resources industries generally or regionally and could cause the value of some or all of the Index Constituent Securities to decline during the term of the Securities.

Risks of investing in the real estate industry.

The Index is comprised of closed-end funds that may invest, directly or indirectly (such as by investing in REITs), in real estate, which subjects the value of the Index to many of the risks of owning real estate directly, such as decreases in real estate values, overbuilding, increased competition and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Therefore, adverse economic, business or political developments affecting the value of real estate could have an effect on the value of the Securities.

Risks associated with the financial services sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance, investment banking, brokerage, asset management, custody or insurance. Because the Index includes closed-end funds which may invest in companies that operate in or invest in the financial services sector, the Securities are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services

Risk Factors

sector may be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector could result in a change of the Index’s exposure to financial institutions. Recent developments in the credit markets have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

The Index comprises securities chosen based in part on their recent fund yield, fund share price discount from or premium to NAV and fund average daily value of shares traded.

The Index Constituent Securities are included in the Index based in large part on their recent fund yield, fund share price discount from or premium to NAV, and fund average daily value of shares traded, which reflect performance from only the recent past and are no guarantee of future performance. The Index Constituent Securities may not be the securities issued by closed-end funds with the highest yields in the market over the term of the Securities, the lowest discount from NAV or highest liquidity, and thus may not result in relatively higher coupon payments and may result in no coupon payments at all. See “Risk Factors — You are not guaranteed any coupon payments”. Even if the Index achieves its intended purpose of tracking the returns and income of 30 U.S. closed-end funds as selected by the Index Sponsor, the payment at maturity may be lower than the payment at maturity of securities linked to other indices that are composed of diversified asset classes and may result in a total return that is similar to, or lower than, securities linked to other indices that are composed of diversified asset classes.

The Index Constituent Securities are not equally weighted and changes in the values of the Index Constituent Securities may offset each other.

Because the Index Constituent Securities are not equally weighted, the same percentage change in two or more Index Constituent Securities will have different effects on the Index Closing Level. For example, because the Nuveen Preferred & Income Securities Fund . (NYSE: JPS) has a weight of 4.92% as of November 1, 2019, any decrease in the value of this closed-end fund will have a significantly greater effect on the Index Closing Level than a comparable percentage increase in the value of lesser weighted Index Constituent Securities. In addition, although the weight of each Index Constituent Security is capped at 4.25% at each annual rebalancing of the Index, the weights of the Index Constituent Securities may vary between annual rebalancings. Unscheduled weight adjustments may occur between annual reviews if any Index Constituent Security accounts for more than 24% of the weight of the Index. See “The ISE High Income™ Index — Index Maintenance and Governance” below.

Market disruption events may affect the calculation of the Index.

If at any time during the term of the Securities the Index Calculation Agent determines that there has been an unscheduled market closure for any of the Index Constituent Securities, the intraday and daily levels of the Index will be calculated using the last traded price for the relevant Index Constituent Security. Any such market disruption event may have an adverse impact on the level of the Index and, therefore, may have an adverse effect on the market value of the Securities.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index

Risk Factors

Constituent Security. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities. An Index Constituent Security may also be removed from the Index, as described under “The ISE High Income™ Index.”

The Index Sponsor has broad discretion and is not obligated to consider the interests of holders of the Securities.

The Index methodology allows the Index Sponsor broad discretion in making decisions with respect to the Index. The methodology establishes quantitative criteria for determining the Index Constituent Securities, but the Index Sponsor retains the ability to utilize subjective screening based on factors it deems appropriate if, in its opinion, certain Index Constituent Securities should be included in or excluded from the Index. As a result, the Index Constituent Securities may change in unpredictable ways in the Index Sponsor’s sole discretion. Because the Index Sponsor has no obligation to take into consideration the interests of holders of the Securities, there can be no assurance that the Index Sponsor’s actions will not cause the Securities to decrease in value.

We reserve the right from time to time to waive the minimum redemption amount or waive the Redemption Fee Amount, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to the benefit of any such waiver.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages D-60 and D-62 of this Annex, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose to waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described herein, including the minimum 50,000 Securities redemption amount, will apply at all times.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are party of

Risk Factors

a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in constituent securities included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of such distributions may be attributable to (i) distributions on an Index Constituent Security that a direct investor would treat as “qualified dividends” or a “capital gain dividend” that may be taxed at long-term capital gains rates, and (ii) distributions on an Index Constituent Security for which a direct corporate investor would receive a dividends received deduction. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index Constituent Securities.

It is likely that ownership of Securities will be treated as a “constructive ownership transaction” which is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A CEFL ETRACS that you exchanged for the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal

Risk Factors

Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities

It is also possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this Annex. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities will be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” below, each Coupon Amount and Stub Reference Distribution Amount (including any accrued Coupon Amount at the time upon a sale of the Securities) that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) should be treated as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the distribution is attributable to a distribution by an Index Constituent Security that is treated as a return of capital distribution that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (b) the distribution is attributable to a “capital gain dividend” that is distributed by a RIC that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (c) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty, (d) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI) or (e) the holder received the Securities in exchange for Series A CEFL ETRACS that were issued prior to January 1, 2017 and the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may not have the information necessary to determine whether a distribution would be exempt from tax if received directly by a non-U.S. holder when it is required to impose the Section 871(m) withholding amount, and it therefore may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder. Furthermore, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A CEFL ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

The ISE High Income™ Index

We have derived all information contained in this Annex regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its constituents, which govern the management and calculation of the Index, from publicly available sources, which are summarized but not incorporated by reference herein. The documents setting forth this information are published by International Securities Exchange, LLC, the Index Sponsor, and are available at https://indexes.nasdaqomx.com. We are not incorporating by reference this website or any material it includes in this Annex.

The documents governing the management and calculation of the Index reflect the policies of, and are subject to change by, the Index Sponsor. UBS has not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor, and the Index Closing Levels are calculated and published by Solactive AG (formerly Structured Solutions AG), the Index Calculation Agent. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Securities are linked to the performance of the ISE High Income™ Index. The Index provides a benchmark for investors interested in tracking the returns and income of the top 30 U.S. listed closed-end funds, as selected and ranked by the Index Sponsor in accordance with the methodology described below.

Closed-end funds are investment vehicles with a fixed number of shares that invest in various types of income-producing securities, including, but not limited to, fixed-income securities, equity securities, foreign securities, municipal securities, preferred securities, convertible securities, commodities, real-estate related securities and derivatives. In addition, closed-end funds employ a variety of investment strategies, including, but not limited to, dividend strategies, tax and risk-managed strategies, sector and industry strategies, limited duration strategies, covered call option strategies, balanced strategies, leverage strategies or global and international strategies. In the United States, closed-end funds are regarded as investment companies and are subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In this section, we refer to the closed-end funds that the Index tracks as the “constituents” or the “components”. Elsewhere in this Annex, we refer to the constituents or components as the “Index Constituent Securities”.

The Index’s features and construction seek to capture 30 closed-end funds that meet certain minimum market capitalization and daily average value traded characteristics which are then ranked according to the multivariate ranking scheme described below. Eligibility for inclusion in the Index is not restricted by the types of securities or other instruments or the industries or sectors in which the closed-end funds invest or the types of investment strategies they may employ. As a result, the Index constituents may invest in a variety of securities and industries or sectors and employ a variety of different investment strategies. Funds may not apply, and may not be nominated, for inclusion in the Index.

The Index uses a modified linear weighted methodology to rank the Index constituents, meaning that, upon each annual rebalancing of the Index (as described below), the top-ranked Index constituent will receive the greatest weighting and will be equal to the multiple of the smallest weighting (i.e., in an index with 30 constituents, the highest weighted constituent will have a weighting 30 times that of the lowest weighted constituent). The methodology is “modified” in that each constituent weighting is capped at 4.25% of the Index at each annual rebalancing, despite the linear scheme. In addition to annual

The ISE High Income™ Index

rebalancings, unscheduled weight adjustments of Index constituents may occur between annual reviews if any Index component accounts for more than 24% of the weight of the Index. Component changes also may occur between review periods if a specific corporate event makes an existing component ineligible.

The Securities are linked to the price return version of the Index (i.e., the reinvestment of cash dividends is not reflected in the Index). As of November 1, 2019, the Index was comprised of 30 Index constituents with the largest Index constituent weighted at 4.80% and the smallest Index constituent weighted at 0.82%. A list of the securities included in the Index as of November 1, 2019 is contained in Attachment A to this Annex. Current information about the Index constituents is available at indexes.nasdaq.com.

Historical Information

The Index was launched on April 11, 2013 (the “Index Commencement Date”). The base date for the Index is December 31, 2003 (the “Base Date”) and the base value is 100.00. The Index has limited historical performance due to its recent launch date. You should make your own investigation of the Index, the Index constituents and the performance history of the Index constituents prior to investing in the Securities. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history” and “Risk Factors — Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities” on pages D-27 and D-27, respectively.

Index Constituent Criteria

Eligible Securities

To be included in the Index, each Index constituent must be domiciled in the U.S., registered as an investment company pursuant to the Investment Company Act and listed on a registered U.S. securities exchange. Each Index constituent must be a closed-end fund and not an operating company, exchange-traded fund, holding company, commodity pool or Real Estate Investment Trust. In addition, each Index constituent must have a market capitalization of at least $500 million and a six-month daily average value traded of at least $1 million. The Index constituents are selected from among the eligible closed-end funds based on the criteria described below under “— Index Construction”.

Index Construction

Selection of Index Constituents

Upon each annual rebalancing date, the components of the Index are selected in accordance with the following steps:

1.	Establish the total population of U.S. listed closed-end funds.

2.	Remove those that do not meet the requirements described above under “— Index Constituent Criteria”.

3.	Rank each fund by the following criteria:

➢	Fund yield (descending)

➢	Fund share price premium to/discount from NAV (ascending)

➢	Fund average daily value of shares traded (descending)

4.	Calculate an overall rank for each fund using the following equation:

Ri = (RYld × 0.50) + (RPD × 0.25) + (RADV × 0.25)

The ISE High Income™ Index

where:

Ri = Rank of each component

RYld = Rank of Fund Yield

RPD = Rank of Fund Premium / Discount

RADV = Rank of Fund Average Daily Value of Shares Traded

5.	Sort all funds (ascending) on overall rank, and select the 30 highest-ranked funds.

6.	Adjust each component’s weighting to a multiple of the weighting of the smallest component using the following equation:

where:

Wi = Weight of each component

CRi = Component rank

n = Number of components in the Index

7.	If component weight is greater than 4.25%, adjust that weight to be no more than 4.25%.

8.	Set liquidity thresholds as follows:

➢	Calculate six-month daily average value traded (in USD) for each component based on daily closing price and number of shares traded.

➢	Set percentage of six-month average daily value traded threshold to 100%.

➢	Set investment threshold to $10,000,000.

9.	Determine component percentage of average daily value traded given the investment threshold and the calculated weight of the component using the following equation:

ADV%i =	Wi × $10,000,000
ADV$i

where:

Wi = Weight of each component

ADV%i = Percentage of six-month average daily value traded for component i

ADV$i = Six-month average daily dollar value traded for component i

10.	If component percentage of average daily value traded is less than the percentage average daily value traded threshold, then that weight does not need to be adjusted.

11.

If component percentage of average daily value traded is greater than the percentage average daily value traded threshold, a new component weight is assigned such that the percentage of average daily value traded is equal to the percentage average daily value traded threshold using the following steps:

a.	Calculate component weight based on the investment threshold and six-month average daily value traded threshold using the following equation:

W’i =	ADV$i
$10,000,000

The ISE High Income™ Index

where:

W’i = Modified weight of each component

ADV$i = Six-month average daily dollar value traded for component i

b.

Take the aggregate difference between the initial and adjusted weights of those components where percentage of average daily value traded is greater than percentage average daily value traded threshold and distribute evenly among components where percentage of average daily value traded is less than percentage average daily value traded threshold using the following equation:

where:

Wi = Initial weight of each component with percentage of average daily value traded is greater than percentage average daily value traded threshold

W’i = Modified weight of each component percentage of average daily value traded is greater than percentage average daily value traded threshold

Wadj = Adjustment for Index weight of component i where the percentage of six-month average daily value traded is less than the six-month average daily value traded threshold

n’ = Number of components with percentage of six-month average daily value traded less than the six-month average daily value traded threshold

c.	Adjust weight of components with percentage of six-month average daily value traded less than the six-month average daily value traded threshold using the following equation:

W”i = Wi + Wadj

where:

Wi = Weight of each component with percentage of six-month average daily value traded less than the six-month average daily value traded threshold

W”i = Modified weight of each component with percentage of six-month average daily value traded less than the six-month average daily value traded threshold

Wadj = Adjustment for Index weight of component i where the percentage of six-month average daily value traded is less than the six-month average daily value traded threshold

d.	If a component’s weight is increased from below 4.25% to 4.25% or greater, then that component’s weight shall be set at 4.25%.

12.	Repeat steps 10 and 11 until all component percentage of average daily value traded is less than or equal to the percentage average daily value traded threshold.

Note that while the Index seeks to have 30 components, that number should be considered a maximum limit and not a fixed target.

The ISE High Income™ Index

The Index Sponsor will, in most cases, use the quantitative ranking and screening system described above. However, subjective screening based on fundamental analysis or other factors may be used, if in the opinion of the Index Sponsor certain Index components should be included or excluded from the Index.

Calculation of the Index

The Index is calculated on a price return basis in accordance with the formulas set forth below.

Index Value =	Combined Market Value of Assigned Shares of all Components
Divisor

or

where:

I(t) = Index value at time (t)

D(t) = Divisor at time (t)

n = Number of components in the Index

t = The time the Index is calculated

Pi(t) = Price of component (i) at time (t)

Si(t) = Number of assigned shares of component (i) at time (t)

The initial Index divisor is determined using the following equation:

where:

I(o) = Base Index value at base date

Do = Initial divisor at base date

n = Number of components in the Index

Pi(o) = Closing price of component (i) at base date

Si(o) = Number of assigned shares of component (i) at base date

Assigned shares are the number of shares needed for each component such that the component conforms to the weighting distribution outlined in “— Index Construction” (meaning that each component initially has a weight calculated in accordance with the procedures set forth in “— Index Construction”).

The Index Divisor will be adjusted as a result of corporate actions and Index changes in order to maintain the Index level relative to changes in the Index market capitalization. See “— Corporate Actions.”

The ISE High Income™ Index

Changes to the Index composition require divisor adjustments in order to retain Index continuity before and after specific events (such as corporate actions or component eligibility changes). Divisor changes are made according to the following formula:

where:

D(t+1) = Divisor after changes are made to the Index

Pi(t+1) = Price of each component after Index changes

Si(t+1) = Number of assigned shares of each component after Index changes

D(t) = Divisor before changes are made to the Index

Pi(t) = Price of each component prior to Index changes

Si(t) = Number of assigned shares of each component prior to Index changes

Pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent, the Index Calculation Agent will provide index calculation services with respect to the Index, including, but not limited to, calculation of intraday and closing values of the Index.

Reference Prices and Dissemination of Index Values

The Index is calculated on a real-time basis beginning when the first traded price of any of the Index constituents is received by the Index Calculation Agent. Prices are delivered to Reuters every 15 seconds and subsequently published to wide distribution at that frequency.

If trading in an Index constituent is suspended prior to the market opening, the Index constituent’s adjusted closing price from the previous day will be used in the Index calculation until trading commences. If trading in an Index constituent is suspended while the relevant market is open, the last traded price for that Index constituent will be used for all subsequent Index calculations until trading resumes.

The Index closing price is calculated using the closing prices issued by the Primary Exchange (as defined under “Specific Terms of the Securities — Coupon Payment”) for each Index constituent. If the Primary Exchange changes the closing price of an Index constituent, the new price will be used to calculate the Index closing price. A final check of closing prices is done between one hour and one and one half hours after the close of markets. This timeframe may be expanded at Index Calculation Agent discretion on days where trading volume is unusually large at the close. For example, futures and options expiration dates and large index rebalancing dates often result in unusually large volume. Only changes received prior to this final check are used in the closing price calculation.

Index Maintenance and Governance

The composition of the Index is reviewed and the Index is reconstituted and rebalanced on an annual basis by the Index Sponsor. During the review, the procedures described under “— Index Construction” will be followed to select and weight the components of the Index, which may result in new components being selected and existing components being dropped. The Index employs a rolling rebalance schedule

The ISE High Income™ Index

whereby one third of component changes are implemented at the close of trading on each of the first, second and third trading days in January of the following year and each change becomes effective at the opening on the second, third and fourth trading day of the new year, respectively.

Unscheduled component weight adjustments may occur between review periods if any component accounts for more than 24% of the Index weight. The market capitalization of any component representing more than 24% of the Index weight will be adjusted such that its new weight is no more than 20%. Even though the weighting limit is 30% for a single component, all components accounting for over 24% of the Index market value will be adjusted to 20% to avoid future unscheduled rebalancing events. Whenever possible, unscheduled component weight adjustments will be announced on the Index Sponsor’s publicly available website five Trading Days prior to the adjustments becoming effective.

In situations not addressed by the Index methodology, the Index Sponsor may make adjustments to the Index in accordance with the Index component eligibility requirements in order to maintain fair and orderly markets in derivative products based on the Index, while ensuring that the integrity and intent of the Index is maintained. Once a determination of course of action has been made, it is communicated to the Index Calculation Agent for implementation.

Corporate Actions

Component changes may occur between review periods if a specific corporate event makes an existing component ineligible. The following events may require a component’s replacement:

Event	Action
Merger or acquisition	If a merger or acquisition results in one component absorbing another, the resulting company will remain a component and the absorbed company will be replaced. If a non-component absorbs a component, the original component will be removed and replaced.

Spin-off	If a component splits or spins off a portion of its business to form one or more new funds, the resulting fund with the highest market value will remain a component as long as it meets the eligibility requirements. The remaining fund will be evaluated for eligibility and possible addition to the Index.

Fund Closure	A component will be removed and replaced immediately after filing of closure. Exceptions are made on a case-by-case basis.

Delisting	A component will be removed and replaced immediately after being delisted from its primary market.

The Index Calculation Agent will inform the Index Sponsor of an impending event or corporate action and request direction with regards to potential changes to the Index. The Index Sponsor will review the upcoming event or corporate action, make a determination and inform the Index Calculation Agent on course of action.

Whenever possible, interim component changes will be announced on the Index Sponsor’s publicly available website five Trading Days prior to component changes becoming effective.

The Index does not take normal dividend payments into account. Dividends are accounted for by reinvesting them on a daily basis. ISE High Income™ Index uses the ex-dividend date to determine the total daily dividends for each day. Special cash dividends require an Index divisor adjustment (as described below) to prevent such distributions from distorting the price Index.

The ISE High Income™ Index

Changes to the Index composition due to corporate actions or component eligibility changes will require Index divisor adjustments, as follows:

Component change	Adjustment
Spinoff*	Subtract the following from the price of the parent component:

( Spinoff stock price )
Share exchange ratio

Adjust the assigned shares such that the component’s weighting is not changed as a result of the spinoff.

Special Cash Dividend	Subtract special cash dividend from component price

Rights Offering	Subtract the following from the price of the parent component:

( Price of rights )
Rights Ratio

Adjust the assigned shares such that the component’s weighting is not changed as a result of the rights offering.

Divisor changes are usually made on the date the corporate action becomes effective. For example, the Index uses the ex-dividend date rather than the payment date to determine when to make divisor adjustments.

*	Special note on Spin-offs: If a fund being spun off is only trading on a “when-issued” basis, the “when-issued” price will be used to adjust the parent component’s closing price.

Share splits and reverse splits do not require Index Divisor adjustments because the corresponding change to the price of the component equally offsets the number of assigned shares, therefore not affecting the component’s influence in the Index.

Historical Performance

The historical information presented below is based on the actual performance of the Index. Any historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index returns do not give an indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the historical performance of the Index from April 11, 2013 through December 2, 2019.

Year	Price Return*		Total Return*
	Ending Level	Annual Return	Ending Level	Annual Return
2013 (4/11/13 through 12/31/2013)	87.72	-2.28%	172.68	2.55%
2014	82.48	-5.97%	173.33	0.38%
2015	69.13	-16.19%	159.82	-7.79%
2016	72.50	4.88%	185.56	16.11%
2017	76.64	5.70%	212.52	14.53%
2018	63.68	-16.90%	192.01	-9.65%
2019 (through 12/02/2019)	70.41	10.56%	229.46	19.51%

The ISE High Income™ Index

*

For each time period presented, “Price Return” refers to the price return version of the Index (Bloomberg Ticker: YLDA) and “Total Return” refers to the total return version of the Index (Bloomberg Ticker: YLDATR).

Historical results are not indicative of future results.

The table below shows the historical returns of the total return version of the Index from April 11, 2013 through December 2, 2019 in comparison with the returns of the total return versions of the S&P 500® Index, the Claymore CEF Index™ and the S-Network Composite Closed-End Fund Index for the same period.

	ISE High Income™ Index	S&P 500® Total Return	Claymore CEF Index™	S-Network Comp CEF Index
Total Return	36.32%	124.04%	-9.37%	49.91%
Annualized Return	4.77%	12.90%	-1.47%	6.28%

Historical information presented is as of December 2, 2019 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. See “Risk Factors — There are uncertainties regarding the Index because of its limited performance history” for a discussion of the risk that limited information is available to evaluate the potential future performance of the Index.

The graph below is based on the performance of the total return versions of the Index, the S&P 500® Index, the Claymore CEF Index™ and the S-Network Composite Closed-End Fund Index.

Announcements

Whenever possible, the Index Sponsor will publicly announce changes to the Index on its website at least five Trading Days in advance of the actual change. Announcements detailing interim component changes (including as a result of corporate actions) will, whenever possible, be publicly announced on the Index Sponsor’s publicly available website five Trading Days prior to becoming effective.

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable, exclusive and worldwide license, for a fee, with the right to use the Index in connection with certain securities.

The ISE High Income™ Index

Disclaimer

“ISE High Income™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates (“UBS”). UBS AG’s ETRACS based on the ISE High Income™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products.

The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

Valuation of the Index and the Securities

Intraday Index Values

On each Trading Day, the Index Calculation Agent will calculate and publish the intraday indicative value of the Index (the “Intraday Index Value”) every 15 seconds during normal trading hours on Bloomberg L.P. and (“Bloomberg”) and NYSE under the ticker symbol “YLDA”. The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the Intraday Index Value.

The Intraday Index Value calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Value published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market, will be calculated by the Index Calculation Agent and published by Bloomberg (based in part on information provided by the Index Calculation Agent) or a successor under the symbol “CEFZIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to:

(i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level, plus

(ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus

(iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus

(iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value”. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituent Securities. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their

Valuation of the Index and the Securities

intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption or acceleration.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Should the Current Principal Amount of the Securities on any Trading Day be above $100.00, we may, but are not obligated to, initiate a 4-for-1 split of your Securities. Should the Current Principal Amount on any Trading Day be below $10.00, we may, but are not obligated to, initiate a 1-for-4 reverse split of your Securities. If the Current Principal Amount of the Securities is greater than $100.00 or below $10.00 on any Trading Day, and we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split.

If the Securities undergo a split, we will adjust the terms of the Securities accordingly. If the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The record date for the split will be the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

In the case of a reverse split, we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. If the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and adjustments will be made as described below. The record date for the reverse split will be on the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

Holders who own a number of Securities on the record date that is not evenly divisible by four will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by four, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted Securities on the 14th Business Day following the announcement date. For example, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 14th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

In this Annex, references to a “Measurement Period” refer to the Acceleration Measurement Period, the Call Measurement Period, or the Final Measurement Period, as applicable.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each monthly Coupon Payment Date you may receive an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount at maturity if on the Calculation Date the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

The “Reference Distribution Amount” is:

(i) as of the first Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and

(ii) as of any other Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of such securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to the cash distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Specific Terms of the Securities

The “Coupon Payment Date” means the 15th Trading Day following each Coupon Valuation Date. The first Coupon Payment Date will be November 20, 2019. The final Coupon Payment Date will be the Maturity Date.

The “Coupon Record Date” means the ninth Trading Day following each Coupon Valuation Date.

The “Coupon Valuation Date” means the 30th of each month, and the 28th day of February, of each calendar year during the term of the Securities or if such date is not a Trading Day, then the first Trading Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date was October 30, 2019.

The “Coupon Ex-Date”, with respect to a Coupon Amount, means the first Trading Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that security as of that date, divided by (ii) the product of (a) the “Index Divisor” as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

“record date” means, with respect to a distribution on an Index Constituent Security, the date on which a holder of such security must be registered as a unitholder of such security in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such security trade on the Primary Exchange or market of trading for such security without the right to receive such distribution.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading for such Index Constituent Security or such constituent underlying a successor index.

“Trading Day” means any day on which (i) the value of the Index is published by Bloomberg or Thomson Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the Primary Exchange on which the Index Constituent Securities are traded, in each case as determined by the Calculation Agent in its sole discretion.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

Coupon Amounts will be paid in U.S. dollars. Coupon Amounts may also be reduced in the event of withholding taxes imposed by the taxing authority of the applicable Index Constituent on the cash distributions on the Index Constituent Securities and for any fees related to such cash distributions. See “Risk Factors — The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes and applicable fees, consequently reducing the Coupon Amount”.

Specific Terms of the Securities

Cash Settlement Amount at Maturity

The “Maturity Date” is December 10, 2043, which will be the third Trading Day after the last Trading Day in the applicable Measurement Period, which we refer to in this section “— Cash Settlement Amount at Maturity” as the “Final Measurement Period”.

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount so calculated is less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Accrued Fees will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and the Stub Reference Distribution Amount as of the last Trading Day in the Final Measurement Period, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment at maturity.

For the Initial Calendar Month, the “Current Principal Amount” will equal $25.00 per Security. For each subsequent calendar month, the Current Principal Amount for each Security of that series will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date — Accrued Fees on the applicable Monthly Valuation Date

If the Securities undergo a split or reverse split, the Current Principal Amount of that series will be adjusted accordingly.

The Index Factor will be calculated as follows:

1 + (2 × Index Performance Ratio)

The Index Performance Ratio on any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the Final Measurement Period, as applicable, will be:

Index Valuation Level — Monthly Initial Closing Level

Monthly Initial Closing Level

The “Index Valuation Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day during the Final Measurement Period, or the Index Closing Level on any Monthly

Specific Terms of the Securities

Valuation Date or any Redemption Valuation Date, as determined by the Calculation Agent, provided that if the Redemption Valuation Date falls in the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/t times (b) (i) the sum of the Index Closing Levels on each Trading Day from, and including, the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to, but excluding, the date of determination, plus (ii) the number of Trading Days from and including the date of determination to and including the last Trading Day in such Measurement Period, times the Index Closing Level on such date of determination. For purposes of this definition, “t” equals the number of Trading Days in the Final Measurement Period.

The “Monthly Initial Closing Level” for the Initial Calendar Month was 71.0420, the Index Closing Level on September 30, 2019. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

The “Index Closing Level” will equal the closing level of the Index as reported on Bloomberg.

The “Index Calculation Agent” as of the date hereof is Solactive AG.

The “Stub Reference Distribution Amount” as of the last Trading Day in the applicable Measurement Period or as of the Redemption Valuation Date, as applicable, is an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if such Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from but excluding, the Initial Trade Date) to, and including, such last Trading Day of such Measurement Period or such Redemption Valuation Date, as applicable; provided that, for the purpose of calculating the Stub Reference Distribution Amount as of such last Trading Day of such Measurement Period, the Reference Holder will be deemed to hold on each Trading Day in such Measurement Period ((t-d)/t) of the shares of such securities it would otherwise hold on each of the Trading Days in such Measurement Period beginning on the second Trading Day in such Measurement Period until and including the final Trading Day in such Measurement Period. For purposes of this definition, d = the number of Trading Days that have occurred in the applicable Measurement Period. For purposes of this definition, “t” equals the number of Trading Days in the applicable Measurement Period. Notwithstanding the foregoing, with respect to the cash distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The Accrued Fees will be calculated as of the last Trading Day in the Final Measurement Period as the sum of (i) the Accrued Tracking Fee as of such last Trading Day and (ii) the Accrued Financing Charge as of such last Trading Day.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Trading Day in the Final Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of such last Trading Day and (ii) a

Specific Terms of the Securities

fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including such last Trading Day and the denominator of which is 365.

The “Annual Tracking Fee” is, as of any date of determination, an amount per Security equal to the product of (i) the Annual Tracking Rate and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

The “Annual Tracking Rate” is 0.50% per annum.

The “Current Indicative Value” is, as determined by the Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level on such date as the Index Valuation Level. As of December 2, 2019, the Current Indicative Value was $13.7202, however, the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

On the Initial Trade Date, the Accrued Financing Charge for each Security will be $0.

The “Accrued Financing Charge” as of the last Trading Day in the Final Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including such last Trading Day times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

The “Financing Rate” will equal the sum of (a) the “Financing Spread” and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date.

Notwithstanding the foregoing:

➢

If the Calculation Agent determines on the relevant determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate; and

➢

If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

Specific Terms of the Securities

The “Financing Spread” is 0.40% per annum.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

For each calendar month, the “Monthly Reset Date” is the first Trading Day of that month beginning on November 1, 2019 and ending on December 1, 2043, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Trading Day of the previous calendar month beginning on October 31, 2019 and ending on November 30, 2043, subject to adjustment as described under “— Market Disruption Event”.

The “Calculation Date” will be December 1, 2043, unless that day is not a Trading Day, in which case the Calculation Date will be the next Trading Day.

“Trading Day” means any day on which (i) the value of the Index is published by Bloomberg or Thomson Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the Primary Exchange on which the Index Constituent Securities are traded, in each case as determined by the Calculation Agent in its sole discretion.

Early Redemption at the Option of the Holders

You may elect to require UBS to redeem your Securities, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have your Securities redeemed and have done so under the redemption procedures described below under “— Redemption Procedures”, you will receive payment for your Securities on the Redemption Date. The first Redemption Date was October 30, 2019, and the final Redemption Date will be December 3, 2043. For any early redemption, the applicable “Redemption Valuation Date” means the first Trading Day following the date on which you deliver a redemption notice to UBS in compliance with the redemption procedures. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of such waiver.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the corresponding Redemption Valuation Date or, if such day is not a Business Day, the next following Business Day (the “Redemption Date”). In addition, if a call notice has been issued or if acceleration has been triggered, in each case with respect to the Securities, the last Redemption Valuation Date for the Securities will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. Any applicable Redemption Valuation Date is subject to adjustment as described under “— Market Disruption Event”.

Specific Terms of the Securities

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding such Redemption Valuation Date if on that Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such Redemption Valuation Date, if any, minus

(d)	the Accrued Fees as of such Redemption Valuation Date, minus

(e)	the Redemption Fee.

We refer to this cash payment as the “Redemption Amount”.

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. The Accrued Fees and the Redemption Fee will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable (less any Coupon Amounts and the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment upon early redemption.

The Accrued Fees will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of any Redemption Valuation Date is an amount equal to the product of (i) the Annual Tracking Fee calculated as of such Redemption Valuation Date, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including such Redemption Valuation Date (or if such Redemption Valuation Date occurs prior to the first Monthly Valuation Date, the period from and excluding the Initial Trade Date), and the denominator of which is 365.

The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including such Redemption Valuation Date (or if such Redemption Valuation Date occurs prior to the first Monthly Valuation Date, the period from and excluding the Initial Trade Date), times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Redemption Fee” means, as of any date of determination for the Securities, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date.

Specific Terms of the Securities

We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Redemption and Repayment”.

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner. The Securities may trade at, above, or below their indicative value.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, a form of which is attached to this Annex as Attachment B, to UBS via email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a confirmation of redemption, a form of which is attached to this Annex as Attachment C;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen calendar days’ prior notice to the holders of the Securities of that series, such redemption to occur on any Trading Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day in the applicable Measurement Period, which we refer to in this section “— UBS’s Call Right” as the “Call Measurement Period,” plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

Specific Terms of the Securities

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Call Settlement Amount”.

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

If UBS issues a call notice on any Trading Day, the “Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Trading Day in the Call Measurement Period.

The holders will receive payment for their Securities on a date that is at least three, but not greater than six, Trading Days following the last Trading Day in the Call Measurement Period (the “Call Settlement Date”). We will inform you of such Call Settlement Date in the call notice. If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event”.

You may lose some or all of your investment at call. The Accrued Fees will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and the Stub Reference Distribution Amount as of the last Trading Day in the Call Measurement Period, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment at call.

The Accrued Fees will be calculated as of the last Trading Day in the Call Measurement Period as the sum of (i) the Accrued Tracking Fee as of such last Trading Day and (ii) the Accrued Financing Charge as of such last Trading Day.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Trading Day in the Call Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of such last Trading Day, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Trading Day in the Call Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including such last Trading Day, times (ii) the Financing Rate as of such date, divided by (b) 360.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value for the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly

Specific Terms of the Securities

Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of the Securities would later exceed $5.00 or would increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period, which we refer to in this section “— Acceleration Upon Minimum Indicative Value” as the “Acceleration Measurement Period”) for a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day of the Acceleration Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Acceleration Amount”. If the minimum indicative value threshold of the Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities.

You may lose some or all of your investment upon an acceleration upon minimum indicative value. The Accrued Fees will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and the Stub Reference Distribution Amount as of the last Trading Day in the Acceleration Measurement Period, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment upon an acceleration upon minimum indicative value.

The Accrued Fees will be calculated as of any date of determination for the Securities as the sum of (i) the Accrued Tracking Fee as of the last Trading Day of the Acceleration Measurement Period and (ii) the Accrued Financing Charge as of the last Trading Day of the Acceleration Measurement Period.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Trading Day of the Acceleration Measurement Period will be an amount equal to the product of (i) the Annual Tracking Fee calculated as of such last Trading Day, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day or if the Acceleration occurs prior to the first initial Monthly Valuation Date, the period from but excluding the Initial Trade Date), as applicable, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Trading Day of the Acceleration Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Levels as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day (or if the Acceleration Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, the Initial Trade Date), times (ii) the Financing Rate as of such date, divided by (b) 360.

Specific Terms of the Securities

The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the Acceleration Measurement Period.

Subject to the prior verification by the Calculation Agent that the indicative value of $5.00 or less was accurately calculated by the Index Calculation Agent or that the decrease of 60% from the closing indicative value of the Securities on the previous Monthly Valuation Date was accurately calculated by the Index Calculation Agent, as applicable, and in each case with respect to the Securities, UBS must provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities”.

Calculation Agent

UBS Securities LLC will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Monthly Initial Closing Level, the Index Closing Level, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Annual Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the Index levels calculated by the Calculation Agent, as adjusted, the Final Measurement Period, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period, the Acceleration Date, the Acceleration Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, and whether any day is a Business Day or Trading Day. The Calculation Agent will also calculate any foreign exchange calculations necessary to determine the Coupon Amount, Reference Distribution Amount and Stub Reference Distribution Amount in the event that cash distributions on the relevant Index Constituent Securities are made in non-U.S. dollar currencies. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent for the Securities from time to time after the date hereof without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption or acceleration, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Accrued Tracking Fee, the Accrued Financing Charge, the Redemption Amount and Redemption Fee, if any, per Security, the Call Settlement Amount, if any, per Security, the Acceleration Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of such Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Specific Terms of the Securities

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below), the Index Closing Level for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during such Measurement Period, then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any Measurement Period.

If the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Amount. If a Market Disruption Event occurs on any Monthly Valuation Date, the Index Closing Level for such Monthly Valuation Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date, Monthly Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Date, Monthly Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Date, Monthly Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event. If any Monthly Valuation Date is postponed as described above, the succeeding Monthly Reset Date will occur on the next Trading Day following the postponed Monthly Valuation Date.

An “Averaging Date” means each of the Trading Days during any Measurement Period, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Specific Terms of the Securities

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of the Index Constituent Securities for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)

in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and the Index Calculation Agent publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on any Monthly Valuation Date, any Averaging Date, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Monthly Valuation Date, any Averaging Date, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “The ISE High Income™ Index” beginning on page D-43. In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Specific Terms of the Securities

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, the Accrued Fees, the Accrued Tracking Fee, the Annual Tracking Fee, the Accrued Financing Charge, the Financing Level, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount”.

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment”, calculated as if the date of acceleration was the last Trading Day in the last applicable Measurement Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Measurement Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding

Specific Terms of the Securities

principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss default and waiver in the attached prospectus under “Description of the Series B ETNs — Default, Remedies and Waiver of Default” and “Description of the Series B ETNs — Modification and Waiver of Covenants”.

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest or, if there is only one, the only quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Specific Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption or acceleration will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs — Payment Mechanics for Series B ETNs” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment Mechanics for Series B ETNs — Payment When Offices Are Closed” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2019 and we will issue additional Securities to holders of Series A CEFL ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other Securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Principal Amount of the outstanding Securities. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Specific Terms of the Securities

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A CEFL ETRACS. In addition, the discussion below assumes that the exchange of Series A CEFL ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion only applies to you if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income”, the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) dividends eligible for the dividends-received deduction, or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have a holding period in your Securities that is greater than one year. In general, your tax basis in your Securities will be equal to the price you paid for the Series A CEFL ETRACS that you exchanged for the Securities. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) regulated investment companies (“RICs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent

Material U.S. Federal Income Tax Consequences

Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain (the “Underlying LTCG Amount”) that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A CEFL ETRACs that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index Constituent Securities may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

In addition, it is not clear whether your Underlying LTCG Amount should include any qualified dividend income (“QDI”) that you would have recognized if you had directly held the Pass-Thru Index Constituents. If QDI is included in such amount then it is likely that the Excess Gain Amount with respect to a Pass-Thru Index Constituent will be zero unless the amount of such QDI and “capital gain dividends” in respect of the Pass-Thru Index Constituent is less than the short-term capital gain that (as discussed in the prior paragraph) a direct holder of the Pass-Thru Index Constituent would have recognized upon a rebalancing of the Index.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities

Material U.S. Federal Income Tax Consequences

should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Accrued Financing Charges as interest expense and the Accrued Tracking Fee as amounts of expense. In such a case, (i) the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors, and (ii) the Accrued Financing Charges would be treated as interest payments that are subject to the general limitations on interest deductions. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates or as eligible for the dividends received deduction in the case of a corporate investor.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Material U.S. Federal Income Tax Consequences

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Material U.S. Federal Income Tax Consequences

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017. The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities, which are U.S. corporations, for Section 871(m) purposes.

As noted above, Section 871(m) does not apply to contracts that were issued prior to January 1, 2017. Accordingly, Section 871(m) withholding should not apply to a holder that received the Securities in exchange for Series A CEFL ETRACS that were issued prior to January 1, 2017 if the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A CEFL ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017. In addition, some of the Series A CEFL ETRACS were issued on or after January 1, 2017, and therefore a holder that acquired Series A CEFL ETRACS on or after January 1, 2017 will be unable to demonstrate that its Series A CEFL ETRACS were issued prior to January 1, 2017. Accordingly, non-U.S. holders should assume that withholding agents will generally treat the Securities as subject to Section 871(m) withholding. The discussion below applies to Securities that are not grandfathered from Section 871(m) under the rules described above.

Under Section 871(m), each Coupon Amount and Stub Reference Distribution Amount (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that are distributed to a non-U.S. holder will be subject to a 30% withholding tax (subject to reduction under an applicable tax treaty) to the extent of the portion of such distribution that is attributable to dividends that were paid on the Index Constituent Securities that would be subject to withholding tax if they were distributed directly to the non-U.S. holder. Distributions that are paid on an

Material U.S. Federal Income Tax Consequences

Index Constituent Security to a non-U.S. holder would generally be subject to withholding tax unless such distribution is treated as a return of capital distribution that is not treated as a dividend for tax purposes or is treated as a “capital gain dividend” that is distributed by a RIC that is not subject to withholding tax. Accordingly, unless one of the exceptions described above or a tax treaty apply, each Coupon Amount and Stub Reference Distribution Amount (including an amount received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that is distributed to a non-U.S. holder will be subject to a 30% withholding tax under Section 871(m). In addition, a withholding agent may not have the information necessary when it is required to impose the Section 871(m) withholding amount to determine whether a portion of a distribution on the Securities is attributable to a distribution that would be a capital gain dividend or return of capital distribution that would be exempt from tax if received directly by a non-U.S. holder. Accordingly, a withholding agent may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder.

A non-U.S. holder may be entitled claim a refund to the extent that the Section 871(m) tax is not due under one of the exceptions described above. If a non-U.S. holder is entitled to a reduced rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index Constituent Security, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

Index Constituent Securities as of November 1, 2019

Ticker	Name	Index Weight
JPS	Nuveen Preferred & Income Securities Fund	4.92%
FPF	First Trust Intermediate Duration Preferred & Income Fund	4.72%
RA	Brookfield Real Assets Income Fund	4.49%
HIX	Western Asset High Income Fund II Inc.	4.48%
DSL	Doubleline Income Solutions Fund	4.45%
HYT	Blackrock Corporate High Yield Fund, Inc.	4.41%
USA	Liberty All Star Equity Fund	4.41%
AOD	Aberdeen Total Dynamic Dividend Fund	4.38%
EAD	Wells Fargo Advantage Income Opportunities Fund	4.30%
AWF	Alliance Bernstein Global High Income Fund Inc.	4.30%
EMD	Western Asset Emerging Markets Debt Fund	4.25%
ISD	Prudential Short Duration High Yield Fund, Inc.	4.17%
BIT	BlackRock Multi-Sector Income Trust	4.17%
GHY	PGIM Global High Yield Fund Inc.	4.14%
EVV	Eaton Vance Limited Duration Income Fund	4.06%
UTF	Cohen & Steers Infrastructure Fund Inc.	4.00%
BGB	Blackstone/GSO Strategic Credit Fund	3.84%
NTG	Tortoise Midstream Energy Fund Inc.	3.01%
NHF	NextPoint Strategic Opportunities Fund	2.81%
HIO	Western Asset High Income Opportunity Fund Inc.	2.75%
DSU	Blackrock Debt Strategies Fund, Inc.	2.74%
TEI	Templeton Emerging Markets Income Fund, Inc.	2.62%
FSD	First Trust High Income Long/Short Fund	2.52%
VTA	Invesco Dynamic Credit Opportunities Fund	2.14%
TYG	Tortoise Energy Infrastructure Corporation	1.70%
JFR	Nuveen Floating Rate Income Fund	1.62%
VVR	Invesco Senior Income Trust	1.50%
KYN	Kayne Anderson MLP Midstreat Investment Company	1.20%
EFR	Eaton Vance Senior Floating Rate Trust	1.04%
PPR	Voya Prime Rate Trust	0.85%

D-A-1

ATTACHMENT B

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90269A468

[BODY OF EMAIL]

Name of broker: [             ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [        ], 20[            ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of early redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date; (ii) the broker’s confirmation of redemption, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of early redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in this Annex and the accompanying prospectus and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the Annex relating to the Securities.

D-B-1

ATTACHMENT C

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[            ] ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B, due December 10, 2043, CUSIP No. 90269A468, redeemable for a cash amount based on the performance of the ISE High Income™ Index (the “Securities”) hereby irrevocably elects to receive, on the Redemption Date of [holder to specify],* with respect to the number of Securities indicated below, as of the date hereof, the Redemption Amount as described in this Annex and the accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this broker’s confirmation of redemption is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of early redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to receive the Redemption Amount on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

*	Subject to adjustment as described in the Annex relating to the Securities.

D-C-1

Annex E

ETRACS BLOOMBERG COMMODITY INDEX TOTAL RETURN ETN SERIES B DUE OCTOBER 31, 2039 (“DJCB”)

E

ETRACS Bloomberg Commodity Index Total ReturnSM ETN Series B* due October 31, 2039

The UBS AG ETRACS Bloomberg Commodity Index Total ReturnSM ETN Series B due October 31, 2039 (the “Securities”) are senior unsecured debt securities issued by UBS AG (“UBS”) that provide exposure to potential price appreciation in the Bloomberg Commodity Index Total ReturnSM (the “Index”), subject to a fee amount of 0.50% per annum (the “Fee Amount”). In addition, for any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee. The Index is designed to be a liquid and diversified benchmark for commodity investments. Investing in the Securities involves significant risks. You may lose some or all of your principal if the Index level (calculated as described herein) declines or does not increase by an amount sufficient to offset the cumulative effect of the Fee Amount and creation fee. The Securities do not pay any interest during their term. Instead, you will receive a cash payment at maturity, call or upon early redemption based on the performance of the Index less the Fee Amount as described herein.

The Securities do not pay interest and do not guarantee any return of your principal. You will lose some or all of your principal at maturity, early redemption or exercise by UBS of its call right if the Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Fee Amount and the creation fee. Any payment on the Securities at maturity or upon early redemption or exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investments in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on October 31, 2039.

➢	The initial issuance of the Securities traded on October 24, 2019 and settled on October 29, 2019.

➢	The Securities do not guarantee any return of principal and do not pay any interest during their term.

➢	The Fee Amount will diminish the value of the Securities by reducing the Redemption Amount by a rate of 0.50% per year, deducted daily over the term of the Securities.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities equal to the Redemption Amount. The Redemption Amount is based on the Index Performance Ratio on the applicable Valuation Date, as described herein. Any such payment may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption equal to the Redemption Amount. The Redemption Amount is based on the Index Performance Ratio on the applicable Valuation Date, as described herein.

See “Risk Factors” beginning on page E-13 for a description of risks related to an investment in the Securities. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

The principal terms of the Securities are as follows:

Issuer:	UBS AG, London Branch

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 24, 2019

Initial Settlement Date:	October 29, 2019

Initial Term:	Approximately 20 years, subject to your right to require UBS to redeem your Securities on any Redemption Date and UBS’s call right, each as described below.

Maturity Date:	October 31, 2039

No Interest Payments:	We will not pay you interest during the term of the Securities.

Stated Principal Amount:	$25.00 per Security

UBS Investment Bank	(cover continued on next page)

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “ETRACS linked to the Bloomberg Commodity Index Total ReturnSM due October 31, 2039” (the “Series A DJCI ETRACS”) except for the lack of a UBS Switzerland AG co-obligation.

Index:	The return on the Securities is linked to the performance of the Bloomberg Commodity Index Total ReturnSM. The Index is composed of the prices of twenty-one exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The twenty-one commodities included in the Index for 2019 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, RBOB gasoline, silver, soybeans, soybean meal, soybean oil, sugar, wheat, ULS diesel and zinc. The Index is a “total return” index. The overall return on the Index is generated by two components: (i) unleveraged returns on futures contracts on the physical commodities comprising the Index and (ii) the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills. The Index is a proprietary index that is calculated by Bloomberg Index Services Limited., a subsidiary of Bloomberg L.P. (“BISL”), on behalf of UBS (as the owner of the Index). For a detailed description of the Index, see “The Bloomberg Commodity Index Total ReturnSM” beginning on page E-26.

Early Redemption:	You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Valuation Date and paid on the applicable Redemption Date. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. You must comply with the redemption procedures described under “Specific Terms of the Securities — Early Redemption — Redemption Procedures” beginning on page E-44 in order to redeem your Securities.

Redemption Procedures:	To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to UBS by email no later than 12:00 noon (New York City time) on the Trading Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

UBS Call Right:	On any Trading Day (or if such day is not a Business Day, the next Trading Day that is also a Business Day) through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its call right, UBS must provide notice to the holders of the Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation Date and paid on the Call Settlement Date.

Valuation Dates:	The applicable Valuation Date means (i) with respect to an early redemption, the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its “call right,” the third Trading Day prior to the Call Settlement Date and (iii) with respect to the Maturity Date, the Final Valuation Date. The “Final Valuation Date” is the Trading Day that falls on October 26, 2039.

Redemption Dates:	The applicable Redemption Date means the third Trading Day following the applicable Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the applicable Redemption Date will be the next following Trading Day that is also a Business Day. The final Redemption Date will be the third Trading Day following the Valuation Date that immediately precedes the Final Valuation Date.

Trading Day:	Trading Day means a day on which (i) the value of the Index is published by Bloomberg L.P. or Reuters Group PLC (“Reuters”), (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts comprising the Index are traded, in each case as determined by the calculation agent in its sole discretion.
Payment at Maturity/ Redemption Amount:

On the Maturity Date, the Redemption Date or the Call Settlement Date, as the case may be, you will receive a cash payment per Security in an amount equal to:

($25.00 × Index Performance Ratio) — Fee Amount

For purposes of calculating the Redemption Amount at maturity, call or upon early redemption, the Index Performance Ratio will be determined as of the corresponding Valuation Date or the Final Valuation Date, as the case may be.

Index Performance Ratio:	Index Ending Level Index Starting Level

Index Starting Level:	264.194, the closing level of the Index on October 28, 2009.

Index Ending Level:	The closing level of the Index on the applicable Valuation Date.

Indicative Value:	The indicative value of the Securities at any time is equal to (a) the Stated Principal Amount per Security, times (b) the Current Index Ending Level divided by the Index Starting Level, minus (c) the Current Fee Amount. The closing indicative value of the Securities on December 2, 2019 was $14.4110.

(cover continued on next page)

Fee Amount:

The Securities are subject to a Fee Amount per Security equal to 0.50% per annum, which accrues on a daily basis, with the Fee Amount equal to $1.0823 on the Initial Trade Date and then increasing, on each subsequent calendar day, by an amount equal to: (0.50%/365) × $25.00 × Index Performance Ratio on that day. If such day is not a Trading Day, the Index Performance Ratio will be calculated as of the immediately preceding Trading Day.

You may lose some or all of your principal if the Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Fee Amount.

Listing:	The Securities are listed on NYSE Arca under the symbol “DJCB.” There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Intraday Indicative Value Symbol of the Securities:	DJCBIV <INDEX> (Bloomberg); ^DJCB-IV (Yahoo! Finance)

CUSIP Number:	90269A450

ISIN Number:	US90269A4500

Calculation Agent:	UBS Securities LLC

PROHIBITION ON SALES TO EEA RETAIL INVESTORS – The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently no key information document required by Regulation (EU) No. 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investors in the EEA may be unlawful under the PRIIPS Regulation.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Annex is accurate as of any date other than the date on the front of the document.

i

SUMMARY

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return on the Securities linked to the performance of the Bloomberg Commodity Index Total ReturnSM (the “Index”) before taking into account the Fee Amount that will reduce the return and any amounts payable on the Securities.

The Index

The Index is composed of the prices of twenty-one exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. The twenty-one commodities included in the Index for 2019 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, RBOB gasoline, silver, soybeans, soybean meal, soybean oil, sugar, wheat, ULS diesel and zinc.

The Index is a “total return” index. The overall return on the Index is generated by two components: unleveraged returns on futures contracts on the physical commodities comprising the Index and the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills. The Index, which is rebalanced annually each January, is a proprietary index that AIG International Inc. developed and that BISL, on behalf of UBS (as owner of the Index), calculates. UBS Securities LLC acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009, at which time UBS and Dow Jones entered into an agreement to jointly market the Index. The joint marketing agreement with Dow Jones was terminated when UBS entered into a commodity index license agreement (“CILA”) with BISL, whereby UBS (as owner of the Index) engaged BISL’s services for calculation, publication, administration and marketing of the Index, effective as of July 1, 2014. Pursuant to the CILA, BISL, on behalf of UBS (as owner of the Index), calculates the Bloomberg Commodity Index Total Return, which is based on the Bloomberg Commodity Index. As a result of BISL’s assumption of these functions, the Dow Jones-UBS Commodity IndexesSM was re-branded as the Bloomberg Commodity IndexesSM effective July 1, 2014. For a detailed description of the Index, see “Bloomberg Commodity Index Total ReturnSM” beginning on page E-26.

Coupon

We will not pay you interest during the term of the Securities.

Payment at maturity, call or upon early redemption

At maturity, call or upon early redemption, you will receive a cash payment per $25.00 Stated Principal Amount of your Securities equal to the Redemption Amount, which will be calculated on the Final Valuation Date or applicable Valuation Date, as the case may be, and based on the Index Performance Ratio.

The “Redemption Amount” will equal:

($25.00 × Index Performance Ratio) — Fee Amount

For purposes of calculating the Redemption Amount at maturity, call or upon early redemption, the Index Performance Ratio will be determined as of the Final Valuation Date or corresponding Valuation Date, as the case may be.

The “Fee Amount” is equal to 0.50% per annum, which accrues on a daily basis, with the Fee Amount equal to $1.0823 on the Initial Trade Date and then increasing, on each subsequent calendar day, by an amount equal to: (0.50%/365) × $25.00 × Index Performance Ratio on that day. If such day is not a Trading Day, the Index Performance Ratio will be calculated as of the immediately preceding Trading Day.

The “Index Performance Ratio” will be calculated as follows:

Index Ending Level

Index Starting Level

where the “Index Starting Level” is 264.194, the closing level of the Index on October 28, 2009, and the “Index Ending Level” will equal the closing level of the Index on the applicable Valuation Date.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity, call or upon early redemption. The Securities are fully exposed to any decline in the level of the Index. You may lose all or a substantial portion of your principal if the Index level declines from the date on which you acquired your Series A DJCI ETRACS relative to the Final Valuation Date or the applicable Valuation Date, as the case may be, or if the Index does not increase by an amount sufficient to offset the cumulative effect of the Fee Amount.

For a further description of how your payment at maturity, call or upon early redemption will be calculated, see “Specific Terms of the Securities — Payment at Maturity, Call or Upon Early Redemption” beginning on page E-42.

UBS’s Call Right

On any Trading Day (or if such day is not a Business Day, the next Trading Day that is also a Business Day) through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its call right, UBS must provide notice to the holders of the Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation Date and paid on the Call Settlement Date. In the event UBS exercises its call right, the applicable “Valuation Date” means the third Trading Day prior to the Call Settlement Date. See also “Description of the Series B ETNs — Redemption and Repayment” in the attached prospectus.

How do you redeem your Securities?

Early redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Valuation Date and paid on the applicable Redemption Date. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

For any early redemption, the applicable “Valuation Date” means the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. The applicable “Redemption Date” means the third Trading Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the next following Trading Day that is also a Business Day. The final Redemption Date will be the third Trading Day following the Valuation Date that immediately precedes the Final Valuation Date or, if such day is not a Business Day, the next following Trading Day that is also a Business Day. For a detailed description of the redemption procedures applicable to an early redemption, see “Specific Terms of the Securities — Early Redemption — Redemption Procedures” beginning on page E-44.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to UBS by email no later than 12:00 noon (New York City time) on the Trading Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page E-13.

➢

You may lose some or all of your principal — The Securities do not guarantee any return on your principal. The Securities are fully exposed to any decline in the level of the Index. You will lose some or all of your principal if the Index Ending Level is below the Index level at the time you acquired your Series A DJCI ETRACS or if the Index Ending Level is not sufficiently above the Index level at the time you acquired your Series A DJCI ETRACS to offset the cumulative effect of the Fee Amount applicable to your Securities. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the exchange-traded futures contracts comprising the Index and, consequently, the value of the Securities.

➢

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the Series of UBS AG debt securities entitled “Medium-Term Notes, Series A”, the Securities do not benefit from any co-obligations of UBS Switzerland AG.

➢

Potential over-concentration in particular commodity sectors — The commodities underlying the futures contracts included in the Index are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop or continue. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A DJCI ETRACS exchange less than all of their Series A DJCI ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series DJCI ETRACS do not exchange their Series A DJCI ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

➢	No interest payments from the Securities — You will not receive any interest payments on the Securities.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. While UBS reserves the right to waive the minimum redemption amount from time to time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or that any holder of the Securities will benefit from UBS’s election to do so. Therefore, the liquidity of the Securities may be limited.

➢

Your Redemption Election is Irrevocable — You will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities on any Trading Day (or if such day is not a Business Day, the next Trading Day that is also a Business Day) through and including the Maturity Date as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page E-45. If UBS exercises its call right, the Redemption Amount payable to you may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You believe the level of the Index will increase during the term of the Securities by an amount sufficient to offset the cumulative effect of the Fee Amount.

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to accept the risk of fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities, in particular.

➢

You are willing to pay the Fee Amount and, if applicable the creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You do not seek current income from your investment.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s call right, at any time.

➢	You are not seeking an investment for which there will be an active secondary market.

The Securities may not be a suitable investment for you if:

➢

You believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the cumulative effect of the Fee Amount.

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to be exposed to the risk of fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities, in particular.

➢

You are not willing to pay the Fee Amount and, if applicable the creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek current income from your investment.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s call right, at any time.

➢	You seek an investment for which there will be an active secondary market.

Who calculates and publishes the Index?

The Index level is calculated and disseminated by BISL, on behalf of UBS (as owner of the Index), approximately every fifteen seconds (assuming the Index level has changed within such fifteen-second interval) from 10:00 p.m. to 3:20 p.m., New York City time, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from Bloomberg L.P. under the symbol “BCOMTR Index” and from Reuters on page “.BCOMTR”. Index levels can also be obtained from http://www.bloomberg.com/professional/product/indices. You can review the historical performance of the Index from December 31, 2001 to December 2, 2019, under the section “Bloomberg Commodity Index Total ReturnSM” beginning on page E-26. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page E-51.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount realized and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page E-51.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page E-51 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

HYPOTHETICAL EXAMPLES

The following examples show how the Securities would perform in hypothetical circumstances if held to maturity. They are purely hypothetical and are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended solely to demonstrate the effect that daily fluctuations of the hypothetical Index levels over the term of the Securities could have on the Fee Amount as of the applicable Valuation Date (including the Final Valuation Date), and thus on the Redemption Amount payable on your Securities on any Redemption Date or at maturity, assuming other variables remain unchanged.

The information in the tables below is based on hypothetical rates of return on the Securities assuming that they are purchased when initially issued and held to the Maturity Date or the applicable Redemption Date, as the case may be. If you sell your Securities in the secondary market prior to the Maturity Date, your return will depend on the market value of your Securities at the time of sale, which may be affected by a number of other factors not reflected in the tables below, including interest rates and Index volatility. See “Risk Factors” on page E-13 for further information.

The hypothetical examples below do not take into account the effects of any applicable taxes. As a result of the U.S. tax treatment applicable to your Securities, tax liabilities could affect the after-tax rate of return on your Securities to a comparatively greater extent than the after-tax return on the commodities underlying the exchange-traded futures contracts that make up the Index.

The following examples highlight the impact of the Fee Amount, and therefore the variable amounts, if any, payable on your Securities on the Maturity Date or any Redemption Dates, as the case may be, based on the variations in Index level on each day during the term of the Securities. Because the Fee Amount will be calculated and accumulated based on a daily Index level, the amount added to the Fee Amount on a given day will depend on the daily fluctuations of the Index level from, but excluding, the Initial Trade Date to such date. For convenience of presentation, however, we have assumed that the Index level on each day within a given year is the same as the level at the year end and, therefore, daily amounts accruing on the Fee Amount on each day within a given year will be the same as the amount accruing to such Fee Amount at year end.

Since the Fee Amount reduces the amount payable at maturity, call or upon early redemption, the value of the Index must increase by the Fee Amount in order for you to receive at least the initial amount of your investment at maturity, call or upon early redemption. If the value of the Index decreases or does not increase by the amount of the Fee Amount, you will receive less than the initial amount of your investment at maturity, call or upon early redemption.

The hypothetical examples below are based on the following assumptions:

Assumptions

Offering Amount:	$25.25
Stated Principal Amount:	$25.00
Fee Amount:	0.50% per annum, which accrues daily
Index Starting Level:	250.00 (the actual Index Starting Level is 264.194, the closing level of the Index on October 28, 2009.)
Term:	Approximately 20 years with daily redemption rights

No market disruption event occurs

Investor holds the Securities to maturity or redeems the Securities prior to maturity

At maturity or upon early redemption (based on the Valuation Date preceding the applicable Redemption Date), investors receive a payment per Security equal to the Stated Principal Amount multiplied by the Index Performance Ratio, less the Fee Amount. The figures in these examples have been rounded for ease of analysis. The figures for year 30 are as of the Final Valuation Date.

Example 1 and Example 2 illustrate how your Securities would perform in two hypothetical circumstances where the hypothetical Index level has increased by approximately 485.98% at maturity from the Index Starting Level on an absolute basis (6.07% on an annualized basis), but in each example the fluctuations of the hypothetical Index level have taken a different course before arriving at the same Index Ending Level, which affect the Fee Amount in each case.

Example 1 — The Index closes at 1464.94 on the Final Valuation Date, a 485.98% increase from the Index Starting Level of 250.00.

Year	Index Level	Index Performance	Annual Fee Amount	Aggregate Fee Amount	Redemption Amount
0	250.00	1.00000	$0.00	$0.00	$25.00
1	266.11	1.06444	$0.13	$0.13	$26.48
2	290.61	1.16244	$0.15	$0.29	$28.77
3	319.11	1.27644	$0.18	$0.47	$31.44
4	339.04	1.35616	$0.21	$0.68	$33.22
5	388.18	1.55272	$0.26	$0.94	$37.88
6	240.79	0.96316	$0.18	$1.12	$22.95
7	303.52	1.21408	$0.14	$1.26	$29.09
8	368.65	1.47460	$0.21	$1.48	$35.39
9	441.45	1.76580	$0.31	$1.79	$42.35
10	468.00	1.87200	$0.40	$2.19	$44.61
11	526.24	2.10496	$0.47	$2.66	$49.97
12	622.34	2.48936	$0.62	$3.28	$58.96
13	497.17	1.98868	$0.59	$3.86	$45.85
14	673.58	2.69432	$0.62	$4.48	$62.88
15	748.80	2.99520	$0.94	$5.42	$69.46
16	833.07	3.33228	$1.16	$6.58	$76.73
17	1052.04	4.20816	$1.61	$8.20	$97.01
18	1287.42	5.14968	$2.50	$10.69	$118.05
19	1526.74	6.10696	$3.60	$14.30	$138.38
20	1464.94	5.85976	$4.05	$18.35	$128.14

Annualized Index Performance:	6.07%	Total Fee Amount:	$18.35
Annualized Return on the Security:	5.60%	Total Return on the Security (after the Fee Amount):	412.57%

Your total cash payout at maturity would be $128.14, which includes:

Stated Principal Amount × Index Performance Ratio:	$149.49
Minus the Fee Amount:	-18.35

Redemption Amount at maturity:	$128.14

Example 2 — The Index closes at 1464.94 on the Final Valuation Date, a 485.98% increase from the Index Starting Level of 250.00.

Year	Index Level	Index Performance	Annual Fee Amount	Aggregate Fee Amount	Redemption Amount
0	250.00	1.00000	$0.00	$0.00	$25.00
1	309.03	1.23612	$0.15	$0.15	$30.75
2	406.86	1.62744	$0.25	$0.40	$40.28
3	324.50	1.29800	$0.26	$0.67	$31.78
4	449.41	1.79764	$0.29	$0.95	$43.99
5	397.83	1.59132	$0.35	$1.30	$38.48
6	471.88	1.88752	$0.36	$1.67	$45.52
7	562.17	2.24868	$0.51	$2.18	$54.04
8	439.50	1.75800	$0.48	$2.65	$41.30
9	512.18	2.04872	$0.42	$3.07	$48.14
10	609.85	2.43940	$0.59	$3.66	$57.32
11	731.34	2.92536	$0.84	$4.50	$68.63
12	980.44	3.92176	$1.35	$5.85	$92.20
13	1136.83	4.54732	$2.10	$7.94	$105.74
14	1163.75	4.65500	$2.46	$10.40	$105.97
15	1348.31	5.39324	$2.86	$13.26	$121.57
16	1755.20	7.02080	$4.27	$17.53	$157.99
17	1591.58	6.36632	$5.03	$22.56	$136.60
18	1759.24	7.03696	$4.81	$27.36	$148.56
19	1779.38	7.11752	$5.29	$32.65	$145.29
20	1464.94	5.85976	$4.26	$36.91	$109.59

Annualized Index Performance:	6.07%	Total Fee Amount:	$36.91
Annualized Return on the Security:	5.05%	Total Return on the Security (after the Fee Amount):	338.34%

Your total cash payout at maturity would be $109.59, which includes:

Stated Principal Amount × Index Performance Ratio:	$146.49
Minus the Fee Amount:	-36.91

Redemption Amount at maturity:	$109.59

Example 3 and Example 4 illustrate how your Securities would perform in two hypothetical circumstances where the hypothetical Index level has decreased by approximately 12.44% at maturity from the Index Starting Level on an absolute basis (0.44% on an annualized basis), but in each example the fluctuations of the hypothetical Index level have taken a different course before arriving at the same Index Ending Level, which affect the Fee Amount in each case.

Example 3 — The Index closes at 218.89 on the Final Valuation Date, a 12.44% decrease from the Index Starting Level of 250.00.

Year	Index Level	Index Performance	Annual Fee Amount	Aggregate Fee Amount	Redemption Amount
0	250.00	1.00000	$0.00	$0.00	$25.00
1	309.36	1.23744	$0.15	$0.15	$30.78
2	312.42	1.24968	$0.19	$0.35	$30.89
3	265.49	1.06196	$0.16	$0.51	$26.04
4	271.44	1.08576	$0.14	$0.65	$26.49
5	258.45	1.03380	$0.14	$0.79	$25.06
6	211.85	0.84740	$0.11	$0.90	$20.29
7	188.61	0.75444	$0.08	$0.97	$17.89
8	142.80	0.57120	$0.05	$1.02	$13.26
9	162.78	0.65112	$0.04	$1.07	$15.21
10	178.81	0.71524	$0.05	$1.12	$16.76
11	158.43	0.63372	$0.05	$1.17	$14.67
12	199.44	0.79776	$0.06	$1.23	$18.71
13	195.18	0.78072	$0.07	$1.31	$18.21
14	208.38	0.83352	$0.08	$1.38	$19.46
15	166.46	0.66584	$0.06	$1.45	$15.20
16	206.90	0.82760	$0.06	$1.51	$19.18
17	251.19	1.00476	$0.10	$1.61	$23.51
18	228.78	0.91512	$0.11	$1.71	$21.17
19	220.94	0.88376	$0.09	$1.81	$20.29
20	218.89	0.87556	$0.09	$1.90	$19.99

Annualized Index Performance:	-0.44%	Total Fee Amount:	$1.90
Annualized Return on the Security:	-0.74%	Total Return on the Security (after the Fee Amount):	-20.02%

Your total cash payout at maturity would be $19.99, which includes:

Stated Principal Amount × Index Performance Ratio:	$21.89
Minus the Fee Amount:	-1.90

Redemption Amount at maturity:	$19.99

Example 4 — The Index closes at 218.89 on the Final Valuation Date, a 12.44% decrease from the Index Starting Level of 250.00.

Year	Index Level	Index Performance	Annual Fee Amount	Aggregate Fee Amount	Redemption Amount
0	250.00	1.00000	$0.00	$0.00	$25.00
1	271.86	1.08744	$0.14	$0.14	$27.05
2	219.47	0.87788	$0.12	$0.25	$21.69
3	217.88	0.87152	$0.09	$0.35	$21.44
4	322.76	1.29104	$0.14	$0.49	$31.79
5	360.26	1.44104	$0.23	$0.72	$35.31
6	348.19	1.39276	$0.25	$0.96	$33.86
7	421.87	1.68748	$0.29	$1.25	$40.94
8	445.79	1.78316	$0.37	$1.61	$42.97
9	492.65	1.97060	$0.42	$2.04	$47.23
10	414.10	1.65640	$0.39	$2.43	$38.98
11	330.38	1.32152	$0.26	$2.69	$30.35
12	343.16	1.37264	$0.21	$2.89	$31.42
13	342.40	1.36960	$0.22	$3.11	$31.13
14	388.20	1.55280	$0.24	$3.35	$35.47
15	427.38	1.70952	$0.30	$3.65	$39.08
16	398.91	1.59564	$0.31	$3.97	$35.93
17	348.57	1.39428	$0.25	$4.22	$30.64
18	314.76	1.25904	$0.19	$4.41	$27.07
19	278.99	1.11596	$0.15	$4.56	$23.34
20	218.89	0.87556	$0.10	$4.66	$17.23

Annualized Index Performance:	-0.44%	Total Fee Amount:	$4.66
Annualized Return on the Security:	-1.23%	Total Return on the Security (after the Fee Amount):	-31.09%

Your total cash payout at maturity would be $17.23, which includes:

Stated Principal Amount × Index Performance Ratio:	$21.89
Minus the Fee Amount:	-4.66

Redemption Amount at maturity:	$17.23

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the Bloomberg Commodity Index Total ReturnSM. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the price of commodities underlying the exchange-traded futures contracts that make up the Index (the “Index Commodities”), and other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Commodities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risk Factors — Risks Relating to the Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities are fully exposed to any decline in the level of the Index and you may lose some or all of your principal.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or a guaranteed fixed amount at maturity, call or upon early redemption, including UBS’s exercise of its call right. We will pay you at maturity, call or upon early redemption a Redemption Amount per $25.00 Stated Principal Amount of your Securities, based on the performance of the Index and the effect of the Fee Amount. The Securities are fully exposed to any decline in the level of the Index (as measured by the Index Performance Ratio). You will lose some or all of your principal if the Index Ending Level is below the Index level at the time you acquired your Series A DJCI ETRACS or if the Index Ending Level is not sufficiently above the Index level at the time you acquired your Series A DJCI ETRACS to offset the cumulative effect of the Fee Amount. Furthermore, even if the Index level increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Depending on the Index level on the applicable Valuation Date, you could lose a substantial portion and possibly all of your principal. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. See “Specific Terms of the Securities” beginning on page E-42.

The Fee Amount will reduce your participation in the performance of the Index.

The Fee Amount will diminish the value of the Securities by reducing the Redemption Amount by a rate of 0.50% per year, deducted daily over the term of the Securities as described under “Specific Terms of the Securities — Payment at Maturity, Call or Upon Early Redemption.” Any return on your Securities includes the negative effect of the Fee Amount. As a result, if the value of the Index decreases or does not increase sufficiently so as to offset the effect of the Fee Amount on the Redemption Amount, you will receive less than your principal at maturity, call or upon early redemption. To demonstrate the effect of the Fee Amount on the Redemption Amount that would be payable to you at maturity, please review the hypothetical calculations and examples in “Hypothetical Examples” beginning on page E-8.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should

Risk Factors

not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption” on page E-43 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on any Trading Day and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Valuation Date is the first Trading Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Trading Day following the Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning the Index Commodities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned the Index Commodities or a security directly linked to the performance of the Index, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Fee Amount, which is a cost the Index Commodities do not have. Furthermore, if the level of the Index increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline due to the Fee Amount, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The IRS could possibly assert, however, that you should be treated as owning such Index Commodities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments” beginning on page E-52.”

The market value of the Securities may be influenced by many unpredictable factors, including volatile commodities prices.

The market value of your Securities may fluctuate between the date you purchase them and the Final Valuation Date when the calculation agent will determine your payment at maturity (or the relevant Valuation Date if the Securities are subject to call or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

Risk Factors

➢	the market price of the Index Commodities or the exchange-traded futures contracts on the Index Commodities;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	the Fee Amount;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market price of the Index Commodities or the exchange-traded futures contracts comprising the Index, or that affect commodities and futures markets generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the early redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities, there is no guarantee that it will continue to do so in the future.

Higher future prices of the Index Commodities relative to their current prices may decrease the Redemption Amount.

The Index is comprised of futures contracts rather than physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally

Risk Factors

specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise the Index approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in December. This process is referred to as “rolling.” If the market for these contracts is in “backwardation,” which means the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is lower than the sale price of the October contract. Conversely, if the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is higher than the sale price of the October contract. The difference between the prices of the two contracts when they are rolled is sometimes referred to as a “roll yield,” and the change in price that contracts experience while they are components of the Index is sometimes referred to as a “spot return.” An investor in the Index cannot receive either the roll yield or the spot return separately.

The presence of contango in the commodity markets could result in negative roll yields, which could adversely affect the value of the Index. Because of the potential effects of negative roll yields, it is possible for the value of the Index to decrease significantly over time even when the near-term or spot prices of underlying commodities are stable or increasing. It is also possible, when near-term or spot prices of the underlying commodities are decreasing, for the value of the Index to decrease significantly over time even when some or all of the constituent commodities are experiencing backwardation.

Certain of the commodities included in the Index, such as gold, have historically traded in contango markets, and the Index has experienced periods in which many of the commodities in the Index are in contango. Although certain of the contracts included in the Index have historically experienced periods of backwardation, it is possible that such backwardation will not be experienced in the future.

Commodity prices may change unpredictably, affecting the Index and the level of the Index and the value of your Securities in unforeseeable ways.

Trading in futures contracts associated with the Index Commodities is speculative and can be extremely volatile. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated or unrealized); weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; and monetary and other governmental policies, action and inaction. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of future contracts in respect of the relevant commodity. These factors may affect the level of the Index and the value of your Securities in varying ways, and different factors may cause the value of the Index Commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

You will not receive interest payments on the Securities or have rights in the exchange-traded futures contracts on the Index Commodities.

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that holders of the underlying exchange-traded futures contracts on the Index Commodities may have. The Redemption Amount will be paid in U.S. dollars, and you will have no right to receive delivery of any Index Commodities.

Risk Factors

The liquidity of the market for the Securities may vary materially over time and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2019 and may continue to issue, offer and sell Securities from time to time, through USB Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A DJCI ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Trading Day (or if such day is not a Business Day, the next Trading Day that is also a Business Day) through and including the Maturity Date (the “Call Settlement Date”), we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount or the price at which you acquired your Securities, based on the intraday indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower if we had decided to issue or sell additional Securities or not limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

Changes that affect the composition and calculation of the Index will affect the market value of the Securities and the Redemption Amount.

The Index is overseen and managed by BISL by index managers operating within the Product, Risk and Operations Committee governance body under the oversight of the BOC (defined below) oversight function. BISL has a significant degree of discretion regarding the composition and methodology of the Index, including additions, deletions and the weightings of the Index Commodities, all of which could

Risk Factors

affect the Index and, therefore, could affect the amount payable on the Securities at maturity and the market value of the Securities prior to maturity. BISL does not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Securities, into consideration when re-weighting or making any other changes to the Index.

Furthermore, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in prospective weighting calculations of the Index for the following year. However, not every discrepancy may be discovered.

The amount payable on the Securities and their market value could also be affected if the calculation of the Index is discontinued or suspended, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Starting Level or the Index Ending Level are not available because of a market disruption event or for any other reason, the calculation agent — which will initially be UBS Securities LLC, an affiliate of UBS — will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Ending Level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Index Ending Level by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

The Securities are not regulated by the CFTC.

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator.” Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC interests in as a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator” and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

Legal and regulatory changes could adversely affect the return on and value of your Securities.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which provides for substantial changes to the regulation of the futures and over-the-counter (“OTC”) derivative markets, has resulted in the adoption by the CFTC of a regulatory regime with respect to OTC derivatives and additional regulation with respect to futures. The CFTC has also proposed, but not yet adopted, regulations limiting the size of positions in futures, options and OTC derivatives on physical commodities that can be held by market participants. It is anticipated that these regulations will be adopted at some point in the future, although the timing remains uncertain. While the impact of these

Risk Factors

rules cannot yet be determined, these limits will likely restrict the ability of certain market participants to participate in the futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. This in turn could result in greater volatility and uncertainty in the markets for the futures contracts comprising the Index and could adversely affect the value of the Securities.

Other Dodd-Frank related legislative and regulatory changes that are currently effective have increased the level of regulation of markets and market participants and, therefore, the costs of participating in the commodities, futures and OTC derivative markets. Without limitation, these changes require many OTC derivative transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses and it is anticipated that other types of derivatives will become subject to these requirements. In particular, swaps on physical commodities, including those that underlie the futures contracts comprising the Index, may at some point become subject to the execution and clearing requirements under Dodd-Frank, which could adversely affect market liquidity and pricing in the related futures markets. In addition, swap dealers are required to be registered and are subject to various regulatory requirements, including capital and margin requirements. The various legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. These consequences could affect the level of the Index, which could in turn adversely affect the return on and value of the Securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities are listed on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, develop or continue, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price and you may suffer significant losses.

Historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call or upon early redemption, may bear little relation to the historical performance of the Index. The trading prices of exchange-traded futures contracts on the Index Commodities will determine the level of the Index on any given Valuation Date or the Final Valuation Date. As a result, it is impossible to predict whether the level of the Index will rise or fall.

Changes in the U.S. Treasury Bill rate of interest may affect the level of the Index and value of your Securities.

Because the value of the Index is linked, in part, to the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills, changes in the U.S. Treasury Bill rate of interest may affect the amount payable on your Securities at maturity, call or upon early redemption and, therefore, the market value of your Securities. Assuming the trading prices of the Index components

Risk Factors

remain constant, an increase in the U.S. Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of your securities. A decrease in the U.S. Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of your Securities.

Trading and other transactions by UBS or its affiliates in Index Commodities, futures, options, exchange-traded funds or other derivative products on Index Commodities or the Index, may impair the market value of the Securities.

UBS or its affiliates may hedge their obligations under the Securities by purchasing Index Commodities, futures or options on Index Commodities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Commodities or the Index, and they may adjust these hedges by, among other things, purchasing or selling Index Commodities, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in Index Commodities and other investments relating to Index Commodities or the Index on a regular basis as part of their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Commodities or of the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities could adversely affect the level of the Index and, therefore, the market price of the Securities. Furthermore, any of these activities, if occurring on any Valuation Date, could adversely affect the payment at maturity, call or upon early redemption.

Our offering of the Securities does not constitute a recommendation of the Index or the Index Commodities.

You should not take our offering of the Securities as an expression of our views about how the Index to which the Securities are linked will perform in the future or as a recommendation to invest in the Index or the Index Commodities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in commodities included in the Index. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

UBS’s interest in the Index may conflict with your interest as a holder of the Securities.

The Index is a proprietary index owned by UBS Securities LLC. In 2014, UBS entered into a commodity index license agreement (“CILA”) with BISL. Pursuant to the CILA, BISL, on behalf of UBS, calculates the Bloomberg Commodity Index Total Return, which is based on the Index. In certain circumstances, UBS has the right to terminate the CILA and to assume responsibility for calculation, publication,

Risk Factors

administration and marketing of the Index. In addition, UBS has certain consultation rights in the event that material changes to the Index methodology are proposed. See “Bloomberg Commodity Index Total ReturnSM on page E-26. UBS, as issuer of the Securities, may have a conflict of interest in the event that it assumes responsibility for calculation, publication, administration and marketing of the Index, or is consulted in connection with material changes to the Index methodology.

An Index Commodity may be replaced upon the occurrence of certain events.

A futures exchange may replace or delist a futures contract included in the Index. Procedures have been established to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of a commodity contract. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of a commodity contract, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity, call, or upon early redemption. For a fuller description of the calculation agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” on page E-49.

The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting Index Commodities or the Index has occurred or is continuing on the day when the calculation agent will determine the Index Ending Level. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can postpone the determination of the Index Ending Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs on the applicable Valuation Date or the Final Valuation Date.

The determination of the Index Ending Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the applicable Valuation Date or the Final Valuation Date. If such a postponement occurs, then the calculation agent will instead use the closing level of the Index on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the applicable Valuation Date or the Final Valuation Date for the Securities be postponed by more than five Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five Trading Days. If the applicable Valuation Date or the Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the applicable Valuation Date or the Final Valuation Date. If a market disruption event is occurring on the last possible applicable Valuation Date or the Final Valuation Date the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” on page E-45.

Risk Factors

Suspension or disruptions of market trading in commodities and related futures markets may adversely affect the value of your Securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Trading Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Securities.

The Index may in the future include contracts that are not traded on regulated futures exchanges.

The Index is currently comprised exclusively of regulated futures contracts. As described below, however, contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. The Index may in the future include over-the-counter contracts traded on trading facilities that are subject to lesser degrees of regulation or, in some cases no substantive regulation. As a result, trading in such contracts and the manner in which prices and volumes are reported by the relevant trading facilities may not be subject to the provisions of and the protections afforded by the U.S. Commodity Exchange Act or other applicable statutes and related regulations that govern trading on regulated U.S. futures exchanges or similar statutes and regulations that govern trading on regulated U.K. futures exchanges. Furthermore, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading contracts on such facilities and the inclusion of such contracts in the Index may be subject to certain risks not presented by U.S. or U.K. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The Index will include futures contracts on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to U.S. markets.

The Index will include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include varying exchange rates, exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, and political or diplomatic events.

It will also likely be more costly and difficult for BISL to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Index.

The London Metal Exchange’s use of or omission to use price controls may result in limited appreciation but unlimited depreciation in the price of the relevant Index Commodities and, therefore, the value of your Securities.

The London Metal Exchange (the “LME”) has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the Index Commodities that are

Risk Factors

traded on the LME. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the Index Commodities that are traded on the LME, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of an Index Commodity could have a significant adverse impact on the value of the Index and, therefore, the value of your Securities.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. For example, in August 2006, in response to a drop in nickel stocks to historically low levels, the LME imposed a backwardation limit on nickel of $300 per tonne per day, which limit was subsequently lifted on November 11, 2006. Similar impositions of backwardation limits in the future could adversely affect the value of the Index and, therefore, the value of your Securities.

Contracts traded on the LME are exposed to concentration risks beyond those characteristic of futures contracts on U.S. futures exchanges.

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. In the case of the nickel futures contract that is one of the Index Commodities, delivery may be, from the date of the contract, daily in the first three months, weekly in the following three months (i.e., up to the sixth month forward), and monthly in the 21 months thereafter (i.e., up to the 27th month forward). As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of an Index Commodity, they could adversely affect the value of the Index and, therefore, the value of your Securities.

Prolonged decline in value in energy oriented materials would have a negative impact on the level of the Index and the value of your Securities.

As of the January 2019 target weights, approximately 30% of the component commodities on the Index are energy oriented, including approximately 15% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the level of the Index and the value of your Securities. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the level of the Index and the value of your Securities could decline.

Data sourcing, calculation and concentration risks associated with the Index may adversely affect the market price of the Securities.

Because the Securities are linked to the Index, which is composed of contracts only on commodities, it will be less diversified than other funds or investment portfolios investing in a broader range of products

Risk Factors

and, therefore, could experience greater volatility. Additionally, the composition of the Index is recalculated annually relying on historic price, liquidity and production data that are subject to potential errors in data sources or other errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in the weighting calculations of the Index for the following year. Additionally, BISL and UBS (as owner of the Index) may not discover every discrepancy.

Furthermore, the weightings for the Index are determined by BISL, which has a significant degree of discretion with respect to the Index. This discretion would permit, among other things, changes to the composition of the Index or changes to the manner or timing of the publication of the values of the Index at any time during the year if BISL deemed the changes necessary in light of factors that include, but are not limited to: (i) changes in liquidity of the underlying futures contracts that are included in the Index or (ii) changes in legal, regulatory, sourcing or licensing matters relating to publication or replication of the Index. In particular, without limitation, UBS’s (as owner of the Index) and BISL’s access to and rights to use data in connection with calculating, publishing and licensing the Index remain subject to the ongoing consent of the sources of such data (including, without limitation, exchanges), which consent can be revoked at any time. Further, the sources of such data reserve the right to revise the terms and conditions of access and use of their data upon notice to UBS (as owner of the Index) and BISL. BISL reserves the right to modify the composition of the Index on an as-needed basis to minimize the impact of any loss of access to or revised terms of use with respect to such source data on the Index.

BISL has no obligation to take the needs of any parties to transactions involving the Index into consideration when reweighting or making any other changes to the Index.

BISL may be required to replace a Designated Contract if the existing futures contract is terminated or replaced.

A futures contract known as a “Designated Contract,” as defined under “Bloomberg Commodity Index Total ReturnSM — Composition of the Bloomberg Commodity Index,” has been selected as the reference contract for the physical commodity underlying the Bloomberg Commodity Index component. Data concerning this Designated Contract will be used to calculate each Index that includes that Bloomberg Commodity Index component. If a Designated Contract were to be terminated or replaced in accordance with the rules set forth in the Bloomberg Commodity Index Methodology, a comparable futures contract would be selected, if available, to replace that Designated Contract. The termination or replacement of any Designated Contract may have an adverse impact on the value of any Index in which the relevant Bloomberg Commodity Index component is included.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the Index level may be adjusted in the event that the calculation agent determines that any of the following index calculation disruption events exists: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day; the settlement price of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Index; or, with respect to any futures contract used in the calculation of the Index that trades on an exchange, a Trading Day on which the exchange is not open for trading. Any such index calculation disruption events may have an adverse impact on the level of the Index or the manner in which it is calculated. See “Specific Terms of the Securities — Market Disruption Event” on page E-45.

Risk Factors

We reserve the right from time to time to waive the minimum redemption amount in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such right. You should not assume that you will be entitled to the benefit of any such waiver.

As described under “Specific Terms of the Securities — Early Redemption” and “Specific Terms of the Securities — Redemption Procedures” on pages E-43 and E-44, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. However, we reserve the right from time to time to waive the minimum redemption amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose to waive the minimum redemption amount requirement or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this Annex, including the minimum 50,000 Securities redemption amount, will apply at all times.

UBS may redeem the Securities prior to the Maturity Date.

UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than ten calendar days’ notice on any Trading Day through and including the Maturity Date. If UBS elects to redeem your Securities pursuant to its call right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition you may have to invest your proceeds in a lower-return investment.

UBS’s right to redeem the Securities may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following delivery of a redemption notice by UBS.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this Annex. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page E-6, and “Material U.S. Federal Income Tax Consequences” on page E-51. You should consult your tax advisor about your own tax situation.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

BLOOMBERG COMMODITY INDEX TOTAL RETURNSM

The following is a description of the Bloomberg Commodity Index Total ReturnSM (the “Bloomberg Commodity Index”), including, without limitation, its make-up, method of calculation and changes in its components. The information in this description has been taken from (i) publicly available sources and (ii) the Bloomberg Commodity IndexSM Methodology (a document that is considered proprietary to BISL and UBS (as owner of the Bloomberg Commodity Index) and is available at http://www.bloomberg.com/professional/product/indices). Such information reflects the policies of, and is subject to change by, BISL and UBS (as owner of the Bloomberg Commodity Index). We accept responsibility as to the correct reproduction of the information in (ii) above. UBS has not independently verified information from publicly available sources described above in clause (i). You, as an investor in the Securities, should make your own investigation into the Bloomberg Commodity Index and BISL. BISL is not involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities. However, affiliates of UBS are involved in the public offering and sale of the Securities and may be engaged in secondary market making transactions in the Securities. BISL has no obligation to continue to publish the Bloomberg Commodity Index, and may discontinue publication of the Bloomberg Commodity Index at any time in its sole discretion.

The Commodity Futures Markets

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Bloomberg Commodity Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, and cleared through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may

Bloomberg Commodity Index Total ReturnSM

elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the CFTC. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Bloomberg Commodity Index has been comprised exclusively of futures contracts traded on regulated exchanges.

Overview

UBS Securities LLC acquired AIG Financial Product Corp.’s commodity business as of May 6, 2009, at which time UBS and Dow Jones entered into an agreement to jointly market the Index. The joint marketing agreement with Dow Jones was terminated when UBS (as owner of the Bloomberg Commodity Index) entered into a commodity index license agreement (“CILA”) with BISL, whereby UBS (as owner of the Bloomberg Commodity Index) has engaged BISL’s services for calculation, publication, administration and marketing of the Index, effective as of July 1, 2014. Pursuant to the CILA, BISL, on behalf of UBS (as owner of the Bloomberg Commodity Index), calculates the Bloomberg Commodity Index Total Return, which is based on the Bloomberg Commodity Index. As a result of BISLs assumption of these functions, the Dow Jones-UBS Commodity IndexesSM were re-branded as the Bloomberg Commodity IndexesSM effective July 1, 2014.

The Bloomberg Commodity Index was introduced in July 1998 to provide a highly liquid and diversified benchmark for commodity investments. The Bloomberg Commodity Index currently is composed of the prices of twenty-one exchange-traded futures contracts on physical commodities. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. For a general description of the commodity future markets, see “— The Commodity Futures Markets” above. The twenty-one commodities included in the Bloomberg Commodity Index for 2019 are as follows: aluminum, coffee, copper, corn, cotton, crude oil, gold, lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, RBOB gasoline, silver, soybeans, soybean meal, soybean oil, sugar, wheat, ULS diesel and zinc.

The Bloomberg Commodity Index is a proprietary index that is calculated by BISL on behalf of UBS (as owner of the Bloomberg Commodity Index). The methodology for determining the composition and weighting of the Bloomberg Commodity Index and for calculating its value is subject to modification by BISL. Material changes or amendments are subject to approval by the PROC (defined below), in consultation, if practicable, with UBS (as owner of the Bloomberg Commodity Index), except during periods of extraordinary circumstances, such as during a market emergency. Questions and issues relating to the application and interpretation of terms contained in the methodology generally and calculations during periods of extraordinary circumstances in particular will be resolved or determined by BISL in consultation, if practicable, with UBS (as owner of the Bloomberg Commodity Index).

UBS and its affiliates actively trade futures contracts and options on futures contracts on the commodities that underlie the Bloomberg Commodity Index, including commodities included in the Bloomberg Commodity Index. UBS and its affiliates also actively enter into or trade and market securities, swaps, options, derivatives and related instruments which are linked to the performance of commodities or are linked to the performance of the Bloomberg Commodity Index. Certain of UBS’s affiliates may underwrite or issue other securities or financial instruments indexed to the Bloomberg Commodity Index and related indices, and UBS (as owner of the Bloomberg Commodity Index) and BISL

Bloomberg Commodity Index Total ReturnSM

and their affiliates may license the Bloomberg Commodity Index for publication or for use by unaffiliated third parties. These activities could present conflicts of interest and could affect the level of the Bloomberg Commodity Index. For instance, a market maker in a financial instrument linked to the performance of the Bloomberg Commodity Index may expect to hedge some or all of its position in that financial instrument. Purchase (or selling) activity in the underlying Bloomberg Commodity Index components in order to hedge the market maker’s position in the financial instrument may affect the market price of the futures contracts included in the Bloomberg Commodity Index, which in turn may affect the value of the Bloomberg Commodity Index. With respect to any of the activities described above, none of UBS (as owner of the Bloomberg Commodity Index), BISL or their respective affiliates has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time.

Benchmark Governance

BISL uses two primary committees to provide overall guidance and effective oversight of its benchmark administration activities:

➢

The Product, Risk and Operations Committee (“PROC”) provides direct governance and is responsible for the first line of controls over the creation, design, production and dissemination of benchmark indices, strategy indices and fixings administered by BISL, including the Bloomberg Commodity Index. The PROC is composed of Bloomberg personnel with significant experience or relevant expertise in relation to financial benchmarks. Meetings are attended by Bloomberg Legal & Compliance personnel. PROC nominations and removals are subject to review by the BOC.

➢

The oversight function is provided by Bloomberg’s Benchmark Oversight Committee (“BOC”). The BOC is independent of the PROC and is responsible for reviewing and challenging the activities carried out by the PROC. In carrying out its oversight duties, the BOC receives reports of management information both from the PROC as well as Bloomberg Legal & Compliance members engaged in second level controls.

On a quarterly basis, the PROC reports to the BOC on governance matters, including but not limited to client complaints, the launch of any new benchmarks, operational incidents (including errors & restatements), major announcements and material changes concerning the benchmarks, the results of any reviews of the benchmarks (internal or external) and material stakeholder engagement.

The Bloomberg Commodity Index confers on BISL (as Index administrator) discretion in making certain determinations, calculations and corrections from time to time. In making those determinations, calculations and corrections, BISL has no obligation to take the needs of UBS (as owner of the Bloomberg Commodity Index) or the holders of Securities into consideration.

As described in more detail below, the Bloomberg Commodity Index is rebalanced each year on a price-percentage basis. The annual weightings for the Bloomberg Commodity Index are determined each year by index managers operating within the PROC governance body under the oversight of the BOC oversight function. Any material deviations or changes from established procedures are subject to review by such bodies. BISL may also solicit stakeholder feedback, including by means of the Index Advisory Council (an advisory body composed of external industry participants selected by BISL). Once approved, the new weightings are publicly announced and take effect in the January following the announcement.

BISL (as Index administrator) has a significant degree of discretion in making determinations relating to the Index. BISL may exercise this discretion as it determines to be most appropriate.

Bloomberg Commodity Index Total ReturnSM

Four Main Principles Guiding the Creation of the Bloomberg Commodity Index Total ReturnSM

The Bloomberg Commodity Index was created using the following four main principles:

➢

Economic significance. A commodity index should fairly represent the importance of a diversified group of commodities to the world economy. To achieve a fair representation, the Bloomberg Commodity Index uses both liquidity data and dollar-weighted production data in determining the relative quantities of included commodities.

The Bloomberg Commodity Index primarily relies on liquidity data, or the relative amount of trading activity of a particular commodity, as an important indicator of the value placed on that commodity by financial and physical market participants. The Bloomberg Commodity Index also relies on production data as a useful measure of the importance of a commodity to the world economy. Production data alone, however, may underestimate the economic significance of storable commodities (e.g., gold) relative to non-storable commodities (e.g., live cattle). Production data alone also may underestimate the investment value that financial market participants place on certain commodities, and/or the amount of commercial activity that is centered around various commodities. Accordingly production statistics alone do not necessarily provide as accurate a blueprint of economic importance as the pronouncements of the markets themselves. Bloomberg Commodity Index thus relies on data that is both endogenous to the futures markets (liquidity) and exogenous to the futures markets (production) in determining relative weightings.

➢

Diversification. A second major goal of the Bloomberg Commodity Index is to provide diversified exposure to commodities as an asset class. Disproportionate weightings of any particular commodity or sector increase volatility and negate the concept of a broad-based commodity index. Instead of diversified commodities exposure, the investor is unduly subjected to micro-economic shocks in one commodity or sector. As described further below, diversification rules have been established and are applied annually. Additionally, the Bloomberg Commodity Index is re-balanced annually on a price-percentage basis in order to maintain diversified commodities exposure over time.

➢

Continuity. The third goal of the Bloomberg Commodity Index is to be responsive to the changing nature of commodity markets in a manner that does not completely reshape the character of the Index from year to year. The Bloomberg Commodity Index is intended to provide a stable benchmark, so that end-users may be reasonably confident that historical performance data (including such diverse measures as correlation, spot yield, roll yield and volatility) is based on a structure that bears some resemblance to both the current and future composition of the Bloomberg Commodity Index.

➢

Liquidity. Another goal of the Bloomberg Commodity Index is to be highly liquid. The explicit inclusion of liquidity as a weighting factor helps to ensure that the indices can accommodate substantial investment flows. The liquidity of an index affects transaction costs associated with current investments. It also may affect the reliability of historical price performance data.

These principles represent goals of the Bloomberg Commodity Index and BISL, and there can be no assurance that these goals will be reached.

Composition of the Bloomberg Commodity Index

Commodities Available for Inclusion in the Bloomberg Commodity Index

The commodities that have been selected for possible inclusion in the Bloomberg Commodity Index are believed by Bloomberg to be sufficiently significant to the world economy to merit consideration for inclusion in the Indices, and each such commodity is the subject of a qualifying related futures contract (a “Designated Contract”).

Bloomberg Commodity Index Total ReturnSM

Historically, through and including the composition of the Bloomberg Commodity Index for 2019, BISL has chosen for each commodity one Designated Contract that is traded in North America and denominated in U.S. dollars (with the exception of several LME contracts, which are traded in London, with the exception of crude oil, for which two Designated Contracts have been selected starting in 2012, and wheat, for which two Designated Contracts that are traded in North America have been selected starting in 2013). This selection process is subject to review by the Index Oversight Committee (an oversight committee created to provide oversight and accountability over all aspects of the Bloomberg Commodity Index determination process) and, if practicable, input from the Index Advisory Council. It is possible that BISL will in the future select more than one Designated Contract for additional commodities or may select Designated Contracts that are traded outside of the United States or in currencies other than U.S. Dollars. The termination or replacement of a futures contract on an established exchange occurs infrequently; if a Designated Contract were to be terminated or replaced, a comparable futures contract would be selected, if available, to replace that Designated Contract.

The 25 potential commodities that may be included in the Bloomberg Commodity Index in a given year currently are aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, lead, lean hogs, live cattle, low sulfur gas oil, natural gas, nickel, platinum, RBOB gasoline, silver, soybeans, soybean meal, soybean oil, sugar, tin, ULS diesel, wheat and zinc.

Designated Contracts

The Designated Contracts for the commodities included in the Bloomberg Commodity Index as of January 2019 are as follows:

Industry Breakdown by Commodity

Bloomberg Commodity Index Total ReturnSM

Target Weights as of January 2019

Commodity	Percentage
Natural Gas	8.26%
Brent Crude Oil	7.34%
WTI Crude Oil	7.66%
Low Sulfur Gas Oil	2.62%
Unleaded Gasoline (RBOB)	2.29%
ULS Diesel	2.16%
Soybeans	6.03%
Corn	5.89%
Soybean Meal	3.44%
Wheat	3.14%
Soybean Oil	3.10%
HRW Wheat	1.29%
Copper	7.32%
Aluminum	4.41%
Zinc	3.21%
Nickel	2.71%
Gold	12.24%
Silver	3.89%
Sugar	3.15%
Coffee	2.48%
Cotton	1.42%
Live Cattle	4.09%
Lean Hogs	1.85%

In addition to the commodities set forth in the above table, cocoa, lead, platinum and tin also are considered for inclusion in the Bloomberg Commodity Index.

Commodity Groups

For purposes of applying the diversification rules discussed above and below, the commodities available for inclusion in the Bloomberg Commodity Index are assigned to Commodity Groups. The Commodity Groups currently include Energy, Precious Metals, Industrial Metals, Livestock, Grains and Softs.

Bloomberg Commodity Index Total ReturnSM

The commodity groups, and the commodities included in each commodity group as of January 2019 are as follows:

Bloomberg Commodity Index Breakdown by Commodity Group

Commodity Group:	Commodities:
Energy	Brent Crude Oil WTI Crude Oil Natural Gas RBOB Gasoline Low Sulfur Gas Oil ULS Diesel

Precious Metals	Gold Platinum Silver

Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc

Livestock	Lean Hogs Live Cattle

Grains	Corn Soybeans Soybean Oil Soybean Meal Wheat HRW Wheat

Softs	Cocoa Coffee Cotton Sugar

Bloomberg Commodity Index Total ReturnSM

Determination of Relative Weightings

The relative weightings of the component commodities included in the Bloomberg Commodity Index are determined annually according to both liquidity and dollar-adjusted production data in 2/3 and 1/3 shares, respectively. For each commodity designated for potential inclusion in the Bloomberg Commodity Index, liquidity is measured by the Commodity Liquidity Percentage (“CLP”) and production by the Commodity Production Percentage (“CPP”). The CLP for each commodity is determined by taking a five-year average of the product of trading volume and the historic dollar value of the Designated Contract for that commodity, and dividing the result by the sum of such products for all commodities which were designated for potential inclusion in the applicable index. The CPP is determined for each commodity by taking a five-year average of annual world production figures, adjusted by the historic U.S. dollar value of the Designated Contract, and dividing the result by the sum of such production figures for all the commodities which were designated for potential inclusion in the applicable index. For primary commodities that appear in the Index along with their derivatives (e.g., WTI crude oil and Brent crude oil, together with unleaded gasoline), the CPPs within that group of commodities are reassigned among the primary commodity and its derivative commodities to eliminate the double-counting of production figures for the primary commodity that would otherwise occur if no adjustment were made. The same process is applied when more than one Designated Contract has been selected for a particular commodity. The CLP and the CPP are then combined (using a ratio of 2:1) to establish the Commodity Index Percentage (“CIP”) for each commodity. This CIP is then adjusted in accordance with certain diversification rules in order to determine the Index Commodities and their respective percentage weights.

Diversification Rules

The Bloomberg Commodity Index is designed to provide diversified exposure to commodities as an asset class. To ensure that no single commodity or commodity sector dominates the Bloomberg Commodity Index, the following diversification rules are applied to the annual reweighting and rebalancing of the Bloomberg Commodity Index as of January of the applicable year:

➢	No single commodity (e.g. natural gas, silver) may constitute more than 15% of the Bloomberg Commodity Index.

➢

No single commodity, together with its derivatives (e.g., WTI crude oil and Brent crude oil, together with ULS diesel and unleaded gasoline), may constitute more than 25% of the Bloomberg Commodity Index.

➢	No related group of commodities designated as a Commodity Group (e.g. energy, precious metals, livestock or grains) may constitute more than 33% of the Bloomberg Commodity Index.

➢	No single commodity that is in the Bloomberg Commodity Index may constitute less than 2% of the Bloomberg Commodity Index, as liquidity allows.

Following the annual reweighting and rebalancing of the Bloomberg Commodity Index in January, the percentage of any single commodity or group of commodities at any time prior to the next reweighting or rebalancing will fluctuate and may exceed or be less than the percentages set forth above.

Commodity Index Multipliers

Following application of the diversification rules discussed above, CIPs are incorporated into the Bloomberg Commodity Index by calculating the new unit weights for each Bloomberg Commodity Index Commodity. Near the beginning of each new calendar year (the “CIM Determination Date”), the CIPs, along with the settlement prices on that date for Designated Contracts included in the Bloomberg

Bloomberg Commodity Index Total ReturnSM

Commodity Index, are used to determine a Commodity Index Multiplier (“CIM”) for each Bloomberg Commodity Index Commodity. This CIM is used to achieve the percentage weightings of the commodities included in the Bloomberg Commodity Index, in U.S. dollar terms, indicated by their respective CIPs. After the CIMs are calculated, they remain fixed throughout the year. As a result, the observed price percentage of each Bloomberg Commodity Index Commodity will float throughout the year, until the CIMs are reset the following year based on new CIPs.

Historical Performance

Any historical upward or downward trend in the value of the Bloomberg Commodity Index during any period shown below is not an indication that the value of the Bloomberg Commodity Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Bloomberg Commodity Index levels do not give an indication of future performance of the Bloomberg Commodity Index. UBS cannot make any assurance that the future performance of the Bloomberg Commodity Index or the Index Commodities will result in holders of the Securities receiving a positive return on their investment. The Index Starting Level was 264.194, the closing level of the Index on October 28, 2009.

The table below shows the performance of the Bloomberg Commodity Index from December 31, 2001 through December 2, 2019.

Historical Results for the period

December 31, 2001 through December 2, 2019

Year	Ending Level	Annual Return
2001	148.843
2002	187.401	25.91%
2003	232.249	23.93%
2004	253.495	9.15%
2005	307.650	21.36%
2006	314.023	2.07%
2007	364.990	16.23%
2008	234.874	-35.65%
2009	279.279	18.91%
2010	326.288	16.83%
2011	282.826	-13.32%
2012	279.836	-1.06%
2013	253.187	-9.52%
2014	210.124	-17.01%
2015	158.314	-24.66%
2016	176.942	11.77%
2017	179.957	1.70%
2018	159.720	-11.25%
2019 (through 12/02/2019)	163.820	2.57%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the performance of the Bloomberg Commodity Index Total Return from December 31, 2001 through December 2, 2019 in comparison with the S&P GSCI® Total Return Index.

	Index	S&P GSCI® Total Return
Total Return	10.06%	-13.85%
Annualized Return	0.54%	-0.83%

Historical results for the period from December 31, 2001 through December 2, 2019.

Historical information presented is as of December 2, 2019 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The graph below illustrates the performance of the Bloomberg Commodity Index from December 31, 2001 to December 2, 2019 in comparison to the S&P GSCI® Total Return.

Calculations

The Bloomberg Commodity Index is calculated by BISL on behalf of UBS (as owner of the Bloomberg Commodity Index), by applying the impact of the changes to the futures prices of commodities included in the Bloomberg Commodity Index (based on their relative weightings). Once the CIMs are determined as discussed above, the calculation of the Indices is a mathematical process that reflects the performance of each Bloomberg Commodity Index component and the returns that correspond to the weekly announced interest rate for specified 3-month Treasury Bills. BISL disseminates the Bloomberg Commodity Index level approximately every fifteen seconds (assuming the Bloomberg Commodity Index level has changed within such fifteen-second interval) from 10:00 p.m. to 3:20 p.m. (New York time), and publishes a daily Bloomberg Commodity Index level at approximately 5:00 p.m. (New York time) on each Bloomberg Business Day on Reuters page “.BCOMTR”. Bloomberg Commodity Index levels can also be obtained from http://www.bloomberg.com/professional/product/indices.

Past Performance is not Indicative of Future Results.

The Bloomberg Commodity Index is a Rolling Index

The Bloomberg Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Bloomberg Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Bloomberg Commodity Index is a “rolling index.”

The Bloomberg Commodity Index is a Total Return Index

The Bloomberg Commodity Index is a “total return” index. The overall return on the Index is generated by two components: (i) unleveraged returns on futures contracts on the physical commodities comprising the Bloomberg Commodity Index and (ii) the returns that correspond to the weekly announced interest rate for specified 3-month U.S. Treasury Bills. These returns are calculated by using the most recent weekly auction high rate for 13-week U.S. Treasury Bills, as reported on the website http://www.treasurydirect.gov/ under the tab entitled “Auction Announcements and Results” published by the Bureau of the Fiscal Service of the Department of the Treasury, or any successor source, which is generally published once per week on Monday.

Bloomberg Commodity Index Calculation Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Bloomberg Commodity Index will be adjusted in the event that BISL determines that any of the following index calculation disruption events exists:

(a)	the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the index on that day,

(b)	the settlement price of any futures contract used in the calculation of the index reflects the maximum permitted price change from the previous day’s settlement price,

(c)	the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the index, or

(d)	with respect to any futures contract used in the calculation of the Bloomberg Commodity Index that trades on the LME, a business day on which the LME is not open for trading.

License Agreement

“Bloomberg®”, “Bloomberg Commodity IndexSM” and “UBS” are service marks of Bloomberg Finance L.P and its affiliates, including BISL (collectively, “Bloomberg”) and UBS, as the case may be, and “Bloomberg®” and “Bloomberg Commodity IndexSM” have been licensed for use for certain purposes by UBS. Bloomberg is not affiliated with UBS, and Bloomberg does not approve, endorse, review, or recommend the Securities. Neither Bloomberg nor UBS guarantees the timeliness, accurateness, or completeness of any data or information relating to the Bloomberg Commodity IndexSM.

BISL and UBS (as owner of the Bloomberg Commodity Index) have entered into a license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use certain service marks owned by BISL in connection with certain products, including the Securities.

Past Performance is not Indicative of Future Results.

The license agreement between BISL and UBS provides that the following language must be set forth in this Annex: “Bloomberg®” and “Bloomberg Commodity IndexSM” are service marks of Bloomberg Finance L.P. and its affiliates, including BISL (collectively, “Bloomberg”) and UBS, as the case may be, and “Bloomberg®” and “Bloomberg Commodity IndexSM” have been licensed for use for certain purposes by UBS.

The Securities are not sponsored, endorsed, sold or promoted by Bloomberg. None of Bloomberg, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Bloomberg to UBS is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity IndexSM, which is determined, composed and calculated by Bloomberg on behalf of UBS without regard to the Securities. Bloomberg and UBS have no obligation to take the needs of the owners of the Securities into consideration in determining, composing or calculating the Bloomberg Commodity IndexSM. Bloomberg is not responsible for, nor has it participated in the determination of, the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to Securities customers, in connection with the administration, marketing or trading of the Securities. UBS AG, UBS Securities LLC and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity IndexSM and Bloomberg Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity IndexSM and the Securities.

The Annex relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg Commodity IndexSM components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Bloomberg Commodity IndexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates. The information in the Annex regarding the Bloomberg Commodity IndexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg Commodity IndexSM components in connection with the Securities. Bloomberg does not make any representation that these publicly available documents or any other publicly available information regarding the Bloomberg Commodity IndexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

UBS and its affiliates actively trade commodities, commodity futures and commodity indexes (including the Bloomberg Commodity IndexSM; the Bloomberg Commodity Index Total ReturnSM; and related indexes), as well as swaps, options and other derivatives which are linked to the performance of commodities, commodity futures and commodity indexes. This trading activity may affect the value of commodities; commodity indexes (including the Bloomberg Commodity IndexSM; the Bloomberg Commodity Index Total ReturnSM; and related indexes); sub-indexes of such indexes; components thereof; commodity index swaps linked to such indexes, sub-indexes and components; and products or transactions entered into, issued and/or sponsored by UBS or BISL. UBS and its subsidiaries and affiliates may undertake such trading activity (including but not limited to proprietary trading and trading that they deem appropriate in their sole discretion to hedge their market risk in any transaction) without regard to any effect it may have on products or transactions entered into, issued and/or sponsored by UBS or BISL.

Past Performance is not Indicative of Future Results.

Disclaimer

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES — WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE — ARISING IN CONNECTION WITH THE BLOOMBERG COMMODITY INDEX TOTAL RETURNSM OR THE BLOOMBERG COMMODITY INDEXSM OR ANY DATA OR VALUES RELATING THERETO — WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG AND UBS SECURITIES LLC, OTHER THAN UBS AG.

VALUATION OF THE SECURITIES

At Maturity, call or upon Early Redemption. You will receive a cash payment at maturity, call or upon early redemption that is based on the return of the Index. The Securities are fully exposed to the downside performance risk of the Index from the Initial Trade Date to the Final Valuation Date or applicable Valuation Date, as the case may be, and a negative return on the Index will reduce your cash payment at maturity, call or upon early redemption. In order to receive a positive return on your Securities, the level of the Index must increase by an amount sufficient to offset the effect of the Fee Amount. You may lose some or all of your principal if the Index declines or does not increase by an amount sufficient to offset the cumulative effect of the Fee Amount.

At maturity, call or upon early redemption, you will receive a cash payment per $25.00 Stated Principal Amount of your Securities equal to the Redemption Amount, which is calculated on the Final Valuation Date or applicable Valuation Date, as the case may be, and will equal:

($25.00 × Index Performance Ratio) — Fee Amount

For purposes of calculating the Redemption Amount at maturity, call or upon early redemption, the Index Performance Ratio will be determined as of the Final Valuation Date or applicable Valuation Date, as the case may be.

The “Fee Amount” per Security is equal to 0.50% per annum, which accrues on a daily basis, with the Fee Amount equal to $1.0823 on the Initial Trade Date and then increasing, on each subsequent calendar day, by an amount equal to: (0.50%/365) × $25.00 × Index Performance Ratio on that day. If such day is not a Trading Day, the Index Performance Ratio will be calculated as of the immediately preceding Trading Day.

The “Index Performance Ratio” will be calculated as follows:

Index Ending Level

Index Starting Level

where the “Index Starting Level” is 264.194, the closing level of the Index on October 28, 2009, and the “Index Ending Level” will equal the closing level of the Index on the applicable Valuation Date.

For further information concerning the calculation of the payment at maturity, call or upon early redemption, see “Specific Terms of the Securities — Payment at Maturity, Call or Upon Early Redemption” beginning on page E-42.

Prior to Maturity, call or Early Redemption. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include, but are not limited to, interest and yield rates in the market, supply and demand for the Securities, the volatility of the Index, the volatility of the prices of the Index Commodities, economic, financial, political, regulatory, judicial or other events that affect the level of the Index, the market prices of the Index Commodities each month or markets generally, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page E-13 for a discussion of the factors that may influence the market value of the Securities prior to maturity, call or early redemption.

Indicative Value. An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE or a successor approximately every fifteen

Valuation of the Securities

seconds (assuming the Index level has changed with such fifteen-second interval) and published by Bloomberg L.P. or a successor under the symbol DCJBIV. The actual trading price of the Securities may vary significantly from their indicative value. Additionally, UBS or an affiliate calculates and publishes the closing indicative value of your Securities on each Trading Day at http://etracs.ubs.com. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time that is determined based on the following equation:

Indicative Value = Stated Principal Amount per Security × (Current Index Ending Level/Index Starting Level) — Current Fee Amount

where:

Stated Principal Amount per Security = $25.00;

Current Index Ending Level = The most recent published level of the Index as reported by Bloomberg L.P.;

Index Starting Level = 264.194, the closing level of Index on October 28, 2009; and

Current Fee Amount = The most recent daily calculation of the Fee Amount with respect to your Securities, determined as described above (which, during any Trading Day, will be the Fee Amount determined on the preceding calendar day).

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by BISL, on behalf of UBS (as owner of the Index), will not necessarily reflect the depth and liquidity of the futures contracts comprising the Index. For this reason and others, the actual trading price of the Securities may vary significantly from their indicative value.

The indicative value will be derived from sources deemed reliable, but UBS, BISL and their suppliers do not guarantee the correctness or completeness of the indicative value or other information furnished in connection with the Securities. Neither UBS nor BISL makes any warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the indicative value or any data included therein. Neither UBS nor BISL makes any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indicative value or any data included therein.

None of UBS, BISL, their employees, subcontractors, agents, suppliers or vendors shall have any liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of UBS, BISL, their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. Neither UBS nor BISL is responsible for or has any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. Neither UBS nor BISL is responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of Index or information used by UBS and the resultant output thereof.

BISL is not affiliated with UBS and does not approve, endorse, review or recommend UBS or the Securities.

As discussed in “Specific Terms of the Securities — Payment at Maturity, Call or Upon Early Redemption” on page E-42, you may, subject to certain restrictions, choose to exercise your right of

Valuation of the Securities

early redemption prior to the Maturity Date on any Trading Day provided that the Trading Day is also a Business Day. You must redeem at least 50,000 Securities at one time in order to exercise your redemption right. If you elect to have UBS redeem your Securities, you will receive a cash payment equal to the Redemption Amount. The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

We describe the terms of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

The Stated Principal Amount per Security is $25.00.

Payment at Maturity, Call or Upon Early Redemption

At maturity, call or upon early redemption, you will receive a cash payment per $25.00 principal amount of your Securities equal to the Redemption Amount, which is calculated on the Final Valuation Date or the applicable Valuation Date, as the case may be, and based on the percentage change in the level of the Index from the Initial Trade Date relative to such Valuation Date.

The “Redemption Amount” will equal:

($25.00 × Index Performance Ratio) — Fee Amount

For purposes of calculating the Redemption Amount at maturity or upon early redemption, the Index Performance Ratio will be determined as of the corresponding Final Valuation Date or Valuation Date, as the case may be.

The “Fee Amount” is equal to 0.50% per annum, which accrues on a daily basis, with the Fee Amount equal to $1.0823 on the Initial Trade Date, and then increasing, on each subsequent calendar day, by an amount equal to: (0.50%/365) × $25.00 × Index Performance Ratio on that day. If such day is not a Trading Day, the Index Performance Ratio will be calculated as of the immediately preceding Trading Day.

The “Index Performance Ratio” will be calculated as follows:

Index Ending Level

Index Starting Level

Specific Terms of the Securities

The “Index Starting Level” is 264.194, the closing level of the Index on October 28, 2009.

The “Index Ending Level” will equal the closing level of the Index on the applicable Valuation Date.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity, call or upon an early redemption.

The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index level declines from the date that you acquired your Series A DJCI ETRACS relative to the Final Valuation Date or the applicable Valuation Date, as the case may be, or if the Index does not increase as of such date by an amount sufficient to offset the cumulative effect of the Fee Amount.

To receive at least your initial investment at maturity or upon early redemption, the Index must increase by a certain amount to offset the reduction to the Redemption Amount caused by the Fee Amount.

Maturity Date

The Maturity Date is October 31, 2039, unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day. If the third Trading Day before October 31, 2039 does not qualify as the Final Valuation Date as determined in accordance with “— Final Valuation Date” below, then the Maturity Date will be the third Trading Day following the Final Valuation Date or, if such day is not a Business Day, the next following Trading Day that is also a Business Day. The calculation agent may postpone the Final Valuation Date — and therefore the Maturity Date — if a market disruption event occurs or is continuing on a day that would otherwise be the Final Valuation Date. We describe market disruption events under “— Market Disruption Event” below.

Final Valuation Date

We currently expect the Final Valuation Date to be the Trading Day that falls on October 26, 2039, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the Final Valuation Date will be the first following Trading Day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the Final Valuation Date for the Securities be postponed by more than five Trading Days.

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Trading Day, provided that the Trading Day is also a Business Day, through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have UBS redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Valuation Date and paid on the applicable Redemption Date. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

Specific Terms of the Securities

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this Annex as Attachment A, to UBS via email no later than 12:00 noon (New York City time) on any Trading Day. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this Annex as Attachment B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Trading Day prior to the applicable Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Redemption Dates

The applicable Redemption Date will be the third Trading Day following a Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the next following Trading Day that is a Business Day. The final Redemption Date will be the third Trading Day following the Valuation Date that immediately precedes the Final Valuation Date or, if such day is not a Business Day, the next following Trading Day that is a Business Day. The calculation agent may postpone the applicable Valuation Date — and therefore the applicable Redemption Date — if a market disruption event occurs or is continuing on a day that would otherwise be the applicable Valuation Date. We describe market disruption events under “— Market Disruption Event” below.

Valuation Dates

For any early redemption, the applicable “Valuation Date” means the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. In the event UBS exercises its call right, the Valuation Date means the third Trading Day prior to the Call Settlement Date (as defined below). If the calculation agent determines that a market disruption event occurs or is continuing on a Valuation Date, the applicable Valuation Date will be the first following Trading Day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than five Trading Days. The Final Valuation Date is October 26, 2039.

Specific Terms of the Securities

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than ten calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Trading Day (or if such day is not a Business Day, the next Trading Day that is also a Business Day) that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise our call right, you will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation Date and paid on the Call Settlement Date. The calculation agent may postpone the applicable Valuation Date — and therefore the Call Settlement Date — if a market disruption event occurs and is continuing on a day that would otherwise be the applicable Valuation Date.

In the event we exercise our call right, references to payment upon early redemption also refer to payment upon our exercise of our call right. See “— Payment at Maturity, Call or Upon Early Redemption” above. We discuss these matters in the attached prospectus under “Description of the Series B ETNs — Redemption and Repayment.”

Market Disruption Event

The calculation agent will determine the Index Ending Level on the applicable Valuation Date or the Final Valuation Date, as the case may be. If the level of the Index has declined, you will lose some or all of your investment. If the level of the Index has increased, it must have increased by an amount sufficient to offset the Fee Amount in order to receive a positive return on your Securities. As described above, the applicable Valuation Date or the Final Valuation Date, as the case may be, may be postponed and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the applicable Valuation Date or the Final Valuation Date, as the case may be, a market disruption event has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent in its discretion may waive its right to postpone the determination of the Index Ending Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Ending Level on such date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first Trading Day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than five Trading Days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

➢	the absence or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index;

➢	the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the Index is not published;

➢	the settlement price is not published for any individual exchange-traded futures contract included in the Index;

Specific Terms of the Securities

➢

the occurrence of any event on any day or any number of consecutive days as determined by the calculation agent in its sole and reasonable discretion that affects our currency hedging (if any) with respect to U.S. dollars or the currency of any futures contract included in the Index; or

➢

in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds” on page E-50.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Commodity.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

If a market disruption event affecting any Index Commodity occurs during the fifth through the ninth Business Days of each month (the “Hedge Roll Period”) in any month other than January, then the daily roll of the relevant Designated Contract for such Index Commodity will be postponed until the next available Business Day on which a market disruption event does not occur, and the calculation of the Index will be adjusted to reflect this. The Hedge Roll Period will be extended only if a market disruption event affects an Index Commodity on the scheduled final Business Day comprising the Hedge Roll Period.

If a market disruption event affecting any Index Commodity occurs during the January Hedge Roll Period, then the rolling or rebalancing of the relevant Designated Contract will occur in all cases over five Business Days on which no market disruption event exists at a rate of 20% per day. The January Hedge Roll Period, and the resulting rebalancing that is scheduled to occur, will be extended in all cases until the affected Designated Contract finishes rolling over five Business Days not affected by a market disruption event.

If a market disruption event occurs on a CIM Determination Date in respect of any lead future for an Index Commodity used in the calculation of the CIMs, then the settlement prices used to calculate the CIMs for such year will be from the first prior Business Day on which a market disruption event had not occurred in any such futures.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

Specific Terms of the Securities

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of the Series B ETNs — Default, remedies and waiver of default” and “Description of the Series B ETNs — Modification and waiver of covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the applicable Valuation Date or the Final Valuation Date, as the case may be, then the default amount will equal the Stated Principal Amount of the Securities.

Specific Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If BISL (the Index administrator) discontinues publication of the Index and it or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Performance Ratio, Index Ending Level and the amount payable at maturity, call or upon early redemption by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of commodities and options or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the exchange-traded futures contracts included in the Index or the method of calculating the Index has been changed at any time in any respect — and whether the change is made by the Index administrator under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Commodities or is due to any other reason — that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the performance of the Index, the Index Ending Level or the amount payable at maturity, call or upon early redemption, then the calculation agent may make adjustments in the method of calculating the Index that it believes are appropriate to ensure that the Index Performance Ratio used to determine the amount payable on maturity, call or upon early redemption is equitable. All determinations and adjustments to be made by the calculation agent with respect to the performance of the Index, Index Ending Level, the amount payable at maturity, call or upon early redemption or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity, call or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

“Trading Day” means a day on which (i) the value of the Index is published by Bloomberg L.P. or Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts comprising the Index are traded, in each case as determined by the calculation agent in its sole discretion.

Specific Terms of the Securities

Business Day

When we refer to a “Business Day” with respect to the Securities, we mean a day that is a “business day” of the kind described in “Description of the Series B ETNs — Payment mechanics for Series B ETNs” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment Mechanics for Series B ETNs” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Maturity Date,” “— Redemption Dates” and “ — Valuation Dates” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent for the Securities. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, call or upon early redemption, market disruption events, Trading Days, the default amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2019 and we will issue additional Securities to holders of Series A DJCI ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts that we may issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated Principal Amount of the outstanding Securities of the class, plus the aggregate stated Principal Amount of any Securities bearing the same CUSIP number that are issued pursuant to (i) any over-allotment option we may grant to an agent and (ii) any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquires the Securities in exchange for Series A DJCI ETRACS. In addition, the discussion below assumes that the exchange of Series A DJCI ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion only applies to you if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is classified as a partnership holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for the Series A DJCI ETRACS that you exchanged for the Securities. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. It is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption, or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities and Series A DJCI ETRACS that you exchanged for the Securities. Any gain you recognize upon the sale, redemption, or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

The IRS could also assert that you should be required to include the interest income that corresponds to the weekly announced interest rate for specified 3-month U.S. Treasury Bills in ordinary income either over the term of the Securities as it accrues or upon the sale, redemption or maturity of the Securities. In addition, the IRS could assert that you should accrue an amount of interest income over the term of the Securities in excess of the amount described in the preceding sentence.

It is also possible that the IRS could assert that you should be treated as if you owned the underlying components of the Index. Under such characterization, it is possible that Section 1256 of the Code could apply to your Securities (or a portion of your Securities). If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or a portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of your taxable year (i.e., recognize income as if the Securities or relevant portion of the Securities had been sold for fair market value). Additionally, it is also possible

Material U.S. Federal Income Tax Consequences

that you could be required to recognize gain or loss each time a contract tracked by the Index rolls or the Index is rebalanced. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

It is also possible that the IRS could assert that your Securities should be treated as giving rise to “collectibles” gain or loss to the extent such gain or loss is attributable to the portion of the Index that represents an investment in futures contracts with one or more precious or industrial metals as underlying assets and you hold your Securities for more than one year. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Fee Amount as amounts of expense. The deduction of any such deemed expenses would generally be subject to the limitations on miscellaneous itemized deductions that apply to certain investors. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize upon the sale, redemption or maturity of the Securities.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) some or all of the gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or (ii) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes your net gains from the disposition of Securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors

Material U.S. Federal Income Tax Consequences

regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-United States Holders. If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments made on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: E-TRACS Notice of Early Redemption, CUSIP No. 90269A450

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [                ]

Applicable Valuation Date: [                ], 20[                ]

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

E-A-1

ATTACHMENT B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG ETRACS Bloomberg Commodity Index Total ReturnSM ETN Series B, due October 31, 2039, CUSIP No. 90269A450, redeemable for a cash amount based on Bloomberg Commodity Index Total ReturnSM (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify], with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in this Annex and the accompanying prospectus (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours, [NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

E-B-1

Annex F

ETRACS ALERIAN MLP INFRASTRUCTURE INDEX ETN SERIES B DUE APRIL 2, 2040 (“MLPB”)

F

ETRACS Alerian MLP Infrastructure Index ETN Series B* due April 2, 2040

The ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040 (the “Securities”) are senior unsecured debt securities issued by UBS that provide exposure to potential price appreciation in the Alerian MLP Infrastructure Index (the “Index”), subject to an Accrued Tracking Fee (as described below) based on a Quarterly Tracking Fee of 0.2125% (equivalent to 0.85% per annum). Investing in the Securities involves significant risks. You will receive a cash payment at maturity or upon exercise by UBS of its call right, based on the performance of the Index less the Accrued Tracking Fee, as described herein. You will receive a cash payment upon early redemption based on the performance of the Index less the Accrued Tracking Fee and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You will lose some or all of your principal at maturity, early redemption or upon exercise by UBS of its call right if the level of the Index as measured by the VWAP Level (calculated as described herein) declines or does not increase by an amount sufficient to offset the Accrued Tracking Fee and the Redemption Fee Amount, if applicable. Any payment on the Securities at maturity or upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investment in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on April 2, 2040.

➢	The Securities do not guarantee any return of principal and, although they may pay a quarterly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢

The Accrued Tracking Fee based on a Quarterly Tracking Fee of 0.2125% (equivalent to 0.85% per annum) will diminish the value of the Securities by reducing the amount of any quarterly coupon payment, cash payment at maturity or upon exercise by UBS of its call right or upon early redemption, as described herein, and any such payments may be zero.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the performance of the Index at the end of the applicable measurement period and reduced by the Accrued Tracking Fee, as described herein, and any such payments may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the performance of the Index on the Redemption Measurement Date, less the Redemption Fee Amount and the Accrued Tracking Fee, as described herein.

See “Risk Factors” beginning on page F-16 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

Initial Term:	Approximately 24.5 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date or the UBS Call Right, each as described below.

Maturity Date:	April 2, 2040, subject to adjustment

Stated Principal Amount:	$25.00 per Security.

UBS Investment Bank	(cover continued on next page)

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “UBS AG Exchange Traded Access Securities (ETRACS) Linked to the Alerian MLP Infrastructure Index due April 2, 2040” (the “Series A MLP ETRACS”), except for the lack of the co-obligation of UBS Switzerland AG.

Index:	The Alerian MLP Infrastructure Index measures the performance of energy infrastructure master limited partnerships (“MLPs”), and is calculated by S&P Dow Jones Indices using a capped, float-adjusted, capitalization-weighted methodology. We refer to the MLPs included in the Index as the “Index constituents.” The Index constituents earn the majority of their cash flow from gathering and processing, liquefaction, midstream services, pipeline transportation, rail terminaling and storage of energy commodities. For a detailed description of the Index, see “Alerian MLP Infrastructure Index” beginning on page F-28.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the VWAP Level (calculated by the VWAP Calculation Agent as described herein), and not by the closing level of the Index.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page F-37, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Tracking Fee. The final Coupon Amount, if any, will be included in the Cash Settlement Amount.

Coupon Payment Date:	The 15th Index Business Day following each Coupon Valuation Date, commencing on January 22, 2016, subject to adjustment. The final Coupon Payment Date will be the Maturity Date.

Quarterly Tracking Fee:	The Accrued Tracking Fee is based on the Quarterly Tracking Fee, which is, as of any date of determination, an amount per Security equal to the product of (i) 0.2125% (equivalent to 0.85% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Current Indicative Value:	The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security, equal to the product of (i) the Stated Principal Amount and (ii) a fraction, the numerator of which is equal to the VWAP Level as of such date and the denominator of which is equal to the Initial VWAP Level. As of December 2, 2019, the Current Indicative Value was $17.4103, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

Payment at Maturity; Cash Settlement Amount:	For each Security, unless earlier redeemed or called, you will receive at maturity a cash payment equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus (b) the final Coupon Amount, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus (d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures,” upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the Redemption Measurement Date, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the Redemption Measurement Date, minus (e) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” UBS has determined to offer all holders of the Securities the option, upon early redemption and solely for purposes of determining the Redemption Amount, but not for any other purpose, to elect that the Index Performance Ratio (which is used to determine the Redemption Amount) be calculated using the Index Closing Level on the Redemption Valuation Date instead of the Final VWAP Level. If the redeeming holder so elects, the Index Performance Ratio will be calculated, for purposes of determining the Redemption Amount, as:

Index Closing Level on the Redemption Measurement Date Initial VWAP Level

Redemption Fee Amount:	0.125% of the Stated Principal Amount of the Securities

UBS Call Right:	On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

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Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Stated Principal Amount and (ii) the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.”

Index Performance Ratio:	On any Index Business Day:

Final VWAP Level Initial VWAP Level

Index Closing Level:	The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

Initial VWAP Level:	487.420, which is the VWAP Level measured on March 31, 2010, as determined by the VWAP Calculation Agent.

Final VWAP Level:	As determined by the VWAP Calculation Agent, the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or the Call Measurement Period, or on any Redemption Measurement Date, as applicable.

VWAP Level:	On any Index Business Day, as calculated by the VWAP Calculation Agent, (1) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published share weighting of that Index constituent as of such date, divided by (2) the Index Divisor as of such date. As of October 7, 2015, the VWAP Level was 582.442.

VWAP:	With respect to each Index constituent, as of any date of determination, the volume- weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the Primary Exchange for each Index constituent.

VWAP Calculation Agent:	New York Stock Exchange (“NYSE”)

Index Divisor:	The “Index Divisor,” as of any date of determination, is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Infrastructure Index — Index Equations” beginning on page F-30.

Security Calculation Agent:	UBS Securities LLC

Index Calculation Agent:	The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P Dow Jones Indices (“S&P”).

Calculation Date:	March 23, 2040, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

Listing:	The Securities are listed on NYSE Arca under the symbol “MLPB”. There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (i) the Stated Principal Amount multiplied by the Index Performance Ratio calculated using the levels of the Index instead of VWAP Levels as of such time, less (ii) the Accrued Tracking Fee as of such time and date assuming such time and date is the Redemption Measurement Date, plus (iii) assuming such time and date is the Redemption Measurement Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

Indicative Value Symbol of the Securities:	The closing indicative value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

MLPBIV <INDEX> (Bloomberg); ^MLPB-IV (Yahoo! Finance).

Intraday Indicative Value of the Index:	On each Index Business Day, S&P, or a successor Index Calculation Agent, will calculate and publish the “intraday indicative value of the Index” every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMZI”.

Accrued Tracking Fee:	(1) The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the Quarterly Tracking Fee calculated as of the first Coupon Valuation Date. (For the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding September 30, 2015).

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(2) The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first and last Coupon Valuation Dates is an amount equal to the Quarterly Tracking Fee calculated as of such Coupon Valuation Date plus the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(3) The Accrued Tracking Fee with respect to the last Coupon Valuation Date is an amount equal to (a) the product of (i) the Quarterly Tracking Fee as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 90, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

(4) The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Quarterly Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 90, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

(5) The Accrued Tracking Fee as of the Redemption Measurement Date is an amount equal to (a) the product of (i) the Quarterly Tracking Fee calculated as of such Redemption Measurement Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Redemption Valuation Date to and including such Redemption Measurement Date, and the denominator of which is 90, plus (b) the Adjusted Tracking Fee Shortfall, if any.

(6) The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) a product of (i) the Quarterly Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus (b) the Adjusted Tracking Fee Shortfall, if any.

Reference Distribution Amount:	The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015, to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Tracking Fee Shortfall:	To the extent the Reference Distribution Amount on any Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date.

Stub Reference Distribution Amount:	The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5 ths, 3/5 ths, 2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

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Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Initial VWAP Level divided by 25.

Adjusted Coupon Amount:	With respect to any Redemption Valuation Date or Call Valuation Date, as applicable, a coupon payment, if any, in an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date or Call Valuation Date, as applicable, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date or Call Valuation Date.

Adjusted Reference Distribution Amount:	As of any Redemption Valuation Date, or the Call Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015, to and including such Redemption Valuation Date, or the Call Valuation Date.

Adjusted Tracking Fee:	As of any Redemption Valuation Date occurring prior to the first Coupon Valuation Date, an amount equal to the product of (i) the Quarterly Tracking Fee as of such Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015, to and including such Redemption Valuation Date, and the denominator of which is 90.

As of any Redemption Valuation Date, or the Call Valuation Date, as applicable, occurring on or after the first Coupon Valuation Date, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, plus (b) the product of (i) the Quarterly Tracking Fee as of such Redemption Valuation Date or Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date or Call Valuation Date, and the denominator of which is 90.

Adjusted Tracking Fee Shortfall:	To the extent that the Adjusted Reference Distribution Amount, calculated on any Redemption Valuation Date, or the Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee, calculated on such Redemption Valuation Date or Call Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page F-37 for the definitions of “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date” and “ex-dividend date.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page F-39 for the definitions of “Final Measurement Period,” “Index Business Day,” “Exchange Business Day,” “Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page F-42 for the definitions of “Redemption Valuation Date,” “Redemption Notice,” “Redemption Confirmation,” “Redemption Date” and “Redemption Measurement Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page F-45 for the definition of “Call Measurement Period.”

CUSIP Number:	90274D382

ISIN Number:	US90274D3825

PROHIBITION OF SALES TO EEA RETAIL INVESTORS —The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Annex is accurate as of any date other than the date on the front of the document.

i

Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- Who calculates and publishes the VWAP Level?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the Alerian MLP Infrastructure Index (the “Index”). The Securities may pay a quarterly coupon during their term.

The Index

The Index measures the performance of energy infrastructure MLPs, and is calculated by S&P Dow Jones Indices using a float-adjusted, capitalization-weighted methodology. The Index constituents earn the majority of their cash flow from gathering and processing, liquefaction, midstream services, pipeline transportation, rail terminaling and storage of energy commodities, each as defined under the Energy MLP Classification Standard (ECMS(SM)). For a detailed description of the Index, see “Alerian MLP Infrastructure Index” beginning on page F-28.

The payment you receive on your Securities at maturity, early redemption or upon exercise by UBS of its call right will depend on the performance of the Index, as measured by the VWAP Level (calculated by the VWAP Calculation Agent as described herein), and not by the closing level of the Index.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment based on the performance of the Index, reduced by the Accrued Tracking Fee. The cash payment will be equal to:

(a) the product of:

(i) the Stated Principal Amount and

(ii) the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount, minus

(c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

(d) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the level of the Index (as measured by the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS does not increase by an amount sufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may lose some or all of your investment at maturity. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page F-39.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any coupon payments will be reduced by the Accrued Tracking Fee. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and a Tracking Fee Shortfall, as described herein, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page F-37.

UBS’s Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page F-45.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however there can be no assurance that they can or will do so. We may in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page F-42.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final VWAP Level compared to the VWAP Level at the time you acquired your Series A MLP ETRACS) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts any Stub Reference Distribution Amount, as applicable, and/or any Adjusted Coupon Amount, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page F-45, and “Description of the Series B ETNs — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page F-16.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, will reduce your final payment. If the increase in the level of the Index (as measured by the Final VWAP Level as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS) is insufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount, if applicable, (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may lose some or all of your investment at maturity or call, or upon early redemption. In addition, Coupon Amounts, if any, will be reduced by the Accrued Tracking Fee.

➢

The payment on the Securities is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the Securities — Your payment at maturity or call, or upon early redemption, is linked to the performance of the VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or call, or upon early redemption of your Securities, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the return on the Index as measured by the Index Performance Ratio, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

Potential over-concentration in a particular industry — There is only one industry — energy — related to the Index constituents. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy industry.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee. Similarly, you will not receive a Coupon Payment on a Redemption Date or the Call Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, and in the case of a redemption, the Redemption Fee Amount. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A MLP ETRACS exchange less than all of their Series A MLP ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A MLP ETRACS do not exchange their Series A MLP ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. Therefore the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities, nor will you know at the time of such request whether the Redemption Amount would be greater if the Index Performance Ratio were calculated using the Final VWAP Level or using the Index Closing Level. You will not be able to rescind your election to redeem your Securities, or, if applicable, your election to have the Index Performance Ratio calculated using the Index Closing Level instead of the Final VWAP Level, after your redemption notice is received by UBS or after you indicate to UBS which alternative you elect to calculate the Index Performance Ratio, respectively. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Measurement Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s call right — UBS may elect to redeem all outstanding Securities on any Business Day, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page F-45. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢

You seek an investment with a return linked to the performance of the Index, which will provide exposure to energy infrastructure-oriented MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

➢

You believe the level of the Index, as measured by the VWAP Level, will increase during the term of the Securities by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount.

➢	You are willing to hold securities that have a long-term maturity (approximately 24.5 years).

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly.

➢	You are willing to accept the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in energy infrastructure-oriented MLPs, in particular.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You seek the potential for current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢

You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to energy infrastructure-oriented MLPs, and Coupon Amounts which are dependent on distributions made with respect to the Index constituents.

➢

You believe that the level of the Index, as measured by the VWAP Level, will decline during the term of the Securities or the level of the Index, as measured by the VWAP Level, will not increase by an amount sufficient to offset the Accrued Tracking Fee and any Redemption Fee Amount, less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount you may be entitled to receive.

➢	You are not willing to hold securities that have a long-term maturity (approximately 24.5 years).

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢

You are not willing to be exposed to the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in energy infrastructure-oriented MLPs, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek a regularly scheduled fixed interest payment from your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by S&P and disseminated by the NYSE approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:20 p.m., New York City time, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “AMZI”. Index levels can also be obtained from the official website of Alerian, www.alerian.com. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Redemption Valuation Date or Call Valuation Date, as the case may be.

Who calculates and publishes the VWAP Level?

The VWAP Level, which is calculated based on the information published by S&P as described in the paragraph above, is published and disseminated by the NYSE.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid

Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates, and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities exceeds one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments”.

It is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that is primarily comprised of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If your Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased the Series A MLP ETRACS that you exchanged for your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC and UBS Financial Services Inc. are affiliates of UBS, and, as such, each has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC and UBS Financial Services Inc. are not permitted to sell Securities in this offering to an account over which they exercise discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.4764	0.0534	0.0534	0.4230	0
Quarter 2	24.50	0.3256	0.0521	0.0521	0.2735	0
Quarter 3	25.75	0.0000	0.0547	0.0547	0.0000	0.0547
Quarter 4	25.00	0.0165	0.0531	0.1078	0.0000	0.0914
Quarter 5	26.05	0.5076	0.0554	0.1467	0.3609	0

*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the VWAP Level increases at a constant rate of 1% per year through maturity (Example 1), as well as examples in which the VWAP Level decreases at a constant rate of 1% per year through maturity (Example 2). In addition, Example 3 shows the VWAP Level increasing by 1% per year for the first 15 years and then decreasing by 1% per year for the next 15 years, whereas Example 4 shows the reverse scenario of the VWAP Level decreasing by 1% per year for the first 15 years, and then increasing by 1% per year for the next 15 years. Although, for illustrative purposes only, the examples below show the hypothetical performance of the Securities over a period of 30 years, the Securities mature on April 2, 2040 and accordingly there is a remaining term of only approximately 20.5 years from the date of this Annex. For ease of analysis and presentation, the following examples assume that the term of the Securities is 30 years, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption. These examples highlight the impact of the Accrued Tracking Fee on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Tracking Fee takes into account the performance of the

Hypothetical Examples

Index, as measured by the VWAP Level, the absolute level of the Accrued Tracking Fee is dependent on the path taken by the VWAP Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for year 30 are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The VWAP Level increases at a constant rate of 1% per year through maturity.

Assumptions:

Annualized Tracking Fee:	0.85% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	480.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount/Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	484.80	$25.25	$0.2146	$0.2146	$25.04	$25.00
2	489.65	$25.50	$0.2168	$0.4314	$25.07	$25.04
3	494.54	$25.76	$0.2189	$0.6503	$25.11	$25.08
4	499.49	$26.02	$0.2211	$0.8715	$25.14	$25.11
5	504.48	$26.28	$0.2233	$1.0948	$25.18	$25.15
6	509.53	$26.54	$0.2256	$1.3204	$25.22	$25.19
7	514.62	$26.80	$0.2278	$1.5482	$25.26	$25.22
8	519.77	$27.07	$0.2301	$1.7783	$25.29	$25.26
9	524.97	$27.34	$0.2324	$2.0107	$25.33	$25.30
10	530.22	$27.62	$0.2347	$2.2455	$25.37	$25.34
11	535.52	$27.89	$0.2371	$2.4825	$25.41	$25.38
12	540.88	$28.17	$0.2395	$2.7220	$25.45	$25.42
13	546.28	$28.45	$0.2418	$2.9638	$25.49	$25.46
14	551.75	$28.74	$0.2443	$3.2081	$25.53	$25.50
15	557.27	$29.02	$0.2467	$3.4548	$25.57	$25.54
16	562.84	$29.31	$0.2492	$3.7040	$25.61	$25.58
17	568.47	$29.61	$0.2517	$3.9556	$25.65	$25.62
18	574.15	$29.90	$0.2542	$4.2098	$25.69	$25.66
19	579.89	$30.20	$0.2567	$4.4665	$25.74	$25.70
20	585.69	$30.50	$0.2593	$4.7258	$25.78	$25.75
21	591.55	$30.81	$0.2619	$4.9877	$25.82	$25.79
22	597.46	$31.12	$0.2645	$5.2522	$25.87	$25.83
23	603.44	$31.43	$0.2671	$5.5194	$25.91	$25.88
24	609.47	$31.74	$0.2698	$5.7892	$25.95	$25.92
25	615.57	$32.06	$0.2725	$6.0617	$26.00	$25.97
26	621.72	$32.38	$0.2752	$6.3369	$26.04	$26.01
27	627.94	$32.71	$0.2780	$6.6149	$26.09	$26.06
28	634.22	$33.03	$0.2808	$6.8957	$26.14	$26.10
29	640.56	$33.36	$0.2836	$7.1793	$26.18	$26.15
30	646.97	$33.70	$0.2864	$7.4657	$26.23	$26.20

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	34.78%
Annual VWAP Return	1.00%
Annual Return on Securities**	0.16%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The VWAP Level increases at a constant rate of 1% per year through maturity.

Assumptions:

Annualized Tracking Fee:	0.85% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	480.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	475.20	$24.75	$0.2104	$0.2104	$24.54	$24.51
2	470.45	$24.50	$0.2083	$0.4186	$24.08	$24.05
3	465.74	$24.26	$0.2062	$0.6248	$23.63	$23.60
4	461.09	$24.01	$0.2041	$0.8290	$23.19	$23.16
5	456.48	$23.77	$0.2021	$1.0310	$22.74	$22.72
6	451.91	$23.54	$0.2001	$1.2311	$22.31	$22.28
7	447.39	$23.30	$0.1981	$1.4292	$21.87	$21.85
8	442.92	$23.07	$0.1961	$1.6253	$21.44	$21.42
9	438.49	$22.84	$0.1941	$1.8194	$21.02	$20.99
10	434.10	$22.61	$0.1922	$2.0116	$20.60	$20.57
11	429.76	$22.38	$0.1903	$2.2018	$20.18	$20.16
12	425.46	$22.16	$0.1884	$2.3902	$19.77	$19.74
13	421.21	$21.94	$0.1865	$2.5767	$19.36	$19.34
14	417.00	$21.72	$0.1846	$2.7613	$18.96	$18.93
15	412.83	$21.50	$0.1828	$2.9440	$18.56	$18.53
16	408.70	$21.29	$0.1809	$3.1250	$18.16	$18.14
17	404.61	$21.07	$0.1791	$3.3041	$17.77	$17.75
18	400.57	$20.86	$0.1773	$3.4814	$17.38	$17.36
19	396.56	$20.65	$0.1756	$3.6570	$17.00	$16.98
20	392.60	$20.45	$0.1738	$3.8308	$16.62	$16.60
21	388.67	$20.24	$0.1721	$4.0028	$16.24	$16.22
22	384.78	$20.04	$0.1703	$4.1732	$15.87	$15.85
23	380.93	$19.84	$0.1686	$4.3418	$15.50	$15.48
24	377.13	$19.64	$0.1670	$4.5088	$15.13	$15.11
25	373.35	$19.45	$0.1653	$4.6741	$14.77	$14.75
26	369.62	$19.25	$0.1636	$4.8377	$14.41	$14.40
27	365.92	$19.06	$0.1620	$4.9997	$14.06	$14.04
28	362.27	$18.87	$0.1604	$5.1601	$13.71	$13.69
29	358.64	$18.68	$0.1588	$5.3189	$13.36	$13.34
30	355.06	$18.49	$0.1572	$5.4761	$13.02	$13.00

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	-26.03%
Annual VWAP Return	-1.00%
Annual Return on Securities**	-2.16%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The VWAP Level increases by 1% per year for the first 15 years and then decreases by 1% per year for the next 15 years.

Assumptions:

Annualized Tracking Fee:	0.85% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	480.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	484.80	$25.25	$0.2146	$0.2146	$25.04	$25.00
2	489.65	$25.50	$0.2168	$0.4314	$25.07	$25.04
3	494.54	$25.76	$0.2189	$0.6503	$25.11	$25.08
4	499.49	$26.02	$0.2211	$0.8715	$25.14	$25.11
5	504.48	$26.28	$0.2233	$1.0948	$25.18	$25.15
6	509.53	$26.54	$0.2256	$1.3204	$25.22	$25.19
7	514.62	$26.80	$0.2278	$1.5482	$25.26	$25.22
8	519.77	$27.07	$0.2301	$1.7783	$25.29	$25.26
9	524.97	$27.34	$0.2324	$2.0107	$25.33	$25.30
10	530.22	$27.62	$0.2347	$2.2455	$25.37	$25.34
11	535.52	$27.89	$0.2371	$2.4825	$25.41	$25.38
12	540.88	$28.17	$0.2395	$2.7220	$25.45	$25.42
13	546.28	$28.45	$0.2418	$2.9638	$25.49	$25.46
14	551.75	$28.74	$0.2443	$3.2081	$25.53	$25.50
15	557.27	$29.02	$0.2467	$3.4548	$25.57	$25.54
16	551.69	$28.73	$0.2442	$3.6990	$25.03	$25.00
17	546.18	$28.45	$0.2418	$3.9408	$24.51	$24.48
18	540.71	$28.16	$0.2394	$4.1802	$23.98	$23.95
19	535.31	$27.88	$0.2370	$4.4172	$23.46	$23.43
20	529.95	$27.60	$0.2346	$4.6518	$22.95	$22.92
21	524.65	$27.33	$0.2323	$4.8841	$22.44	$22.41
22	519.41	$27.05	$0.2299	$5.1140	$21.94	$21.91
23	514.21	$26.78	$0.2276	$5.3417	$21.44	$21.41
24	509.07	$26.51	$0.2254	$5.5670	$20.95	$20.92
25	503.98	$26.25	$0.2231	$5.7902	$20.46	$20.43
26	498.94	$25.99	$0.2209	$6.0110	$19.98	$19.95
27	493.95	$25.73	$0.2187	$6.2297	$19.50	$19.47
28	489.01	$25.47	$0.2165	$6.4462	$19.02	$19.00
29	484.12	$25.21	$0.2143	$6.6605	$18.55	$18.53
30	479.28	$24.96	$0.2122	$6.8727	$18.09	$18.07

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	-0.15%
Annual VWAP Return	-0.01%
Annual Return on Securities**	-1.08%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The VWAP Level decreases by 1% per year for the first 15 years, and then increases by 1% per year for the next 15 years.

Assumptions:

Annualized Tracking Fee:	0.85% per annum
Stated Principal Amount:	$25.00
Initial VWAP Level:	480.00

Year End	VWAP Level	Current Indicative Value	Annualized Tracking Fee for the Applicable Year	Accrued Tracking Fee	Cash Settlement Amount / Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G
		Principal x (B/Initial VWAP Level)	C x Annualized Tracking Fee	Cumulative Total of D*	C – E	F - Redemption Fee Amount
1	475.20	$24.75	$0.2104	$0.2104	$24.54	$24.51
2	470.45	$24.50	$0.2083	$0.4186	$24.08	$24.05
3	465.74	$24.26	$0.2062	$0.6248	$23.63	$23.60
4	461.09	$24.01	$0.2041	$0.8290	$23.19	$23.16
5	456.48	$23.77	$0.2021	$1.0310	$22.74	$22.72
6	451.91	$23.54	$0.2001	$1.2311	$22.31	$22.28
7	447.39	$23.30	$0.1981	$1.4292	$21.87	$21.85
8	442.92	$23.07	$0.1961	$1.6253	$21.44	$21.42
9	438.49	$22.84	$0.1941	$1.8194	$21.02	$20.99
10	434.10	$22.61	$0.1922	$2.0116	$20.60	$20.57
11	429.76	$22.38	$0.1903	$2.2018	$20.18	$20.16
12	425.46	$22.16	$0.1884	$2.3902	$19.77	$19.74
13	421.21	$21.94	$0.1865	$2.5767	$19.36	$19.34
14	417.00	$21.72	$0.1846	$2.7613	$18.96	$18.93
15	412.83	$21.50	$0.1828	$2.9440	$18.56	$18.53
16	416.96	$21.72	$0.1846	$3.1286	$18.59	$18.56
17	421.13	$21.93	$0.1864	$3.3150	$18.62	$18.60
18	425.34	$22.15	$0.1883	$3.5033	$18.65	$18.63
19	429.59	$22.37	$0.1902	$3.6935	$18.68	$18.66
20	433.89	$22.60	$0.1921	$3.8856	$18.71	$18.69
21	438.23	$22.82	$0.1940	$4.0796	$18.74	$18.72
22	442.61	$23.05	$0.1959	$4.2756	$18.78	$18.75
23	447.03	$23.28	$0.1979	$4.4735	$18.81	$18.79
24	451.50	$23.52	$0.1999	$4.6734	$18.84	$18.82
25	456.02	$23.75	$0.2019	$4.8752	$18.88	$18.85
26	460.58	$23.99	$0.2039	$5.0791	$18.91	$18.89
27	465.18	$24.23	$0.2059	$5.2851	$18.94	$18.92
28	469.84	$24.47	$0.2080	$5.4931	$18.98	$18.95
29	474.54	$24.72	$0.2101	$5.7032	$19.01	$18.99
30	479.28	$24.96	$0.2122	$5.9153	$19.05	$19.02

*

Because the Reference Distribution Amount for each year is zero, for each year the Tracking Fee Shortfall is increased by the annualized Tracking Fee for that year, and the Accrued Tracking Fee for each year is the sum of the annualized Tracking Fee for that year plus the Tracking Fee Shortfall as of the end of the previous year (i.e., the sum of the annualized Tracking Fees for all previous years).

Cumulative VWAP Return	-0.15%
Annual VWAP Return	-0.01%
Annual Return on Securities**	-0.91%

**	Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities, a Stub Reference Distribution Amount at maturity or call, or an Adjusted Coupon Amount upon call or early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, or any Adjusted Coupon Amount you may be entitled to receive upon call or early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid upon maturity or call, or any Adjusted Coupon Amount were payable upon call or early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount and/or the Cash Settlement Amounts or Call Settlement Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual VWAP Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the VWAP Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on the actual Final VWAP Level, the Accrued Tracking Fee and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call or any Adjusted Coupon Amount is payable upon call or early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above. The hypothetical examples above are provided for purposes of information only.

The hypothetical examples are not indicative of the future performance of the Index, as measured by the VWAP Level, on any Index Business Day, the Final VWAP Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the VWAP Level, which is intended to track performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the energy market to which the MLPs that constitute the Index are tied and other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risk Factors — Risks Relating to the Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or upon early redemption, nor do they pay interest or guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the stated principal amount at maturity or call, or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or early redemption will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount. Any Coupon Amount will be reduced by the Accrued Tracking Fee, which includes any applicable Tracking Fee Shortfall. In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

The payment on the Securities is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the Securities.

The Securities are fully exposed to any decline in the level of the Index, as measured by the VWAP Level. Your payment at maturity or call, or upon early redemption, is linked to the performance of the VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS. The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level, and the absolute level of the Accrued Tracking Fee is dependent on the path taken by the VWAP Level to arrive at its ending level on any date of determination. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index. Therefore, the payment at maturity or call, or upon early redemption of your Securities, may be different from the payment you would receive if such payment were determined by reference to the official closing level of the Index. Because the VWAP Level will not necessarily correlate with the closing levels or intraday indicative values of the Index, the payment at maturity or call, or upon redemption, will not be the same as investing in a debt security with a payment at maturity or call, or upon redemption, linked to the performance of the Index as measured using

Risk Factors

closing levels or intraday indicative values. In particular, the official Index closing level may vary significantly, on a cumulative basis over the term of the Securities, from the VWAP Level. Please see “Alerian MLP Infrastructure Index” beginning on page F-28 for information relating to the historical performance of the Index. Historical performance is not necessarily indicative of future performance.

In addition, the intraday indicative value of the Securities calculated and published by the NYSE will be based on the intraday indicative values of the Index instead of the VWAP Levels of the Index. Because the intraday indicative value of the Securities may vary significantly from the VWAP Levels and the Final VWAP Level, the payment at maturity or call, or upon early redemption of your Securities, may be significantly different than the payment you would receive if such payment were determined by reference to the intraday indicative value of the Securities.

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period.

Similarly, you will not receive a coupon payment on a Redemption Date or Call Settlement Date if the Adjusted Reference Distribution Amount, calculated as of the Redemption Valuation Date or Call Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Redemption Fee Amount, calculated as of the Redemption Valuation Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Accrued Tracking Fee as of the Redemption Measurement Date or the last Index Business Day in the Call Measurement Period.

The Final VWAP Level may be less than the VWAP Level on the Maturity Date, Redemption Date or Call Settlement Date, or at other times during the term of the Securities.

The VWAP Level on the Maturity Date, a Redemption Date or Call Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period, the Redemption Measurement Date or Call Measurement Period, as applicable, could be higher than the Final VWAP Level, because the Final VWAP Level is calculated based on the VWAP Levels measured on each Index Business Day in the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable. This difference could be particularly large if there is a significant increase in the VWAP Level after the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, or if there is a significant decrease in the VWAP Level around the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable. Significant volatility in the VWAP Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the VWAP Level following the relevant valuation period or date.

Risk Factors

Even if the Final VWAP Level is greater than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may receive less than your initial investment in the Series A MLP ETRACS due to the Accrued Tracking Fee and/ or the Redemption Fee Amount.

If any distributions that a Reference Holder would be entitled to receive from the Index constituents are not sufficient to cover the Quarterly Tracking Fee (equivalent to 0.85% per annum multiplied by the applicable Current Indicative Value), the amount of the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) will reduce the payment, if any, you will receive at maturity or call, or upon early redemption. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the applicable Cash Settlement Amount. If the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS, decreases or even if the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS, increases, but does not increase sufficiently to offset the negative effect of any Accrued Tracking Fee and/or any applicable Redemption Fee Amount, you will receive less than the amount of your initial investment in the Series A MLP ETRACS at maturity or call, or upon early redemption of your Securities. The Initial VWAP Level of 487.420 was determined by the VWAP Calculation Agent as of March 31, 2010, several years before the Initial Trade Date of the Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page F-42 for more information.

You will not know the Redemption Amount, including whether the Redemption Amount would be greater if the Index Performance Ratio were calculated using the Final VWAP Level or using the Index Closing Level, at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities, nor will you know at the time of such request whether the Redemption Amount would be greater if the Index Performance Ratio were calculated using the Final VWAP Level or using the Index Closing Level. Your notice to us to redeem your Securities, including any election to have the Index Performance Ratio calculated using the Index Closing Level instead of the Final VWAP Level, is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on

Risk Factors

which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Measurement Date, which is the Index Business Day following the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Measurement Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Measurement Date.

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the performance of the Index measured using any method other than average VWAP Levels, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Tracking Fee and any Redemption Fee Amount, which is a cost the Index constituents do not have. Furthermore, if the level of the Index or the VWAP Level increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline, due to the amount of the Quarterly Tracking Fee and any Tracking Fee Shortfall, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” beginning on page F-59.

You have no interests in any of the Index constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index constituent. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index constituents. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index constituents. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index constituents. The value of a Security will reflect transaction costs and fees that the Index constituents do not have.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the Final Valuation Date when the Security Calculation Agent will determine your payment at maturity (or the relevant Measurement Date or period if the Securities are subject to a call or early redemption).

Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level or VWAP Level of the Index);

➢	the market prices of the Index constituents;

➢	the dividend or distribution rate paid by the Index constituents;

➢	the time remaining to the maturity of the Securities;

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➢	interest rates;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues and sales of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Tracking Fee and whether there is any Tracking Fee Shortfall;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect markets generally;

➢	supply and demand in the listed and over-the-counter derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2015 and may continue to issue, offer and sell Securities from time to time , through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A MLP ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Business Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the stated principal amount or the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such

Risk Factors

sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities, there is no guarantee that it will continue to do so in the future.

S&P may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index.

The Securities are listed on NYSE Arca. S&P, the Index Calculation Agent, is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If S&P discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor and S&P may adjust the Index in a way that affects the VWAP Level, and neither the Index Sponsor nor S&P has any obligation to consider your interests.

S&P is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the equity securities underlying the Index constituents or

Risk Factors

make other methodological changes that could change the VWAP Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, S&P may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor S&P has any obligation to consider your interests in calculating or revising the Index. See “Alerian MLP Infrastructure Index” on page F-28.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the VWAP Level or the Final VWAP Level are not available because of a market disruption event or for any other reason, the VWAP Calculation Agent — which will initially be the NYSE — will make a good faith estimate in its sole discretion of the Final VWAP Level that would have prevailed in the absence of the market disruption event. If the VWAP Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Final VWAP Level is required to be determined, the VWAP Calculation Agent will instead make a good faith estimate in its sole discretion of the Final VWAP Level by reference to a group of master limited partnerships that each earn the majority of their EBITDA from transportation and storage of energy commodities, or indices, and a computation methodology that the VWAP Calculation Agent determines will as closely as reasonably possible replicate the Index.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on March 20, 2008, and therefore has a limited history. Limited historical information will be available to you to consider in making an independent investigation of the Index performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date hereof, or the past estimated historical performance of the Index. The performance of the Index constituents will determine the VWAP Level on any given date of determination or at other times during the term of the Securities. As a result, it is impossible to predict whether the VWAP Level will rise or fall.

Risk Factors

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the VWAP Level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the VWAP Level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities therefore could adversely affect the payment at maturity or call or upon early redemption of the Securities.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “Alerian MLP Infrastructure Index — License Agreement” on page F-32) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” beginning on page F-48 and “Specific Terms of the Securities — Security Calculation Agent” beginning on page F-47. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this Annex. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

Risk Factors

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of the Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or VWAP Level or the manner in which it is calculated, and, therefore, such an event may have an adverse impact on the value of the Securities. An Index constituent may also be removed from the Index, as described under “Alerian MLP Infrastructure Index — Index Rebalancings” on page F-30.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” beginning on page F-47. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Call Measurement Period or the Final Measurement Period, or on the Redemption Measurement Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Final VWAP Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Final VWAP Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date. If such a postponement occurs, then the Security Calculation Agent will instead use the VWAP Level of the Index on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, Call Measurement Period or Redemption Measurement Date for the Securities be postponed by more than three (3) Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three (3) Index Business Days. If the Final Measurement Period, Call Measurement Period, or Redemption Measurement Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period or the Call Measurement Period, or will be the Redemption Measurement Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period or the Call Measurement Period, or on the Redemption Measurement Date, then the VWAP Calculation Agent will make a good faith estimate in its sole discretion of the VWAP Level of the Index that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page F-48.

Risk Factors

The Index constituents are concentrated in the energy industry.

As of the date of this Annex, most of the Index constituents represent MLPs that have been issued by companies whose primary lines of business are directly associated with the energy industry, including the oil and gas sector. In addition, many of the MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. In addition, the MLPs in the energy industry are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting master limited partnerships generally;

➢	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index constituents to decline during the term of the Securities.

Energy MLP market risks may affect the trading value of the Securities and the amount you will receive at maturity.

We expect that the Index and the VWAP Level will fluctuate in accordance with changes in the financial condition of the Index constituents and certain other factors. The financial condition of the Index constituents may become impaired or the general condition of the energy MLP market may deteriorate, either of which may cause a decrease in the level of the Index or the VWAP Level and thus in the value of the Securities. Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index constituents change. Investor perceptions of the Index constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The level of the Index and the VWAP Level are expected to fluctuate until the Maturity Date.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the VWAP Level may be adjusted in the event that the VWAP Calculation Agent determines that any of the following Index

Risk Factors

calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituents. Any such Index calculation disruption events may have an adverse impact on the level of the Index or VWAP Level or the manner in which each is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page F-48.

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day through and including the Maturity Date, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns.

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount and the Stub Reference Distribution Amount as ordinary income, despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally be able to currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

Furthermore, it is likely that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that primarily consists of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If your Securities are subject to these rules, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased the Series A MLP ETNs that you exchanged for your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

Risk Factors

It is also possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this Annex. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities Will Be Subject to Adverse U.S. Federal Income Tax Consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Considerations – Non-U.S. Holders” below, we intend to take the position that non-U.S. holders of Securities will generally be subject to withholding tax with respect to each Coupon Amount and Stub Reference Distribution Amount that it receives with respect to the Securities.

There are alternative treatments of the Securities that could result in other adverse U.S. federal income tax consequences for non-U.S. holders (including the potential need to file U.S. tax returns).

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

Alerian MLP Infrastructure Index

We have derived all information contained in this Annex regarding the Alerian MLP Infrastructure Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by GKD Index Partners, LLC (“Alerian” or the “Index Sponsor”). We make no representation or warranty as to the accuracy or completeness of such information. The Alerian MLP Infrastructure Index is calculated, maintained and published by S&P in consultation with the Index Sponsor. Neither the Index Sponsor nor S&P has any obligation to continue to publish, and may discontinue the publication of, Alerian MLP Infrastructure Index.

The Alerian MLP Infrastructure Index (the “Index”) is a price return index calculated on a real-time basis beginning when the first traded price of any of the Index constituents is received by S&P. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “AMZI.”

The Securities are linked to the performance, measured by reference to its VWAP Level, of the Alerian MLP Infrastructure Index. The Alerian MLP Infrastructure Index is separate and distinct from the Alerian MLP Index and the Alerian MLP Select Index.

Introduction

The Index measures the performance of energy infrastructure MLPs, and is calculated by S&P Dow Jones Indices using a capped, float-adjusted, capitalization-weighted methodology. The Index constituents earn the majority of their cash flow from gathering and processing, liquefaction, pipeline transportation, rail terminaling and storage of energy commodities, each as defined under the Energy MLP Classification Standard (ECMS(SM)). As of December 2, 2019, there were 20 Index constituents.

The Index is disseminated through ticker AMZI. Index values, yields, constituents, and announcements regarding rebalancings can be found at www.alerian.com. Information contained in the Alerian website is not incorporated by reference in, and should not be considered a part of, this Annex or of the accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of information contained on the website of Alerian.

Documents Used to Calculate the Index

The following documents are used to calculate the units outstanding and investable weight factors of the constituents of the Index (AMZI):

➢	Constituent press releases

➢	Annual reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-K, 20-F)

➢	Quarterly reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (10-Q, 6-K)

➢	Certain registration statements pursuant to Rules 415 and 462 under the Securities Act of 1933 (S-1, S-3)

➢	Prospectuses and prospectus supplements pursuant to Rule 424(b)

➢	Proxy statements pursuant to Section 14(a) of the Securities Exchange Act of 1934 (DEF 14A)

➢	Current reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (8-K, 6-K)

The following documents are not used in the aforementioned calculations:

➢	Schedules (13D, 13G) under the Securities Exchange Act of 1934

Alerian MLP Infrastructure Index

➢	Forms (4) pursuant to Section 16(a) of the Securities Exchange Act of 1934

➢	Certain registration statements under the Securities Act of 1933 (S-8)

Units Outstanding

Units included in the calculation of units outstanding include, but are not limited to, common units, subordinated units, special class units and paid-in-kind units. Units excluded are general partner (“GP”) units, management incentive units, and tradable, noncommon units.

The number of units outstanding generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release or Securities and Exchange Commission document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected in a constituent’s units outstanding. (The word “reflected” here means for index share calculation and constituent selection purposes only. Changes to units outstanding and Investable Weight Factors (as defined below), as it relates to calculating the Index, only occur after market close on rebalancing dates, stock dividends and splits excepted.)

Qualifying Transaction	Reflected in Units Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity (“PIPEs”)*	Time of closing
Unit repurchases	Earlier of time of press release or current report
At-the-market (“ATM”) equity offerings	As reported in periodic reports, prospectuses, or proxies
*

Unless a lock-up period has been specified, common units issued in a PIPE transaction are considered to be freely tradable upon the earlier of (a) the effectiveness date of the accompanying SEC registration statement or (b) 180 days after the transaction close, pursuant to SEC Rule 144.

Investable Weight Factors

A constituent’s investable weight factor (“IWF”) has two components.

➢	Numerator

➢	Units outstanding

The numerator is equal to the number of tradable units and is calculated as follows.

Units outstanding minus non-common units minus unregistered common units minus insider-owned common units

Insider-owned common units: For the purposes of this calculation, insider-owned common units are those which are included in “Security Ownership of Certain Beneficial Owners and Management” of a constituent’s latest annual report or proxy. This number is frequently expressed as, or is similar to, “All directors and named executive officers as a group”, plus common units owned by GPs and/or persons or entities with board representation. Though insiders file Forms (4) and Schedules (13) to indicate changes to their ownership position between annual reports and proxies, they are not factored into the calculation. Other documents (e.g. press releases, 8-Ks, and prospectus supplements) indicating changes to ownership by a GP are factored into the calculation immediately.

The IWF is then calculated as follows:

Numerator/Units outstanding

Alerian MLP Infrastructure Index

Constituent Criteria

➢	Be a publicly traded partnership or limited liability company (“LLC”)

➢

Earn the majority of its cash flow from qualifying midstream activities involving energy commodities. The following Energy MLP Classification Standard (EMCS(SM)) activities are considered qualifying: Gathering & Processing, Liquefaction, Pipeline Transportation, Rail Terminaling, and Storage. Majority of cash flow is calculated on a trailing- four-quarter basis using a company’s reported business segments. Exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition. Cash flow from a partnership’s GP interest or incentive distribution rights in another publicly traded partnership or LLC is zeroed for the purposes of this determination.

➢

Represent the primary limited partner interests of a partnership or LLC that is an operating company. This definition is meant to exclude, among others, the following types of securities: GPs, i-units, preferred units, exchange-traded products, open-end funds, closed-end funds, and royalty trusts.

➢	Declared a distribution for the trailing two quarters.

➢

Have a median daily trading volume of at least $5 million for the six-month period preceding the data analysis date. As an example, for the March quarterly rebalancing, this criterion requires that the median of a company’s daily trading volume during the September-February period be at least $5 million. If the data analysis date for a special rebalancing falls on the last trading day of the month, then that month is the sixth month in the six-month period.

A non-constituent will only be added to the Index during the (a) quarterly rebalancing process if it meets all criteria, or (b) special rebalancing process if it (i) is acquiring the constituent that is being removed, and (ii) meets all criteria. A constituent will remain in the Index if it (a) continues to meet the first four criteria and (b) has a median daily trading volume of at least $4.0 million for the six-month period preceding the data analysis date. Constituents will only be removed from the Index for failing to meet criteria during the quarterly rebalancing process. A non- constituent that has entered into a merger agreement to be acquired is not eligible to be added to the Index.

These criteria are reviewed regularly to ensure consistency with industry trends.

Index Equations

The Index is calculated by S&P according to the following equations.

➢	[Initial Divisor] = [Index Market Capitalization on December 29, 1995] / 100

➢	[Index Value] = [Index Market Capitalization] / Divisor

➢	[Post-Rebalance Divisor] = [Post-Rebalance Index Market Capitalization] / [Pre-Rebalance Index Value]

Index Rebalancings

Index rebalancings fall into two groups: quarterly rebalancings and special rebalancings. Quarterly rebalancings occur on the third Friday of each March, June, September, and December, and are effective at the open of the next trading day. In the event that the major U.S. exchanges are closed on the third Friday of March, June, September, or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions, and deletions are analyzed as of 4:00 p.m. EST on the last trading day of February, May, August, and November. Each constituent’s index shares are then calculated according to the capping system described below, and

Alerian MLP Infrastructure Index

assigned after market close on the quarterly rebalancing date. Since index shares are assigned based on prices on the last trading day of February, May, August, and November, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.

After market close on the last trading day of February, May, August, and November, respectively, the post-rebalancing constituents are weighted and ranked by float-adjusted market capitalization. If the weight of the largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. After this distribution, if the weight of the next largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents.

This process is repeated until none of the remaining constituents has a weight that exceeds 10%.

Special rebalancings are triggered by corporate actions and will be implemented as practically as possible on a case-by-case basis. Generally, in a merger between two or more Index constituents, the special rebalancing will take place one full trading session after the constituent’s issuance of a press release indicating all needed merger votes have passed. If the stock is delisted before market open on the first trading day after all needed merger votes have passed, the delisted security will trade at the conversion price, including any cash consideration. Only the units outstanding and IWFs of the surviving constituents in a merger will be updated to reflect the latest information available. Data are analyzed as of 4:00 p.m. EST two trading days prior to the last required merger vote. Index shares are then calculated to the weighting scheme above and assigned after market close on the rebalancing date.

Treatment of Distributions

The Index is a price-return index that does not account for cash distributions.

Base Date

The base date for the Index is December 29, 1995, with a base value of 100.

Announcements

Constituent changes related to quarterly rebalancings will be announced at 8:30 a.m. Eastern Standard Time on the second Friday of March, June, September and December. Constituent changes related to special rebalancings resulting from mergers will be announced at 8:30 a.m. Eastern Standard Time on the last trading day prior to the last required merger vote. Constituent changes related to special rebalancings resulting from other types of delistings will be handled on a case-by-case basis. Index methodology changes, if any, will be announced after market close on the last trading day of the month. Announcements can be found on the Index Sponsor’s website, www.alerian.com.

Holiday Schedule

The Index is calculated when U.S. equity markets are open.

Index Governance

An independent advisory board of MLP and energy infrastructure executives, legal partners, and senior financial professionals reviews all methodology modifications and constituent changes to ensure that they are made objectively and without bias. The board is composed of a minimum of five members, all of whom must be independent. The CEO of Alerian presents to the board on a quarterly basis, on the Thursday prior to the second Friday of each March, June, September, and December. A board book is

Alerian MLP Infrastructure Index

distributed in advance of each meeting so that board members have the ability to review proposed Index changes, if any, and the supporting data and Index methodology prior to the meeting. Information regarding methodology modifications and constituent changes is considered to be material and can have an impact on the market. Consequently, all board discussions are confidential. Alerian believes that this process leads to unmatched independence and attention to detail in MLP and energy infrastructure indexing.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

Alerian MLP Infrastructure Index, Alerian MLP Infrastructure Total Return Index and AMZI, are trademarks of GKD Index Partners, LLC d/b/a Alerian and their use is granted under a license from GKD Index Partners, LLC d/b/a Alerian.

All disclosures contained in this Annex regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100.00 on December 29, 1995, which is referred to as the “Index commencement date.” The Index Sponsor began calculating the Index on March 20, 2008. Therefore, the historical information for the period from the Index commencement date until March 20, 2008 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after March 20, 2008 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 31, 2001 through December 2, 2019.

Alerian MLP Infrastructure Index

The tables below are based on the price return and total return of the Index, not VWAP levels.

Estimated Historical and Historical Results for the

period December 31, 2001 through December 2, 2019

	Price Return		Total Return
	Ending Level	Annual Return	Ending Level	Annual Return
2001	234.90		400.26
2002	213.61	-9.07%	391.98	-2.07%
2003	304.39	42.50%	599.76	53.01%
2004	351.35	15.43%	740.00	23.38%
2005	360.94	2.73%	805.80	8.89%
2006	455.80	26.28%	1087.17	34.92%
2007	478.87	5.06%	1210.00	11.30%
2008	272.04	-43.19%	743.57	-38.55%
2009	458.65	68.60%	1375.94	85.05%
2010	578.95	26.23%	1857.30	34.98%
2011	637.29	10.08%	2172.85	16.99%
2012	625.63	-1.83%	2264.34	4.21%
2013	765.45	22.35%	2931.97	29.48%
2014	780.65	1.99%	3155.23	7.61%
2015	499.73	-35.99%	2153.68	-31.74%
2016	546.71	9.40%	2557.27	18.74%
2017	464.80	-14.98%	2331.93	-8.81%
2018	378.96	-18.47%	2053.42	-11.94%
2019 (through 12/02/2019)	338.49	-10.68%	1993.86	-2.90%

Estimated Historical or Historical Performance

Is Not Indicative of Future Results.

The table below shows the estimated historical and historical performance of the total return of the Index from December 31, 2001 through December 2, 2019 in comparison with the total returns of the Alerian MLP Index, the S&P 500® Index, the S&P 500® Utilities Index and the Bloomberg Commodity IndexSM. Actual historical data is limited to the period from March 20, 2008 through December 2, 2019.

	Index*	Alerian MLP Index	S&P 500® Index	S&P 500® Utilities Index	Bloomberg Commodity IndexSM
Total Return	398.15%	277.42%	289.56%	331.36%	10.06%
Annualized Return	9.37%	7.69%	7.88%	8.49%	0.54%

Estimated historical and historical results for the period from December 31, 2001 through December 2, 2019.

*	The data for the Index for the period prior to its inception on March 20, 2008 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of December 2, 2019 and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

Alerian MLP Infrastructure Index

The graph below illustrates the pro forma and historical performance of the Index from December 31, 2001 to December 2, 2019. The graph below is based on the total returns of the Index, the Alerian MLP Index, the S&P 500® Index, the S&P 500® Utilities Index and the Bloomberg Commodity IndexSM, not VWAP levels.

Valuation of the Index and the Securities

The VWAP Level, which is used to calculate the payment on the Securities at maturity or call or upon early redemption, is calculated by the VWAP Calculation Agent, which is the NYSE. The calculation of the VWAP Level is different from the calculation of the closing level of the Index and the intraday indicative value of the Securities. Please see “Risk Factors — The payment on the Securities is linked to the VWAP Level, not to the closing level of the Index and not to the published intraday indicative value of the Securities” beginning on page F-16 for more information.

Intraday Index Values

On each Index Business Day, S&P, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of the Index every fifteen seconds during normal trading hours on Bloomberg under the ticker symbol “AMZI”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index. In addition, the intraday indicative value of the Index does not necessarily track the VWAP Level used to determine your payment at maturity or call, or upon early redemption. Consequently, the return on the Securities will not be the same as investing in a debt security with a payment at maturity or upon redemption linked to the performance of the Index measured by closing levels or intraday indicative values.

S&P is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources S&P deems reliable, but S&P and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. S&P makes no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. S&P makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. S&P, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of S&P, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. S&P shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. S&P is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from S&P may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every fifteen seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published by Bloomberg (based in part on information provided by S&P) or a successor via the facilities on the Consolidated Tape Association under the

Valuation of the Index and the Securities

symbol “MLPBIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) the Stated Principal Amount multiplied by the Index Performance Ratio calculated using the levels of the Index instead of VWAP Levels as of such time, less (ii) the Accrued Tracking Fee as of such time and date assuming such time and date is the Redemption Measurement Date, plus (iii) assuming such time and date is the Redemption Measurement Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus (iv) the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by S&P will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every fifteen seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, at maturity, you will receive a cash payment the amount of which will vary depending on the performance of the VWAP Level calculated in accordance with the formula set forth below and will be reduced by the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment on the Redemption Date equal to the Redemption Amount as described below under “— Early Redemption at the Option of the Holders.”

If the amount so calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

The Securities may pay a cash coupon during their term.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee

Specific Terms of the Securities

Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount, if any, will be included in the Cash Settlement Amount.

The “Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be January 22, 2016.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation Date will be December 30, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015, to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to (i) the published unit weighting of that Index constituent as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Initial VWAP Level divided by 25.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

Specific Terms of the Securities

The “Quarterly Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.2125% (equivalent to 0.85% per annum) and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the VWAP Level (as defined under “— Cash Settlement Amount at Maturity”) as of such date and the denominator of which is equal to the Initial VWAP Level. As of December 2, 2019, the Current Indicative Value was $17.4103, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

The “Accrued Tracking Fee” is:

(1)	with respect to the first Coupon Valuation Date, an amount equal to:

the Quarterly Tracking Fee calculated as of the first Coupon Valuation Date (for the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding September 30, 2015);

(2)

with respect to any Coupon Valuation Date, other than the first and last Coupon Valuation Dates, an amount equal to the Quarterly Tracking Fee as of such Coupon Valuation Date plus the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any; and

(3)	with respect to the last Coupon Valuation Date, an amount equal to:

(a)	the product of

(i)	the Quarterly Tracking Fee as of such Coupon Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 90, plus

(b)

the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Cash Settlement Amount, as described below.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

Cash Settlement Amount at Maturity

The “Maturity Date” is April 2, 2040, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called or redeemed, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount, minus

(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, plus

Specific Terms of the Securities

(d)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The “Stated Principal Amount” of each Security is $25.00.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the level of the Index (as measured by the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS) is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may lose some or all of your investment at maturity.

The “Index Performance Ratio” on any Index Business Day is calculated as follows:

Final VWAP Level

Initial VWAP Level

The “VWAP” with respect to each Index constituent, as of any date of determination, is the volume-weighted average price of one unit of such Index constituent as determined by the VWAP Calculation Agent based on the Primary Exchange for each Index constituent. For information about how the VWAP will be calculated to the extent a Disrupted Day exists with respect to an Index constituent, please see “— Market Disruption Event.”

The “Initial VWAP Level” is 487.420, the VWAP Level on March 31, 2010, as determined by the VWAP Calculation Agent. See “— VWAP Calculation Agent” below.

The “Final VWAP Level,” as determined by the VWAP Calculation Agent, will be the arithmetic mean of the VWAP Levels measured on each Index Business Day during the Final Measurement Period or Call Measurement Period or on any applicable Redemption Measurement Date, as applicable.

The “VWAP Level,” as determined by the VWAP Calculation Agent as of any Index Business Day, is equal to (1) the sum of the products of (i) the VWAP of each Index constituent as of such date and (ii) the published share weighting of that Index constituent as of such date divided by (2) the Index Divisor as of such date, or expressed as a formula, as follows:

where:

VWAP Level =	∑	n		(VWAP i,t * W i,t)
		i	=2
IndexDivisori

n is the number of Index constituents;

VWAPi,t is the VWAP of Index constituent i as of Index Business Day t;

Wi,t is the published share weighting of Index constituent i as of Index Business Day t; and

Specific Terms of the Securities

Index Divisort is the Index Divisor as of Index Business Day t.

As of October 7, 2015, the VWAP Level was 582.442.

The “Index Divisor,” as of any date of determination, is the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Alerian MLP Infrastructure Index — Index Equations” beginning on page F-30.

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to:

(a)	the product of

(i)	the Quarterly Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 90, plus

(b)	the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

The “Final Measurement Period” means the five (5) Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, to and including the last Index Business Day in the Final Measurement Period or Call Measurement Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold 4/5 ths, 3/5 ths, 2/5 ths and 1/5 th of the shares of each Index constituent it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period or Call Measurement Period.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.

The “Calculation Date” means March 23, 2040, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

Specific Terms of the Securities

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading such Index constituent or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date, provided that you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable Redemption Notice and Redemption Confirmation are delivered. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Measurement Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

The applicable “Redemption Measurement Date” means the Index Business Day following the applicable Redemption Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the Redemption Measurement Date, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Measurement Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

Specific Terms of the Securities

(d)	the Accrued Tracking Fee as of the Redemption Measurement Date, minus

(e)	the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” We have determined to offer all holders of the Securities the option, upon early redemption and solely for purposes of determining the Redemption Amount, but not for any other purpose, to elect that the Index Performance Ratio (which is used to calculate the Redemption Amount) be calculated using the Index Closing Level on the Redemption Measurement Date instead of the Final VWAP Level. If the redeeming holder so elects, the Index Performance Ratio will be calculated, for purposes of determining the Redemption Amount, as:

Index Closing Level on the Redemption Measurement Date

Initial VWAP Level

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Measurement Date.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount will reduce your final Redemption Amount. If the level of the Index (as measured by the Final VWAP Level as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS) does not increase by an amount sufficient to offset the combined negative effect of the Accrued Tracking Fee and the Redemption Fee Amount (less any Coupon Amounts, any Stub Reference Distribution Amount, as applicable, and/or any Adjusted Coupon Amount, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may lose some or all of your investment upon early redemption.

The Accrued Tracking Fee as of the Redemption Measurement Date is an amount equal to:

(a)	the product of

(i)	the Quarterly Tracking Fee calculated as of the Redemption Measurement Date, and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Redemption Valuation Date to and including the Redemption Measurement Date, and the denominator of which is 90, plus

(b)	the Adjusted Tracking Fee Shortfall, if any.

The “Adjusted Coupon Amount,” with respect to any Redemption Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee,

Specific Terms of the Securities

the Redemption Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the applicable Redemption Measurement Date.

The “Adjusted Reference Distribution Amount,” as of any Redemption Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015) to and including such Redemption Valuation Date.

The “Adjusted Tracking Fee” is:

(1)	as of any Redemption Valuation Date occurring prior to the first Coupon Valuation Date, an amount equal to:

the product of

(i)	the Quarterly Tracking Fee as of such Redemption Valuation Date and

(ii)	a fraction, the numerator of which is the total number of calendar days from and excluding September 30, 2015, to and including such Redemption Valuation Date, and the denominator of which is 90; and

(2)	as of any Redemption Valuation Date occurring on or after the first Coupon Valuation Date, an amount equal to:

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus

(b)	the product of

(i)	the Quarterly Tracking Fee as of such Redemption Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Redemption Valuation Date, and the denominator of which is 90.

The “Adjusted Tracking Fee Shortfall,” as of any Redemption Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

The “Redemption Fee Amount” means an amount equal to 0.125% of the Stated Principal Amount of the Securities.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “— UBS’s Call Right” beginning on page F-45.

We discuss redemption in the accompanying prospectus under “Description of the Series B ETNs — Redemption and Repayment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

Specific Terms of the Securities

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice,” which is attached to this Annex as Attachment A, to UBS via email no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this Annex as Attachment B;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation,” to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of

(i)	the Stated Principal Amount and

(ii)	the Index Performance Ratio as of the last Index Business Day in the Call Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, plus

(e)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

Specific Terms of the Securities

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the five (5) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment upon a call. The negative effect of the Accrued Tracking Fee will reduce your final payment. If the increase in the Final VWAP Level, as compared to the VWAP Level at the time you acquired your Series A MLP ETRACS, is insufficient to offset the negative effect of the Accrued Tracking Fee (less any Coupon Amounts, any Stub Reference Distribution Amount and/or any Adjusted Coupon Amount, you may be entitled to receive), or if the Final VWAP Level is less than the VWAP Level at the time you acquired your Series A MLP ETRACS, you may lose some or all of your investment upon a call.

The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to:

(a)	the product of

(i)	the Quarterly Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period, and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the Call Valuation Date to and including the last Index Business Day in such Call Measurement Period, and the denominator of which is 90, plus

(b)	the Adjusted Tracking Fee Shortfall (as defined below), if any.

The Accrued Tracking Fee also takes into account the performance of the Index, as measured by the VWAP Level.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount (as defined below), calculated as of the Call Valuation Date, and the Adjusted Tracking Fee (as defined in the preceding paragraph), calculated as of such Call Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Call Settlement Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall (as defined below) will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the

Specific Terms of the Securities

Index constituents held by such Reference Holder on the “record date” with respect to an Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including the Call Valuation Date.

The “Adjusted Tracking Fee” is, as of the Call Valuation Date, an amount equal to:

(a)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus

(b)	the product of

(i)	the Quarterly Tracking Fee as of such Call Valuation Date and

(ii)

a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such Call Valuation Date, and the denominator of which is 90.

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Call Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders” beginning on page F-42.

Security Calculation Agent

UBS Securities LLC will act as the “Security Calculation Agent.” The Security Calculation Agent will determine, among other things, the Current Indicative Value, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period and the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, and whether any day is a Business Day, Exchange Business Day or Index Business Day. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date hereof without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted

Specific Terms of the Securities

Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per security, the Call Settlement Amount, if any, per security, and the Cash Settlement Amount, if any, per security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

VWAP Calculation Agent

The NYSE will on each day that is not a Disrupted Day (as defined below) act as the “VWAP Calculation Agent.” The VWAP Calculation Agent will determine the VWAP of any Index constituent, the VWAP Level and the Final VWAP Level on any Index Business Day on which such VWAP, VWAP Level and Final VWAP Level are to be determined during the term of the Securities. The VWAP Calculation Agent determined the Initial VWAP Level of 487.420 as of March 31, 2010. All determinations made by the VWAP Calculation Agent will be at the sole discretion of the VWAP Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different VWAP Calculation Agent from time to time without your consent and without notifying you.

All calculations with respect to the VWAP of any Index constituent, any VWAP Level, and the Final VWAP Level will be rounded to the nearest thousandth, with five ten-thousandths rounded upward (e.g., .8765 would be rounded to .877).

Market Disruption Event

To the extent a Disrupted Day (as defined below) exists with respect to an Index constituent on an Averaging Date (as defined below) or on a Redemption Measurement Date, the VWAP and published share weighting with respect to such Index constituent (and only with respect to such Index constituent) for such Averaging Date or Redemption Measurement Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a Disrupted Day (the “Deferred Averaging Date”) with respect to such Index constituent irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the VWAP of a particular Index constituent being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the VWAP Levels on the Index Business Days during the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP and the published share weighting with respect to such Index constituent for such Deferred Averaging Date to the calculation of the VWAP Level (i) on the date(s) of the original disruption with respect to such Index constituent and (ii) such Averaging Date. For example, if the Final Measurement Period or Call Measurement Period, as applicable, for purposes of calculating the Cash Settlement Amount or Call Settlement Amount, respectively, is based on the arithmetic mean of the VWAP Levels on June 6, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016, but no other Market Disruption Event during the Final Measurement Period or Call Measurement Period, as applicable, then the VWAP for such disrupted Index constituent on June 7, 2016 will be used more than once to calculate the Cash Settlement Amount or Call Settlement Amount, respectively, and such Cash Settlement Amount or Call Settlement Amount, as applicable, will be determined based on the arithmetic mean of the VWAP for such disrupted Index constituent on June 7, 2016, June 7, 2016, June 8, 2016, June 9, 2016 and June 10, 2016.

Specific Terms of the Securities

If the Redemption Measurement Date for purposes of calculating a Redemption Amount is based on the VWAP Level on June 6, 2016 and there is a Market Disruption Event for an Index constituent on June 6, 2016, then the VWAP for such disrupted Index constituent on June 7, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Measurement Date, as applicable, with respect to any Index constituent occurring more than three (3) Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Measurement Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date, or the Redemption Measurement Date, as applicable, is not an Index Business Day or is a Disrupted Day with respect to such Index constituent, the Security Calculation Agent or one of its affiliates will determine the VWAP and share weighting with respect to any Index constituent required to be determined for the purpose of calculating the applicable VWAP Level based on its good faith estimate of the VWAP and share weighting of each such Index constituent that would have prevailed on the Primary Exchange on such third Index Business Day but for such suspension or limitation.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period or Call Measurement Period, as applicable, subject to adjustment as described herein.

A “Disrupted Day” with respect to any Index constituent is any Index Business Day on which the Primary Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred and is continuing, and, in both cases, the occurrence of which is determined by the Security Calculation Agent to have a material effect on the VWAP Level.

With respect to an Index constituent, a “Market Disruption Event” means:

(a)	the occurrence or existence of a condition specified below:

(i)

any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index constituent, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise,

(ii)

any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options contracts related to the Index constituent, whether by reason of movements in price exceeding limits permitted by such Related Exchange or otherwise, or

(iii)

any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Security Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for, the relevant Index constituent or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the relevant Index constituent; or

(b)

the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day;

in each case determined by the Security Calculation Agent in its sole discretion; and

(c)

a determination by the Security Calculation Agent in its sole discretion that the event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the Securities.

Specific Terms of the Securities

For purposes of the above definition:

(a)

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or Related Exchange, and

(b)

for purposes of clause (a) above, limitations pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120 as determined by the Security Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Default, remedies and waiver of default” and “Description of the Series B ETNs — Modification and waiver of covenants.”

Specific Terms of the Securities

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Specific Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by S&P or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If S&P discontinues publication of or otherwise fails to publish the Index, or S&P does not make the Index constituents, their share weighting and/or the Index Divisor available to the VWAP Calculation Agent, and the Index Sponsor, S&P or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index and for which the Index constituents, their share weighting, and/or the Index Divisor are available to the VWAP Calculation Agent (such index being referred to herein as a “successor index”), then the VWAP Level for such successor index will be determined by the VWAP Calculation Agent by reference to the sum of the products of the VWAPs of the components underlying such successor index on the Primary Exchanges and each such component’s respective weighting within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the dates and at the times as of which the VWAP Levels for such successor index are to be determined.

Upon any selection by the Security Calculation Agent of a successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If S&P discontinues publication of the Index or does not make the Index constituents, their share weightings and/or Index Divisor available to the VWAP Calculation Agent prior to, and such discontinuation or unavailability is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or Call Measurement Period, or on the Redemption Measurement Date, as applicable, or any other relevant date on which the VWAP Level is to be determined, then the Security Calculation Agent will determine the relevant VWAP Levels using the VWAP and published share weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “Alerian MLP Infrastructure Index — Index Rebalancings” on page F-30. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the VWAP

Specific Terms of the Securities

Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the VWAP Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a VWAP level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the VWAP Levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Final VWAP Level, the Current Indicative Value, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, based on the relevant VWAP Levels calculated by the VWAP Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the VWAP Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a VWAP Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs — Payment mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment mechanics for Debt Securities” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2015 and we will issue additional Securities to holders of Series A MLP ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please

Specific Terms of the Securities

refer to “Description of the Series B ETNs — Amounts that we may issue” in the accompanying prospectus. These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A MLP ETRACS. In addition, the discussion below assumes that the exchange of Series A MLP ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (a) all or a portion of such distributions may be attributable to (i) partnership distributions that are attributable to allocations of long-term capital gain that in the case of a direct investor would be subject to tax at long-term capital gains rates and (ii) partnership distributions that exceed the partnership’s income, in which case a direct holder of the partnership interest would generally be able to currently exclude such excess from income, and (b) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the price you paid for the Series A MLP ETRACS that you exchanged for the Securities. Such gain or loss should generally be long-term capital gain or loss if you have a holding period in your Securities that is greater than one year. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that that your ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and a partnership is considered to be a pass-thru entity. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index of pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If your Securities are subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax

Material U.S. Federal Income Tax Consequences

liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased the Series A MLP ETRACS that you exchanged for your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the long-term capital gain for the Pass-Thru Index Constituents should be determined under Section 1260 of the Code in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, redemption or maturity of a Security would be subject to potential recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the Pass-Thru Index Constituents on the date you purchased the Series A MLP ETRACS that you exchanged for your Securities and rebalanced your portfolio as and when the Index rebalanced.

In addition, in the case of an index of partnerships, it is unclear whether the Excess Gain Amount should be based on the aggregate of the Pass-Thru Index Constituents or on each Pass-Thru Index Constituent individually. If the determination must be based on each underlying Pass-Thru Index Constituent, it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Whether you will realize capital gain in excess of any net underlying long-term capital gain for purposes of Section 1260 of the Code will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of distributions that are made by each Pass-Thru Index Constituent (and thus the corresponding Coupon Amount) and the amount of ordinary income that is allocated to a direct investor in each Pass-Thru Index Constituent.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that an investor would recognize upon a sale of a direct interest in each Pass-Thru Index Constituent in respect of any “Section 751 assets” that are held by the Pass-Thru Index Constituent. You should be aware that some of the Pass-Thru Index Constituents could have a significant amount of “Section 751 assets” which could cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Pass-Thru Index Constituents may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder has a holding period in the Securities that is greater than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Because you will only be able to avoid the application of Section 1260 of the Code to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what

Material U.S. Federal Income Tax Consequences

extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. In such a case, you would be required to recognize income, gain or loss as if you had actually owned the Index Constituent Securities. Under this alternative treatment, you would also be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. Further, if the Securities are characterized in accordance with this alternative treatment under state or local law, you could be required to file state and local tax returns on account of your deemed ownership interest of the Index Constituent Securities and pay tax accordingly.

If the Securities are treated in the manner described in the preceding paragraph, you would be required to treat the Accrued Tracking Fee as amounts of expense. In such a case, the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amounts would generally correspondingly increase the ordinary income that you recognize in respect of your Securities.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an

Material U.S. Federal Income Tax Consequences

instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult

Material U.S. Federal Income Tax Consequences

with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting.. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

Due to the uncertainty regarding the tax characterization of the Securities, there is substantial uncertainty regarding the tax treatment of non-United States holders. Given this uncertainty, we intend to withhold 30% of any Coupon Amounts and the Stub Reference Distribution Amount, if any, paid to non-United States holders for which we are the withholding agent, unless (i) that income is effectively connected with your conduct of a trade or business in the United States (in which case, in order to avoid withholding, you will be required to provide a properly executed IRS Form W-8ECI) or (ii) the Coupon Amounts are eligible for a reduced withholding tax rate under an applicable treaty under any possible characterization of the Coupon Amounts.

Section 871(m). Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities and that were issued on or after January 1, 2017. However, the regulations only apply to a contract that is issued before January 1, 2021 if the contract is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Index is primarily comprised of entities that are classified as partnerships for U.S. federal income tax purposes. Although the Section 871(m) tax generally only applies to contracts that reference shares of a U.S. corporation, the Section 871(m) regulations provide that a transaction that references certain

Material U.S. Federal Income Tax Consequences

partnerships that hold significant investments in shares of a U.S. corporation (“Covered Partnerships”) will be treated as referencing the shares owned by the Covered Partnerships. We anticipate that some of the Index Constituent Securities will be Covered Partnerships.

However, the Section 871(m) regulations provide that instruments that, when issued, reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe, and we currently intend to take the position for tax purposes, that the Index should be treated as a qualified index for each of the 2017, 2018 and 2019 calendar years. Accordingly, we believe, and intend to take the position, that Securities that are issued hereunder should generally not be subject to the Section 871(m) withholding tax. However, the Index’s qualification as a qualified index is not entirely clear and it is possible that the IRS could successfully assert that the Index is not a qualified index, in which case the Securities will be treated as subject to Section 871(m) withholding unless you can demonstrate that you received the Securities in exchange for Series A MLP ETRACS that were issued prior to January 1, 2017. Furthermore, the Index will not be a qualified index with respect to a particular non-U.S. holder if the non-U.S. holder holds a short position in respect of 5% or more of the Index Component Securities and such short position is held in connection with its ownership of the Securities. Moreover, even if the Index is currently a qualified index, it is possible that the Index will not constitute a qualified index in future years in which we issue (or are deemed to issue for tax purposes) additional Securities. In such a case, withholding agents may be unable to distinguish between Securities that are subject to Section 871(m) and Securities that are not subject to Section 871(m) and thus may treat all of the outstanding Securities as subject to Section 871(m) withholding.

However, even if the Securities are subject to Section 871(m) withholding, we believe that the 30% withholding tax described above should generally equal or exceed the Section 871(m) withholding tax, and therefore, subject to the discussion below, no additional U.S. withholding tax should be required under Section 871(m) in respect of payments on the Securities. Nevertheless, in certain cases, the application of Section 871(m) to the Securities could increase a non-U.S. holder’s substantive U.S. federal income tax liability with respect to the Securities. For example, a non-U.S. holder that sells Securities between Coupon Payment Dates could be subject to additional U.S. withholding tax under Section 871(m) in respect of any dividends that were received by the Covered Partnerships in the Index, in each case since the last Coupon Payment Date for the Securities. Additionally, Section 871(m) may limit a non-U.S. holder’s ability to claim a refund in respect of any U.S. withholding tax that is imposed with respect to the Securities.

In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to the 30% withholding tax on the Coupon Amounts, in which case the application of Section 871(m) to the Securities could significantly increase a non-U.S. holder’s tax liability in respect of the Securities. This risk will be increased if a withholding agent elects to impose Section 871(m) withholding on the date that an underlying dividend is paid (or at the close of an applicable quarter), rather than imposing the tax on a payment date with respect to the Securities. In addition, if a withholding agent makes this election, it may collect the tax from other assets that the non-U.S. holder has in its custody. A non-U.S. holder should consult its tax advisor regarding this risk.

Furthermore, while the Securities should initially be grandfathered from the “Foreign Account Tax Compliance Act” (“FATCA”) rules that impose a 30% withholding tax on certain payments to investors and intermediaries that fail to comply with certain certification and information reporting requirements, any payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to FATCA withholding if the investor or intermediary does not comply with the applicable FATCA certification and identification requirements.

Material U.S. Federal Income Tax Consequences

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Alternative Treatments. Certain alternative characterizations of the Securities could have further consequences to non-U.S. holders. Under one potential alternative characterization, a non-U.S. holder of the Securities could be treated as directly owning the Index Constituent Securities. If the Securities are so treated, a non-U.S. holder would be treated as engaged in a U.S. trade or business as a result of its ownership of the Securities. Accordingly, under this alternative treatment, a non-U.S. holder could be required to file U.S. federal, state and local income tax returns and pay net-basis U.S. federal, state and local income tax on all or a portion of any income that it recognizes as a result of its investment in the Securities. In addition, a non-U.S. holder that is a foreign corporation could potentially be subject to the U.S. branch profits tax.

FIRPTA. In addition, even if holders of the Securities are not treated as owning the Index Constituent Securities, if a non-U.S. holder owns or is treated as owning more than 5% of the Securities (or if the Securities are not considered regularly traded on an established securities market), that non-U.S. holder could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case all or a portion any gain that it recognizes upon the sale, redemption or maturity of its Securities could be deemed to be “effectively connected income,” with the consequences described in the previous paragraph. In addition, amounts that a non-U.S. holder receives upon the sale, early redemption or maturity of a Security that is treated as a “United States real property interest” could be subject, in whole or in part, to a withholding tax.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90274D382

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we repurchase your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

*	Subject to adjustment as described in the Annex.

F-A-1

ATTACHMENT B

Broker’s Confirmation of Redemption

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[                ] Medium-Term Notes, Series B, Exchange Traded Access Securities due April 2, 2040, CUSIP No. 90274D382, redeemable for a cash amount based on Alerian MLP Infrastructure Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the Annex and accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:
Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:
DTC # (and any relevant sub-account):
Contact Name:
Telephone:
E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

*	Subject to adjustment as described in the Annex.

F-B-1

Annex G

ETRACS MONTHLY PAY 2XLEVERAGED MORTGAGE REIT ETN SERIES B DUE OCTOBER 16, 2042 (“MRRL”)

G

ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B* due October 16, 2042

The ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042 (the “Securities”) is a series of Monthly Pay 2xLeveraged ETRACS linked to the MVIS US Mortgage REITs Index (the “Index”). The Index tracks the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities. The Securities are senior unsecured debt securities issued by UBS AG (“UBS”). The Securities provide a monthly compounded two times leveraged long exposure to the performance of the Index, reduced by the Accrued Fees (as described below). Investing in the Securities involves significant risks. The Securities are two times leveraged with respect to the Index, and, as a result, will benefit from two times any positive, but will be exposed to two times any negative, compounded monthly performance of the Index. You will receive a cash payment at maturity, upon acceleration or upon exercise by UBS of its Call Right based on the compounded leveraged monthly performance of the Index less the Accrued Fees, calculated as described herein. You will receive a cash payment upon early redemption based on the monthly compounded leveraged performance of the Index less the Accrued Fees and the Redemption Fee, calculated as described herein. The Securities may pay a monthly coupon during their term linked to two times the cash distributions, if any, on the Index Constituent Securities. In addition, for any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You may lose some or all of your principal if you invest in the Securities. If the compounded leveraged monthly return of the Index (calculated as described herein) is not sufficient to offset the negative effect of the Accrued Fees and, if applicable, the Redemption Fee and creation fee (as described above), you may lose some or all of your investment. Any payment on the Securities at maturity or call, upon early redemption or upon acceleration is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investment in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on October 16, 2042.

➢	The initial issuance of the Securities traded on October 8, 2015 and settled on October 14, 2015.

➢	The Securities do not guarantee any return of principal and, although they may pay a monthly coupon payment, there is no guaranteed fixed coupon or interest amount during their term.

➢

The Securities are intended to provide a two times leveraged long exposure to the compounded monthly performance of the Index which tracks the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities, and you should expect the trading price and Current Principal Amount of the Securities to be volatile.

➢

An Accrued Tracking Fee (based on an Annual Tracking Rate of 0.40% per annum of the Current Indicative Value) and Accrued Financing Charges are deducted from the Current Principal Amount on a monthly basis.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to the Securities based on the Current Principal Amount of the Securities at the end of the applicable Measurement Period, and any such payment may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Current Principal Amount on the Redemption Valuation Date, less the Redemption Fee, as described herein.

➢

If at any time the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date, the Securities will be automatically accelerated and mandatorily redeemed by UBS.

See “Risk Factors” beginning on page G-17 of this Annex for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

Issuer:	UBS AG (London Branch)
Series:	Medium-Term Notes, Series B*
Initial Trade Date:	October 8, 2015
Initial Settlement Date:	October 14, 2015

(cover continued on next page)

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A debt securities entitled “ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN due October 16, 2042” (the “Series A REIT ETRACS”), except for the lack of the co-obligation of UBS Switzerland AG.

Initial Term:	Approximately 27 years, ending on the Maturity Date, subject to your right to receive payment for your Securities upon redemption, acceleration upon minimum indicative value or exercise of the UBS Call Right, each as described below.

Maturity Date:	October 16, 2042, subject to adjustment.

Stated Principal Amount:	$25.00 per Security

Index:	The return on the Securities is linked to the performance of the MVIS US Mortgage REITs Index (“MVMORT”). The Index tracks the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activity. See “The MVIS US Mortgage REITs Index” beginning on page G-33.

Index Sponsor / Index Calculation Agent:	The Index Sponsor is MV Index Solutions GmbH (the “Index Sponsor”) and the Index Calculation Agent is Solactive AG (the “Index Calculation Agent”).

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date, you will receive on each monthly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page G-45, the Coupon Amount will equal the sum of the cash distributions, if any, that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of such securities during the relevant period. The final Coupon Amount will be included in the Cash Settlement Amount at maturity if on the last Trading Day in the applicable Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Coupon Payment Dates:	The 15th Trading Day following each Coupon Valuation Date, commencing on November 20, 2015 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Initial Coupon Valuation Date:	October 30, 2015

Accrued Fees:	As of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee which is, as of any date of determination, an amount per Security equal to the product of (i) the Annual Tracking Rate and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

Annual Tracking Rate:	0.40% per annum

Measurement Period	References to a “Measurement Period” refer to the Acceleration Measurement Period, the Call Measurement Period, or the Final Measurement Period, as applicable.

Current Indicative Value:	The “Current Indicative Value” means, as determined by the Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level on such date as the Index Valuation Level. As of December 2, 2019, the Current Indicative Value was $13.4391, however the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

Payment at Maturity; Cash Settlement Amount:

For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, plus

(b) the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Current Principal Amount:

For the period from the Initial Trade Date to the initial Monthly Valuation Date (such period, the “Initial Calendar Month”), the Current Principal Amount will equal $13.6835 per Security. For each subsequent calendar month, the Current Principal Amount will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date — Accrued Fees on the applicable Monthly Valuation Date

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Index Factor:	1 + (2 × Index Performance Ratio)

Index Performance Ratio:	On any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the applicable Measurement Period, as applicable:

Index Valuation Level – Monthly Initial Closing Level Monthly Initial Closing Level

Monthly Initial Closing Level for the Initial Calendar Month:	The Monthly Initial Closing Level for the Initial Calendar Month was 283.2, the Index Closing Level on September 30, 2015. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

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Monthly Reset Dates:	For each calendar month, the Monthly Reset Date is the first Trading Day of that month beginning on November 1, 2015 and ending on October 1, 2042, subject to adjustment.

Monthly Valuation Dates:	For each Monthly Reset Date, the Monthly Valuation Date is the last Trading Day of the previous calendar month, beginning on October 30, 2015 and ending on September 30, 2042, subject to adjustment.

Index Valuation Level:	As determined by the Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Trading Day during the applicable Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, provided that if the Redemption Valuation Date falls in any Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/t times (b) (i) the sum of the Index Closing Levels on each Trading Day from, and including, the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to, but excluding, the date of determination, plus (ii) the number of Trading Days from and including the date of determination to and including the last Trading Day in such Measurement Period, times the Index Closing Level on such date of determination. For purposes of this definition, “t” equals the number of Trading Days in the applicable Measurement Period.

Index Closing Level	The closing level of the Index as reported on Bloomberg L.P. (“Bloomberg”).

Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “The MVIS US Mortgage REITs Index — Calculation and Adjustments” beginning on page G-37.

Early Redemption; Redemption Amount:

Subject to the minimum redemption amount of 50,000 Securities and your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders”, you may elect to require UBS to redeem your Securities. Pursuant to your request, we will redeem your Securities on any Redemption Date. Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding such Redemption Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such Redemption Valuation Date, if any, minus

(d) the Accrued Fees as of such Redemption Valuation Date, minus

(e) the Redemption Fee.

We refer to this cash payment as the “Redemption Amount.”

Redemption Fee:	As of any date of determination, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date.

First Redemption Date:	October 15, 2015

Final Redemption Date:	October 9, 2042

UBS Call Right:	On any Trading Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, holders will receive per Security a cash payment (the “Call Settlement Amount”) (as defined below), which will be paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment to holders of Securities upon exercise of the Call Right will be zero.

Call Settlement Amount:

In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to:

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Call Settlement Amount.”

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Acceleration Upon Minimum Indicative Value; Acceleration Amount:

If, at any time, the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of the Securities would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period) for a cash payment equal to the Acceleration Amount.

The “Acceleration Amount” will equal:

(a) the product of:

(i) the Current Principal Amount and (ii) the Index Factor as of the last Trading Day of such Measurement Period, plus

(b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day. If the minimum indicative value threshold of the Securities has been breached, holders of the Securities will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of their investment in the Securities.

The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the applicable Measurement Period. The indicative value for the Securities and will be calculated as described under “Valuation of the Index and the Securities.”

Security Calculation Agent	UBS Securities LLC

Calculation Date:	October 7, 2042, unless that day is not a Trading Day, in which case the Calculation Date will be the next Trading Day, subject to adjustment.

Listing:	The Securities are listed on NYSE Arca under the symbol “MRRL”. There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level, plus (ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus (iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date. The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.

Indicative Value Symbol of the Securities:

The closing indicative value and of the Securities and the intraday indicative value of the Securities will be published on each Trading Day under the ticker symbols:

MRRLIV <INDEX> (Bloomberg); ^MRRL-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “MVMORT” and by Reuters under the symbol “.MVMORT”.

Accrued Tracking Fee:

The Accrued Tracking Fee with respect to the initial Monthly Valuation Date is an amount equal to the product of: (a) the Annual Tracking Fee as of the initial Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, September 30, 2015, to, and including, the initial Monthly Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee with respect to any Monthly Valuation Date other than the first Monthly Valuation Date is an amount equal to the product of: (a) the Annual Tracking Fee as of such Monthly Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such Monthly Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee as of the last Trading Day of the applicable Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to the product of: (a) the Annual Tracking Fee calculated as of the last Trading Day of such Measurement Period, or as of such Redemption Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, (i) such last Trading Day of such Measurement Period, or (ii) such Redemption Valuation Date (or if the Acceleration Date or Redemption Valuation Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, September 30, 2015), as applicable, and the denominator of which is 365.

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Accrued Financing Charge:

On the initial Monthly Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, September 30, 2015 to, and including, the initial Monthly Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

On any subsequent Monthly Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including, the then current Monthly Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

The Accrued Financing Charge as of the last Trading Day of the applicable Measurement Period, or as of any Redemption Valuation Date, as applicable, is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date (or, if the Redemption Valuation Date falls in the Initial Calendar Month, starting from, but excluding, September 30, 2015) to, and including, such last Trading Day in such Measurement Period, or such Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period.

Financing Rate:

The Financing Rate will equal the sum of (a) the “Financing Spread” and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

Financing Spread (component of the Financing Rate):	0.40% per annum

Reference Distribution Amount:	(i) As of the first Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date; and (ii) as of any other Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of such securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Stub Reference Distribution Amount:

The “Stub Reference Distribution Amount” as of the last Trading Day in the applicable Measurement Period or as of the Redemption Valuation Date, as applicable, is an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if such Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from but excluding, September 30, 2015) to, and including, such last Trading Day of such Measurement Period or such Redemption Valuation Date, as applicable; provided that, for the purpose of calculating the Stub Reference Distribution Amount as of such last Trading Day of such Measurement Period, the Reference Holder will be deemed to hold on each Trading Day in such Measurement Period ((t-d)/t) of the shares of such securities it would otherwise hold on each of the Trading Days in such Measurement Period beginning on the second Trading Day in such Measurement Period until and including the final Trading Day in such Measurement Period. For purposes of this definition, d = the number of Trading Days that have occurred in the applicable Measurement Period. For purposes of this definition, “t” equals the number of Trading Days in the applicable Measurement Period. Such cash distributions may be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent and for any fees related to such cash distributions. In the event of such an adjustment, UBS would not be required to pay any of the additional amounts described in the accompanying prospectus under “Description of the Series B ETNs — Payment of Additional Amounts”.

Notwithstanding the foregoing, with respect to the cash distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

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Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that security as of that date, divided by (ii) the product of (a) the “Index Divisor” as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

Related Definitions:	See “Specific Terms of the Securities — Coupon Payment” beginning on page G-45 for the definitions of “Coupon Record Date,” “Coupon Valuation Date,” “Coupon Ex-Date,” “record date” “ex-dividend date” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page G-47 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Calculation Date” and “Trading Day.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page G-50 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page G-52 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value” beginning on page G-53 for the definition of “Acceleration Measurement Period.”

CUSIP No.:	90274D432

ISIN No.:	US90274D4328

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e. in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this Annex or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

-i-

SUMMARY

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured debt securities issued by UBS that provide a monthly compounded two times leveraged long exposure to the performance of the Index, reduced by the Accrued Fees. The Securities may pay a monthly coupon during their term.

The Underlying Index

The Index is designed to track the performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities. For a detailed description of the Index, see “The MVIS US Mortgage REITs Index” beginning on page G-33.

We refer to the qualifying publicly-traded mortgage REITS included in the Index as the “Index Constituents” and the securities constituting the Index as the “Index Constituent Securities”.

Leveraged Returns

The Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., the Index Constituent Securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each

$1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charge”, which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third party lender. Upon maturity or call, upon acceleration or upon early redemption, the investment in the Index Constituent Securities is notionally sold at the then-current values of the Index Constituent Securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration or early redemption, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies. In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of the Securities is provided for under the “Acceleration Upon Minimum Indicative Value” provisions hereunder.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period. The Accrued Financing Charge will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity”.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon acceleration or upon early redemption. Instead, you will receive a cash payment per Security based on the two times leveraged performance of the Index reduced by the Accrued Fees and, if applicable, a Redemption Fee.

Positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each month, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date of the Securities to the Maturity Date. Instead, the amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the Securities, the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed in each month on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration, and consequently, how the Current Principal Amount has been reset in each month. In particular, significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Initially, the Current Principal Amount was equal to $25.00 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount and subtracting the Accrued Fees, if any.

For example, if for August the Current Principal Amount is $20.00 and the Index Factor as of the Monthly Valuation Date for August is equal to 0.90 and the Accrued Fees are equal to $0.02, the Current Principal Amount for September will equal $17.98. Subsequently, the Index Factor and the Accrued Fees as of the Monthly Valuation Date for September will be applied to the Current Principal Amount for September to derive the Current Principal Amount for October.

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount which may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25.00, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal amount were reduced below $25.00. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

At maturity, you will receive a cash payment equal to:

(a) the product of

(i) the Current Principal Amount and

(ii) the Index Factor as of the last Trading Day in the applicable Measurement Period, plus

(b) the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d) the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Securities are fully exposed to any decline in the level of the Index. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index plus any Coupon Amounts is insufficient to offset the negative effect of the Accrued Fees, or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at maturity. As a result of compounding, the performance of the Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees. In addition, because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, the net negative effect of the Accrued Fees accumulates over time and the absolute level of the Accrued Fees are dependent on the path taken by the level of the Index over the term of the Securities.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page G-47.

Coupon Payments

The Securities may pay a monthly coupon during their term. For each Security you hold on the applicable Coupon Record Date, you may receive on each monthly Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). If the Reference Distribution Amount on such Coupon Valuation Date is equal to zero, you will not receive any Coupon Amount on the related Coupon Payment Date. Coupon Amounts will be paid in U.S. dollars. Coupon Amounts are not interest payments; the Securities do not accrue interest.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page G-45.

UBS’s Call Right

On any Trading Day through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page G-52.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value of the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of the Securities would later exceed $5.00 or increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period) for a cash payment equal to the Acceleration Amount. If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero. The indicative value of the Securities is calculated as described under “Valuation of the Index and the Securities” beginning on page G-43.

If the minimum indicative value threshold of the Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the applicable Measurement Period. UBS will provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value” beginning on page G-53.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures”, you will receive payment for your Securities on the Redemption Date. The final Redemption Date will be October 9, 2042. In addition, if a call notice has been issued or if acceleration has been triggered with respect to the Securities, the last Redemption Valuation Date for the Securities will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, as defined below.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page G-50.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount (less any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page G-51. and “Description of the Series B ETNs — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page G-17.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are exposed to two times any monthly decline in the level of the Index. If the monthly compounded leveraged return of the Index is insufficient to offset the combined negative effect of the Accrued Fees and Redemption Fee, if applicable (less any Coupon Amounts and the Stub Reference Distribution Amount, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment at maturity or call, or upon early redemption or acceleration.

➢

Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Securities for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee, if any. In particular, significant adverse monthly performances of your Securities may not be offset by subsequent beneficial monthly performances of equal magnitude.

➢

Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you may benefit two times from any positive, but will be exposed to two times any negative, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee, if any.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the monthly compounded leveraged return on the Index as measured by the Index Factor, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index Constituent Securities or the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon acceleration or upon early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop or continue. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A REIT ETRACS exchange less than all of their Series A REIT ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A REIT ETRACS do not exchange their Series A REIT ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

➢

The Securities may not provide a hedge against price and/or value decreases or increases — The Securities may not provide a hedge against a decrease or increase in the price and/or value of any asset, sector or index.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount for your Securities is zero. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities for UBS to repurchase your Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement and there can be no assurance that they can or will do so Therefore, the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢

Potential automatic acceleration — In the event the indicative value of the Securities is equal to $5.00 or less on any Trading Day or decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the applicable Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the price of the Securities continues to decrease during trading on one or more Trading Days during such Measurement Period.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may redeem all outstanding Securities on any Trading Day through and including the Maturity Date, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page G-52. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢

You seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index which will provide exposure to publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituents.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢

You believe the monthly compounded two times leveraged long performance of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount you may receive will be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable.

➢

You are willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly and understand that you may not receive any distributions during the term of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You understand and accept the risks associated with the fact that significant aspects of the tax treatment of the Securities are uncertain.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are willing to be exposed to the credit risk of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You do not seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index which will provide exposure to publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% of their revenues from mortgage-related activities, and Coupon Amounts which are dependent on distributions made with respect to Index Constituents.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢

You do not believe the monthly compounded two times leveraged long performance of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount you may receive will be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable.

➢

You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly and you seek an investment that guarantees distributions during the term of the Securities.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You do not understand and do not accept the risks associated with the fact that significant aspects of the tax treatment of the Securities are uncertain.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not willing to be exposed to the credit risk of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by Solactive AG (the “Index Calculation Agent”) and is published approximately every 15 seconds (assuming that the level of such Index has changed within such 15-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily Index Closing Level is published at approximately 4:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from Bloomberg L.P. under the symbol “MVMORT”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index at the end of the applicable Measurement Period.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences”.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income of a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) for tax purposes at the time such amounts accrue or are received, in accordance with the holder’s regular method of tax accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) eligible for the 20% deduction applicable to “qualified business income,” or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), a U.S. holder should generally recognize capital gain or loss upon the sale, redemption or maturity of its Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the holder’s tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described below under “Material U.S. Federal Income Tax Consequences—U.S. Holders—Alternative Treatments”.

It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) real estate investment trusts (“REITs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are REITs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A REIT ETRACS that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal

Income Tax Consequences – U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities.

Non-U.S. holders of Securities should review the discussion below under “Material U.S. Federal Income Tax Considerations – Non-U.S. Holders” for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that will be imposed on distributions to them in respect of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in any potential offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, any offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

HYPOTHETICAL EXAMPLES

The following four examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 3.00% per month for the first six months and then decreasing by 3.00% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 3.00% per month for the first six months, and then increasing by 3.00% per month for the next six months. For ease of analysis and presentation, the following four examples assume that the term of the Securities is twelve months, the last Trading Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the month end, no acceleration upon minimum indicative value has occurred, no Coupon Amount has been paid during the term of the Securities and no Stub Reference Distribution Amount was paid at maturity, call or upon early redemption.

The following assumptions are used in each of the four examples:

➢	the initial level for the Index is 400;

➢	the Redemption Fee Rate is 0.125%;

➢	the Financing Rate (the Financing Spread plus three-month LIBOR) is 0.80%;

➢	the Current Principal Amount on the first day is $25.00; and

➢	the Annual Tracking Rate (a component of the Annual Tracking Fee) is 0.40%.

The examples highlight the effect of two times leverage and monthly compounding, and the impact of the Accrued Fees on the payment at maturity or call, or upon early redemption, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees are dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1: The Index Closing Level increases at a constant rate of 3.00% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Fee x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) – H)	(I - Redemption Fee)
1	412.00	0.0300	1.060	0.0167	$26.50	$0.0087	$0.0254	$26.47	$26.4434
2	424.36	0.0300	1.060	0.0176	$28.06	$0.0092	$0.0269	$28.04	$28.0031
3	437.09	0.0300	1.060	0.0187	$29.72	$0.0098	$0.0285	$29.69	$29.6549
4	450.20	0.0300	1.060	0.0198	$31.47	$0.0103	$0.0301	$31.44	$31.4041
5	463.71	0.0300	1.060	0.0210	$33.33	$0.0110	$0.0319	$33.30	$33.2564
6	477.62	0.0300	1.060	0.0222	$35.29	$0.0116	$0.0338	$35.26	$35.2181
7	491.95	0.0300	1.060	0.0235	$37.38	$0.0123	$0.0358	$37.34	$37.2954
8	506.71	0.0300	1.060	0.0249	$39.58	$0.0130	$0.0379	$39.54	$39.4953
9	521.91	0.0300	1.060	0.0264	$41.91	$0.0138	$0.0401	$41.87	$41.8249
10	537.57	0.0300	1.060	0.0279	$44.39	$0.0146	$0.0425	$44.34	$44.2919
11	553.69	0.0300	1.060	0.0296	$47.00	$0.0155	$0.0450	$46.96	$46.9045
12	570.30	0.0300	1.060	0.0313	$49.78	$0.0164	$0.0477	$49.73	$49.6711

Cumulative Index Return:	42.58%
Return on Securities (assumes no early redemption):	98.92%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 2: The Index Closing Level decreases at a constant rate of 3.00% per month for twelve months.

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Fee x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) – H)	(I - Redemption Fee)
1	388.00	-0.0300	0.940	0.0167	$23.50	$0.0077	$0.0244	$23.48	$23.4444
2	376.36	-0.0300	0.940	0.0157	$22.07	$0.0073	$0.0229	$22.04	$22.0148
3	365.07	-0.0300	0.940	0.0147	$20.72	$0.0068	$0.0215	$20.70	$20.6725
4	354.12	-0.0300	0.940	0.0138	$19.46	$0.0064	$0.0202	$19.44	$19.4119
5	343.49	-0.0300	0.940	0.0130	$18.27	$0.0060	$0.0190	$18.25	$18.2283
6	333.19	-0.0300	0.940	0.0122	$17.16	$0.0056	$0.0178	$17.14	$17.1168
7	323.19	-0.0300	0.940	0.0114	$16.11	$0.0053	$0.0167	$16.09	$16.0731
8	313.50	-0.0300	0.940	0.0107	$15.13	$0.0050	$0.0157	$15.11	$15.0930
9	304.09	-0.0300	0.940	0.0101	$14.21	$0.0047	$0.0147	$14.19	$14.1727
10	294.97	-0.0300	0.940	0.0095	$13.34	$0.0044	$0.0138	$13.33	$13.3085
11	286.12	-0.0300	0.940	0.0089	$12.53	$0.0041	$0.0130	$12.51	$12.4970
12	277.54	-0.0300	0.940	0.0083	$11.76	$0.0039	$0.0122	$11.75	$11.7350

Cumulative Index Return:	-30.62%
Return on Securities (assumes no early redemption):	-53.00%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 3: The Index Closing Level increases by 3.00% per month for the first six months and then decreases by 3.00% per month for the next 6 months.

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Fee x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) – H)	(I - Redemption Fee)
1	412.00	0.0300	1.060	0.0167	$26.50	$0.0087	$0.0254	$26.47	$26.4434
2	424.36	0.0300	1.060	0.0176	$28.06	$0.0092	$0.0269	$28.04	$28.0031
3	437.09	0.0300	1.060	0.0187	$29.72	$0.0098	$0.0285	$29.69	$29.6549
4	450.20	0.0300	1.060	0.0198	$31.47	$0.0103	$0.0301	$31.44	$31.4041
5	463.71	0.0300	1.060	0.0210	$33.33	$0.0110	$0.0319	$33.30	$33.2564
6	477.62	0.0300	1.060	0.0222	$35.29	$0.0116	$0.0338	$35.26	$35.2181
7	463.29	-0.0300	0.940	0.0235	$33.14	$0.0109	$0.0344	$33.11	$33.0656
8	449.39	-0.0300	0.940	0.0221	$31.12	$0.0102	$0.0323	$31.09	$31.0494
9	435.91	-0.0300	0.940	0.0207	$29.23	$0.0096	$0.0303	$29.20	$29.1562
10	422.83	-0.0300	0.940	0.0195	$27.44	$0.0090	$0.0285	$27.41	$27.3784
11	410.15	-0.0300	0.940	0.0183	$25.77	$0.0085	$0.0267	$25.74	$25.7089
12	397.84	-0.0300	0.940	0.0172	$24.20	$0.0080	$0.0251	$24.17	$24.1413

Cumulative Index Return:	-0.54%
Return on Securities (assumes no early redemption):	-3.31%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 4: The Index Closing Level decreases by 3.00% per month for the first six months, and then increases by 3.00% per month for the next six months.

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^* ***	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Financing Rate x Act/360)	(Previous Current Principal Amount x D)*	(Annual Tracking Fee x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) – H)	(I - Redemption Fee)
1	388.00	-0.0300	0.940	0.0167	$23.50	$0.0077	$0.0244	$23.48	$23.4444
2	376.36	-0.0300	0.940	0.0157	$22.07	$0.0073	$0.0229	$22.04	$22.0148
3	365.07	-0.0300	0.940	0.0147	$20.72	$0.0068	$0.0215	$20.70	$20.6725
4	354.12	-0.0300	0.940	0.0138	$19.46	$0.0064	$0.0202	$19.44	$19.4119
5	343.49	-0.0300	0.940	0.0130	$18.27	$0.0060	$0.0190	$18.25	$18.2283
6	333.19	-0.0300	0.940	0.0122	$17.16	$0.0056	$0.0178	$17.14	$17.1168
7	343.18	0.0300	1.060	0.0114	$18.17	$0.0060	$0.0174	$18.15	$18.1292
8	353.48	0.0300	1.060	0.0121	$19.24	$0.0063	$0.0184	$19.22	$19.1985
9	364.08	0.0300	1.060	0.0128	$20.37	$0.0067	$0.0195	$20.35	$20.3309
10	375.01	0.0300	1.060	0.0136	$21.58	$0.0071	$0.0207	$21.56	$21.5301
11	386.26	0.0300	1.060	0.0144	$22.85	$0.0075	$0.0219	$22.83	$22.8001
12	397.84	0.0300	1.060	0.0152	$24.20	$0.0080	$0.0232	$24.17	$24.1450

Cumulative Index Return:	-0.54%
Return on Securities (assumes no early redemption):	-3.31%

*

The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount

**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

You may receive Coupon Amounts during the term of the Securities and a Stub Reference Distribution Amount at maturity or call, or upon early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, or upon early redemption. If any Stub Reference Distribution Amount was paid at maturity or call, or upon early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as the Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts would have been increased by the Stub Reference Distribution Amount).

Hypothetical Examples

We cannot predict the actual Index Closing Level on any Trading Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, upon acceleration or upon early redemption, as the case may be, and the rate of return on the Securities, will depend on the monthly compounded leveraged return of the Index, and, if positive, whether it will be sufficient to offset the negative effect of the Accrued Fees over the relevant period and, if applicable, the Redemption Fee and (with respect to the rate of return on the Securities) the creation fee, whether any Coupon Amounts were paid during the term of the Securities and whether any Stub Reference Distribution Amount is payable at maturity or call, or upon early redemption or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Trading Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual or expected future performance of the Securities.

RISK FACTORS

Your investment in the Securities involves significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the leveraged performance of the Index. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any positive, but will decline based on two times any negative, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risk Factors — Risks Relating to the Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or upon acceleration or early redemption, nor do they guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based on the compounded leveraged monthly performance of the Index, and will be reduced by the Accrued Fees and, if applicable, the Redemption Fee Amount. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level, and the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level on any date of determination.

Even if the Index Valuation Level at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you acquired your Series A REIT ETRACS, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon acceleration or upon early redemption, is dependent upon the month over month compounded levered performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to Accrued Fees, even if the Index Valuation Level at maturity or call, or upon acceleration or upon early redemption, has increased relative to the Index Closing Level at the time you acquired your Series A REIT ETRACS, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The Accrued Fees will also reduce the Current Principal Amount. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee equal to 0.125% of the product of the Current Principal Amount and the Index Factor as of the applicable Redemption Valuation Date. Further, the increase of the applicable Index Valuation Level relative to the Index

Risk Factors

Closing Level at the time you acquired your Series A REIT ETRACS may not be enough to offset prior months of adverse monthly performance, which could have reduced the Current Principal Amount below its value at the time you acquired your Series A REIT ETRACS. Similarly, any beneficial movement of the Index Closing Level during a month will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. In particular, the Securities are only intended for investors who understand leverage risk and the consequences of seeking monthly compounded leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and are only for investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly compounded leveraged investment results generally.

Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity or call, or upon acceleration or upon early redemption, will be contingent upon the compounded leveraged monthly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call, or upon acceleration or upon early redemption, your initial investment back or any return on that investment. Significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your Securities to changes in the Index Closing Level.

Because the Securities are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity, acceleration, call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

Also, if the Index Closing Level as of any Monthly Valuation Date declines as compared to the most recent Monthly Initial Closing Level such that the Current Principal Amount decreases to a degree such that the indicative value of the Securities equals $5.00 or less or decreases 60% in value from the closing indicative value of the Securities on the previously Monthly Valuation Date, your Securities will be automatically accelerated, as described in more detail under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value” beginning on page G-53. Because of the leverage component of the Securities, the indicative value of the Securities may equal $5.00 or less, or decreases 60% in value from the closing indicative value on the previously Monthly Valuation Date, and therefore an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the Securities were not leveraged.

In addition, the calculation of the number of units of each Index constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page G-45. As a result, any increase or decrease in

Risk Factors

the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Due to the effect of monthly compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, causing the net negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index.

Due to the effect of monthly compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated and subtracted from the Current Principal Amount on a monthly basis, causing the net negative effect of the Accrued Fees to accumulate over time. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

You are not guaranteed any coupon payments.

You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is zero. There is no guarantee that the Index Constituents will pay any dividends during the period between Coupon Valuation Dates, or at any time during the term of the Securities. Coupon Amounts are not interest payments; the Securities do not accrue interest.

The Accrued Financing Charge may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought an alternative investment or sought to borrow funds at a similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs

Risk Factors

that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Changes in the LIBOR rate and the potential phasing out of LIBOR after 2021 may affect the value of your Securities

Your payment at maturity or call, or upon acceleration or redemption, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is based, in part, on the three month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charge will increase, which will reduce the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

On July 27, 2017, the UK Financial Conduct Authority (“FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected. Further, uncertainty as to the extent and manner in which the United Kingdom government’s recommendations following its review of LIBOR will continue to be adopted and the timing of such changes may adversely affect the current trading market for your Securities and the value of your Securities.

The Index Valuation Level as of the last Trading Day of the applicable Measurement Period may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities, including dates near the applicable Measurement Period could be higher than the Index Valuation Level as of the last Trading Day of such Measurement Period because such Index Valuation Level is calculated based on the Index Closing Levels measured on each Trading Day in such Measurement Period. This difference could be particularly large if there is a significant decrease in the Index Closing Levels during the applicable Measurement Period. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant Measurement Period or date of determination.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

In the event the indicative value for the Securities on any Trading Day equals $5.00 or less or decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date,

Risk Factors

all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS and holders of Securities will receive the Acceleration Amount as determined by the Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during one or more Trading Days during the Acceleration Measurement Period. It is possible that the market prices of the Index constituents, and therefore the Index Closing Level, may vary significantly between the Acceleration Date and the time the Acceleration Amount is calculated, including potentially as a result of our trading activities during this period. As a result, depending on the level of the Index on such Trading Days, you may lose some or all of your investment in the Securities. The Securities will be automatically accelerated and redeemed even if the indicative value on that Trading Day or any subsequent Trading Day would exceed $5.00 or increases from the -60% level, as compared to the previous Monthly Valuation Date. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the Securities.

In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level, even if such increase occurs prior to the Acceleration Settlement Date. Instead, you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein, which payment may be equal to zero.

Upon acceleration, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Acceleration Amount you receive will likely be significantly less than the Stated Principal Amount of the Securities and, if the Index Closing Level continues to decrease precipitously from the Acceleration Date to the last Trading Day of the Acceleration Measurement Period, may be equal to zero. An acceleration upon minimum indicative value may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to receive payment for your Securities on any Redemption Date, unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only receive payment for your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective and you will not receive payment for your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page G-50 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received

Risk Factors

by us no later than 12:00 noon, New York City time, on the Trading Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the first Trading Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Valuation Date.

Owning the Securities is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituents or a security directly linked to the leveraged performance of the Index, and held such investment for a similar period. The value of a Security will reflect transaction costs and fees that the Index constituents do not have. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets monthly) and also includes the negative effect of the Accrued Fees and any Redemption Fee, which are costs the Index constituents do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by twice the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged monthly compounding. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index Constituents for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

You have no interests in any of the Index Constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent of the Index. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount, Acceleration Amount, Redemption Amount or Coupon Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Trading Day in the applicable Measurement Period, when the Calculation Agent will determine your payment at maturity (or the relevant Redemption Valuation Date or Measurement Period if the Securities are subject to a call, early redemption or acceleration). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

➢	the market prices of the Index Constituent Securities;

Risk Factors

➢	the dividend or distribution rate paid by the Index Constituents;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	interest rates;

➢	the amount of the Accrued Fees;

➢

economic, financial, political, regulatory, geographical, judicial or other events that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect markets generally;

➢	supply and demand in the listed and over-the-counter derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2015 and may continue to issue, offer and sell Securities from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A REIT ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially ls than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to receive payment for your Securities on any Redemption Date. Furthermore, on any Trading Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the stated principal amount or the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the

Risk Factors

time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend or slow sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities, there is no guarantee that it will continue to do so in the future.

The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes, consequently reducing the Coupon Amount.

As discussed above, the Reference Distribution Amount and the Stub Reference Distribution Amount are calculated based on the cash distributions, if any, on the Index Constituent Securities. Such cash distributions may be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent Security. Such taxes could reduce any potential Coupon Amount. In the event that the calculation of the Reference Distribution Amount or the Stub Reference Distribution Amount is affected by any applicable withholding taxes, UBS will not compensate for those withholding taxes by paying the additional amounts described in the accompanying prospectus under “Description of the Series B ETNs — Payment of Additional Amounts”.

Risk Factors

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value of the Index and the end-of-day official closing value of the Index.

The Securities are listed on NYSE Arca. The Index Calculation Agent will not be under any obligation to continue to calculate the Intraday Index Value of the Index and end-of-day official closing value of that Index or required to calculate similar values for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the Intraday Index Values related to the Index required to maintain any listing of the Securities on NYSE Arca. If the Securities later becomes delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor of the Index may adjust the Index in a way that affects the Index Closing Level. The Index Sponsor has no obligation to consider your interests as a holder of the Securities.

The Index Calculation Agent will be responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of securities included in the Index may affect the Index, as a newly added security may perform significantly better or worse than the security or securities it replaces. Additionally, the Index Sponsor or the Index Calculation Agent, as applicable, may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor the Index Calculation Agent will have any obligation to consider your interests as a holder of the Securities in calculating or revising the Index.

Changes that affect the composition methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the applicable Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Valuation Level is required to be determined, then the Calculation Agent will determine the Index Valuation Level using the level and published share weighting of each Index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “The MVIS US Mortgage REITs Index” beginning on page G-33.

In addition, changes by the Index Sponsor of the Index of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

Risk Factors

There are uncertainties regarding the Index because of its limited performance history.

The Index was first calculated on August 4, 2011, and therefore has no performance history prior to that date. As a result, limited historical information is available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities. The base value of the Index was set at 1000 on December 30, 2004, and, therefore, we are able to provide hypothetical, or “backtested,” Index returns. This data may be considered when making an investment decision concerning the Securities and evaluating the potential performance of the Index, but it is solely hypothetical and does not guarantee future performance.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity or call, or upon acceleration or upon early redemption, may bear little relation to the historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Valuation Level on any date of determination, or the Index Closing Level at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such securities or the Index may impair the market value of the Securities, could trigger an acceleration upon minimum indicative value and, upon the occurrence of an acceleration upon minimum indicative value, could adversely affect the Acceleration Amount.

UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on those securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of those securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling those Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of those securities or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituent Securities and/or the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to those securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of those Index Constituent Securities and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite the Index Constituent Securities or other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities could adversely affect the level of the Index and, therefore, the indicative value of the Securities, which could trigger an acceleration upon minimum indicative value of the Securities. In

Risk Factors

addition, we would expect to continue to engage in these activities during the Acceleration Measurement Period; accordingly, these activities could have an adverse effect on the Acceleration Amount for the Securities. Furthermore, any of these activities, if occurring during the applicable Measurement Period or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or redemption of any of the Securities.

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon acceleration or upon early redemption. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the Securities — Calculation Agent” on page G-54. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during the applicable Measurement Period or on the Redemption Valuation Date. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the Securities, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable Measurement Period.

The determination of the Index Valuation Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing during the applicable Measurement Period or on the Redemption Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the last Trading Day of the applicable Measurement Period or the Redemption Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Trading Days. If the last Trading Day of the applicable Measurement Period or the Redemption Valuation Date, is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final Trading Day in the applicable Measurement Period or will be the Redemption Valuation Date, as applicable. If a market disruption event is occurring on the last possible day in the applicable Measurement Period or on the Redemption Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event”.

The Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on any Monthly Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the Index Closing Level on the first Trading Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Trading Day. In no event, however, will the Monthly

Risk Factors

Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three Trading Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Trading Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event”.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Calculation Agent determines that a Market Disruption Event exists with respect to the Index. Any such Market Disruption Event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page G-55.

UBS may redeem the Securities prior to the Maturity Date.

On any Trading Day through and including the Maturity Date, UBS may redeem all, but not less than all, the outstanding Securities upon not less than eighteen calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for the licensing arrangements discussed under “The MVIS US Mortgage REITs Index — Licensing Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity or call, upon acceleration or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity or call, upon acceleration or upon early redemption will be determined by the Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” and “— Calculation Agent”. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained herein. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

Risk Factors

Risk of Investing in Mortgage REITs.

Mortgage real estate investment trusts (“REITs”) are exposed to the risks specific to the real estate market as well as the risks that relate specifically to the way in which mortgage REITs are organized and operated. Mortgage REITs receive principal and interest payments from the owners of the mortgaged properties. Accordingly, mortgage REITs are subject to the credit risk of the borrowers to whom they extend credit. Credit risk refers to the possibility that the borrower will be unable and/or unwilling to make timely interest payments and/or repay the principal on the loan to a mortgage REIT when due. To the extent that a mortgage REIT invests in mortgage-backed securities offered by private issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, the mortgage REIT may be subject to additional risks. Timely payment of interest and principal of non-governmental issuers may be supported by various forms of private insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private insurers can meet their obligations under the applicable insurance policies or guarantees. Unexpected high rates of default on the mortgages held by a mortgage pool may adversely affect the value of a mortgage-backed security and could result in losses to a mortgage REIT. The risk of such defaults is generally higher in the case of mortgage pools that include subprime mortgages. To the extent that a mortgage REIT’s portfolio is exposed to lower-rated, unsecured or subordinated instruments, the risk of loss may increase, which may have a negative impact on the Securities.

Mortgage REITs are subject to significant interest rate risk. Interest rate risk refers to fluctuations in the value of a mortgage REIT’s investment in fixed rate obligations resulting from changes in the general level of interest rates. When the general level of interest rates goes up, the value of a mortgage REIT’s investment in fixed rate obligations goes down. When the general level of interest rates goes down, the value of a mortgage REIT’s investment in fixed rate obligations goes up.

Mortgage REITs typically use leverage and many are highly leveraged, which exposes them to leverage risk. Leverage risk refers to the risk that leverage created from borrowing may impair a mortgage REIT’s liquidity, cause it to liquidate positions at an unfavorable time and increase the volatility of the values of securities issued by the mortgage REIT. The use of leverage may not be advantageous to a mortgage REIT. The success of using leverage is dependent on whether the investments made using the proceeds of leverage exceed the cost of using leverage. To the extent that a mortgage REIT incurs significant leverage, it may incur substantial losses if its borrowing costs increase. Borrowing costs may increase for any of the following reasons: short term interest rates increase; the market value of a mortgage REIT’s assets decrease; interest rate volatility increases; or the availability of financing in the market decreases. During periods of adverse market conditions the use of leverage may cause a mortgage REIT to lose more money than would have been the case if leverage was not used.

Mortgage REITs are subject to prepayment risk, which is the risk that borrowers may prepay their mortgage loans at faster than expected rates. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise. These faster than expected payments may adversely affect a mortgage REIT’s profitability because the mortgage REIT may be forced to replace investments that have been redeemed or repaid early with other investments having a lower yield. Additionally, rising interest rates may cause the duration of a mortgage REIT’s investments to be longer than anticipated and increase such investments’ interest rate sensitivity.

REITs are subject to special U.S. federal tax requirements. A REIT’s failure to comply with these requirements may negatively affect its performance.

Risk Factors

Mortgage REITs may be dependent upon their management skills and may have limited financial resources. Mortgage REITs are generally not diversified and may be subject to heavy cash flow dependency, default by borrowers and self-liquidation. In addition, transactions between mortgage REITs and their affiliates may be subject to conflicts of interest which may adversely affect a mortgage REIT’s shareholders.

Risk of Investing in the Financial Services Sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance (such as mortgage REITs), investment banking, brokerage, asset management, custody or insurance. Because as currently constituted the Index is concentrated in mortgage REITs, which operate in the financial services sector, the Securities are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services sector may be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector, including measures such as taking ownership positions in financial institutions, could result in a dilution of the Index’s concentration in financial institutions. Developments in the credit markets since the 2008 financial crisis have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

Risk of Investing in the Real Estate Industry.

The Index is comprised of companies that invest in real estate, such as mortgage REITs, which subjects the value of the Index to many of the risks of owning real estate directly. Therefore, adverse economic, business or political developments affecting the value of real estate could have a major effect on the value of the Securities.

Risk of Investing in Small- and Medium-Capitalization Companies.

The Index is comprised of small- and medium-capitalization companies. Such companies may be more volatile and more likely than large-capitalization companies to have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies.

The tax consequences of owning Securities are uncertain and may be less favorable than a direct investment in the Index Constituent Securities.

Absent a change in law or an administrative or judicial ruling to the contrary, pursuant to the terms of the Securities, you agree to treat the Securities for all U.S. federal income tax purposes as a pre-paid forward contract with respect to the Index. This agreed treatment may have timing and character consequences that result in a U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) owing more U.S. federal income tax than it would have owed if the holder had instead made a direct investment in the Index Constituent Securities. In particular, the terms of the Securities will require a U.S. holder to treat the Coupon Amount as ordinary income, notwithstanding that all or a portion of such distributions may be attributable to (i) distributions on an Index Constituent Security that a direct investor would treat as “qualified dividends” or a “capital gain dividend” that may be taxed

Risk Factors

at long-term capital gains rates, and (ii) distributions on an Index Constituent Security for which a direct corporate investor would receive a dividends received deduction. This could have the effect of requiring a U.S. holder to pay more U.S. federal income tax (and to pay such tax at an earlier time) than a holder of a direct investment in the Index Constituent Securities.

It is likely that ownership of Securities will be treated as a “constructive ownership transaction” which is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) real estate investment trusts (“REITs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are REITs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index Constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A REIT ETRACS that you exchanged for the Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). In addition, it is possible that Excess Gain Amount will be computed separately for each Pass-Thru Index Constituent. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holders” and are urged to consult your own tax advisor regarding the application of these rules to the Securities

It is also possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes, in which case you may be subject to other adverse tax consequences described under “Material U.S. Federal Income Tax Consequences” below.

In addition, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described in this Annex. Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S.

Risk Factors

Federal Income Tax Consequences” below. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities will be subject to adverse U.S. federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders” below, each Coupon Amount and Stub Reference Distribution Amount (including any accrued Coupon Amount at the time upon a sale of the Securities) that is received by a non-U.S. holder (as defined below under “Material U.S. Federal Income Tax Consequences”) should be treated as a dividend equivalent that is subject to a 30% withholding tax under Section 871(m), unless (a) the distribution is attributable to a distribution by an Index Constituent Security that is treated as a return of capital distribution that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (b) the distribution is attributable to a “capital gain dividend” that is distributed by a REIT that would not be subject to withholding tax if distributed directly to a non-U.S. holder, (c) the holder is entitled to a lower rate under the “dividend” article of an applicable tax treaty, (d) the income from the Securities is effectively connected with the holder’s conduct of a trade or business in the United States (in which case, in order to avoid withholding, the holder will be required to provide a properly executed IRS Form W-8ECI) or (e) the holder received the Securities in exchange for Series A REIT ETRACS that were issued prior to January 1, 2017 and the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may not have the information necessary to determine whether a distribution would be exempt from tax if received directly by a non-U.S. holder when it is required to impose the Section 871(m) withholding amount, and it therefore may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder. Furthermore, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A REIT ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”. Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

THE MVIS US MORTGAGE REITS INDEX

We have derived all information contained in this Annex regarding the MVIS US Mortgage REITs Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources, including the “Index Guide to MVIS Global Equity Indices” (the “Rulebook”), which is summarized but not incorporated by reference herein. The Rulebook is proprietary to MV Index Solutions GmbH (the “Index Sponsor”) and is available at www.mvis-indices.com (the “MVIS Website”). The Rulebook reflects the policies of, and is subject to change by, the Index Sponsor. We make no representation or warranty as to the accuracy or completeness of such information nor do we incorporate by reference the MVIS Website or any material it includes in this Annex. The composition of the Index is determined by the Index Sponsor and is the exclusive property of the Index Sponsor (a wholly owned subsidiary of Van Eck Associates Corporation (“Van Eck”)), which has contracted with Solactive AG (the “Index Calculation Agent”) to maintain and calculate the Index. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index. Daily Index Closing Levels are available at the MVIS Website.

Introduction

The Index is a modified capitalization-weighted, float-adjusted index designed to give investors a means of tracking the overall performance of publicly-traded mortgage REITs that are listed and incorporated in the United States and derive at least 50% (25% for current Index components) of their revenues from mortgage-related activity. This includes REITs that are primarily engaged in the purchase or service of commercial or residential mortgage loans or mortgage-related securities.

The Index is a price return index (i.e., the reinvestment of dividends is not reflected in the value of the Index). As of December 2, 2019, the Index was comprised of 25 Index Constituent Securities, with the largest Index Constituent Security weighted at 13.29% and the smallest Index Constituent Security weighted at 1.08%. The top ten constituent stocks of the Index as of December 2, 2019, by weighting, are listed in the table below:

Company	Ticker	Listing Country	Index Weighting
Annaly Capital Management Inc.	NLY	US	13.29%
AGNC Investment Corp.	AGNC	US	9.08%
Starwood Property Trust Inc.	STWD	US	7.02%
New Residential Investment Corp.	NRZ	US	6.22%
Two Harbors Investment Corp.	TWO	US	5.22%
Chimera Investment Corp.	CIM	US	4.96%
Blackstone Mortgage Trust Inc.	BXMT	US	4.87%
Invesco Mortgage Capital	IVR	US	4.58%
MFA Financial Inc.	MFA	US	4.46%
Ladder Capital Corp.	LADR	US	4.22%

Base Value and Date

The base value of the Index was 1000 as of December 30, 2004. The Index was first calculated on August 4, 2011 (the “Index Commencement Date”).

Calculation of the Index

Daily Calculation Cycle. The Index is calculated weekdays between 01:00 and 22:40 (CET) and the Index value is disseminated to data vendors every 15 seconds on days when the U.S. equity market is open for trading.

The MVIS US Mortgage REITs Index

Index Construction

The Index is a modified capitalization-weighted, float-adjusted index. Only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing are eligible for inclusion in the Index. Limited partnerships are excluded. Stocks from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible for inclusion if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on this exchange.

Companies with a free-float (or shares available to foreign investors) of less than 5.00% for existing Index components or less than 10.00% for new components are ineligible for inclusion.

Stocks that are not already in the Index must meet the following requirements:

➢	A full market capitalization exceeding $150 million;

➢	A three-month average daily trading volume value of at least $1 million at the current review and also at the previous two reviews; and

➢	At least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks that are already in the Index, the following applies:

➢	A full market capitalization exceeding $75 million;

➢	A three-month average daily trading volume of at least $0.2 million in at least two of the latest three quarterly reviews; and

➢	A three-month average daily trading volume value of at least $0.6 million at the current review or at one of the previous two reviews; or

➢	At least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below 25, additional stocks are flagged eligible by the Index Sponsor’s decision until the number of eligible stocks equals 25.

Only one share line of each company is eligible to be included as an Index component. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free-float market capitalization is eligible. The Index Sponsor can, in exceptional cases (e.g., significantly higher liquidity), decide to include a different share line in the Index.

In case the free-float market capitalization of a non-component share line exceeds the free-float market capitalization of a share line of the same company which is an Index component by at least 25% and fulfills all size and liquidity eligibility criteria for non-components, the current component share line will be replaced by the larger share line. The Index Sponsor can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Index Maintenance

Quarterly Index Review. The Index is reviewed quarterly. The quarterly reviews are based on the closing data on the last Business Day in February, May, August and November. If a company does not trade on the last Business Day in February, May, August or November, then the last available price for this company will be used. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in a quarter-end month (i.e., March, June, September and December).

The MVIS US Mortgage REITs Index

Changes to the underlying Index data (e.g., new number of shares, new free-float factors, and new weighting cap factors), as well as additions and deletions of Index components, are announced on the second Friday in a quarter-end month (i.e., March, June, September and December).

Changes resulting from the quarterly reviews will be implemented and based on the closing prices of the third Friday of every quarter-end month (i.e., March, June, September and December). If the third Friday is not a Business Day, then the review will take place on the last Business Day before the third Friday. If a company does not trade on the third Friday of a quarter-end month, then the last available price for this company will be used. Changes become effective on the next Business Day.

“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in Frankfurt.

The table below shows the relevant dates (subject to adjustment) for the quarterly reviews in 2019.

Quarter	Index Data	Announcement	Implementation	Effective
Q1 2019	02/28/2019	03/08/2019	03/15/2019	03/18/2019
Q2 2019	05/31/2019	06/14/2019	06/21/2019	06/14/2019
Q3 2019	08/30/2019	09/13/2019	09/20/2019	09/23/2019
Q4 2019	11/29/2019	12/13/2019	12/20/2019	12/23/2019

Review Procedure. Quarterly review procedure:

➢	All stocks meeting the size, liquidity, and other eligibility requirements are sorted in terms of free-float market capitalization in descending order.

➢	Stocks covering the top 85% of the free-float market capitalization qualify for selection.

➢	Existing components between the 85th and 98th percentiles also qualify for the Index.

➢

If the coverage is still below 90% of the free-float market capitalization or the number in the Index is still below 25 companies, then the largest remaining stocks are selected until coverage of at least 90% is reached and the number of stocks equals 25.

➢	If the number of qualifying stocks is below 25, additional stocks will be added by the Index Sponsor’s decision until the number of stocks equals 25.

Corporate Events

In addition to the periodic reviews, the Index is continually reviewed for corporate events (such as mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the Index composition.

Replacements. For all corporate events that result in a stock deletion from the Index, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the Index would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drops below its minimum due to a merger of two or more index components, the replacement stock will be added with its uncapped free-float market capitalization weight. In all other cases (i.e., there is no replacement), the additional weight resulting from the deletion will be re-distributed proportionally across all other Index constituents.

Changes to Free-Float Factors and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions (such as stock dividends, splits, rights issues, spin-offs, etc.) are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a three day notice period.

The MVIS US Mortgage REITs Index

Initial Public Offerings. An IPO stock is eligible for fast-track addition to the Index once (either at the next quarterly/semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February, May, August or November) or else at the then following quarterly/semi-annual review). In order to be added to the Index the IPO stock has to meet the following size and liquidity requirements:

➢	The IPO must have a full market capitalization exceeding $150 million;

➢	The IPO must have a free-float factor of at least 10%;

➢	The IPO must have an average daily trading volume value of at least $1 million; and

➢	The IPO must have traded at least 250,000 shares per month (or per 22 days).

This rule also applies to newly spun-off companies.

Changes Due to Mergers and Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).

If an Index component merges with or takes over another Index component, the surviving stock remains in the Index and the other stock is deleted immediately from the Index. Its shares and float are adjusted according to the terms of the merger or takeover. The Index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.

If an Index component merges with or takes over a non-Index component, the resulting Index composition will depend on whether the surviving stock meets the Index requirements. If the surviving stock meets the Index requirements (for country/sector, market capitalization and free-float), it will remain in the Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger or takeover. If the surviving stock does not meet the index requirements (for country/sector, market capitalization and free-float), it will be deleted immediately from the Index.

If a non-Index component merges with or takes over an Index component, the resulting Index composition also will depend on whether the surviving stock meets the Index requirements. If the surviving stock meets the index requirements (for country/sector, market capitalization and free-float), it will be added to the Index and its shares (if the share change is greater than 10%) and float will be adjusted according to the terms of the merger or takeover and will replace the current Index component. If the surviving stock does not meet the Index requirements (for country/sector, market capitalization and free-float), it will not be added to the Index and the current Index component will be deleted immediately from the Index.

Changes Due to Spin-offs. Each spin-off stock is immediately added to the Index for at least two trading days, if traded on its ex-date. If a spin-off company does not qualify for the Index, it will be deleted based on its respective closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off.

Additions due to Replacements: In case the number of Index components drops below 25 and no non-component stock is eligible as a replacement, the determination of the addition is subject to the Index Sponsor’s decision.

Float Adjustment

The Index is free-float adjusted. The number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the Index calculation.

The MVIS US Mortgage REITs Index

To ensure portfolio diversity and avoid overweighting, the company weighting cap factors are applied to individual companies if they exceed a certain weighting in the Index. The capping process is a top-down process. That is, it starts with the largest company based on free-float market capitalization and is repeated until the weighting for each company is in line with capping requirements.

Capitalization Weighting. The Index is calculated using a capitalization weighting methodology, adjusted for float, which is modified so as to facilitate compliance with the diversification requirements of Subchapter M of the Internal Revenue Code. Companies in the Index are weighted according to their free-float market capitalization.

Company-Weighting Cap Factors.

➢	All Index components are weighted by their free-float market capitalization;

➢

All companies whose weighting exceeds 4.5% but at least the largest five companies are grouped together (the so-called “Large-Weights”) and all other companies are grouped together as well (the so-called “Small-Weights”);

➢	The aggregated weighting of the Large-Weights is capped at 50%;

➢

If the aggregated weighting of all companies in the Large-Weights exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%. A second capping factor for the Small-Weights is calculated to increase the aggregate weighting to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights, respectively.

➢

Large-Weights: the maximum weighting for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weighting, then the weighting will be reduced to the maximum weighting or increased to the minimum weighting and the excess weighting shall be re-distributed proportionately across all other remaining Index constituents in the Large-Weights.

➢

Small-Weights: the maximum weighting for any single stock is 4.5%. If a stock is above the maximum weighting, then the weighting will be reduced to the maximum weighting and the excess weighting shall be re-distributed proportionally across all remaining Index constituents in the Small-Weights.

Calculation and Adjustments

Index Formula. The Index is computed using the Laspeyres’ formula:

M

The above mentioned formula can be simplified as Index Value =	D

pi	=	stock price
qi	=	number of shares
ffi	=	free-float factor
fxi	=	exchange rate (local currency to U.S. Dollar)
cfi	=	weighting cap factor
M	=	free-float market capitalization of the Index
D	=	Index Divisor

Index Divisor Adjustments. Index maintenance (e.g., reflecting changes in shares outstanding, capital actions, addition or deletion of stocks to the Index) should not change the level of the Index. This is

The MVIS US Mortgage REITs Index

accomplished with an adjustment to the Index Divisor. Any change to the stocks in the Index that alters the total market value of the Index while holding stock prices constant will require an Index Divisor adjustment.

The following formulae will be used for Index Divisor adjustments:

Δ MC = Difference between closing market capitalization and adjusted closing market capitalization of the Index.

Corporate Action Related Adjustments. Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the Index Divisor will be adjusted.

pi	=	stock price
qi	=	number of shares

➢	Special Cash Dividend	Index Divisor change: Yes

➢	Split	Index Divisor change: No
Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Rights Offering	Index Divisor change: Yes
Shareholders receive ‘B’ new shares for every ‘A’ share held.
If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.

➢	Stock Dividend (withholding taxes are applied, if applicable)	Index Divisor change: No
Shareholders receive ‘B’ new shares for every ‘A’ share held.

The MVIS US Mortgage REITs Index

➢	Stock Dividend from treasury (withholding taxes are applied, if applicable	Index Divisor change: Yes

Stock dividends from treasury are adjusted as ordinary or special cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Stock Dividend of a different company security (withholding taxes are applied, if applicable)	Index Divisor change: Yes

Shareholders receive ‘B’ shares of a different company for every ‘A’ share held.

➢	Spin-offs	Index Divisor change: Yes

Shareholders receive ‘B’ new shares for every ‘A’ share held.

➢	Addition/Deletion of a Company	Index Divisor change: Yes

Net change in market value determines the Index Divisor adjustment.

➢	Changes in Shares Outstanding	Index Divisor change: Yes

Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the quarterly review if the change is smaller than 10%; larger changes will be pre-announced (3 trading days notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration. Share changes will not be implemented in the week between review announcements and implementation.

➢	Changes due to a Merger/Takeover/spin-off	Index Divisor change: Yes

Net change in market value determines the Index Divisor adjustment. In case of no change, the Index Divisor change is 0.

With corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the Index Divisor adjustment is to prevent this price drop from causing a corresponding drop in the Index. Corporate actions are announced at least four days prior to implementation.

The Index Divisor is used in the definition of “Reference Holder” herein.

Data Correction Policy and Methodology Changes

Incorrect or missing input data will be corrected immediately.

The MVIS US Mortgage REITs Index

Historical and Estimated Historical Performance

The estimated historical information for the period from December 30, 2004 to the Index Commencement Date is hypothetical and is provided as an illustration of how the Index would have performed during that period had the Index Calculation Agent begun calculating the Index on December 30, 2004 using the methodology described above. The level of the Index is deemed to have been 1,000 on the Base Date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Index historical information for the period from and after the Index Commencement Date is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index returns do not give an indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the historical performance of the Index from the Index Commencement Date through December 2, 2019 and the estimated historical performance of the Index from December 30, 2004 to the Index Commencement Date.

Historical and Estimated Historical Results for the

Period December 30, 2004 Through December 2, 2019

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2004	1000	N/A	1000	N/A
2005	761.76	-23.82%	820.53	-17.95%
2006	978.39	28.44%	1127.62	37.43%
2007	676.01	-30.91%	847.22	-24.87%
2008	295.76	-56.25%	435.78	-48.56%
2009	332.03	12.26%	556.15	27.62%
2010	376.98	13.54%	713.18	28.24%
2011	321.69	-14.67%	684.49	-4.02%
2012	349.56	8.66%	810.27	18.38%
2013	316.88	-9.35%	792.94	-2.14%
2014	337.48	6.50%	908.92	14.63%
2015	271.76	-19.47%	792.27	-12.83%
2016	299.31	10.14%	943.17	19.05%
2017	323.23	7.99%	1089.90	15.56%
2018	279.29	-13.59%	1012.96	-7.06%
2019 (Through 12/02/2019)	304.28	8.95%	1167.73	15.28%

Historical or Estimated Historical Results Are Not Indicative of Future Results.

The table below shows the historical and estimated historical total returns of the Index from December 30, 2004 through December 2, 2019 in comparison with the total returns of the S&P 500® Index, the FTSE NAREIT Mortgage REITs Index and the FTSE NAREIT Composite Index.

	Index	S&P 500® Index	FTSE NAREIT Mortgage REITs Index	FTSE NAREIT Composite Index
Total Return	16.77%	250.47%	14.90%	196.84%
Annualized Return	1.04%	8.76%	0.93%	7.56%

The MVIS US Mortgage REITs Index

The data for the Index for the period prior to the Index Commencement Date is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of December 2, 2019 and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical and estimated historical performance, either positively or negatively.

The graph below is based on the total return levels of the Index, the S&P 500® Index, the FTSE NAREIT Mortgage REITs Index and the FTSE NAREIT Composite Index.

Licensing Agreement

MVIS and UBS have entered into a licensing agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use certain service marks owned by MVIS in connection with certain products, including the Securities.

The Securities are not sponsored, endorsed, sold or promoted by MVIS and MVIS makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities, generally, or in the Securities, particularly, or the ability of the Index to track the performance of the mortgage REIT market.

The Index is the exclusive property of MVIS, which has contracted with Solactive AG to maintain and calculate the Index. The Index Calculation Agent uses its best efforts to ensure that the Index is calculated correctly. Irrespective of its obligations towards MVIS, the Index Calculation Agent has no obligation to point out errors in the Index to third parties including, but not limited to, investors and/or financial intermediaries of the Securities. The Securities are not sponsored, promoted, sold or supported in any other manner by the Index Calculation Agent nor does the Index Calculation Agent offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trade mark or the Index level at any time or in any other respect. Neither publication of the Index by the Index Calculation Agent nor the licensing of the Index or Index trademark for the purpose of use in connection with the financial instrument constitutes a recommendation by the Index Calculation Agent to invest capital in said financial instrument nor does it in any way represent an assurance or opinion of the Index Calculation Agent with regard to any investment in the Securities. The Index Calculation Agent is not responsible for fulfilling the legal requirements concerning the accuracy and completeness of the financial instrument’s prospectus.

The MVIS US Mortgage REITs Index

The Securities are not sponsored, endorsed, sold or promoted by Van Eck. Van Eck makes no representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Annex, or the advisability of investing in securities or financial instruments, or in the Securities.

VAN ECK AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

VALUATION OF THE INDEX AND THE SECURITIES

Intraday Index Values

On each Trading Day, the Index Calculation Agent will calculate and publish the intraday indicative value of the Index (the “Intraday Index Value”) every 15 seconds during normal trading hours on Bloomberg L.P. (“Bloomberg”) under the ticker symbol “MVMORT”. The actual Index Closing Level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the Intraday Index Value.

The Intraday Index Value calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Value published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market, will be calculated by the Index Calculation Agent and published by Bloomberg (based in part on information provided by the Index Calculation Agent) or a successor under the symbol “MRRLIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to:

(i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level, plus

(ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus

(iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus

(iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value”. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituent Securities. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption or acceleration.

Valuation of the Index and the Securities

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Should the Current Principal Amount of the Securities on any Trading Day be above $100.00, we may, but are not obligated to, initiate a 4-for-1 split of your Securities. Should the Current Principal Amount on any Trading Day be below $10.00, we may, but are not obligated to, initiate a 1-for-4 reverse split of your Securities. If the Current Principal Amount of the Securities is greater than $100.00 or below $10.00 on any Trading Day, and we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split.

If the Securities undergo a split, we will adjust the terms of the Securities accordingly. If the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The record date for the split will be the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

In the case of a reverse split, we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. If the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and adjustments will be made as described below. The record date for the reverse split will be on the tenth Business Day after the announcement date. The Current Principal Amount on such record date will be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date.

Holders who own a number of Securities on the record date that is not evenly divisible by four will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by four, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted Securities on the 14th Business Day following the announcement date. For example, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 14th Business Day following the announcement date.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

In this Annex, references to a “Measurement Period” refer to the Acceleration Measurement Period, the Call Measurement Period, or the Final Measurement Period, as applicable.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each monthly Coupon Payment Date you may receive an amount in cash equal to the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

If the Reference Distribution Amount on such Coupon Valuation Date is zero, you will not receive any Coupon Amount on the related Coupon Payment Date. The final Coupon Amount will be included in the Cash Settlement Amount at maturity if on the Calculation Date the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

The “Reference Distribution Amount” is:

(i) as of the first Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and

(ii) as of any other Coupon Valuation Date, an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of such securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to the cash distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable

Specific Terms of the Securities

Reference Distribution Amount. “Cash distributions” include only ordinary cash dividends or distributions, but exclude special cash dividends or distributions. Such “cash distributions” will also be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent. Information about relevant withholding tax rates can be found at the Index Sponsor’s website at the MVIS Website. That information is proprietary to the Index Sponsor and is subject to change, and is not a part of, or incorporated by reference in, this Annex. In the event of such an adjustment, UBS would not be required to pay any of the additional amounts described in the accompanying prospectus under “Description of the Series B ETNs — Payment of Additional Amounts”.

The “Coupon Payment Date” means the 15th Trading Day following each Coupon Valuation Date. The first Coupon Payment Date will be November 20, 2015. The final Coupon Payment Date will be the Maturity Date.

The “Coupon Record Date” means the ninth Trading Day following each Coupon Valuation Date.

The “Coupon Valuation Date” means the 30th of each month, and the 28th day of February, of each calendar year during the term of the Securities or if such date is not a Trading Day, then the first Trading Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date. The first Coupon Valuation Date will be October 30, 2015.

The “Coupon Ex-Date”, with respect to a Coupon Amount, means the first Trading Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that security as of that date, divided by (ii) the product of (a) the “Index Divisor” as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

“record date” means, with respect to a distribution on an Index Constituent Security, the date on which a holder of such security must be registered as a unitholder of such security in order to be entitled to receive such distribution.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such security trade on the Primary Exchange or market of trading for such security without the right to receive such distribution.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading for such Index Constituent Security or such constituent underlying a successor index.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

Coupon Amounts will be paid in U.S. dollars. Coupon Amounts may also be reduced in the event of withholding taxes imposed by the taxing authority of the applicable Index Constituent on the cash distributions on the Index Constituent Securities and for any fees related to such cash distributions. See “Risk Factors — The calculation of the Reference Distribution Amount and Stub Reference Distribution Amount may have to take into account withholding taxes and applicable fees, consequently reducing the Coupon Amount”.

Specific Terms of the Securities

Cash Settlement Amount at Maturity

The “Maturity Date” is October 16, 2042, which will be the third Trading Day after the last Trading Day in the applicable Measurement Period, which we refer to in this section “— Cash Settlement Amount at Maturity” as the “Final Measurement Period”.

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on such last Trading Day the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Cash Settlement Amount”. If the amount so calculated is less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The Accrued Fees will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and the Stub Reference Distribution Amount as of the last Trading Day in the Final Measurement Period, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment at maturity.

For the Initial Calendar Month, the “Current Principal Amount” will equal $25.00 per Security. For each subsequent calendar month, the Current Principal Amount for each Security of that series will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date — Accrued Fees on the applicable Monthly Valuation Date

If the Securities undergo a split or reverse split, the Current Principal Amount of that series will be adjusted accordingly.

The Index Factor will be calculated as follows:

1 + (2 × Index Performance Ratio)

The Index Performance Ratio on any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Trading Day in the Final Measurement Period, as applicable, will be:

Index Valuation Level — Monthly Initial Closing Level

Monthly Initial Closing Level

The “Index Valuation Level” will equal the arithmetic mean of the Index Closing Levels measured on each Trading Day during the Final Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date, as determined by the Calculation Agent, provided that if the Redemption Valuation Date falls in the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/t times (b) (i) the sum of the Index Closing Levels on each Trading Day from, and including, the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to, but excluding, the date of determination,

Specific Terms of the Securities

plus (ii) the number of Trading Days from and including the date of determination to and including the last Trading Day in such Measurement Period, times the Index Closing Level on such date of determination. For purposes of this definition, “t” equals the number of Trading Days in the Final Measurement Period.

The “Monthly Initial Closing Level” for the Initial Calendar Month was 283.2, the Index Closing Level on September 30, 2015. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

The “Index Closing Level” will equal the closing level of the Index as reported on Bloomberg.

The “Index Calculation Agent” as of the date hereof is Solactive AG.

The “Stub Reference Distribution Amount” as of the last Trading Day in the applicable Measurement Period or as of the Redemption Valuation Date, as applicable, is an amount equal to the cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any such securities for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if such Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from but excluding, the Initial Trade Date) to, and including, such last Trading Day of such Measurement Period or such Redemption Valuation Date, as applicable; provided that, for the purpose of calculating the Stub Reference Distribution Amount as of such last Trading Day of such Measurement Period, the Reference Holder will be deemed to hold on each Trading Day in such Measurement Period ((t-d)/t) of the shares of such securities it would otherwise hold on each of the Trading Days in such Measurement Period beginning on the second Trading Day in such Measurement Period until and including the final Trading Day in such Measurement Period. For purposes of this definition, d = the number of Trading Days that have occurred in the applicable Measurement Period. For purposes of this definition, “t” equals the number of Trading Days in the applicable Measurement Period. “Cash distributions” include only ordinary cash dividends or distributions, but exclude special cash dividends or distributions. Such “cash distributions” will also be adjusted to account for withholding taxes imposed by the taxing authority of the applicable Index Constituent. Information about relevant withholding tax rates can be found at the Index Sponsor’s website at the MVIS Website. That information is proprietary to the Index Sponsor and is subject to change, and is not a part of, or incorporated by reference in, this Annex. In the event of such an adjustment, UBS would not be required to pay any of the additional amounts described in the accompanying prospectus under “Description of the Series B ETNs — Payment of Additional Amounts”. Notwithstanding the foregoing, with respect to the cash distributions for any such securities that are scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such security fails to pay the distribution to holders of such securities by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The Accrued Fees will be calculated as of the last Trading Day in the Final Measurement Period as the sum of (i) the Accrued Tracking Fee as of such last Trading Day and (ii) the Accrued Financing Charge as of such last Trading Day.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Trading Day in the Final Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of such last Trading Day and (ii) a

Specific Terms of the Securities

fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including such last Trading Day and the denominator of which is 365.

The “Annual Tracking Fee” is, as of any date of determination, an amount per Security equal to the product of (i) the Annual Tracking Rate and (ii) the Current Indicative Value as of the immediately preceding Trading Day.

The “Annual Tracking Rate” is 0.40% per annum.

The “Current Indicative Value” is, as determined by the Calculation Agent as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, calculated using the Index Closing Level on such date as the Index Valuation Level. As of December 2, 2019, the Current Indicative Value was $13.4391, however, the Current Indicative Value on the date that you acquire your Securities may be higher or lower.

On the Initial Trade Date, the Accrued Financing Charge for each Security will be $0.

The “Accrued Financing Charge” as of the last Trading Day in the Final Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including such last Trading Day times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

The “Financing Rate” will equal the sum of (a) the “Financing Spread” and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Financing Spread” is 0.40% per annum.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

For each calendar month, the “Monthly Reset Date” is the first Trading Day of that month beginning on November 1, 2015 and ending on October 1, 2042, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Trading Day of the previous calendar month beginning on October 30, 2015 and ending on September 30, 2015, subject to adjustment as described under “— Market Disruption Event”.

Specific Terms of the Securities

The “Calculation Date” will be October 7, 2042, unless that day is not a Trading Day, in which case the Calculation Date will be the next Trading Day.

“Trading Day” means any day on which (i) the value of the Index is published by Bloomberg or Thomson Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the Primary Exchange on which the Index Constituent Securities are traded, in each case as determined by the Calculation Agent in its sole discretion.

Early Redemption at the Option of the Holders

You may elect to require UBS to redeem your Securities, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have your Securities redeemed and have done so under the redemption procedures described below under “— Redemption Procedures”, you will receive payment for your Securities on the Redemption Date. The first Redemption Date will be October 15, 2015, and the final Redemption Date will be October 9, 2042. For any early redemption, the applicable “Redemption Valuation Date” means the first Trading Day following the date on which you deliver a redemption notice to UBS in compliance with the redemption procedures. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the corresponding Redemption Valuation Date or, if such day is not a Business Day, the next following Business Day (the “Redemption Date”). In addition, if a call notice has been issued or if acceleration has been triggered, in each case with respect to the Securities, the last Redemption Valuation Date for the Securities will be the fifth Trading Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. Any applicable Redemption Valuation Date is subject to adjustment as described under “— Market Disruption Event”.

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the applicable Redemption Valuation Date, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding such Redemption Valuation Date if on that Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such Redemption Valuation Date, if any, minus

(d)	the Accrued Fees as of such Redemption Valuation Date, minus

(e)	the Redemption Fee.

We refer to this cash payment as the “Redemption Amount”.

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

Specific Terms of the Securities

You may lose some or all of your investment upon early redemption. The Accrued Fees and the Redemption Fee will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable (less any Coupon Amounts and the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment upon early redemption.

The Accrued Fees will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of any Redemption Valuation Date is an amount equal to the product of (i) the Annual Tracking Fee calculated as of such Redemption Valuation Date, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding the immediately preceding Monthly Valuation Date to and including such Redemption Valuation Date (or if such Redemption Valuation Date occurs prior to the first Monthly Valuation Date, the period from and excluding the Initial Trade Date), and the denominator of which is 365.

The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including such Redemption Valuation Date (or if such Redemption Valuation Date occurs prior to the first Monthly Valuation Date, the period from and excluding the Initial Trade Date), times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Redemption Fee” means, as of any date of determination for the Securities, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the applicable Redemption Valuation Date.

We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Redemption and Repayment”.

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner. The Securities may trade at, above, or below their indicative value.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

•

deliver a notice of redemption, a form of which is attached to this Annex as Attachment A, to UBS via email no later than 12:00 noon (New York City time) on the Trading Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a confirmation of redemption, a form of which is attached to this Annex as Attachment B;

•

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

Specific Terms of the Securities

•	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen calendar days’ prior notice to the holders of the Securities of that series, such redemption to occur on any Trading Day that we may specify through and including the Maturity Date. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day in the applicable Measurement Period, which we refer to in this section “— UBS’s Call Right” as the “Call Measurement Period,” plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

We refer to this cash payment as the “Call Settlement Amount”.

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

If UBS issues a call notice on any Trading Day, the “Call Valuation Date” will be the fifth Trading Day following the Trading Day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Trading Day in the Call Measurement Period.

The holders will receive payment for their Securities on a date that is at least three, but not greater than six, Trading Days following the last Trading Day in the Call Measurement Period (the “Call Settlement Date”). We will inform you of such Call Settlement Date in the call notice. If a Market Disruption Event

Specific Terms of the Securities

is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event”.

You may lose some or all of your investment at call. The Accrued Fees will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and the Stub Reference Distribution Amount as of the last Trading Day in the Call Measurement Period, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment at call.

The Accrued Fees will be calculated as of the last Trading Day in the Call Measurement Period as the sum of (i) the Accrued Tracking Fee as of such last Trading Day and (ii) the Accrued Financing Charge as of such last Trading Day.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Trading Day in the Call Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of such last Trading Day, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Trading Day in the Call Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including such last Trading Day, times (ii) the Financing Rate as of such date, divided by (b) 360.

Acceleration Upon Minimum Indicative Value

If, at any time, the indicative value for the Securities on any Trading Day (1) equals $5.00 or less or (2) decreases 60% in value from the closing indicative value of the Securities on the previous Monthly Valuation Date (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value of the Securities would later exceed $5.00 or would increase from the -60% level on such Acceleration Date or any subsequent Trading Day during the applicable Measurement Period, which we refer to in this section “— Acceleration Upon Minimum Indicative Value” as the “Acceleration Measurement Period”) for a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Trading Day of the Acceleration Measurement Period, plus

(b)

the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on such last Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of such last Trading Day, if any, minus

(d)	the Accrued Fees as of such last Trading Day.

Specific Terms of the Securities

We refer to this cash payment as the “Acceleration Amount”. If the minimum indicative value threshold of the Securities has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities.

You may lose some or all of your investment upon an acceleration upon minimum indicative value. The Accrued Fees will reduce your final payment. If the monthly compounded leveraged return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and the Stub Reference Distribution Amount as of the last Trading Day in the Acceleration Measurement Period, if any, you may be entitled to receive), or if the monthly compounded leveraged return of the Index is negative, you may lose some or all of your investment upon an acceleration upon minimum indicative value.

The Accrued Fees will be calculated as of any date of determination for the Securities as the sum of (i) the Accrued Tracking Fee as of the last Trading Day of the Acceleration Measurement Period and (ii) the Accrued Financing Charge as of the last Trading Day of the Acceleration Measurement Period.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Trading Day of the Acceleration Measurement Period will be an amount equal to the product of (i) the Annual Tracking Fee calculated as of such last Trading Day, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day or if the Acceleration occurs prior to the first initial Monthly Valuation Date, the period from but excluding the Initial Trade Date), as applicable, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Trading Day of the Acceleration Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Levels as of each date starting from, but excluding, the immediately preceding Monthly Valuation Date to, and including, such last Trading Day (or if the Acceleration Date occurs prior to the initial Monthly Valuation Date, the period from, and excluding, the Initial Trade Date), times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Acceleration Settlement Date” will be the third Trading Day following the last Trading Day of the Acceleration Measurement Period.

Subject to the prior verification by the Calculation Agent that the indicative value of $5.00 or less was accurately calculated by the Index Calculation Agent or that the decrease of 60% from the closing indicative value of the Securities on the previous Monthly Valuation Date was accurately calculated by the Index Calculation Agent, as applicable, and in each case with respect to the Securities, UBS must provide notice to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities is calculated see “Valuation of the Index and the Securities”.

Calculation Agent

UBS Securities LLC will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Monthly Initial Closing Level, the Index Closing Level, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any,

Specific Terms of the Securities

the Accrued Tracking Fee, the Annual Tracking Fee, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the Index levels calculated by the Calculation Agent, as adjusted, the Final Measurement Period, the Call Settlement Date, the Call Valuation Date, the Call Measurement Period, the Acceleration Date, the Acceleration Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, and whether any day is a Business Day or Trading Day. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent for the Securities from time to time after the date hereof without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption or acceleration, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Accrued Tracking Fee, the Accrued Financing Charge, the Redemption Amount and Redemption Fee, if any, per Security, the Call Settlement Amount, if any, per Security, the Acceleration Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of such Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below), the Index Closing Level for such Averaging Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during such Measurement Period, then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any Measurement Period.

Specific Terms of the Securities

If the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Amount. If a Market Disruption Event occurs on any Monthly Valuation Date, the Index Closing Level for such Monthly Valuation Date will be determined by the Calculation Agent or one of its affiliates on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date, Monthly Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Date, Monthly Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Date, Monthly Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event. If any Monthly Valuation Date is postponed as described above, the succeeding Monthly Reset Date will occur on the next Trading Day following the postponed Monthly Valuation Date.

An “Averaging Date” means each of the Trading Days during any Measurement Period, subject to adjustment as described herein.

Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of the Index Constituent Securities for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)

in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.

Specific Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the Index Calculation Agent discontinues publication of or otherwise fails to publish the Index, and the Index Calculation Agent publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If the Index Calculation Agent discontinues publication of the Index prior to, and such discontinuation is continuing on any Monthly Valuation Date, any Averaging Date, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Monthly Valuation Date, any Averaging Date, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent Security included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “The MVIS US Mortgage REITs Index” beginning on page G-33. In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, the Accrued Fees, the Accrued Tracking Fee, the Annual Tracking Fee, the Accrued Financing Charge, the Financing Level, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a

Specific Terms of the Securities

Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount”.

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment”, calculated as if the date of acceleration was the last Trading Day in the last applicable Measurement Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Measurement Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss default and waiver in the attached prospectus under “Description of the Series B ETNs — Default, Remedies and Waiver of Default” and “Description of the Series B ETNs — Modification and Waiver of Covenants”.

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

Specific Terms of the Securities

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest or, if there is only one, the only quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption or acceleration will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Specific Terms of the Securities

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs— Payment Mechanics for Series B ETNs” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment Mechanics for Series B ETNs — Payment When Offices Are Closed” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2015 and we will issue additional Securities to holders of Series A REIT ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other Securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Principal Amount of the outstanding Securities. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A REIT ETRACS. In addition, the discussion below assumes that the exchange of Series A REIT ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion only applies to you if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “Unrelated Business Taxable Income,” the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, the terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amount (including amounts received upon the sale, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat such amounts in such a manner despite the fact that (i) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities and (ii) such amounts may be attributable to distributions on the Index Constituent Securities that would, if received directly, be subject to a more advantageous tax treatment. For example, such amounts may be attributable to distributions on the Index Constituent Securities that, if received directly by certain holders, would be treated as (i) dividends subject to tax at long-term capital gains rates, (ii) eligible for the 20% deduction applicable to “qualified business income,” or (iii) tax-free return of capital distributions.

If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than the amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if your holding period in the Securities exceeds one year. In general, your tax basis in your Securities will be equal to the price you paid for the Series A REIT ETRACS that you exchanged for the Securities. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260. It is likely that ownership of the Securities will be treated as a “constructive ownership transaction” that is subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity and (ii) real estate investment trusts (“REITs”) (and certain other entities) are considered to be pass-thru entities. We understand that the Index is primarily comprised of entities that are REITs. It is not entirely clear how Section 1260 of the Code applies in the case of a forward contract (such as the Securities) with respect to an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index Constituent

Material U.S. Federal Income Tax Consequences

Securities that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain (the “Underlying LTCG Amount”) that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the notional amount of Pass-Thru Index constituents that are referenced by your Securities, i.e., after taking into account the leverage component of your Securities) on the date that you purchased the Series A REIT ETRACs that you exchanged for your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

The Index is scheduled to rebalance periodically. Accordingly, a holder that instead purchases the Index Constituent Securities may recognize short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

In addition, it is not clear whether your Underlying LTCG Amount should include any qualified dividend income (“QDI”) that you would have recognized if you had directly held the Pass-Thru Index Constituents. If QDI is included in such amount then it is likely that the Excess Gain Amount with respect to a Pass-Thru Index Constituent will be zero unless the amount of such QDI and “capital gain dividends” in respect of the Pass-Thru Index Constituent is less than the short-term capital gain that (as discussed in the prior paragraph) a direct holder of the Pass-Thru Index Constituent would have recognized upon a rebalancing of the Index.

Furthermore, it is unclear whether the Excess Gain Amount should be based on the aggregate gain that you would have recognized if you had directly invested in the Pass-Thru Index Constituents or whether it should be computed separately with respect to each Pass-Thru Index Constituent. If the determination must be based on each individual Pass-Thru Index Constituent, there is a greater chance that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities.

Because you will only be able to avoid the application of Section 1260 to your Securities if you can demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the potential application of such rules to your investment in the Securities.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities

Material U.S. Federal Income Tax Consequences

should be treated in a manner that differs from that described above. For example, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. In addition, you would recognize gain or loss equal to the difference between the projected amount of the Coupon Amounts on your Securities and the actual Coupon Amounts that are paid with respect to the Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

In addition, it is possible that the IRS could treat your Securities as representing ownership of the Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances. In addition, you would be required to treat the Accrued Financing Charges as interest expenses and the Accrued Tracking Fee as amounts of expense. In such a case, (i) the deduction of the Accrued Tracking Fee would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors, and (ii) the Accrued Financing Charges would be treated as interest payments that are subject to the general limitations on interest deductions. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities. In addition, under this treatment, it is possible that a portion of each Coupon Amount would be taxed at long-term capital gains rates, eligible for the 20% deduction applicable to “qualified business income”, or treated as a tax-free return of capital.

Even if you are not treated as owning the Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities in excess of the Coupon Amounts that are paid on the Securities.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities in excess of the Coupon Amounts that are paid on the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Material U.S. Federal Income Tax Consequences

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether your net investment income includes any Coupon Amounts and the Stub Reference Distribution Amount that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Material U.S. Federal Income Tax Consequences

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

We believe, and we intend to take the position, that (subject to the exceptions below) non-U.S. holders of Securities will generally be subject to withholding tax under Section 871(m) of the Code. More specifically, Section 871(m) and the Regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts (such as structured notes) held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United States) and that were issued on or after January 1, 2017. The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, however, and we intend to take the position that the Securities should be treated as delta-one contracts for this purpose.

The Section 871(m) regulations provide that instruments that reference a “qualified index” generally are not subject to withholding under Section 871(m). We believe that the Index is not a “qualified index” and that therefore the Securities will not be eligible for this exception. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the constituents of the index. Accordingly, the Securities should be treated as referencing the Index Constituent Securities, which are U.S. corporations, for Section 871(m) purposes.

As noted above, Section 871(m) does not apply to contracts that were issued prior to January 1, 2017. Accordingly, Section 871(m) withholding should not apply to a holder that received the Securities in exchange for Series A REIT ETRACS that were issued prior to January 1, 2017 if the holder is able to demonstrate this to the applicable withholding agent. However, a withholding agent may be unable to determine whether a holder of Securities acquired corresponding Series A REIT ETRACS that were issued prior to January 1, 2017, and it therefore may impose Section 871(m) withholding based on the assumption that none of the Securities are eligible for the Section 871(m) exception for contracts that were issued prior to January 1, 2017. In addition, some of the Series A REIT ETRACS were issued on or after January 1, 2017, and therefore a holder that acquired Series A REIT ETRACS on or after January 1, 2017 will be unable to demonstrate that its Series A REIT ETRACS were issued prior to January 1, 2017. Accordingly non-U.S. holders should assume that withholding agents will generally treat the Securities as subject to Section 871(m) withholding. The discussion below applies to Securities that are not grandfathered from Section 871(m) under the rules described above

Under Section 871(m), each Coupon Amount and Stub Reference Distribution Amount (including amounts received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that are distributed to a non-U.S. holder will be subject to a 30% withholding tax (subject to reduction under an applicable tax treaty) to the extent of the portion of such distribution that is

Material U.S. Federal Income Tax Consequences

attributable to dividends that were paid on the Index Constituent Securities that would be subject to withholding tax if they were distributed directly to the non-U.S. holder. Distributions that are paid on an Index Constituent Security to a non-U.S. holder would generally be subject to withholding tax unless such distribution is treated as a return of capital distribution that is not treated as a dividend for tax purposes or is treated as a “capital gain dividend” that is distributed by a REIT that is not subject to withholding tax. Accordingly, unless one of the exceptions described above or a tax treaty apply, each Coupon Amount and Stub Reference Distribution Amount (including an amount received upon a sale of the Securities that are attributable to an accrued but unpaid Coupon Amount) that is distributed to a non-U.S. holder will be subject to a 30% withholding tax under Section 871(m). In addition, a withholding agent may not have the information necessary when it is required to impose the Section 871(m) withholding amount to determine whether a portion of a distribution on the Securities is attributable to a distribution that would be a capital gain dividend or return of capital distribution that would be exempt from tax if received directly by a non-U.S. holder. Accordingly, a withholding agent may impose Section 871(m) withholding based on the assumption that the entire distribution would be subject to tax if received directly by a non-U.S. holder.

A non-U.S. holder may be entitled claim a refund to the extent that the Section 871(m) tax is not due under one of the exceptions described above. If a non-U.S. holder is entitled to a reduced rate under an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

It is possible that some withholding agents may impose the Section 871(m) withholding tax described above upon each distribution on an Index Constituent Security, rather than on the date upon which a Coupon Amount is distributed on the Securities (in which case the withholding agent may collect the tax from other assets of a non-U.S. holder in its custody). In addition, it is possible that a withholding agent will take the position that the Section 871(m) tax with respect to the Securities should be imposed in addition to a separate 30% withholding tax on the Coupon Amounts on the Securities. Although we disagree with this position, a non-U.S. holder should consult its tax advisor regarding this possibility.

FATCA. Payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should generally assume that withholding agents will generally treat the Coupon Amounts as subject to FATCA unless the Coupon Amount is exempt from the Section 871(m) withholding tax under the rules described above.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: ol-ubs-etracs@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90274D432

[BODY OF EMAIL]

Name of broker: [                ]

Name of beneficial holder: [                ]

Number of Securities to be redeemed: [                ]

Applicable Redemption Valuation Date: [                ], 20[    ]*

Broker Contact Name: [                ] Broker Telephone #: [                ]

Broker DTC # (and any relevant sub-account): [                ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the Annex.

G-A-1

ATTACHMENT B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Email: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[ ] Medium-Term Notes, Series B, Exchange Traded Access Securities due October 16, 2042, CUSIP No. 90274D432, redeemable for a cash amount based on the performance of the MVIS US Mortgage REITs Index (the “Securities”) hereby irrevocably elects to receive, on the Redemption Date of [holder to specify],* with respect to the number of Securities indicated below, as of the date hereof, the Redemption Amount as described in this Annex and the accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to receive the Redemption Amount on any Redemption Date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

*	Subject to adjustment as described in the Annex.

G-B-1

Annex H

ETRACS UBS BLOOMBERG CONSTANT MATURITY COMMODITY INDEX (CMCI) TOTAL RETURN ETN SERIES B DUE APRIL 25, 2038 (“UCIB”)

H

ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B* due April 5, 2038

The ETRACS UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return ETN Series B due April 5, 2038 (the “Securities”) are senior unsecured debt securities issued by UBS that provide exposure to potential price appreciation in the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return, subject to a fee amount (the “Fee Amount”) of 0.55% per annum, calculated on a daily basis. Investing in the Securities involves significant risks. The Securities do not pay any interest during their term. Instead, you will receive a cash payment at maturity or upon early redemption based on the performance of the Index less the Fee Amount as described herein. For any securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. If the creation fee is applicable, the return on your investment in the Securities will be reduced by the creation fee.

The Securities do not guarantee any return of your initial investment. You may lose some or all of your investment if you invest in the Securities. You will lose some or all of your principal if the Index (calculated as described herein) does not rise by an amount sufficient to offset the cumulative effect of the Fee Amount. Any payment on the Securities at maturity or upon early redemption or upon exercise by UBS of its call right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

The Securities are intended for sophisticated investors as part of an overall diversified portfolio and should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index. Investors should actively and continuously monitor their investment in the Securities. Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop, continue or be maintained.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on April 5, 2038.

➢	The initial issuance of the Securities traded on October 8, 2015 and settled on October 14, 2015.

➢	The Securities do not pay interest and do not guarantee any return of principal.

➢

The Fee Amount, equivalent to 0.55% per annum, will diminish the value of the Securities by reducing cash payment at maturity or upon exercise by UBS of its call right or upon early redemption, as described herein, and any such payments may be zero.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right based on the performance of the Index at the end of the applicable measurement period and reduced by the Fee Amount, as described herein, and any such payments may be zero.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the performance of the Index on the applicable Valuation Date, as described herein, less the Fee Amount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Annex or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

See “Risk Factors” beginning on page H-13 for a description of risks related to an investment in the Securities.

The principal terms of the Securities are as follows:

UBS Investment Bank	(cover continued on next page)

The principal terms of the Securities are as follows

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “UBS AG Exchange Traded Access Securities (E-TRACS) Linked to the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return due 2038” (the “Series A CMCI ETRACS”), except for the lack of the co-obligation of UBS Switzerland AG.

Initial Term:	Approximately 22.5 years, ending on the Maturity Date, subject to the right to require UBS to redeem your Securities on any Redemption Date and the UBS Call Right, each as described below.

Maturity Date:	April 5, 2038

No Interest Payments:	We will not pay you interest during the term of the Securities.

Stated Principal Amount:	$25.00 per Security

Underlying Index:	The return on the Securities is linked to the performance of the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return (the “Index”). The Index is designed to be a diversified benchmark for commodities as an asset class. The Index, which is rebalanced monthly, is comprised of futures contracts from 5 commodity groups with 29 components, representing 23 commodities, with up to five different maturities for each individual commodity (as of August 1, 2018). The Index is a “total return” index. The overall return on the Index is generated by two components: (i) uncollateralized returns on the futures contracts comprising the Index and (ii) a daily fixed-income return, which reflects the interest earned on a hypothetical 91-day Treasury Bill portfolio theoretically deposited as margin for hypothetical positions in the futures contracts comprising the Index. The Index was designed by UBS AG (“UBS”) and Bloomberg L.P. (“Bloomberg”) and is calculated by Bloomberg Index Services Limited (the “Index Administrator”), an affiliate of Bloomberg. For a detailed description of the Index, see “The CMCI Total Return Index” beginning on page H-25.

Fee Amount:	The Securities are subject to a Fee Amount which accrues on a daily basis. The initial Fee Amount was equal to $0.9565 and beginning on and including the Initial Trade Date will increase each subsequent calendar date by an amount equal to: (0.55%/365) x $25.00 x Index Performance Ratio on that day. For the purpose of calculating the Fee Amount, the Index Performance Ratio on any day that is not a Trading Day is the Index Performance Ratio as of the immediately preceding Trading Day.

You will lose some or all of your principal if the Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Fee Amount.

Payment at Maturity/ Redemption/Call; Redemption Amount:

On the Maturity Date, the Redemption Date, or the Call Settlement Date, as the case may be, you will receive a cash payment (the “Redemption Amount”) per Security in an amount equal to:

($25.00 × Index Performance Ratio) – Fee Amount

For purposes of calculating the Redemption Amount at maturity or upon early redemption, the Index Performance Ratio will be determined as of the corresponding Valuation Date or the Final Valuation Date, as the case may be.

Early Redemption:	You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Valuation Date and paid on the applicable Redemption Date. You must comply with the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures” beginning on page H-40 in order to redeem your Securities.

Redemption Procedures:	To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to UBS by email no later than 12:00 p.m. (New York City time) on the Trading Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

Redemption Dates:	The applicable Redemption Date means the third Trading Day following the applicable Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the applicable Redemption Date will be the next following Trading Day that is also a Business Day. The final Redemption Date will be the third Trading Day following the Valuation Date that immediately precedes the Final Valuation Date.

UBS Call Right:	On any Trading Day through and including the Maturity Date (any such day, the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than five (5) Trading Days prior to the Call Settlement Date specified by UBS in such notice. If UBS elects to redeem the Securities on the Call Settlement Date, the Holder will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation Date and paid on the Call Settlement Date.

Index Performance Ratio:	Index Ending Level Index Starting Level

Index Starting Level:	1,436.54, the closing level of the Index measured on April 1, 2008.

Index Ending Level:	The closing level of the Index on the applicable Trading Day.

Calculation Agent:	UBS Securities LLC

(cover continued on next page)

Listing:	The Securities are listed on NYSE Arca under the symbol “UCIB.” There can be no assurance that an active secondary market will develop or continue; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time equal to (a) the most recent published level of the Index as reported by Bloomberg divided by the Index Starting Level, multiplied by (b) the Stated Principal Amount, minus (c) the most recent daily calculation of the Fee Amount. The closing indicative value of the Securities on December 2, 2019 was $14.1626.

Indicative Value Symbol of the Securities:

The closing indicative value of the Securities and the intraday indicative value of the Securities will be published on each Trading Day under the ticker symbols:

UCIBIV <INDEX> (Bloomberg); ^UCIB-IV (Yahoo! Finance)

Valuation Dates:	The applicable Valuation Date means (i) with respect to an early redemption, the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures and (ii) with respect to UBS’s exercise of its “Call Right,” the third Trading Day prior to the Call Settlement Date. The “Final Valuation Date” is March 31, 2038.

Trading Day:	Trading Day means a day on which (i) the value of the Index is published by Bloomberg or Reuters Group PLC (“Reuters”), (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts comprising the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

CUSIP Number:	90274D390

ISIN Number:	US90274D3908

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

The UBS AG Exchange Traded Access Securities (ETRACS) being offered as described in this Annex and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering, and may continue to offer from time to time, ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this Annex. You should be sure to refer to the Annex for the particular offering of ETRACS in which you are considering an investment.

This Annex contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this Annex are not incorporated by reference in this Annex or the accompanying prospectus.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this Annex or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this Annex is accurate as of any date other than the date on the front of the document.

i

SUMMARY

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before acquiring the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this Annex and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to the performance of the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return (the “Index”). The Securities may provide a cash payment if the Index level at maturity or call, or upon early redemption, as applicable, is sufficiently greater than the Index Starting Level to offset the negative effect of the Fee Amount.

We will not pay you interest during the term of the Securities.

The Underlying Index

The Index is designed to be a diversified benchmark for commodities as an asset class. The Index, which is rebalanced monthly, is comprised of futures contracts of 5 commodity groups with 29 components, representing 23 commodities, with up to five different maturities for each individual commodity. The Index is a “total return” index. The overall return on the Index is generated by two components: (i) uncollateralized returns on the futures contracts comprising the Index and (ii) a daily fixed-income return, which reflects the interest earned on a hypothetical 91-day Treasury Bill portfolio theoretically deposited as margin for hypothetical positions in the futures contracts comprising the Index. The Index was designed by UBS and Bloomberg and is calculated by the Index Administrator. For more information on the Index, see “The CMCI Total Return Index” beginning on page H-25.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption. Instead, you will receive a cash payment per Security equal to the Redemption Amount, which will be calculated on the Final Valuation Date or applicable Valuation Date, as the case may be, and based on the Index Performance Ratio.

At maturity, you will receive a cash payment equal to (a) the product of (i) $25 and (ii) the Index Performance Ratio, minus (b) the Fee Amount.

The “Index Performance Ratio” will be calculated as follows:

Index Ending Level

Index Starting Level

where the “Index Starting Level” is 1,436.54, the closing level of the Index measured on April 1, 2008, and the “Index Ending Level” will equal the closing level of the Index on the applicable Trading Day.

The Securities are subject to a Fee Amount which accrues on a daily basis. The initial Fee Amount was equal to $0.9565 and beginning on and including the Initial Trade Date will increase each subsequent calendar date by an amount equal to: (0.55%/365) x $25.00 x Index Performance Ratio on that day. For the purpose of calculating the Fee Amount, the Index Performance Ratio on any day that is not a Trading Day will be the Index Performance Ratio as of the immediately preceding Trading Day. For further information concerning the calculation of the payment at maturity, see “Specific Terms of the Securities — Payment at Maturity or Upon Early Redemption” beginning on page H-38.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity, call or upon early redemption.

The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index level on the Final Valuation Date or the applicable Valuation Date, as the case may be, declines relative to the Index level on the date on which you acquired your Series A CMCI ETRACS or if the Index level does not increase by an amount sufficient to offset the negative effect of the Fee Amount. The Fee Amount will be calculated and accumulated based on a daily Index level and therefore will depend on the daily fluctuations of the Index level.

UBS’s Call Right

On any Trading Day through and including the Maturity Date (any such day, the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than five (5) Trading Days prior to the Call Settlement Date specified by UBS in such notice. If UBS elects to redeem the Securities on the Call Settlement Date, the Holder will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation Date and paid on the Call Settlement Date. The applicable “Valuation Date” means the third Trading Day prior to the Call Settlement Date. See “Specific Terms of the Securities — Payment at Maturity or Upon Early Redemption”, beginning on page H-38.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Valuation Date and paid on the applicable Redemption Date. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

For any early redemption, the applicable “Valuation Date” means the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. The applicable “Redemption Date” means the third Trading Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the next following Trading Day that is also a Business Day. The final Redemption Date will be the third Trading Day following the Valuation Date that immediately precedes the Final Valuation Date or, if such day is not a Business Day, the next following Trading Day that is also a Business Day.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to UBS by email no later than 12:00 p.m. (New York City time) on the Trading Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. For a detailed description of the redemption procedures applicable to an early redemption, see “Specific Terms of the Securities — Redemption Procedures” beginning on page H-40.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page H-13.

➢

You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index Ending Level is not sufficiently above the Index level at the time you acquired your Series A CMCI ETRACS to offset the negative effect of the Fee Amount applicable to your Securities. The Index is volatile and subject to a variety of market forces, some of which are described below. The Index Ending Level is therefore unpredictable. Commodity prices may change unpredictably, affecting the prices of the commodities underlying the exchange-traded futures contracts comprising the Index and, consequently, the value of the Securities.

➢

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the Index, which is based on a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

Potential over-concentration in particular commodity sectors — The commodities underlying the futures contracts included in the Index are concentrated in a limited number of sectors, particularly energy, agriculture and industrial metals. Investment in the Securities will increase your portfolio’s exposure to fluctuations in the commodity sectors underlying the Index.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop or continue. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited. In addition, it is possible that holders of Series A CMCI ETRACS exchange less than all of their Series A CMCI ETRACS for Securities in the registered exchange offer (the “Registered Exchange Offer”) to which this Annex relates. To the extent that holders of Series A CMCI ETRACS do not exchange their Series A ETRACS for Securities in the Registered Exchange Offer, the liquidity of the Securities may be limited.

➢

Limited performance history — The Redemption Amount is linked to the performance of the Index, which was introduced in January 2007. As a result, the Index has a limited performance history, and the performance is uncertain. In addition, while the Index is intended to represent a benchmark for commodities investments, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market.

➢	No interest payments from the Securities — You will not receive any interest payments on the Securities.

➢

No direct exposure to fluctuations in foreign exchange rates — The value of your Securities will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts composing the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in the Redemption Amount.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. Therefore, the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request us to redeem your securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities on any Trading Day through and including the Maturity Date, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page H-41. If UBS exercises its Call Right, the Redemption Amount may be less than your initial investment in the Securities. In addition, you may have to invest your proceeds in an investment that may have a lower rate of return than the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢	You believe the level of the Index will increase during the term of the Securities by an amount sufficient to offset the negative effect of the Fee Amount.

➢	You are willing to accept the risk of fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities, in particular.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You do not seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

➢	You do not seek an investment with a return linked to the performance of the Index, which will provide exposure to a basket of futures contracts comprised of various commodities.

➢

You believe that the level of the Index will decline during the term of the Securities or the level of the Index will not increase by an amount sufficient to offset the negative effect of the Fee Amount.

➢	You are not willing to be exposed to fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek current income from your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The Index level is calculated and disseminated by the Index Administrator approximately every fifteen seconds (assuming the Index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and a daily Index level is published between 4:00 p.m. and 6:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from Bloomberg on pages CUBS + GO, CMCN or CMCX and from Reuters on page UBSCMCI. Index information is also available on the Bloomberg website: http://www.bloomberg.com (Select “COMMODITIES”). For further information on the CMCI, investors can go to http://www.ubs.com/cmci. You can review the historical performance of the Index, based in part on back-testing data, from December 30, 2001 to December 2, 2019, under the section “The CMCI Total Return Index” beginning on page H-25. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page H-47.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount realized and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page H-47.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page H-47 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

HYPOTHETICAL EXAMPLES

The following examples show how the Securities would perform in hypothetical circumstances if held to maturity. They are purely hypothetical and are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results and are intended solely to demonstrate the effect that daily fluctuations of the hypothetical Index levels over the term of the Securities could have on the Fee Amount as of the applicable Valuation Date (including the Final Valuation Date), and thus on the Redemption Amount payable on your Securities on any Redemption Date or at maturity, assuming other variables remain unchanged. Although, for illustrative purposes only, the examples below show hypothetical performance of the Securities over a period of 30 years, the Securities mature on April 5, 2038 and accordingly there is a remaining term of only approximately 18.5 years from the date of this Annex.

The information in the tables below is based on hypothetical rates of return on the Securities assuming that they are purchased when initially issued and held to the Maturity Date or the applicable Redemption Date, as the case may be. If you sell your Securities in the secondary market prior to the Maturity Date, your return will depend on the market value of your Securities at the time of sale, which may be affected by a number of other factors not reflected in the tables below, including interest rates and Index volatility. See “Risk Factors” beginning on page H-13 for further information.

The hypothetical examples below do not take into account the effects of any applicable taxes. As a result of the U.S. tax treatment applicable to your Securities, tax liabilities could affect the after-tax rate of return on your Securities to a comparatively greater extent than the after-tax return on the commodities underlying the exchange-traded futures contracts that make up the Index.

The following examples highlight the impact of the Fee Amount, and therefore the variable amounts, if any, payable on your Securities on the Maturity Date or any Redemption Dates, as the case may be, based on the variations in Index level on each day during the term of the Securities. Because the Fee Amount will be calculated and accumulated based on a daily Index level, the amount added to the Fee Amount on a given day will depend on the daily fluctuations of the Index level from, but excluding, the Initial Trade Date to such date. For convenience of presentation, however, we have assumed that the Index level on each day within a given year is the same as the level at the year end and, therefore, daily amounts accruing on the Fee Amount on each day within a given year will be the same as the amount accruing to such Fee Amount at year end.

Since the Fee Amount reduces the amount payable at maturity or upon early redemption, the value of the Index must increase by the Fee Amount in order for you to receive at least the Stated Principal Amount of your investment at maturity or upon early redemption. If the value of the Index decreases or does not increase by the amount of the Fee Amount, you will receive less than the Stated Principal Amount of your investment at maturity or upon early redemption.

Hypothetical Examples

The hypothetical examples below are based on the following assumptions:

Assumptions

Stated Principal Amount:	$25
Fee Amount:	The Fee Amount accrues daily and is equal to 0.65% per annum in the first 5 years and 0.55% thereafter (the actual Fee Amount for the Series A CMCI ETRACS, which the Fee Amount for the Securities is based on, was equal to 0.65% for the first 4 years and 323 days and 0.55% thereafter).
Index Starting Level:	1,300.00 (the actual Index Starting Level is 1,436.54)
Term:	30 years with daily redemption rights

No market disruption event occurs.

Investor holds the Securities to maturity or redeems the Securities prior to maturity.

At maturity or upon early redemption (based on the Valuation Date preceding the applicable Redemption Date), investors receive a payment per Security equal to the Stated Principal Amount multiplied by the Index Performance Ratio, less the Fee Amount. The figures in these examples have been rounded for ease of analysis. The figures for year 30 are as of the Final Valuation Date.

Example 1 and Example 2 illustrate how your Securities would perform in two hypothetical circumstances where the hypothetical Index level has increased by approximately 34.78% at maturity from the Index Starting Level on an absolute basis (1.00% on an annualized basis), but in each example the fluctuations of the hypothetical Index level have taken a different course before arriving at the same Index Ending Level, which impact the Fee Amount in each case.

Hypothetical Examples

Example 1 — The Index closes at 1,752.20 on the Final Valuation Date, a 34.78% increase from the Index Starting Level of 1,300.00.

Year	Index Level	Index Performance	Annual Fee Amount	Accrued Fee Amount	Redemption Amount
0	1,300.00	1.0000	$0.00	$0.00	$25.00
1	1,313.00	1.0100	$0.16	$0.16	$25.09
2	1,326.13	1.0201	$0.17	$0.33	$25.17
3	1,339.39	1.0303	$0.17	$0.50	$25.26
4	1,352.79	1.0406	$0.17	$0.67	$25.35
5	1,366.31	1.0510	$0.17	$0.84	$25.44
6	1,379.98	1.0615	$0.15	$0.98	$25.55
7	1,393.78	1.0721	$0.15	$1.13	$25.67
8	1,407.71	1.0829	$0.15	$1.28	$25.79
9	1,421.79	1.0937	$0.15	$1.43	$25.91
10	1,436.01	1.1046	$0.15	$1.58	$26.03
11	1,450.37	1.1157	$0.15	$1.74	$26.16
12	1,464.87	1.1268	$0.15	$1.89	$26.28
13	1,479.52	1.1381	$0.16	$2.05	$26.41
14	1,494.32	1.1495	$0.16	$2.20	$26.53
15	1,509.26	1.1610	$0.16	$2.36	$26.66
16	1,524.35	1.1726	$0.16	$2.53	$26.79
17	1,539.60	1.1843	$0.16	$2.69	$26.92
18	1,554.99	1.1961	$0.16	$2.85	$27.05
19	1,570.54	1.2081	$0.17	$3.02	$27.18
20	1,586.25	1.2202	$0.17	$3.19	$27.32
21	1,602.11	1.2324	$0.17	$3.36	$27.45
22	1,618.13	1.2447	$0.17	$3.53	$27.59
23	1,634.31	1.2572	$0.17	$3.70	$27.73
24	1,650.66	1.2697	$0.17	$3.87	$27.87
25	1,667.16	1.2824	$0.18	$4.05	$28.01
26	1,683.83	1.2953	$0.18	$4.23	$28.15
27	1,700.67	1.3082	$0.18	$4.41	$28.30
28	1,717.68	1.3213	$0.18	$4.59	$28.44
29	1,734.86	1.3345	$0.18	$4.77	$28.59
30	1,752.20	1.3478	$0.19	$4.96	$28.74

Annualized Index Performance:	1.00%	Accrued Fee Amount:	$4.96
Annualized Return on the Security:	0.47%	Total Return on the Security (after the Fee Amount):	14.95%

Your total cash payout at maturity would be $28.74, which includes:

Stated Principal Amount x Index Performance Ratio	$33.70
Minus the Accrued Fee Amount:	$ 4.96
Redemption Amount at maturity:	$28.74

Hypothetical Examples

Example 2 — The Index closes at 1,752.20 on the Final Valuation Date, a 34.78% increase from the Index Starting Level of 1,300.00.

Year	Index Level	Index Performance	Annual Fee Amount	Accrued Fee Amount	Redemption Amount
0	1,300.00	1.0000	$0.00	$0.00	$25.00
1	1,306.50	1.0050	$0.16	$0.16	$24.96
2	1,313.03	1.0100	$0.16	$0.33	$24.92
3	1,319.60	1.0151	$0.16	$0.49	$24.88
4	1,326.20	1.0202	$0.17	$0.66	$24.85
5	1,332.83	1.0253	$0.17	$0.82	$24.81
6	1,339.49	1.0304	$0.14	$0.97	$24.79
7	1,346.19	1.0355	$0.14	$1.11	$24.78
8	1,352.92	1.0407	$0.14	$1.25	$24.77
9	1,359.68	1.0459	$0.14	$1.40	$24.75
10	1,366.48	1.0511	$0.14	$1.54	$24.74
11	1,373.31	1.0564	$0.15	$1.69	$24.72
12	1,380.18	1.0617	$0.15	$1.83	$24.71
13	1,387.08	1.0670	$0.15	$1.98	$24.70
14	1,394.02	1.0723	$0.15	$2.13	$24.68
15	1,400.99	1.0777	$0.15	$2.27	$24.67
16	1,407.99	1.0831	$0.15	$2.42	$24.65
17	1,415.03	1.0885	$0.15	$2.57	$24.64
18	1,422.11	1.0939	$0.15	$2.72	$24.63
19	1,429.22	1.0994	$0.15	$2.87	$24.61
20	1,436.36	1.1049	$0.15	$3.03	$24.60
21	1,443.55	1.1104	$0.15	$3.18	$24.58
22	1,450.76	1.1160	$0.15	$3.33	$24.57
23	1,458.02	1.1216	$0.15	$3.49	$24.55
24	1,465.31	1.1272	$0.15	$3.64	$24.54
25	1,472.63	1.1328	$0.16	$3.80	$24.52
26	1,480.00	1.1385	$0.16	$3.95	$24.51
27	1,487.40	1.1442	$0.16	$4.11	$24.49
28	1,494.83	1.1499	$0.16	$4.27	$24.48
29	1,502.31	1.1556	$0.16	$4.43	$24.46
30	1,752.20	1.3478	$0.19	$4.61	$29.08

Annualized Index Performance:	1.00%	Accrued Fee Amount:	$4.61
Annualized Return on the Security:	0.51%	Total Return on the Security (after the Fee Amount):	16.33%

Your total cash payout at maturity would be $29.08, which includes:

Stated Principal Amount x Index Performance Ratio	$33.70
Minus the Accrued Fee Amount:	$ 4.61
Redemption Amount at maturity:	$29.08

Example 3 and Example 4 illustrate how your Securities would perform in two hypothetical circumstances where the hypothetical Index level has decreased by approximately 26.03% at maturity from the Index Starting Level on an absolute basis (1.00% on an annualized basis), but in each example the fluctuations of the hypothetical Index level have taken a different course before arriving at the same Index Ending Level, which impacts the Fee Amount in each case.

Hypothetical Examples

Example 3—The Index closes at 961.61 on the Final Valuation Date, a 26.03% decrease from the Index Starting Level of 1,300.00

Year	Index Level	Index Performance	Annual Fee Amount	Accrued Fee Amount	Redemption Amount
0	1,300.00	1.0000	$0.00	$0.00	$25.00
1	1,288.30	0.9910	$0.16	$0.16	$24.61
2	1,276.71	0.9821	$0.16	$0.32	$24.23
3	1,265.21	0.9732	$0.16	$0.48	$23.85
4	1,253.83	0.9645	$0.16	$0.64	$23.48
5	1,242.54	0.9558	$0.16	$0.79	$23.10
6	1,231.36	0.9472	$0.13	$0.92	$22.76
7	1,220.28	0.9387	$0.13	$1.05	$22.42
8	1,209.30	0.9302	$0.13	$1.18	$22.08
9	1,198.41	0.9219	$0.13	$1.30	$21.74
10	1,187.63	0.9136	$0.13	$1.43	$21.41
11	1,176.94	0.9053	$0.12	$1.55	$21.08
12	1,166.35	0.8972	$0.12	$1.68	$20.75
13	1,155.85	0.8891	$0.12	$1.80	$20.43
14	1,145.45	0.8811	$0.12	$1.92	$20.11
15	1,135.14	0.8732	$0.12	$2.04	$19.79
16	1,124.92	0.8653	$0.12	$2.16	$19.47
17	1,114.80	0.8575	$0.12	$2.28	$19.16
18	1,104.76	0.8498	$0.12	$2.40	$18.85
19	1,094.82	0.8422	$0.12	$2.51	$18.54
20	1,084.97	0.8346	$0.11	$2.63	$18.24
21	1,075.20	0.8271	$0.11	$2.74	$17.94
22	1,065.53	0.8196	$0.11	$2.85	$17.64
23	1,055.94	0.8123	$0.11	$2.96	$17.34
24	1,046.43	0.8049	$0.11	$3.07	$17.05
25	1,037.01	0.7977	$0.11	$3.18	$16.76
26	1,027.68	0.7905	$0.11	$3.29	$16.47
27	1,018.43	0.7834	$0.11	$3.40	$16.18
28	1,009.27	0.7764	$0.11	$3.51	$15.90
29	1,000.18	0.7694	$0.11	$3.61	$15.62
30	961.61	0.7397	$0.10	$3.72	$14.78

Annualized Index Performance:	-1.00%	Accrued Fee Amount:	$3.72
Annualized Return on the Security:	-1.737%	Total Return on the Security (after the Fee Amount):	-40.89%

Your total cash payout at maturity would be $14.78, which includes:

Stated Principal Amount x Index Performance Ratio	$18.49
Minus the Accrued Fee Amount:	$ 3.72
Redemption Amount at maturity:	$14.78

Hypothetical Examples

Example 4 — The Index closes at 961.61 on the Final Valuation Date, a 26.03% decrease from the Index Starting Level of 1,300.00.

Year	Index Level	Index Performance	Annual Fee Amount	Accrued Fee Amount	Redemption Amount
0	1,300.00	1.0000	$0.00	$0.00	$25.00
1	1,287.00	0.9900	$0.16	$0.16	$24.59
2	1,274.13	0.9801	$0.16	$0.32	$24.18
3	1,261.39	0.9703	$0.16	$0.48	$23.78
4	1,248.77	0.9606	$0.16	$0.63	$23.38
5	1,236.29	0.9510	$0.15	$0.79	$22.99
6	1,223.92	0.9415	$0.13	$0.92	$22.62
7	1,211.68	0.9321	$0.13	$1.05	$22.26
8	1,199.57	0.9227	$0.13	$1.17	$21.90
9	1,187.57	0.9135	$0.13	$1.30	$21.54
10	1,175.70	0.9044	$0.12	$1.42	$21.19
11	1,163.94	0.8953	$0.12	$1.55	$20.84
12	1,152.30	0.8864	$0.12	$1.67	$20.49
13	1,140.78	0.8775	$0.12	$1.79	$20.15
14	1,129.37	0.8687	$0.12	$1.91	$19.81
15	1,118.08	0.8601	$0.12	$2.03	$19.48
16	1,106.90	0.8515	$0.12	$2.14	$19.14
17	1,095.83	0.8429	$0.12	$2.26	$18.81
18	1,084.87	0.8345	$0.11	$2.37	$18.49
19	1,074.02	0.8262	$0.11	$2.49	$18.17
20	1,063.28	0.8179	$0.11	$2.60	$17.85
21	1,052.65	0.8097	$0.11	$2.71	$17.53
22	1,042.12	0.8016	$0.11	$2.82	$17.22
23	1,031.70	0.7936	$0.11	$2.93	$16.91
24	1,021.38	0.7857	$0.11	$3.04	$16.60
25	1,011.17	0.7778	$0.11	$3.15	$16.30
26	1,001.06	0.7700	$0.11	$3.25	$16.00
27	991.05	0.7623	$0.10	$3.36	$15.70
28	981.14	0.7547	$0.10	$3.46	$15.41
29	971.32	0.7472	$0.10	$3.56	$15.12
30	961.61	0.7397	$0.10	$3.66	$14.83

Annualized Index Performance:	-1.00%	Accrued Fee Amount:	$3.66
Annualized Return on the Security:	-1.73%	Total Return on the Security (after the Fee Amount):	-40.69%

Your total cash payout at maturity would be $14.83, which includes:

Stated Principal Amount x Index Performance Ratio	$18.49
Minus the Accrued Fee Amount:	$ 3.66
Redemption Amount at maturity:	$14.83

RISK FACTORS

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the UBS Bloomberg Constant Maturity Commodity Index (CMCI) Total Return. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the price of commodities underlying the exchange-traded futures contracts that make up the Index (the “Index Commodities”) and other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Commodities or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Risks Relating to Series B ETNs” in the accompanying prospectus, together with the other information in this Annex and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or upon early redemption and do not pay interest during their term. The Securities are fully exposed to a decline in the level of the Index and you may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon early redemption will be based primarily on any increase or decrease in the level of the Index, as measured by the Index Performance Ratio, and will be reduced by the Fee Amount. The Fee Amount will be calculated and accumulated based on a daily Index level and therefore will depend on the daily fluctuations of the Index level. The Index is volatile and subject to a variety of market forces, some of which are described below. The level of the Index on any Trading Day, including the Index Ending Level, is therefore unpredictable. You may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient to offset the Fee Amount. Even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. The Index Starting Level of 1,436.54 is the closing level of the Index measured on April 1, 2008, several years before the Initial Trade Date of the Securities.

In addition, the terms of the Securities differ from those of ordinary debt securities in that the Securities do not pay any interest during their term. See “Specific Terms of the Securities” beginning on page H-38.

The Fee Amount will reduce your participation in the performance of the Index.

The Fee Amount will reduce the value of the Securities by reducing the Redemption Amount by a rate of 0.55% per year, which is deducted daily over the term of the Securities as described under “Specific Terms of the Securities — Payment at Maturity or Upon Early Redemption” beginning on page H-38. The initial Fee Amount was equal to $0.9565. As a result, if the value of the Index decreases or does not increase significantly so as to offset the effect of the Fee Amount on the Redemption Amount, you will receive less than your principal at maturity, call or upon early redemption. The Fee Amount will have a similar negative impact on any return realized by selling your Securities in the secondary market. To demonstrate the effect of the Fee Amount on the Redemption Amount that would be payable to you at maturity, please review the hypothetical calculations and examples in “Hypothetical Examples” beginning on page H-7.

Risk Factors

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 p.m. (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Valuation Date. If we do not receive your notice of redemption by 12:00 p.m. (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Trading Day prior to the applicable Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption” beginning on page H-39 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Trading Day immediately preceding the applicable Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The applicable Valuation Date is the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to us in compliance with the redemption procedures. You will not know the Redemption Amount until after the Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Valuation Date, or, if such day is not a Business Day, the next following Trading Day that is a Business Day. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Valuation Date.

Owning the Securities is not the same as owning the Index Commodities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned the Index Commodities or a security directly linked to the performance of the Index, and held such investment for a similar period. The value of a Security will reflect transaction costs and fees that the Index Commodities do not have. Furthermore, if the level of the Index increases during the term of the Securities, the market value of the Securities may not increase by the same amount or may even decline due to the Fee Amount, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The Internal Revenue Service could possibly assert, however, that you should be treated as owning such Index Commodities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments” on page H-48. Any return on your Securities will be subject to reduction by the Fee Amount, which are costs the Index Commodities do not have.

You have no interests in any of the Index components underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Commodity. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive

Risk Factors

distributions or any other rights with respect to the Index components. The Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index components. The return on your Securities may not reflect the return you would realize if you actually owned any of the Index components. The value of a Security will reflect transaction costs and fees that the Index components do not have.

The market value of the Securities may be influenced by many unpredictable factors including volatile commodities prices.

The market value of your Securities may fluctuate between the date you purchase them and the Final Valuation Date when the Calculation Agent will determine your payment at maturity (or the applicable Valuation Date if the Securities are subject to early redemption or call). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

➢	the market price of the Index Commodities or the exchange-traded futures contracts on the Index Commodities;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market price of the Index Commodities or the exchange-traded futures contracts comprising the Index, or that affect commodities and futures market prices or volatility generally;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

We began selling the Securities in 2015 and may continue to issue, offer and sell Securities from time to time , through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. We are also offering the Securities to holders of Series A CMCI ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. The number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your

Risk Factors

Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the issue price, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this Annex, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. Furthermore, on any Trading Day through and including the Maturity Date, we may elect to redeem all, but not less than all, issued and outstanding Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount or the price at which you acquired your Securities, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is

Risk Factors

tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday value of the Securities, there is no guarantee that it will continue to do so in the future.

Higher future prices of the Index Commodities relative to their current prices may decrease the Redemption Amount.

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that the Index comprises approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as “rolling.” If the market for these contracts is (putting aside other considerations) in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a “roll yield.” While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the Index, such as gold, have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative “roll yields,” which could adversely affect the value of the Index and, accordingly, adversely affect the market value of your Securities.

Commodity prices may change unpredictably, affecting the Index and the level of the Index and the value of your Securities in unforeseeable ways.

Trading in futures contracts associated with the Index Commodities is speculative and can be extremely volatile. Market prices of the Index Commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments and changes in interest rates. These factors may affect the level of the Index and the value of your Securities in varying ways, and different factors may cause the value of the Index Commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Because certain of the commodities underlying the Index components may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply related events in such countries could have a disproportionate impact on the prices of such commodities and the value of the Securities.

You have no rights in the exchange-traded futures contracts on the Index Commodities.

As an owner of the Securities, you will not have rights that holders of the underlying exchange-traded futures contracts on the Index Commodities may have. Your Securities will be paid in cash, and you will have no right to receive delivery of any Index Commodities.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The Index is overseen and managed by the Index Administrator. The Index Administrator exercises discretion regarding the composition and methodology of the Index, including additions, deletions and the weightings of the Index Commodities, all of which could affect the Index and, therefore, could affect

Risk Factors

the amount payable on the Securities at maturity, call or upon early redemption and the market value of the Securities prior to maturity. Any resulting change to the Index Methodology deemed to be material will be subject to the review of the PROC (as discussed below) under the oversight of the BOC (as discussed below). The Index Administrator does not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Securities, into consideration when re-weighting or making any other changes to the Index.

Furthermore, the bi-annual determination of the composition of the Index will be conducted in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in prospective weighting calculations of the Index for the following year. However, not every discrepancy may be discovered.

The market value of the Securities and the Redemption Amount could also be affected if the Index Owner, in its sole discretion, but subject to the Index Administrator’s termination policies and applicable law, directs the Index Administrator to discontinue or suspend the calculation of the Index or suspend publication of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if one or more Index Ending Levels are not available because of a market disruption event or for any other reason, the Calculation Agent — which will initially be UBS Securities LLC, an affiliate of UBS — will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. Notwithstanding the occurrence of one or more events, which may, in the Calculation Agent’s discretion, constitute a market disruption event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Index Ending Level if it determines that one or more of the below events have not and are not likely to materially impair its ability to determine the Index Ending Level on such date. If the Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Ending Level is required to be determined, the Calculation Agent will, instead, make a good faith estimate in its sole discretion of the Index Ending Level by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indexes and a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched in January 2007. While the Index is intended to represent a benchmark for commodities investments, the methodology used to achieve this benchmarking has a limited history in its application. It therefore cannot be determined at this point whether, or the extent to which, the Index will serve as an adequate benchmark for the performance of the commodities market. Moreover, while the Index is subject to bi-annual review and rebalancing in order to maintain the intended commodity weightings, it is uncertain how successful the Index Administrator will be in achieving its goal of maintaining an appropriate benchmark.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call or upon early redemption, may bear little relation to the historical performance of the Index. The trading prices of exchange-traded futures contracts on the Index Commodities will determine the level of the Index on any given Valuation Date or the Final Valuation Date. As a result, it is impossible to predict whether the level of the Index will rise or fall.

Risk Factors

The Securities are not regulated by the CFTC.

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator.” Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC interests in as a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator” and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

Legal and regulatory changes could adversely affect the return on and value of your Securities.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which provides for substantial changes to the regulation of the futures and over-the-counter (“OTC”) derivative markets, has resulted in the adoption by the CFTC of a regulatory regime with respect to OTC derivatives and additional regulation with respect to futures. The CFTC has also proposed, but not yet adopted, regulations limiting the size of positions in futures, options and OTC derivatives on physical commodities that can be held by market participants. It is anticipated that these regulations will be adopted at some point in the future, although the timing remains uncertain. While the impact of these rules cannot yet be determined, these limits will likely restrict the ability of certain market participants to participate in the futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways. This in turn could result in greater volatility and uncertainty in the markets for the futures contracts comprising the Index and could adversely affect the value of the Securities.

Other Dodd-Frank related legislative and regulatory changes that are currently effective have increased the level of regulation of markets and market participants and, therefore, the costs of participating in the commodities, futures and OTC derivative markets. Without limitation, these changes require many OTC derivative transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses and it is anticipated that other types of derivatives will become subject to these requirements. In particular, swaps on physical commodities, including those that underlie the futures contracts comprising the Index, may at some point become subject to the execution and clearing requirements under Dodd-Frank, which could adversely affect market liquidity and pricing in the related futures markets. In addition, swap dealers are required to be registered and are subject to various regulatory requirements, including capital and margin requirements. The various legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. These consequences could affect the level of the Index, which could in turn adversely affect the return on and value of the Securities.

Risk Factors

The Index includes futures contracts on foreign exchanges that are less regulated than U.S. markets and are subject to risks that do not always apply to the U.S. markets.

The Index will include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include varying exchange rates, exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, and political or diplomatic events.

It will also likely be more costly and difficult for BISL to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Index.

The London Metal Exchange’s (the “LME’s”) use of or omission to use price controls may result in limited appreciation but unlimited depreciation in the price of the relevant Index components and, therefore, the value of your Securities.

The London Metal Exchange (the “LME”) has no daily price fluctuation limits to restrict the extent of daily fluctuations in the prices of contracts traded on the LME, including the Index Commodities that are traded on the LME. In a declining market, therefore, it is possible that prices for one or more contracts traded on the LME, including the Index Commodities that are traded on the LME, would continue to decline without limitation within a trading day or over a period of trading days. A steep decline in the price of an Index Commodity could have a significant adverse impact on the value of the Index and, therefore, the value of your Securities.

Moreover, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity and/or borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery obligations by paying a penalty in the amount of the backwardation limit to buyers for whom delivery was deferred. Backwardation limits tend to either constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. For example, in August 2006, in response to a drop in nickel stocks to historically low levels, the LME imposed a backwardation limit on nickel of $300 per tonne per day, which limit was subsequently lifted on November 11, 2006. Similar impositions of backwardation limits in the future could adversely affect the value of the Index and, therefore, the value of your Securities.

Contracts traded on the LME are exposed to concentration risks beyond those characteristic of futures contracts on U.S. futures exchanges.

Futures contracts traded on U.S. futures exchanges generally call for delivery of the physical commodities to which such contracts relate in stated delivery months. In contrast, contracts traded on the LME may call for delivery on a daily, weekly or monthly basis. In the case of the nickel futures contract that is one of the Index Commodities, delivery may be, from the date of the contract, daily in the first three months, weekly in the following three months (i.e., up to the sixth month forward), and monthly in the 21 months thereafter (i.e., up to the 27th month forward). As a result, there may be a greater risk of a concentration of positions in contracts trading on the LME on particular delivery dates than for futures contracts traded on U.S. futures exchanges, since, for example, contracts calling for delivery on a daily, weekly or monthly basis could call for delivery on the same or approximately the same date. Such a concentration of positions, in turn, could cause temporary aberrations in the prices of contracts traded

Risk Factors

on the LME for delivery dates to which such positions relate. To the extent such aberrations are in evidence on a given valuation date with respect to the price of an Index Commodity, they could adversely affect the value of the Index and, therefore, the value of your Securities.

The return on the Securities will not be adjusted to compensate for changes in exchange rates that might affect the futures contracts comprising the Index that are quoted in foreign currencies.

Although some of the futures contracts that comprise the Index are traded in currencies other than U.S. dollars, and the Securities are denominated in U.S. dollars, the Redemption Amount will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which the futures contracts comprising the Index are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in the Redemption Amount. However, changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the return on the Securities. The Redemption Amount we pay in respect of the Securities will be based solely upon the Index Performance Ratio and the Fee Amount calculated on the applicable Valuation Date or Final Valuation Date. See “Specific Terms of the Securities — Payment at Maturity or Upon Early Redemption” beginning on page H-38.

Prolonged decline in value in energy oriented materials would have a negative impact on the level of the Index and the value of your Securities.

Approximately 35.5% of the component commodities on the Index are energy oriented, including 19.65% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the level of the Index and the value of your Securities. Technological advances or the discovery of new oil reserves could lead to increases in worldwide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the level of the Index and the value of your Securities could decline.

Changes in the Treasury Bill rate of interest may affect the level of the Index and the value of your Securities.

Because the value of the Index is linked, in part, to the Treasury Bill rate of interest that could be earned on cash collateral invested in specified Treasury Bills, changes in the Treasury Bill rate of interest may affect the amount payable on your Securities at maturity, call or upon early redemption and the market value of your Securities. Assuming the trading prices of the Index components remain constant, an increase in the Treasury Bill rate of interest will increase the value of the Index and, therefore, the value of your Securities. A decrease in the Treasury Bill rate of interest will adversely impact the value of the Index and, therefore, the value of your Securities.

Trading and other transactions by UBS or its affiliates in Index Commodities, futures, options, exchange-traded funds or other derivative products on Index Commodities or the Index, may impair the market value of the Securities.

UBS or its affiliates may hedge their obligations under the Securities by purchasing Index Commodities, futures or options on Index Commodities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Commodities or the Index, and they may adjust these hedges by, among other things, purchasing or selling Index

Risk Factors

Commodities, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in Index Commodities and other investments relating to Index Commodities or the Index on a regular basis as part of their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Commodities or of the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities could adversely affect the level of the Index and, therefore, the payment at maturity or call or upon early redemption.

The Index Administrator may be required to replace an Index component.

If, for any reason, one of the exchange-traded futures contracts composing the Index ceases to exist or liquidity collapses to abnormal levels, or any other similar event with similar consequences as determined in the discretion of the Index Administrator occurs, the Index Administrator may replace the component or make a change in weighting. The replacement of a component or a change in weighting may have an adverse impact on the value of the Index.

There are potential conflicts of interest between you and the Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon early redemption. For a fuller description of the Calculation Agent’s role, see “Specific Terms of the Securities — Role of Calculation Agent” on page H-45. The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting Index Commodities or the Index has occurred or is continuing on the day when the Calculation Agent will determine the Index Ending Level. This determination may, in turn, depend on the Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Calculation Agent may affect the market value of the Securities, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Calculation Agent can postpone the determination of the Index Ending Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs on the applicable Valuation Date or the Final Valuation Date.

The determination of the Index Ending Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on the applicable Valuation Date or the Final Valuation Date. If such a postponement occurs, then the Calculation Agent will instead use the closing level of the Index on the first Trading Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the applicable Valuation Date or the Final Valuation Date for

Risk Factors

the Securities be postponed by more than five (5) Trading Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five (5) Trading Days. If the applicable Valuation Date or the Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the applicable Valuation Date or the Final Valuation Date. If a market disruption event is occurring on the last possible applicable Valuation Date or the Final Valuation Date, the Calculation Agent will make a good faith estimate in its sole discretion of the closing level of the Index that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” on page H-41.

Suspension or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single Business Day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Securities.

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the Index level may be adjusted in the event that the Calculation Agent determines that any of the following index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any futures contract used in the calculation of the Index on that day; the settlement price of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day’s settlement price; the failure of an exchange to publish official settlement prices for any futures contract used in the calculation of the Index; or, with respect to any futures contract used in the calculation of the Index that trades on an exchange, a Business Day on which the exchange is not open for trading. Any such index calculation disruption events may have an adverse impact on the level of the Index or the manner in which it is calculated. See “Specific Terms of the Securities — Market Disruption Event” on page H-41.

UBS may redeem the Securities prior to the Maturity Date.

UBS may elect to redeem all, but not less than all, the outstanding Securities on any Trading Day through and including the Maturity Date. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this Annex. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page H-6, and “Material U.S.

Risk Factors

Federal Income Tax Consequences” on page H-47. You should consult your tax advisor about your own tax situation.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

THE CMCI TOTAL RETURN INDEX

The following is a description of the UBS Bloomberg Constant Maturity Commodity Index (“CMCI”) and CMCI Total Return, including, without limitation, composition, weighting, method of calculation and procedures for changes in components and weights. The information in this description has been taken from (i) publicly available sources, and (ii) the handbook “UBS Bloomberg CMCI – Technical Document” (a document available publicly on the website of UBS Bloomberg CMCI at http://www.bloombergindexes.com/ubs-bloomberg-cmci-index-family), which is summarized but not incorporated by reference herein. Such information reflects the policies of, and is subject to change at any time by UBS and Bloomberg. We accept no responsibility (express or implied) regarding such third party information. UBS has not independently verified information from publicly available sources, described above in clause (i). You, as an investor in the Securities, should make your own investigation into the Index. The Index Administrator is not involved in the offer of the Securities, and has no obligation to consider your interests as a holder of the Securities. However, UBS is the Index Owner, and affiliates of UBS are involved in the public offering and sale of the Securities.

Bloomberg and Reuters have no obligation to continue to publish the Index and may discontinue publication of the Index at any time in their sole discretion.

Overview of the CMCI and the Index

The return of the Securities is linked to the performance of the Index, which was introduced in January 2007 to provide an alternative to traditional commodity indices. The Index is based on the same methodology and contains the same components as the CMCI, which was also introduced in January 2007. The Index is weighted across both commodities and maturities. The Index, which is rebalanced monthly, represents a basket of futures contracts of 5 commodity groups with 29 components, representing 23 commodities, with a series of up to five different investment maturities for each individual commodity using the calculation methodology of constant maturity forwards. Traditional commodity indices tend to focus on front-month contracts with short tenors (time to maturity) whereas the Index is based on commodity futures contracts with tenors ranging from three months to three years. The Index also offers continuous roll mechanisms for each constant maturity with respect to each commodity futures contract, which, in contrast to rolling of front-month contracts offered in traditional commodity indices, offer the potential to mitigate negative roll yield. Roll yield arises from the differential between the price levels of the contracts that an index rolls out of and those it rolls into. The commodities represented in the Index currently include agricultural products, energy products, industrial metals, precious metals and livestock. The exchanges include the New York Mercantile Exchange (including the COMEX division), Chicago Board of Trade, ICE Futures, European Energy Exchange, London Metal Exchange, Kansas City Board of Trade, New York Board of Trade, Winnipeg Commodities Exchange, Euronext, Liffe and the Chicago Mercantile Exchange.

The overall return on the Index is generated by two components: (i) uncollateralized returns on the futures contracts comprising the Index and (ii) a daily fixed-income return, which reflect the interest earned on a hypothetical 91-day Treasury Bill portfolio theoretically deposited as margin for hypothetical positions in the futures contracts comprising the Index.

The Index was developed by UBS and Bloomberg. The Index level is calculated and disseminated by the Index Administrator approximately every fifteen seconds (assuming the Index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and a daily Index level is published between 4:00 p.m. and 6:00 p.m., New York City time, on each Trading Day. Index information, including the Index level, is available from Bloomberg on pages CUBS + GO, CMCN or CMCX and from Reuters on page UBSCMCI.

The CMCI Total Return Index

Set forth below is a list of the commodity futures contracts comprising the Index, together with the respective symbols, exchanges and individual tenor weights as a percentage of target weights for 2019:

DESCRIPTION	Code	3m	6m	1Y	2Y	3Y	Total Target Weight%
WTI Crude Oil	CL	4.27%	2.26%	1.89%	1.06%	0.63%	10.11%
Brent Crude Oil	CO	4.12%	2.28%	1.76%	1.08%	0.64%	9.89%
Heating oil	HO	2.05%	0.95%	0.53%	—	—	3.53%
Gasoil	QS	2.69%	1.44%	—	—	—	4.14%
RBOB Gasoline	XB	2.91%	1.32%	—	—	—	4.23%
Natural Gas	NG	1.72%	1.08%	0.76%	—	—	3.57%
LME Copper	LP	4.10%	1.78%	1.24%	0.65%	0.44%	8.20%
High Grade Copper	HG	2.97%	1.22%	—	—	—	4.19%
LME Zinc	LX	1.94%	0.98%	0.54%	—	—	3.47%
LME Aluminum	LA	3.07%	1.61%	1.07%	0.65%	0.40%	6.80%
LME Nickel	LN	1.51%	0.79%	0.44%	—	—	2.74%
LME Lead	LL	0.89%	0.36%	0.20%	—	—	1.45%
Gold	GC	3.38%	0.86%	0.53%	—	—	4.77%
Silver	SI	0.72%	0.17%	0.10%	—	—	0.99%
SRW Wheat	W	1.04%	0.57%	0.30%	—	—	1.92%
HRW Wheat	KW	0.76%	0.42%	—	—	—	1.18%
Milling Wheat	CA	0.43%	0.34%	—	—	—	0.77%
Corn	C	2.49%	1.53%	0.88%	—	—	4.89%
Soybeans	S	2.83%	1.55%	0.79%	—	—	5.17%
Soybean Meal	SM	1.41%	0.85%	—	—	—	2.26%
Soybean Oil	BO	0.82%	0.48%	—	—	—	1.30%
Sugar #11	SB	1.93%	1.33%	0.83%	—	—	4.10%
Sugar #5	QW	1.47%	0.80%	—	—	—	2.27%
Coffee “C” Arabica	KC	0.73%	0.39%	0.22%	—	—	1.34%
Cotton	CT	0.83%	0.56%	—	—	—	1.39%
US Cocoa	CC	0.45%	0.27%	—	—	—	0.72%
TOTAL		54.34%	28.02%	12.08%	3.45%	2.11%	100.00%

Source: UBS Bloomberg CMCI Technical Document

*	Weights across maturities are determined based on the relative liquidity of the underlying futures contracts. See “— Continuous Rolling of Contracts” on page H-29.

The CMCI Total Return Index

The target weights of the Index tenors (maturities) are as follows*:

*	The bars represent cumulative tenor target weights of futures contracts on all 29 components for each constant maturity.

The commodity sectors included in the Index as of August 9, 2019, and their initial relative target weights are as follows:

The CMCI Total Return Index

Benchmark Governance, Audit, and Review Structure

The Index Administrator uses two primary committees to provide overall governance and effective oversight of its benchmark administration activities:

➢

The Product, Risk and Operations Committee (“PROC”) provides direct governance and is responsible for the first line of controls over the creation, design, production and dissemination of benchmark indices, strategy indices and fixings administered by BISL, including the Index. The PROC is composed of Bloomberg personnel with significant experience or relevant expertise in relation to financial benchmarks. Meetings are attended by Bloomberg Legal & Compliance personnel. Nominations and removals are subject to review by the BOC, discussed below.

➢

The oversight function is provided by Bloomberg’s Benchmark Oversight Committee (“BOC”). The BOC is independent of the PROC and is responsible for reviewing and challenging the activities carried out by the PROC. In carrying out its oversight duties, the BOC receives reports of management information both from the PROC as well as Bloomberg Legal and Compliance members engaged in second level controls.

On a quarterly basis, the PROC reports to the BOC on governance matters, including but not limited to client complaints, the launch of new benchmarks, operational incidents (including errors & restatements), major announcements and material changes concerning the benchmarks, the results of any reviews of the benchmarks (internal or external) and material stakeholder engagements.

Index Composition

The Index Administrator has certain discretion in choosing commodity future contracts as eligible components from which actual components will be selected on each rebalancing day.

Commodity and financial markets change over time, and new commodities may become relevant to the CMCI as they enter the realm of exchange traded future contracts with transparency and liquidity. It may be necessary to amend the list of CMCI eligible commodities, so that the CMCI can evolve with the developments in commodity markets and continue to meet its mandate as a global commodity benchmark index that is diversified across a range of commodities and is international in its scope. Such changes could be implemented by the Index Administrator whenever a market emergency or force majeure event has been identified or declared or upon any Index rebalancing.

Index Weightings

Component Selection and Target Weights

As of the date of this Annex, the Index components have the initial target weightings indicated in the table on page H-26 (the “Initial Weightings”). The Initial Weightings may be amended from time to time, as described below.

The weighting process for the Index is designed to reflect the economic significance and market liquidity of each commodity. The Index Administrator uses a two-step approach to determining target weights of the futures contracts in the Index, considering both Fundamental Weights and Liquidity Weights. First, the Index Administrator uses regional Consumer Price Indexes (CPI), Producer Price Indexes (PPI) and Gross Domestic Product (GDP) data as well as commodity-level consumption data to produce the Fundamental Weights. Second, the Index Administrator calculates the Liquidity Weights from a combination of open interest and volume data. Fundamental Weights are revised annually during the first half with changes effected during the July Maintenance Period. Liquidity Weights are also revised annually and effective during the July Maintenance Period. As a result, the Target Weights are potentially revised every year.

The CMCI Total Return Index

Index and Data Reviews

The Index Administrator will review the Indices (both the rules of construction and data inputs) on a periodic basis, not less frequently than annually, to determine whether they continue to reasonably measure the intended underlying market interest, the economic reality or otherwise align with their stated objective. More frequent reviews may result from extreme market events and/or material changes to the applicable underlying market interests.

The reviews will be conducted by product managers of the Indices in connection with the periodic rebalancing of the Indices or as otherwise appropriate. Any resulting change to the Methodology deemed to be material will be subject to the review of the PROC under the oversight of the BOC, each of which committees shall be provided all relevant information and materials it requests relating to the change.

Continuous Rolling of Contracts

The Index represents a weighted average of all available CMCI constant maturities (ranging from three months to three years). The distribution of weightings to available tenors (time to maturity) is a function of relative liquidity of the underlying futures contracts. As with most asset classes, the liquidity of commodity futures contracts tends to reduce as time to maturity increases. Therefore, the continuous rolling (constant maturity) of the Index limits the dilution of liquidity of the underlying commodity futures contracts. In this way, the Index reflects the most liquid contracts.

Rebalancing of the Index Components

Because of price movements, the weight of each component in the Index will move away from its target weight over time. The weight of each Index component is therefore rebalanced over the final three (3) Business Days of each month in order to bring each underlying commodity back to its target weight. The process is automatic and is implemented via a pre-defined algorithm.

In addition, there is an annual maintenance period in July at which time the target weights themselves are adjusted by the Index Administrator.

Market Emergency and Force Majeure

In some extraordinary circumstances, the Index Administrator may characterize the situation as a “market emergency and force majeure” event. Such extraordinary circumstances include:

➢	currency control mechanisms,

➢	a tax-related announcement,

➢	a scientific announcement,

➢	an official or state announcement reasonably likely to affect commodities markets,

➢	any climate and weather-related emergencies,

➢	a war,

➢	a terrorist event,

➢

any other event which would make the calculation of the Index impossible or infeasible, technically or otherwise, or that makes the Index non-representative of market prices or undermines the objectives of the Index, and

The CMCI Total Return Index

➢	any situation creating an unfair advantage or disadvantage for any individual or group of market participants or the Index Administrator.

Whenever a “market emergency and force majeure” event has been identified, the Index Administrator can take any action it deems appropriate, such as, but not limited to:

➢	the replacement of a daily contract nearby price when there is a manifest error in the officially settled price or when market abuse is likely to have taken place,

➢	the temporary or permanent revoking of the membership of a component in the Index,

➢	the immediate change of an Index parameter,

➢	the suspension of the calculation of the Index, a sub-Index, a constant maturity series or a currency series, or

➢	in general, any action necessary to preserve the reputation of the Index as a fair and tradable benchmark.

Adjustments for “Market Disruption Event Day”

When an exchange fails to publish a settlement price for a contract involved in any of the Index maintenance procedures, the Trading Day is deemed a “market disruption event day.” The components involved are not rolled on that day. For those contracts or components, the roll periods remain identical to the value they had on the Trading Day immediately preceding the “market disruption event day” in such a way that the maintenance period is extended for as long as no settlement price is made available by the affected exchange. If, after a period of five (5) standard Business Days, no settlement price has been made available by the exchange, the Index Administrator will determine, in good faith, bearing in mind the objectives of the Index and the interests of market participants, the one or more exchange settlement or official closing prices necessary for the rolling of the component and the calculation of the Index.

Adjustments for “FX Market Disruption Event Day”

In the event of a referenced price source failing to publish a valid fixing rate for a referenced currency exchange rate, the Trading Day is deemed an “FX market disruption event day.” If no fixing price has been made available by the defaulting price source, the one or more foreign exchange currency rate fixing prices necessary for the calculation of the Index will be obtained by the Index Administrator from commercially reasonable sources in the market, or determined in good faith, bearing in mind both the interest of investors and market participants, and with an aim to maintain and reinforce the position of the Index as a tradable commodity investment benchmark. A commercially reasonable method would be, for example, but is not limited to, the averaging of three foreign exchange broker-dealer quotes at the approximate time when the fixing would have been determined by the price source. In the event of the rate source becoming permanently deficient, the Index Administrator can deem the event a “force majeure” event and decide to replace it by a new source with immediate effect.

Calculation of the Index

The Index is calculated and disseminated by the Index Administrator approximately every fifteen seconds (assuming the Index level has changed within such fifteen-second interval) from 8:00 a.m. to 3:00 p.m., New York City time, and a daily Index level is published between 4:00 p.m. and 6:00 p.m., New York City time, on each Trading Day. Index information is available from Bloomberg on pages CUBS + GO, CMCN or CMCX and from Reuters on page UBSCMCI.

The CMCI Total Return Index

Index information is also available on the Bloomberg website: http://www.bloomberg.com (Select “COMMODITIES” from the drop-down menu entitled “Markets”). For further information on CMCI, investors can go to http://www.ubs.com/cmci.

Total Return

The Index is a “total return” index. In addition to uncollateralized returns generated from the futures contracts comprising the Index, a daily fixed-income return is added, which reflects the interest earned on a hypothetical 91-day Treasury Bill portfolio theoretically deposited for hypothetical positions in the futures contracts comprising the Index. The rate used to calculate the daily fixed-income return is the 91-day U.S. Treasury Bill auction rate, as reported on the website http://www.treasurydirect.gov/ under the tab entitled “Auction Results” published by the Bureau of the Fiscal Service of the Department of the Treasury, or any successor source. The rate is generally published once per week on Monday and generally made effective with respect to the Index on the following Trading Day.

Estimated Historical and Historical Closing Levels of the Index

Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Commodities will result in holders of the Securities receiving a positive return on their investment. The closing level of the Index on October 6, 2015 was 848.78. The actual Index Starting Level is 1,436.54, the closing level of the Index on April 1, 2008. The data for the Index prior to its inception in January 2007 is estimated and derived by using the Index’s calculation methodology with historical prices. The data for the Index following January 2007 is based on actual historical data.

The table below shows the estimated historical and historical performance of the Index from December 30, 2001 through December 2, 2019.

Estimated Historical and Historical Results for the period

from December 30, 2001 through December 2, 2019

Year	Ending Level	Annual Return
2001	318.12
2002	385.15	21.07%
2003	492.98	28.00%
2004	631.22	28.04%
2005	871.85	38.12%
2006	1050.20	20.46%
2007	1290.22	22.85%
2008	870.33	-32.54%
2009	1153.69	32.56%
2010	1362.09	18.06%
2011	1268.05	-6.90%
2012	1303.59	2.80%
2013	1217.94	-6.57%
2014	990.33	-18.69%
2015	751.04	-24.16%
2016	875.57	16.58%
2017	946.84	8.14%
2018	849.83	-10.25%
2019 (through 12/02/2019)	888.75	4.58%

The CMCI Total Return Index

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical and historical performance of the Index from December 30, 2001 through December 2, 2019 in comparison with three traditional commodities indices: the S&P Goldman Sachs Commodity Index (GSCI®) Total Return (“S&P GSCI® Total Return”), Bloomberg Commodity Index Total ReturnSM (“BBG Total Return”) and Rogers International Commodity IndexSM Total Return (“Rogers Total Return”).

	Estimated Historical and Historical Results for the period from December 30, 2001 through December 2, 2019
	CMCI Total Return*	S&P GSCI® Total Return	BBG Total Return	Rogers Total Return
Total Return	179.38%	10.06%	-13.85%	80.43%
Annualized Return	5.90%	0.54%	-0.83%	3.35%

*	The data for the CMCI Total Return for the period prior to its inception in January 2007 is an estimation and is derived by using the index’s calculation methodology with historical prices.

Historical information presented is as of December 2, 2019 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the Index from December 30, 2001 through December 2, 2019 in comparison with three traditional commodities indices: the S&P GSCI® Total Return, BBG Total Return and the Rogers Total Return.

The CMCI Total Return Index

Disclaimer

BLOOMBERG AND UBS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND SHALL NOT HAVE ANY LIABILITY FOR ANY DATA INCLUDED THEREIN OR FOR ANY ERRORS, OR OMISSIONS OR INTERRUPTIONS IN THE CALCULATION AND/OR DISSEMINATION OF THE INDEX. BLOOMBERG AND UBS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS AG, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FROM ANY OTHER USE (WHETHER DIRECTLY OR VIA ANY PRODUCT REFERENCED THERETO). BLOOMBERG AND UBS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND TO THE EXTENT PERMITTED BY LAW HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE EXTENT PERMITTED BY LAW, BLOOMBERG AND UBS DISCLAIM ANY LIABILITY FOR ANY PUNITIVE, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

Commodity Futures Market

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Bloomberg Commodity Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, and cleared through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

The CMCI Total Return Index

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the CFTC. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Bloomberg Commodity Index has been comprised exclusively of futures contracts traded on regulated exchanges.

VALUATION OF THE SECURITIES

At Maturity, Call or upon Early Redemption

You will receive a cash payment at maturity, call or upon early redemption that is based on the return of the Index. The Securities are fully exposed to the downside performance risk of the Index from the Initial Trade Date to the Final Valuation Date or applicable Valuation Date, as the case may be, and a negative return on the Index will reduce your cash payment at maturity or upon early redemption. In order to receive a positive return on your Securities, the level of the Index must increase by an amount sufficient to offset the negative effect of the Fee Amount. You will lose some or all of your principal if the Index declines or does not increase by an amount sufficient to offset the negative effect of the Fee Amount.

At maturity, call or upon early redemption, you will receive a cash payment per $25 Stated Principal Amount of your Securities equal to the Redemption Amount, which is calculated on the Final Valuation Date or applicable Valuation Date, as the case may be, and will equal:

($25.00 × Index Performance Ratio) – Fee Amount

For purposes of calculating the Redemption Amount at maturity, call or upon early redemption, the Index Performance Ratio will be determined as of the Final Valuation Date or applicable Valuation Date, as the case may be.

The Fee Amount accrues on a daily basis. The initial Fee Amount was $0.9565 and beginning on and including the Initial Trade Date will increase each subsequent calendar date by an amount equal to: (0.55%/365) x $25.00 x Index Performance Ratio on that day. For the purpose of calculating the Fee Amount, the Index Performance Ratio on any day that is not a Trading Day will be the Index Performance Ratio as of the immediately preceding Trading Day.

The “Index Performance Ratio” will be calculated as follows:

Index Ending Level

Index Starting Level

where the “Index Starting Level” is 1,436.54, the closing level of the Index measured on April 1, 2008, and the “Index Ending Level” will equal the closing level of the Index on the applicable Trading Day.

For further information concerning the calculation of the payment at maturity or upon early redemption, see “Specific Terms of the Securities — Payment at Maturity or Upon Early Redemption” beginning on page H-38.

Prior to Maturity or Early Redemption

The market value of the Securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include, but are not limited to, interest and yield rates in the market, supply and demand for the Securities, the volatility of the Index, the volatility of the prices of the constituent commodities, economic, financial, political, regulatory, judicial or other events that affect the level of the Index, the market prices of the constituent commodities included in the Index each month or markets generally, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page H-13 for a discussion of the factors that may influence the market value of the Securities prior to maturity, call or upon early redemption.

Valuation of The Securities

Indicative Value

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by UBS or a successor and published under the Bloomberg symbol approximately every fifteen seconds (assuming the Index level has changed with such fifteen-second interval). The actual trading price of the Securities may vary significantly from their indicative value. Additionally, UBS or an affiliate expects to calculate and publish the closing indicative value of your Securities on each Trading Day at http://www.ubs.com/e- tracs. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time that is determined based on the following equation:

Indicative Value = Stated Principal Amount per Security × (Current Index Ending Level/Index Starting Level) — Current Fee Amount

where:

Stated Principal Amount per Security = $25;

Current Index Ending Level = The most recent published level of the Index as reported by Bloomberg;

Index Starting Level = 1,436.54, the closing level of Index on April 1, 2008; and

Current Fee Amount = The most recent daily calculation of the Fee Amount with respect to your Securities, determined as described above (which, during any Trading Day, will be the Fee Amount determined on the preceding calendar day).

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your Securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by UBS will not necessarily reflect the depth and liquidity of the futures contracts comprising the Index. For this reason and others, the actual trading price of the Securities may vary significantly from their indicative value.

The indicative value will be derived from sources deemed reliable, but UBS, Bloomberg and their suppliers do not guarantee the correctness or completeness of the indicative value or other information furnished in connection with the Securities. Neither UBS nor Bloomberg makes any warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the indicative value or any data included therein. Neither UBS nor Bloomberg makes any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the indicative value or any data included therein.

None of UBS, Bloomberg, their employees, subcontractors, agents, suppliers or vendors shall have any liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of UBS, Bloomberg, their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. Neither UBS nor Bloomberg is responsible for or has any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. Neither UBS nor Bloomberg is responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of Index or information used by UBS and the resultant output thereof.

Valuation of The Securities

Bloomberg is not affiliated with UBS and does not approve, endorse, review or recommend UBS or the Securities.

As discussed in “Specific Terms of the Securities — Payment at Maturity or Upon Early Redemption” beginning on page H-38, you may, subject to certain restrictions, choose to exercise your right of early redemption prior to the Maturity Date on any Trading Day provided that the Trading Day is also a Business Day. You must redeem at least 50,000 Securities at one time in order to exercise your redemption right. If you elect to have UBS redeem your Securities, you will receive a cash payment equal to the Redemption Amount. The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium Term-Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This Annex summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of the Series B ETNs” in the accompanying prospectus. The terms described here (i.e., in this Annex) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

We describe the terms of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

The Stated Principal Amount of the Securities is $25 per Security.

Payment at Maturity or Upon Early Redemption

At maturity or upon early redemption, you will receive a cash payment per $25 Stated Principal Amount of your Securities equal to the Redemption Amount, which is calculated on the Final Valuation Date or the applicable Valuation Date, as the case may be, and based on the percentage change in the level of the Index from the Initial Trade Date relative to such Valuation Date.

The “Redemption Amount” will equal:

($25.00 × Index Performance Ratio) – Fee Amount

For purposes of calculating the Redemption Amount at maturity or upon early redemption, the Index Performance Ratio will be determined as of the corresponding Final Valuation Date or Valuation Date, as the case may be. If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The “Index Performance Ratio” will be calculated as follows:

Index Ending Level

Index Starting Level

The “Index Starting Level” is 1,436.54, the closing level of the Index measured on April 1, 2008.

Specific Terms of the Securities

The “Index Ending Level” will equal the closing level of the Index on the applicable Trading Day.

The “Fee Amount” accrues on a daily basis. The initial Fee Amount was $0.9565 and beginning on and including the Initial Trade Date will increase each subsequent calendar date by an amount equal to: (0.55%/365) x $25.00 x Index Performance Ratio on that day. For the purpose of calculating the Fee Amount, the Index Performance Ratio on any day that is not a Trading Day is the Index Performance Ratio as of the immediately preceding Trading Day.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity or upon an early redemption.

The Securities are fully exposed to any decline in the level of the Index. You may lose some or all of your investment if the Index level on the Final Valuation Date or the applicable Valuation Date, as the case may be, is less than the Index level at the time you acquired your Series A CMCI ETRACS or if the Index level does not increase by an amount sufficient to offset the negative effect of the Fee Amount. In addition, the Fee Amount will be calculated and accumulated based on a daily Index level and therefore will depend on the daily fluctuations of the Index level. If the amount calculated above is equal to or less than zero, the payment at maturity, call or upon early redemption will be zero.

To receive at least your Stated Principal Amount at maturity or upon early redemption, the Index must increase by a certain amount to offset the reduction to the Redemption Amount caused by the Fee Amount.

Maturity Date

The “Maturity Date” is April 5, 2038, unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day. If the third Trading Day before April 5, 2038 does not qualify as the Final Valuation Date as determined in accordance with “— Final Valuation Date” below, then the Maturity Date will be the third Trading Day following the Final Valuation Date or, if such day is not a Business Day, the next following Trading Day that is also a Business Day. The Calculation Agent may postpone the Final Valuation Date — and therefore the Maturity Date — if a market disruption event occurs or is continuing on a day that would otherwise be the Final Valuation Date. We describe market disruption events under “— Market Disruption Event” beginning on pg H-41.

Final Valuation Date

We currently expect the “Final Valuation Date” to be March 31, 2038, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that day. In that event, the Final Valuation Date will be the first following Trading Day on which the Calculation Agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the Final Valuation Date for the Securities be postponed by more than five (5) Trading Days.

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. If you elect to have UBS redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Valuation Date and paid on the applicable Redemption Date. You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities. We may from time to time in our sole

Specific Terms of the Securities

discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this Annex as Attachment A, to UBS via email no later than 12:00 p.m. (New York City time) on any Trading Day. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this Annex as Attachment B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Trading Day prior to the applicable Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Redemption Dates

The “Redemption Dates” will be the third Trading Day following a Valuation Date (other than the Final Valuation Date) or, if such day is not a Business Day, the next following Trading Day that is a Business Day. The final Redemption Date will be the third Trading Day following the Valuation Date that immediately precedes the Final Valuation Date or, if such day is not a Business Day, the next following Trading Day that is a Business Day. The Calculation Agent may postpone the applicable Valuation Date— and therefore the applicable Redemption Date — if a market disruption event occurs or is continuing on a day that would otherwise be the applicable Valuation Date. We describe market disruption events under “— Market Disruption Event” beginning on pg H-41.

Valuation Dates

For any early redemption, the applicable “Valuation Date” means the first Trading Day immediately following the Trading Day on which you deliver a redemption notice to UBS in compliance with the redemption procedures. In the event UBS exercises its Call Right (as defined below), the Valuation Date means the third Trading Day prior to the Call Settlement Date (as defined below). If the Calculation Agent determines that a market disruption event occurs or is continuing on a Valuation Date, the applicable Valuation Date will be the first following Trading Day on which the Calculation Agent

Specific Terms of the Securities

determines that a market disruption event does not occur and is not continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than five (5) Trading Days. The Final Valuation Date is March 31, 2038.

UBS’s Call Right

On any Trading Day through and including the Maturity Date (any such day, the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than five (5) Trading Days prior to the Call Settlement Date specified by UBS in such notice. If UBS elects to redeem the Securities on the Call Settlement Date, the Holder will receive a cash payment equal to the Redemption Amount, which will be calculated on the applicable Valuation Date and paid on the Call Settlement Date. The Calculation Agent may postpone the applicable Valuation Date — and therefore the Call Settlement Date — if a market disruption event occurs and is continuing on a day that would otherwise be the applicable Valuation Date.

In the event we exercise our Call Right, references to payment upon early redemption also refer to payment upon our exercise of our call right. See “— Payment at Maturity or Upon Early Redemption” beginning on page H-38. We discuss redemption in the accompanying prospectus under “Description of the Series B ETNs–Redemption and Repayment.”

Market Disruption Event

The Calculation Agent will determine the Index Ending Level on the applicable Valuation Date or the Final Valuation Date, as the case may be. If the level of the Index has declined, you may lose some or all of your investment. If the level of the Index has increased, it must have increased by an amount sufficient to offset the Fee Amount in order to receive a positive return on your Securities. As described above, the applicable Valuation Date or the Final Valuation Date, as the case may be, may be postponed and thus the determination of the Index Ending Level may be postponed if the Calculation Agent determines that, on the applicable Valuation Date or the Final Valuation Date, as the case may be, a market disruption event has occurred or is continuing. Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s discretion, constitute a market disruption event, the Calculation Agent in its discretion may waive its right to postpone the determination of the Index Ending Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Ending Level on such date. If such a postponement occurs, the Calculation Agent will use the closing level of the Index on the first Trading Day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than five (5) Trading Days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

➢	the absence or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index;

➢	the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the Index is not published;

Specific Terms of the Securities

➢	the settlement price is not published for any individual exchange-traded futures contract included in the Index;

➢

the occurrence of any event on any day or any number of consecutive days as determined by the Calculation Agent in its sole and reasonable discretion that affects our currency hedging (if any) with respect to U.S. dollars or the currency of any futures contract included in the Index; or

➢

in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” on page H-46.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Commodity.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to a basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of the Series B ETNs — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the Securities. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of the Series B ETNs — Default, Remedies and Waiver of Default” and “Description of the Series B ETNs — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as

Specific Terms of the Securities

described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two (2) Business Day objection period have not ended before the applicable Valuation Date or the Final Valuation Date, as the case may be, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Specific Terms of the Securities

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation

If the Index Administrator discontinues publication of the Index and it or any other person or entity publishes a substitute index that the Calculation Agent determines is comparable to the Index and approves as a successor index, then the Calculation Agent will determine the Index Performance Ratio, Index Ending Level and the amount payable at maturity or upon early redemption by reference to such successor index.

If the Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the Calculation Agent will instead make the necessary determination by reference to a group of commodities and options or another index and will apply a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the exchange-traded futures contracts included in the Index or the method of calculating the Index has been changed at any time in any respect — and whether the change is made by the Index Administrator under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Commodities or is due to any other reason — that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the performance of the Index, the Index Ending Level or the amount payable at maturity or upon early redemption, then the Calculation Agent may make adjustments in the method of calculating the Index that it believes are appropriate to ensure that the Index Performance Ratio used to determine the amount payable on the Maturity Date or upon early redemption is equitable. All determinations and adjustments to be made by the Calculation Agent with respect to the performance of the Index, Index Ending Level, the amount payable at maturity or upon early redemption or otherwise relating to the level of the Index may be made by the Calculation Agent in its sole discretion.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon early redemption will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

Trading Day means a day on which (i) the value of the Index is published by Bloomberg or Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts comprising the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of the Series B ETNs — Payment Mechanics for Debt Securities” in the accompanying prospectus, any payment on the Securities that would otherwise be due on a day that is

Specific Terms of the Securities

not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Maturity Date,” “— Redemption Date” and “— Valuation Date” above beginning on pages H-39 and H-40.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the Calculation Agent for the Securities. We may change the Calculation Agent after the original issue date of the Securities without notice. The Calculation Agent will make all determinations regarding the value of the Securities at maturity or upon early redemption, market disruption events, Trading Days, the default amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Reissuances or Reopened Issues

We may at our sole discretion, “reopen” or reissue the Securities. We initially issued the Securities in 2015 and we will issue additional Securities to holders of Series A CMCI ETRACS on a 1-for-1 basis in the Registered Exchange Offer on the terms set forth in the prospectus accompanying this Annex. We may issue additional Securities at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of the Series B ETNs — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Securities for the reasons described in the accompanying prospectus under “Use of Proceeds.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this Annex and is subject to any change in law that may take effect after such date.

The discussion below only addresses a holder of Securities that acquired the Securities in exchange for Series A CMCI ETRACS. In addition, the discussion below assumes that the exchange of Series A CMCI ETRACS for the Securities will be treated as a non-taxable exchange as discussed in more detail under “Material U.S. Federal Tax Considerations” in the accompanying prospectus.

In addition, this discussion only applies to you if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is classified as a partnership holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for the Series A CMCI ETRACS that you exchanged for the Securities. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. It is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption, or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities and Series A CMCI ETRACS that you exchanged for the Securities. Any gain you recognize upon the sale, redemption, or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

The IRS could also assert that you should be required to include the daily interest earned on a hypothetical 91-day Treasury Bill portfolio that is taken into account in determining the return on the Securities in ordinary income either over the term of the Securities as it accrues or upon the sale, redemption or maturity of the Securities. In addition, the IRS could assert that you should accrue an amount of interest income over the term of the Securities in excess of the amount described in the preceding sentence.

It is also possible that the IRS could assert that you should be treated as if you owned the underlying components of the Index. Under such characterization, it is possible that Section 1256 of the Code could apply to your Securities (or a portion of your Securities). If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or a portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of your taxable year (i.e., recognize income as if the Securities or

Material U.S. Federal Income Tax Consequences

relevant portion of the Securities had been sold for fair market value). Additionally, it is also possible that you could be required to recognize gain or loss each time a contract tracked by the Index rolls or the Index is rebalanced. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

It is also possible that the IRS could assert that your Securities should be treated as giving rise to “collectibles” gain or loss to the extent such gain or loss is attributable to the portion of the Index that represents an investment in futures contracts with one or more precious or industrial metals as underlying assets and you hold your Securities for more than one year. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Fee Amount as amounts of expense. The deduction of any such deemed expenses would generally be subject to the limitations on miscellaneous itemized deductions that apply to certain investors. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize upon the sale, redemption or maturity of the Securities.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) some or all of the gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or (ii) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes your net gains from the disposition of Securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are

Material U.S. Federal Income Tax Consequences

a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-United States Holders. If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments made on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

ATTACHMENT A

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90274D390

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Valuation Date: [            ], 20[    ] * Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in this Annex and the accompanying prospectus relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in this Annex and the undersigned understands that it will be exposed to market risk on the Valuation Date and through the Trading Day subsequent to the Valuation Date.

*	Subject to adjustment as described in the Annex.

H-A-1

ATTACHMENT B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series B, Exchange Traded Access Securities due April 5, 2038, CUSIP No. 90274D390, redeemable for a cash amount based on the UBS Bloomberg Constant Maturity Commodity Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the Annex and accompanying prospectus relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:
DTC # (and any relevant sub-account):
Contact Name:
Telephone:
Fax:
E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the Annex.

H-B-1

UBS AG

OFFERS TO EXCHANGE

ALL OUTSTANDING SERIES A ETNS SPECIFIED HEREIN

PROSPECTUS

The exchange agent and information agent for the exchange offers is:

D.F. King & Co., Inc.

By Facsimile (Eligible Institutions Only):

(212) 709-3328

By Mail or Hand:

48 Wall Street

New York, NY 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others, Please Call Toll-Free: (800) 591-8269

By E-mail:

ubs@dfking.com

Any questions or requests for assistance may be directed to the dealer manager at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of instruction may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers.

The dealer manager for the exchange offers for the Series A ETNs is:

UBS Securities LLC

1285 Sixth Avenue, New York, NY, 10019

By Facsimile (Eligible Institutions Only):

+1-203-719-0943

For Institutional Investors by Phone:

+1-877-387 2275

By E-mail:

etracs@ubs.com

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

UBS AG

Under Swiss law, directors and senior officers acting in violation of their statutory duties—whether dealing with bona fide third parties or performing any other acts on behalf of the corporation—may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors’ liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct, or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation’s business purpose.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney’s fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

Because UBS AG is a Swiss company headquartered in Switzerland, many of the directors and officers of UBS AG are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

•	effect service within the U.S. upon UBS AG and the directors and officers of UBS AG located outside the U.S.,

•	enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts,

•	enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S., and

•

enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

Neither UBS AG’s articles of association nor Swiss statutory law contain provisions requiring indemnification of directors and officers. According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct. It is UBS AG’s policy to indemnify its current or former directors and/or employees against certain losses and expenses in respect of service as a director or employee of UBS AG, its affiliates or another entity, which UBS has approved, subject to specific conditions or exclusions. UBS AG maintains directors’ and officers’ insurance for its directors and officers.

Part II

Item 21.  Exhibits and Financial Statement Schedules

Exhibit No.	Description
4.1*	Debt Indenture, dated as of November 21, 2000, between UBS AG and U.S. Bank Trust National Association, as debt trustee, including form of senior debt securities (incorporated by reference to Exhibit 4.1 of UBS AG’s registration statement no. 333-132747).

4.2*	First Supplemental Indenture, dated as of February 28, 2006, between U.S. Bank Trust National Association, as debt trustee, and UBS AG (incorporated by reference to Exhibit 4.2 of UBS AG’s registration statement no. 333-132747).

4.3*	Third Supplemental Indenture, dated as of November 19, 2012, between U.S. Bank Trust National Association, as debt trustee and UBS AG (incorporated by reference to Exhibit 3 of USB AG’s registration statement on Form 8-A/A, filed with the SEC on November 19, 2012).

4.4*	Fourth Supplemental Indenture, dated as of August 5, 2013, between U.S. Bank Trust National Association, as debt trustee, and UBS AG (incorporated by reference to Exhibit 3 of UBS AG’s registration statement on Form 8-A/A, filed with the SEC on August 5, 2013).

4.5*	Fifth Supplemental Indenture, dated as of June 12, 2015, between U.S. Bank Trust National Association, as debt trustee, UBS AG, and UBS Switzerland AG (incorporated by reference to Exhibit 4.3 of UBS’s registration statement no. 333-204908).

4.6*	Debt Indenture, dated as of June 12, 2015, between UBS AG and U.S. Bank Trust National Association, as debt trustee, including form of senior debt securities (incorporated by reference to Exhibit 4.22 of UBS’s registration statement no. 333-204908).

4.7*	Form of ETRACS Alerian MLP Index ETN Series B due July 18, 2042 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 8, 2015).

4.8*	Form of 2xLeveraged Long ETRACS Wells Fargo® Business Development Company Index ETN Series B due May 24, 2041 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 8, 2015).

4.9*	Form of ETRACS Wells Fargo® Business Development Company Index ETN Series B due April 26, 2041 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 8, 2015).

4.10*	Form of ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN Series B due December 10, 2043 (incorporated by reference to Exhibit 3 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 25, 2019).

4.11*	Form of ETRACS Bloomberg Commodity index Total Return ETN Series B due October 31, 2039 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 25, 2019).

4.12*	Form of ETRACS Alerian MLP Infrastructure Index ETN Series B due April 2, 2040 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 8, 2015).

4.13*	Form of ETRACS Monthly Pay 2xLeveraged Mortgage REIT ETN Series B due October 16, 2042 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 8, 2015).

4.14*	Form of ETRACS UBS Bloomberg Constant Maturity Commodity index (CMCI) Total Return ETN Series B due April 5, 2038 (incorporated by reference to Exhibit 2 of UBS AG’s registration statement on Form 8-A filed with the SEC on October 8, 2015).

Part II

Exhibit No.	Description

5.1	Opinion of Sullivan & Cromwell LLP as to the validity of the Series B ETNs (New York law).

5.2*	Opinion of Homburger AG as to the validity of the Series B ETNs and certain other matters (Swiss law).

8.1*	Opinion of Sullivan & Cromwell LLP as to United States federal tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2*	Consent of Homburger AG (included in Exhibit 5.2).

23.3*	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

23.4*	Consent of Ernst & Young Ltd.

24.1*	Powers of Attorney for UBS AG.

25.1*	Form T-1 Statement of Eligibility of Debt Trustee for UBS AG (June 12, 2015 Indenture).

99.1	Letter of Instruction.

*	Previously filed

Item 22.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Part II

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(e), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Part II

(f)    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Part II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, in the State of Connecticut, on December 5, 2019.

UBS AG

By:	/s/ David Kelly
Name: David Kelly
Title: Managing Director

By:	/s/ Todd Tuckner
Name: Todd Tuckner
Title: Group Controller/Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 5, 2019.

Name	Title

* Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)

* Kirt Gardner	Group Chief Financial Officer (principal financial officer)

* Todd Tuckner	Group Controller and Chief Accounting Officer (principal accounting officer)

* Axel A. Weber	Chairman and Member of the Board of Directors

* David Sidwell	Vice Chairman and Member of the Board of Directors

* Jeremy Anderson	Member of the Board of Directors

* Reto Francioni	Member of the Board of Directors

* Julie G. Richardson	Member of the Board of Directors

* Isabelle Romy	Member of the Board of Directors

Part II

Name	Title

* Robert W. Scully	Member of the Board of Directors

* Beatrice Weder di Mauro	Member of the Board of Directors

*By:	/s/ David Kelly
David Kelly, as attorney-in-fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of UBS AG in the United States, in the City of Stamford, State of Connecticut, on December 5, 2019.

By:	/s/ David Kelly
David Kelly, as Authorized Representative